UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-01)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☑ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

EDGAR ONLINE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share, Series B Preferred Stock, par value $0.01 per share and Series C Preferred Stock, par value $0.01 per share

2)	Aggregate number of securities to which transaction applies:

36,799,983 shares of Common Stock, 120,000 shares of Series B Preferred Stock and 87,016 shares of Series C Preferred Stock

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (A) 34,981,390 shares of Common Stock, including restricted stock, multiplied by $1.092 per share; (B) 1,818,593 shares of Common Stock underlying options with exercise prices below $1.092 multiplied by $0.202 (which is the difference between $1.092 and the weighted average exercise price of $0.89 per share); (C) 120,000 shares of Series B Preferred Stock, multiplied by $171.875 per share; and (D) 87,016 shares of Series C Preferred Stock, multiplied by $158.790 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001146 by the sum of the preceding sentence.

4)	Proposed maximum aggregate value of transaction:

$73,009,304.31

5)	Total fee paid:

$8,366.87

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

EDGAR Online, Inc.

11200 Rockville Pike, Suite 310

Rockville, Maryland 20852

Telephone number: (301) 287-0300

Dear Stockholder:

You are cordially invited to attend the special meeting of the stockholders of EDGAR Online, Inc., a Delaware corporation (“EDGAR Online”), which will be held at [    —    ], on [    —    ], [    —    ], 2012, at [    —    ], local time.

On May 21, 2012, we entered into a merger agreement providing for the acquisition of EDGAR Online by R.R. Donnelley & Sons Company, a Delaware corporation (“RR Donnelley”), by way of a merger of a wholly-owned subsidiary of RR Donnelley into EDGAR Online. If the merger is completed, you will be entitled to receive (i) $1.092 per share in cash, without interest and less any applicable withholding taxes, for each share of EDGAR Online Common Stock (which we refer to as “EDGAR Online Common Stock” or the “Common Stock”) you own as of the effective time of the merger; (ii) $171.875 per share in cash, without interest and less any applicable withholding taxes, for each share of Series B Convertible Preferred Stock (which we refer to as “Series B Stock”) you own as of the effective time of the merger; and (iii) $158.790 per share in cash, without interest and less any applicable withholding taxes, for each share of Series C Convertible Preferred Stock (which we refer to as “Series C Stock”) you own as of the effective time of the merger. The total amount expected to be paid in the merger in respect of our outstanding Common Stock, Series B Stock and Series C Stock and vested equity awards is approximately $73.0 million. At the special meeting, you will be asked to adopt the merger agreement, which contemplates the merger of a wholly-owned subsidiary of RR Donnelley with and into EDGAR Online, as a result of which EDGAR Online will become a wholly-owned subsidiary of RR Donnelley.

In connection with the merger, our Board of Directors formed a special committee of the Board of Directors composed of independent directors to, among other things, evaluate and make a recommendation to our Board of Directors with respect to the merger. The special committee and our Board of Directors (acting upon the unanimous recommendation of the special committee) have unanimously approved the merger agreement and the merger, and have determined that the merger agreement and the merger are advisable, fair to and in the best interests of the Company’s stockholders. Therefore, the special committee and our Board of Directors unanimously recommend that you vote “FOR” the adoption of the merger agreement.

The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting. We encourage you to read the entire proxy statement carefully because it explains the proposed merger, the documents related to the merger and other related matters, including the conditions to the completion of the merger. You may also obtain more information about EDGAR Online from documents we have filed with the Securities and Exchange Commission.

Your vote is very important, regardless of the number of shares of EDGAR Online stock you own. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of holders of at least a majority of the outstanding voting power of our Common Stock, Series B Stock (voting on an as-converted to Common Stock basis), and Series C Stock (voting on an as-converted to Common Stock basis), voting together as a single class. If you fail to vote on the adoption of the merger agreement, the effect will be the same as a vote against the adoption of the merger agreement.

If your shares of EDGAR Online Common Stock, Series B Stock, or Series C Stock are held in street name by your broker, dealer, commercial bank, trust company or other nominee, your broker, dealer, commercial bank, trust company or other nominee will be unable to vote your shares of EDGAR Online Common Stock, Series B Stock, or Series C Stock without instructions from you. You should instruct your bank, brokerage firm or other nominee as to how to vote your shares of EDGAR Online Common Stock, Series B Stock, or Series C Stock following the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your broker, dealer, commercial bank, trust company or other nominee to vote your shares of EDGAR Online Common Stock, Series B Stock, or Series C Stock “FOR” the adoption of the merger agreement will have the same effect as voting against the adoption of the merger agreement.

In connection with the merger agreement, the holder of all of the outstanding shares of Series B Stock, and certain holders of Series C Stock, who as of the close of business on [    —    ], 2012, the record date for the special meeting, beneficially owned and are entitled to vote, in the aggregate, approximately 34.1% of our outstanding voting power, including on an as-converted basis the number of shares of common stock into which the Series B Stock and Series C Stock were convertible as of such date and taking into account certain terms of the Series B Stock that prohibit holders of the Series B Stock from voting shares in excess of 19.9% of the voting power of all the Company’s then outstanding shares of stock, entered into voting agreements under which such holders agreed to vote, and appointed RR Donnelley as their proxy to vote, all shares of Company Stock held by such holders in favor of the adoption of the merger agreement and against any acquisition proposal.

Please do not send your EDGAR Online stock certificates to us at this time. If the merger is completed, you will be sent instructions regarding surrender of your certificates.

Whether or not you expect to attend the special meeting in person, we urge you to submit your proxy as promptly as possible (1) through the Internet, (2) by telephone or (3) by marking, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. If you receive more than one proxy card because you own shares that are registered differently, please vote all of your shares shown on all of the proxy cards.

If you are a stockholder of record of EDGAR Online, voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

We look forward to seeing you at the special meeting.

Sincerely,
Robert J. Farrell
President and Chief Executive Officer

[    —    ], 2012

This proxy statement is dated [    —    ], 2012 and is first being mailed to EDGAR Online stockholders on [    —    ], 2012.

EDGAR ONLINE, INC.

11200 Rockville Pike, Suite 310

Rockville, Maryland 20852

Telephone number: (301) 287-0300

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [    —    ], 2012

A special meeting of the stockholders of EDGAR Online, Inc., a Delaware corporation (“EDGAR Online”), will be held at [    —    ], on [    —    ], [    —    ], 2012, at [    —    ], local time, for the following purposes:

1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger (the “merger agreement”), dated as of May 21, 2012, among EDGAR Online, R.R. Donnelley & Sons Company (“RR Donnelley”), and Leo Acquisition Sub, Inc., a wholly-owned subsidiary of RR Donnelley (“Merger Sub”), which contemplates the merger of Merger Sub with and into EDGAR Online, with EDGAR Online continuing as the surviving corporation. Pursuant to the merger agreement, (i) each share of Common Stock of EDGAR Online (which we refer to as the “Common Stock”) outstanding immediately prior to the effective time of the merger (other than shares held by RR Donnelley, EDGAR Online or any of their subsidiaries and by stockholders, if any, who validly perfect their appraisal rights under Section 262 of the Delaware General Corporation Law (the “DGCL”)) will be converted into the right to receive $1.092 per share in cash, without interest and less any applicable withholding taxes; (ii) each share of Series B Convertible Preferred Stock (which we refer to as the “Series B Stock”) outstanding immediately prior to the effective time of the merger (other than shares held by RR Donnelley, EDGAR Online or any of their subsidiaries and by stockholders, if any, who validly perfect their appraisal rights under Section 262 of the DGCL) will be converted into the right to receive $171.875 per share in cash, without interest and less any applicable withholding taxes; and (iii) each share of Series C Convertible Preferred Stock (which we refer to as the “Series C Stock”) outstanding immediately prior to the effective time of the merger (other than shares held by RR Donnelley, EDGAR Online or any of their subsidiaries and by stockholders, if any, who validly perfect their appraisal rights under Section 262 of the DGCL) will be converted into the right to receive $158.790 per share in cash, without interest and less any applicable withholding taxes.

2. To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement referred to in Proposal 1 set forth above.

3. To consider and vote upon a non-binding proposal regarding certain merger-related executive compensation payments to our named executive officers.

For more information about the merger, please review the accompanying proxy statement and the merger agreement attached thereto as Appendix A.

In connection with the merger, our Board of Directors formed a special committee of the Board of Directors composed of independent directors to, among other things, evaluate and make a recommendation to our Board of Directors with respect to the merger. The special committee and our Board of Directors (acting upon the unanimous recommendation of the special committee), after careful consideration, have unanimously approved the merger agreement and the merger, and have determined that the merger agreement and the merger are advisable, fair to and in the best interests of the stockholders of EDGAR Online. Therefore, the special committee and our Board of Directors unanimously recommend that you vote “FOR” the adoption of the merger agreement.

Your vote is very important, regardless of the number of shares of stock that you own. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding voting power of EDGAR Online Common Stock, Series B Stock (voting on an as-converted to Common Stock basis), and Series C Stock (voting on an as-converted to Common Stock basis), voting together as a single class, that are entitled to vote at the special meeting. The proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies, requires the affirmative vote of at least a majority of the votes cast affirmatively or negatively by the holders of the outstanding shares of our Common Stock, Series B Stock (on an as-converted to Common Stock basis), and Series C Stock (on an as-converted to Common Stock basis), voting together as a single class, if a quorum is present. In the absence of a quorum, then holders of a majority of the aggregate voting power of our Common Stock, Series B Stock (voting on an as-converted to Common Stock basis), and Series C Stock (voting on an as-converted to Common Stock basis), voting as a single class, present at the special meeting or represented by proxy and entitled to vote on the matter, may adjourn the special meeting. The proposal to approve the non-binding proposal regarding certain merger-related executive compensation payments to our named executive officers requires the affirmative vote of at least a majority of the votes cast affirmatively or negatively by the holders of the outstanding shares of our Common Stock, Series B Stock (on an as-converted to Common Stock basis), and Series C Stock (on an as-converted to Common Stock basis), voting together as a single class.

Only holders of record of shares of EDGAR Online Common Stock, Series B Stock and Series C Stock at the close of business on [    —    ], 2012, the record date for the special meeting (the “Record Date”), are entitled to notice of the special meeting and to vote at the special meeting and at any adjournment of the special meeting. All stockholders of record are cordially invited to attend the special meeting in person.

In connection with the merger agreement, the holder of all of the outstanding shares of Series B Stock, and certain holders of Series C Stock, who as of the close of business on [    —    ], 2012, the record date for the special meeting, beneficially owned and are entitled to vote, in the aggregate, approximately 34.1% of our outstanding voting power, including on an as-converted basis the number of shares of common stock into which the Series B Stock and Series C Stock were convertible as of such date and taking into account certain terms of the Series B Stock that prohibit holders of the Series B Stock from voting shares in excess of 19.9% of the voting power of all the Company’s then outstanding shares of stock, entered into voting agreements under which such holders agreed to vote, and appointed RR Donnelley as their proxy to vote, all shares of Company Stock held by such holders in favor of the adoption of the merger agreement and against any acquisition proposal.

Whether or not you expect to attend the special meeting in person, we urge you to submit your proxy as promptly as possible (1) through the Internet, (2) by telephone or (3) by marking, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. Prior to the vote, you may revoke your proxy in the manner described in the proxy statement. Your failure to vote will have the same effect as a vote against the adoption of the merger agreement.

Stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of EDGAR Online Common Stock, Series B Stock and Series C Stock if the merger is completed, but only if they perfect their appraisal rights by complying with all of the required procedures under Section 262 of the Delaware General Corporation Law, which are summarized in the accompanying proxy statement. The holders of Series B Stock and Series C Stock who are parties to the voting agreements described above have agreed not to exercise their rights of appraisal in connection with the merger.

By Order of the Board of Directors,
Steven Friedman,
Secretary

[    —    ], 2012

SUMMARY VOTING INSTRUCTIONS

Ensure that your shares of EDGAR Online Common Stock, Series B Stock or Series C Stock can be voted at the special meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

If your shares of EDGAR Online Common Stock, Series B Stock or Series C Stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee: check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company or other nominee in order to obtain directions as to how to ensure that your shares of EDGAR Online Common Stock, Series B Stock and Series C Stock are voted at the special meeting.

If your shares of EDGAR Online Common Stock, Series B Stock or Series C Stock are registered in your name: submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of EDGAR Online Common Stock, Series B Stock or Series C Stock can be voted at the special meeting.

Instructions regarding telephone and Internet voting are included on the proxy card.

The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to adopt the merger agreement, the proposal to adjourn the special meeting, the non-binding proposal regarding certain merger-related executive compensation payments to our named executive officers and, if necessary or appropriate, to solicit additional proxies.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy material, please contact:

Okapi Partners LLC

437 Madison Ave, 28th Floor

New York, NY 10022

(212) 297-0720, Toll Free: (877) 259-6290

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SUMMARY

The following summary highlights selected information in this proxy statement regarding substantive matters about the merger, the merger agreement and the special meeting and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its appendices and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. See “Where Stockholders Can Find More Information” beginning on page 81 of this proxy statement.

In this proxy statement, the terms “we,” “us,” “our,” “EDGAR Online” and the “Company” refer to EDGAR Online, Inc. and, where appropriate, its subsidiaries. We refer to R.R. Donnelley & Sons Company as “RR Donnelley”; and Leo Acquisition Sub, Inc. as “Merger Sub.” When we refer to the “merger agreement” we mean the Agreement and Plan of Merger, dated as of May 21, 2012, among EDGAR Online, RR Donnelley and Merger Sub. We refer to the proposed merger of Merger Sub with and into EDGAR Online as the “merger.”

•	Parties Involved in the Proposed Transaction (Page 19)

EDGAR Online, Inc.

11200 Rockville Pike, Suite 310

Rockville, Maryland 20852

Telephone number: (301) 287-0300

EDGAR Online (NASDAQ:EDGR) provides financial data, analytics and disclosure management solutions to help corporations and institutional investors facilitate compliance and management of regulatory disclosure filings. In addition to developing a variety of unique as-reported and normalized data sets, EDGAR Online is an industry leader in XBRL (eXtensible Business Reporting Language) processing. Thousands use the company’s solutions, including U.S. public companies, mutual funds, leading financial analysts and institutional investors, as well as global regulators such as the Federal Deposit Insurance Corporation, Banque de France and the U.S. Securities and Exchange Commission. The company delivers its solutions, including ActiveXBRL software solutions, through an extensive network of partners, including Business Wire, LexisNexis®, NASDAQ OMX, Oracle, PR Newswire, RR Donnelley and SAP.

Detailed descriptions of EDGAR Online’s business and financial results are contained in our Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference into this proxy statement. See “Where Stockholders Can Find More Information” beginning on page 81 of this proxy statement.

R.R. Donnelley & Sons Company

111 South Wacker Drive

Chicago, Illinois 60606

Telephone number: (312) 326-8000

RR Donnelley (NASDAQ:RRD) is a global provider of integrated communications.

Leo Acquisition Sub, Inc.

c/o R.R. Donnelley & Sons Company

111 South Wacker Drive

Chicago, Illinois 60606

Telephone number: (312) 326-8000

Merger Sub, a newly-formed Delaware corporation, was formed by RR Donnelley for the sole purpose of entering into the merger agreement and completing the merger contemplated by the merger agreement. Merger Sub is wholly-owned by RR Donnelley and has not engaged in any business except in anticipation of the merger.

•	The Merger (Page 25)

You are being asked to vote to adopt the merger agreement, pursuant to which EDGAR Online will be acquired by RR Donnelley. The acquisition will be effected by the merger of Merger Sub, a wholly-owned subsidiary of RR Donnelley, with and into EDGAR Online, with EDGAR Online surviving as a wholly-owned subsidiary of RR Donnelley. At the effective time of the merger, each share of the Company’s Series B Preferred Stock, referred to as the Series B Stock, Series C Preferred Stock, referred to as the Series C Stock and common stock, referred to as the common stock, issued and outstanding immediately prior to such time (except for those owned by RR Donnelley, Merger Sub, the Company or any of their respective subsidiaries or held by the Company in treasury) will be automatically cancelled and converted into the right to receive $171.875, $158.79, and $1.092, in cash, respectively, without interest, on the terms and subject to the conditions set forth in the merger agreement, such $1.092 per share cash consideration referred to as the Common Stock consideration. The Series B Preferred Stock, Series C Preferred Stock and Common Stock are collectively referred to as the Company Stock.

The parties currently expect to complete the merger during the third quarter of 2012, subject to satisfaction of the conditions described under “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 64.

A copy of the merger agreement is attached as Appendix A to this proxy statement. You are encouraged to read the merger agreement carefully in its entirety because it is the legal agreement that governs the merger.

•	Treatment of Options in the Merger (Page 55)

The merger agreement provides that each outstanding stock option of the Company, whether vested or unvested, will be cancelled at the effective time of the merger, and each holder of any such option with an exercise price below $1.092 will be entitled to receive in consideration for such cancellation an amount in cash (subject to reduction for any applicable withholding taxes) equal to (i) the number of shares of Common Stock underlying the option multiplied by (ii) the difference between (A) $1.092 per share in cash, without interest, and (B) the exercise price per share of such option. All other outstanding Company stock options will be cancelled without any present or future right to receive any option consideration. The option consideration will only be payable if, when and to the extent it is greater than $0.

•	Recommendation of our Board of Directors and Special Committee (Page 33)

In connection with the merger, our Board of Directors formed a special committee of the Board of Directors composed of independent directors to, among other things, evaluate and make a recommendation to our Board of Directors with respect to the merger. The special committee consisted of the following independent directors: Eric Herr, Mark Maged, Alfred Berkeley and Harry Copperman. Our Board of Directors (acting upon the unanimous recommendation of the special committee), after careful consideration, have unanimously: (i) determined that the merger agreement and the merger, are advisable, fair to and in the best interests of the stockholders of the Company, (ii) approved and declared advisable the execution, delivery and performance of the merger agreement and the merger, (iii) recommended that our stockholders vote “FOR” adoption of the merger agreement, (iv) recommended that our stockholders vote “FOR” the approval of any proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies in the event that there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting, and (v) recommend that our stockholders vote “FOR” the approval of the non-binding proposal regarding certain merger-related executive compensation payments to our named executive officers.

For a discussion of the material factors considered by the special committee and our Board of Directors in reaching their decision to adopt the merger agreement and approve the consummation of the transactions contemplated by the merger agreement, including the merger, as well as the reasons for the merger, see “The Merger—Reasons for the Merger; Recommendation of Our Board of Directors and Special Committee” beginning on page 33.

•	Opinion of the Company’s Financial Advisor (Page 36)

In connection with the merger, the Company’s financial advisor, Oppenheimer & Co. Inc., referred to as Oppenheimer, delivered a written opinion, dated May 21, 2012, to the Company’s Board of Directors as to the fairness, from a financial point of view and as of such date, of the Common Stock consideration to be received in the merger by holders of Common Stock. The full text of Oppenheimer’s written opinion, dated May 21, 2012, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Appendix B. Oppenheimer’s opinion was provided for the use of the Company’s Board of Directors (in its capacity as such) in connection with its evaluation of the Common Stock consideration from a financial point of view and did not address any other terms, aspects or implications of the merger, including, without limitation, the form or structure of the merger, the fairness or allocation of any consideration received in the merger by holders of any class of the Company’s preferred stock or any term, aspect or implication of any voting agreements or other agreement, arrangement or understanding entered into in connection with the merger or otherwise. Oppenheimer expressed no view as to, and its opinion did not address, the underlying business decision of the Company to proceed with or effect the merger or the relative merits of the merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Oppenheimer’s opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the merger or otherwise.

•	Voting Agreements (Page 69)

In connection with the merger agreement, the Company and RR Donnelley entered into voting agreements, referred to as the voting agreements, with Bain Capital Venture Integral Investors, LLC, benefical owner of all the outstanding shares of Series B Stock, and certain holders of Series C Stock. As of the close of business on [    —    ], 2012, the record date for the special meeting, such holders beneficially owned and are entitled to vote, in the aggregate, approximately 34.1% of our outstanding shares, including on an as-converted basis the number of shares of common stock into which the Series B Stock and Series C Stock were convertible as of such date and taking into account the provision set forth in the Certificate of Designation establishing the Series B Stock that limits the number of shares of Common Stock into which the Series B Stock can be converted into the number of shares of Common Stock that would, following such conversion, cause the holder of the Series B Stock electing such conversion to own, in the aggregate, shares of Common Stock representing 19.9% of all the then issued and outstanding shares of the Company’s voting power. Under the terms of the voting agreements, each such holder of Series B Stock or Series C Stock has agreed to vote, and has appointed RR Donnelley as its proxy to vote, all shares of Company Stock held by such holder in favor of the adoption of the merger agreement and against any acquisition proposal.

In addition, in connection with the merger agreement, each of the stockholders party to the voting agreements, being holders of all of the outstanding shares of Series B Stock and a majority of the Series C Stock, approved and adopted resolutions consenting to the execution, delivery and performance by the Company of the merger agreement and the merger.

For a discussion of the voting agreements, see “Voting Agreements” beginning on page 69.

•	No Financing Condition (Page 42)

The merger agreement does not contain any financing-related closing condition. EDGAR Online and RR Donnelley estimate that the total amount of funds necessary to pay the merger consideration is approximately $73.0 million, and RR Donnelley has represented in the merger agreement that it will have sufficient cash available to pay the aggregate merger consideration at the effective time of the merger.

•	Interests of Our Directors and Executive Officers in the Merger (Page 44)

As of the close of business on [    —    ], 2012, the record date for the special meeting (the “Record Date”), our current directors and executive officers beneficially owned and are entitled to vote, in the aggregate, [    —    ] shares of our Common Stock, representing approximately [    —    ]% of our outstanding shares. In addition, certain members of the Board of Directors are affiliated with entities that own all of the Series B Stock and 91.9% of the Series C Stock.

In considering the unanimous recommendation of our Board of Directors, you should be aware that our directors and executive officers have interests in the merger that are different from, and in addition to, your interests as a stockholder and that may present actual or potential conflicts of interest. Our Board of Directors was aware of these interests and considered that these interests may be different from, and in addition to, the interests of our stockholders generally in approving the merger agreement and the merger, and in determining to recommend that our stockholders vote for adoption of the merger agreement. These interests include, among others:

•	accelerated vesting of equity awards in certain specified instances;

•

Robert Farrell, our President and Chief Executive Officer, will be entitled to accelerated vesting in 1,379,324 shares of restricted Common Stock at the effective time of the merger. Mr. Farrell also will be entitled to receive (along with certain other payments) a cash payment equal to the value of an additional 1,149,437 shares of restricted Common Stock (determined as of the effective time of the merger) if he terminates employment for “good reason,” or if his employment is terminated by the Company, at any time following the effective time of the merger;

•	David Price, our Chief Financial Officer and Chief Operating Officer, will be entitled to accelerated vesting in 300,000 shares of restricted Common Stock at the effective time of the merger; and

•	continued indemnification and liability insurance for our directors and officers following completion of the merger.

For a discussion of these and other interests of our directors and executive officers, see “The Merger—Interests of EDGAR Online’s Directors and Executive Officers in the Merger” beginning on page 44.

•	Solicitations (Page 60)

Subject to certain exceptions, the merger agreement precludes the Company from soliciting or engaging in discussions or negotiations with a third party with respect to a proposal to acquire a significant interest in the Company’s equity or assets. Notwithstanding such restrictions, the merger agreement provides that at any time before the adoption of the merger agreement by the Company’s stockholders, the Company may provide information to and engage in discussions with third parties from whom the Company has received a written, bona fide acquisition proposal that was not solicited in violation of the merger agreement, so long as the Board of Directors, after consultation with its financial advisor and outside legal counsel, determines in good faith that such proposal constitutes or would reasonably be expected to lead to a superior proposal (as described in “The Merger Agreement — No Solicitation of Acquisition Proposals”) and, after consultation with outside legal counsel, that the failure to take such actions would be inconsistent with its fiduciary duties to the Company’s stockholders. In such event, the Company may negotiate with the person making such acquisition proposal and provide information to such person.

•	Conditions to the Completion of the Merger (Page 64)

Our obligations and the obligations of RR Donnelley and Merger Sub to consummate the merger are subject to the satisfaction at or before the effective time of the merger of the following principal conditions, among others:

•	adoption of the merger agreement by our stockholders;

•	absence of legal prohibitions on completion of the merger;

•

expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, referred to as the HSR Act, and obtaining any other required governmental approvals;

•	the accuracy of the representations and warranties made by the other party in the merger agreement, subject to customary materiality qualifiers; and

•	the other party’s compliance in all material respects with obligations and pre-closing covenants contained in the merger agreement, subject to customary materiality qualifiers.

In addition, the obligations of RR Donnelley and Merger Sub to consummate the merger are subject to the satisfaction or waiver at or before the effective time of the merger of the following principal conditions, among others:

•

no material adverse effect on us shall have occurred, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, has had or would reasonably be expected to have a material adverse effect on us; and

•	no more than 15% of the outstanding shares of Company Stock as of the closing date of the merger elect to exercise appraisal rights.

•	Merger Agreement Termination Provisions; Termination Fees (Page 66)

The merger agreement may be terminated at any time before the effective time of the merger, whether before or after adoption of the merger agreement by our stockholders:

•	by mutual written consent of RR Donnelley and the Company;

•	by either RR Donnelley or the Company if:

•	a governmental entity or court permanently enjoins or otherwise prohibits the completion of the merger;

•	the Company’s special meeting concludes without the approval of our stockholders to adopt the merger agreement;

•

the closing has not occurred on or prior to October 31, 2012, subject to an extension to December 31, 2012 by either RR Donnelley or the Company if all of the conditions to closing are satisfied other than expiration or termination of the waiting period under the HSR Act; or

•

the other party breaches or fails to perform any representation, warranty or covenant or other agreements of such party under the merger agreement that would cause the conditions to closing not to be satisfied and the breach or failure has not been or is incapable of being cured by such party within 30 calendar days after written receipt of notice of the breach from the other party;

•	by RR Donnelley, if:

•	the Company or any of our subsidiaries materially breaches any of our obligations in the merger agreement to not solicit any acquisition proposals; or

•

at any time prior to the receipt of approval of our stockholders, if our Board of Directors or any committee of our Board of Directors (1) makes an Adverse Recommendation Change (as defined in “The Merger Agreement—No Solicitation of Acquisition Proposals” beginning on page 60) (whether or not permitted to do so under the terms of this Agreement), (2) adopts, approves, publicly recommends or enters into any agreement for an acquisition proposal other than the merger, (3) fails to publicly reaffirm its recommendation of the merger agreement within ten (10) business days following receipt of a written request by RR Donnelley to provide such reaffirmation following the public announcement of an acquisition proposal, (4) fails to include in our proxy statement our Board of Director’s recommendation or we include in our proxy statement any proposal to vote upon or consider any acquisition proposal other than the merger, or (5) fails to recommend against a competing tender offer or exchange offer for ten percent (10%) or more of any class of our outstanding capital stock within five (5) Business Days after commencement of such offer;

•	by the Company, if:

•

prior to the receipt of approval of our stockholders, in order to enter into a definitive agreement to effect a Superior Proposal (as defined in “The Merger Agreement—No Solicitation of Acquisition Proposals” beginning on page 60) immediately following an Adverse Recommendation Change by our Board of Directors if we comply with the requirements of the merger agreement related thereto and pay the termination fee to RR Donnelley prior to or simultaneously with such termination.

Under certain circumstances resulting in the termination of the merger agreement, we will be required to pay a termination fee of up to $2.75 million to RR Donnelley.

•	Material U.S. Federal Income Tax Consequences (Page 48)

Generally, the merger will be taxable to our stockholders who are U.S. persons for U.S. federal income tax purposes. A holder of EDGAR Online Common Stock, Series B Stock or Series C Stock receiving cash in the merger that is a U.S. person generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received and the holder’s adjusted tax basis in our Common Stock, Series B Stock and Series C Stock surrendered. You should consult your own tax advisor for a full understanding of how the merger will affect your particular tax consequences.

•	Regulatory Matters (Page 48)

The merger is subject to review under the HSR Act by the Federal Trade Commission, referred to as the FTC, and the Antitrust Division of the U.S. Department of Justice, referred to as the DOJ. The required notifications were filed on June 6, 2012 by the Company and RR Donnelley, and the initial statutory waiting period under the HSR Act will expire on July 6, 2012 at 11:59 p.m., Eastern Time, unless it is terminated earlier by the FTC and the DOJ or is extended if the FTC or the DOJ requests additional information or documentary material.

•	Dissenters’ Rights of Appraisal (Page 51)

Under Delaware law, if you do not vote in favor of the proposal to adopt the merger agreement and take or refrain from taking certain other actions, you will be entitled to seek appraisal rights in connection with the merger. You will have the right, under and assuming full compliance with Delaware law, to have the fair value of your shares of EDGAR Online common stock determined by the Court of Chancery of the State of Delaware, referred to as the Delaware Court, and to receive such fair value, together with interest, if any, as determined by the Delaware Court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement.

Merely voting against the merger agreement will not protect your rights to an appraisal, which requires all the steps provided under Delaware law. See “The Merger—Dissenters’ Rights of Appraisal” beginning on page 51. The relevant section of Delaware law regarding appraisal rights, Section 262 of the Delaware General Corporation Law, regarding appraisal rights is reproduced and attached as Appendix C to this proxy statement.

If you vote for the adoption of the merger agreement, you will be deemed to have waived your rights to seek appraisal of your shares of EDGAR Online common stock under Delaware law. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the Delaware General Corporation Law.

The holders of Series B Stock and Series C Stock who are parties to the Voting Agreements have agreed not to exercise their rights of appraisal in connection with the merger.

•	Litigation Related to the Merger (Page 50)

Following the announcement of the merger agreement on May 22, 2012, three purported stockholders of EDGAR Online initiated legal actions challenging the merger.

On May 24, 2012, purported stockholder Brad Shifrin filed a putative class action complaint in the Circuit Court for Montgomery County, Maryland, in an action styled Brad Shifrin, individually and on behalf of all others similarly situated v. EDGAR Online Inc., John M. Connolly; Robert Farrell; Mark Maged; Jeffrey Schwartz; Alfred Berkeley; Barry Schuler; Eric Herr, Harold D. Copperman; R.R. Donnelley & Sons Company; and Leo Acquisition Sub Inc., Case Number 363444.

On May 29, 2012, purported stockholder Guy Trettel filed a putative class action complaint in the Court of Chancery of the State of Delaware, in an action styled Guy Trettel, individually and on behalf of all others similarly situated v. Robert Farrell; John Connolly; Mark Maged; Alfred Berkeley; Harold Copperman; Eric Herr; Barry Schuler; Jeffrey Schwartz; R.R. Donnelley & Sons Company; Leo Acquisition Sub Inc.; and EDGAR Online Inc., Case Number 7573.

On May 29, 2012, purported stockholder Avraham Yacobi filed a putative class action complaint in the Circuit Court for Montgomery County, Maryland, in an action styled Avraham Yacobi, individually and on behalf of all others similarly situated v. EDGAR Online Inc., John M. Connolly; Robert J. Farrell; Mark Maged; Alfred R. Berkeley III; Eric B. Herr; Barry Schuler; Jeffrey Schwartz; R.R. Donnelley & Sons Company; and Leo Acquisition Sub Inc., Case Number 363644.

On June 8, 2012, plaintiffs in the two Maryland actions filed motions seeking to appoint Interim Co-Lead Counsel for both class actions. On June 11, 2012, all parties to the two Maryland actions stipulated and agreed to consolidate the actions and filed a joint motion with the Court requesting consolidation.

Collectively, the complaints allege direct and derivative claims that EDGAR Online’s directors breached their fiduciary duties by their actions in approving the merger agreement; and, that RR Donnelley and Merger Sub aided and abetted breaches of fiduciary duty. All actions request that the merger be enjoined, the merger agreement be rescinded and plaintiff’s counsel and experts’ fees be reimbursed. In addition, the Maryland actions assert claims against all defendants for declaratory relief under state law that defendants breached their fiduciary duties and that a vote on the merger should be enjoined and the merger rescinded.

While these cases are in their early stages, the defendants believe that these lawsuits are without merit, and intend to defend the lawsuits vigorously.

•	Considerations Relating to the Merger (Page 17)

In evaluating the merger or the merger agreement, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Considerations Relating to the Proposed Merger” beginning on page 17.

•	Fees and Expenses (Page 67)

Generally, all fees and expenses incurred in connection with the merger, merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses, subject to the specific exceptions discussed in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding procedural matters relating to the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a holder of EDGAR Online Common Stock. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully. See “Where Stockholders Can Find More Information” beginning on page 81.

Q:	Why am I receiving these materials?

A:	RR Donnelley and EDGAR Online have agreed to a merger, pursuant to which EDGAR Online will become a wholly-owned subsidiary of RR Donnelley and will no longer be a publicly held corporation. A copy of the merger agreement is attached to this proxy statement as Appendix A. EDGAR Online’s stockholders must vote to adopt the merger agreement before the merger can be completed, and EDGAR Online is holding a special meeting of its stockholders to enable them to vote on the adoption of the merger agreement.

You are receiving this proxy statement because you own shares of EDGAR Online Common Stock or preferred stock. This proxy statement contains important information about the proposed transaction and the special meeting, and you should read it carefully. The enclosed proxy card allows you to vote your shares of EDGAR Online Common Stock or preferred stock without attending the special meeting in person.

Q:	What will I receive in the merger?

A:	If the merger is completed, you will receive $1.092 per share in cash, without interest and less any applicable withholding taxes, for each share of EDGAR Online Common Stock that you own. For example, if you own 100 shares of EDGAR Online Common Stock, you will receive $109.20 in cash in exchange for your shares of EDGAR Online Common Stock, without interest and less any applicable withholding taxes. You will not be entitled to receive shares in the surviving corporation. You will receive $171.875 per share in cash, without interest and less any applicable withholding taxes, for each share of Series B Stock you own, and you will receive $158.790 per share in cash, without interest and less any applicable withholding taxes, for each share of Series C Stock you own.

Q:	How does the per share merger consideration compare to the market price of EDGAR Online Common Stock prior to announcement of the merger?

A:	The per share merger consideration payable to the holders of Common Stock represents a premium of approximately 52% over the closing price of the Common Stock on May 21, 2012, the last trading day prior to the public announcement of the merger agreement, and a premium of approximately 41% over the average closing share price of the Common Stock over the 30 trading days prior to the announcement of the merger.

Q:	When and where is the special meeting?

A:	The special meeting of our stockholders will be held at [ — ], on [ — ], [ — ], 2012, at [ — ], local time.

Q:	What am I being asked to vote on?

A:	You are being asked to consider and vote on the following proposals:

•	the adoption of the merger agreement;

•	the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and

•	certain merger-related executive compensation payments to our named executive officers.

Q:	How does the Company’s Board of Directors recommend that I vote on the proposals?

A:	Our Board of Directors unanimously recommends that you vote:

•	“FOR” the proposal to adopt the merger agreement;

•

“FOR” adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and

•	“FOR” the non-binding proposal regarding certain merger-related executive compensation payments to our named executive officers.

You should read “The Merger—Reasons for the Merger; Recommendation of Our Board of Directors and Special Committee” beginning on page 33 for a discussion of the factors that our Board of Directors and special committee considered in deciding to recommend the adoption of the merger agreement. See also “The Merger—Interests of EDGAR Online’s Directors and Executive Officers in the Merger—Interests of EDGAR Online’s Directors and Executive Officers in the Merger” beginning on page 44.

Q:	Who is entitled to vote?

A:	All holders of EDGAR Online Common Stock, Series B Stock and Series C Stock as of the close of business on [ — ], 2012, the record date for this solicitation, are entitled to receive notice of, attend and vote at, the special meeting, subject to the limitations set forth in the Company’s Certificate of Designations for the Series B Stock.

Q:	What voting rights do I have as a stockholder?

A:	On each matter to be voted on, holders of Common Stock have one vote for each outstanding share of Common Stock they own as of the Record Date. Holders of Series B Stock and Series C Stock outstanding as of the close of business on the Record Date will be entitled to vote on an as-converted to Common Stock basis each share held by them on the Record Date, subject to the provision set forth in the Certificate of Designation establishing the Series B Stock, that limits the number of shares of Common Stock into which the Series B Stock can be converted into the number of shares of Common Stock that would, following such conversion, cause the holder of the Series B Stock electing such conversion to own, in the aggregate, shares of Common Stock representing 19.9% of all the then issued and outstanding shares of the Company’s voting power. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the special meeting. On the Record Date, there were [ — ] shares of Common Stock outstanding and entitled to vote, 120,000 shares of Series B Stock outstanding and entitled to vote and 87,016 shares of Series C Stock outstanding and entitled to vote. As of the record date the Series B Stock, including accrued dividends, was convertible into an aggregate of [ — ] shares of Common Stock, but in accordance with the limitation on conversion, was convertible into a maximum of [ — ] shares of Common Stock. As of the record date the Series C Stock, including accrued dividends, was convertible into an aggregate of [ — ] shares of Common Stock. You may vote all shares you owned as of the record date. You are entitled to one vote per share of Common Stock, [ — ] votes per share for each share of Series B Stock, and [ — ] votes per share of Series C Stock you held as of the close of business on the Record Date.

Q:	How do I vote?

A:	If you are a stockholder of record, you can vote (i) in person at the special meeting, (ii) by telephone, (iii) over the Internet or (iv) by completing and submitting your proxy card.

If you are a stockholder of record, the proxy holders will vote your Common Stock, Series B Stock or Series C Stock, as the case may be, based on your directions. If you sign and return your proxy card, but do not properly direct how your Common Stock, Series B Stock or Series C Stock, as the case may be, should be voted, the proxy holders will vote “FOR” each of the three proposals listed in this proxy statement and will use their discretion on any other procedural matters that may be brought before the special meeting.

If you hold Common Stock, Series B Stock or Series C Stock, as the case may be, through a broker or nominee, you may vote in person at the special meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares. Your broker or nominee may provide separate voting instructions, if any, with the proxy statement. Your broker or nominee may provide proxy submission through the Internet or by telephone.

Q:	What vote of stockholders is required to adopt the merger agreement?

A:	For us to complete the merger, stockholders as of the close of business on the record date for the special meeting holding a majority of the outstanding voting power of EDGAR Online Common Stock, Series B Stock (voting on an as-converted to Common Stock basis) and Series C Stock (voting on an as-converted to Common Stock basis), voting together as a single class, entitled to vote at the special meeting, must vote “FOR” the adoption of the merger agreement.

On each matter to be voted on, holders of Common Stock have one vote for each outstanding share of Common Stock they own as of the Record Date. Holders of Series B Stock and Series C Stock outstanding as of the close of business on the Record Date will be entitled to vote on an as-converted to Common Stock basis each share held by them on the Record Date, subject to the provision set forth in the Certificate of Designation establishing the Series B Stock, that limits the number of shares of Common Stock into which the Series B Stock can be converted into the number of shares of Common Stock that would, following such conversion, cause the holder of the Series B Stock electing such conversion to own, in the aggregate, shares of Common Stock representing 19.9% of all the then issued and outstanding shares of the Company’s voting power. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the special meeting. On the Record Date, there were [    —    ] shares of Common Stock outstanding and entitled to vote, 120,000 shares of Series B Stock outstanding and entitled to vote and 87,016 shares of Series C Stock outstanding and entitled to vote. As of the record date the Series B Stock, including accrued dividends, was convertible into an aggregate of [    —    ] shares of Common Stock, but in accordance with the limitation on conversion, was convertible into a maximum of [    —    ] shares of Common Stock. You may vote all shares you owned as of the record date. You are entitled to one vote per share of Common Stock, [    —    ] votes per share for each share of Series B Stock, and [    —    ] votes per share of Series C Stock you held as of the close of business on the Record Date.

In connection with the merger agreement, the Company and RR Donnelley entered into voting agreements, referred to as the voting agreements, with Bain Capital Venture Integral Investors, LLC, beneficial owner of all the outstanding shares of Series B Stock, and certain holders of Series C Stock. As of the close of business on [     —    ], 2012, the record date for the special meeting, such holders beneficially owned and are entitled to vote, in the aggregate, approximately [    —    ]% of our outstanding shares, calculated to include on an as-converted basis the number of shares of common stock into which the Series B Stock and Series C Stock were convertible as of such date, subject in the case of the Series B Stock to the limitation on conversion described above. Under the terms of the voting agreements, each such holder of Series B Stock or Series C Stock has agreed to vote, and has appointed RR Donnelley as its proxy to vote, all shares of Company Stock held by such holder in favor of the adoption of the merger agreement and against any acquisition proposal.

In addition, in connection with the merger agreement, each of the stockholders party to the voting agreements, being holders of all of the outstanding shares of Series B Stock and a majority of the Series C Stock, approved and adopted resolutions consenting to the execution, delivery and performance by the Company of the merger agreement and the merger for purposes of the certificates of designation relating to those shares.

For a discussion of the voting agreements, see “Voting Agreements” beginning on page 69.

Q:	What vote of stockholders is required to adjourn the special meeting, if necessary or appropriate to solicit additional proxies at the special meeting?

A:	The proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies, requires the affirmative vote of at least a majority of the votes cast affirmatively or negatively by the holders of the outstanding shares of our Common Stock, Series B Stock (on an as-converted to Common Stock basis), and Series C Stock (on an as-converted to Common Stock basis), voting together as a single class, if a quorum is present. In the absence of a quorum, then holders of a majority of the aggregate voting power of our Common Stock, Series B Stock (voting on an as-converted to Common Stock basis), and Series C Stock (voting on an as-converted to Common Stock basis), voting as a single class, present at the special meeting or represented by proxy and entitled to vote on the matter, may adjourn the special meeting.

Q:	What vote of stockholders is required to approve the non-binding proposal regarding certain merger-related executive compensation payments to our named executive officers?

A:	The non-binding proposal regarding certain merger-related executive compensation payments to our named executive officers requires the affirmative vote of at least a majority of the votes cast affirmatively or negatively by the holders of the outstanding shares of our Common Stock, Series B Stock (on an as-converted to Common Stock basis), and Series C Stock (on an as-converted to Common Stock basis), voting together as a single class.

Q:	What does it mean if I get more than one proxy card?

A:	If you have shares of Company Stock that are registered differently or are in more than one account, you will receive more than one proxy card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

Q:	How do I vote without attending the special meeting?

A:	If your shares are registered in your name, you may vote by submitting your proxy and voting your shares by returning the enclosed proxy card, marked, signed and dated, in the postage-paid envelope provided, or by telephone or through the Internet by following the instructions included with the enclosed proxy card.

If you hold your shares through a broker, dealer, commercial bank, trust company or other nominee, which we refer to in this proxy statement as holding shares in “street name,” you should follow the separate voting instructions provided by the broker, dealer, commercial bank, trust company or other nominee with the proxy statement. If you do not instruct your broker, dealer, commercial bank, trust company or other nominee regarding the voting of your shares, your shares will not be voted and the effect will be the same as a vote “AGAINST” the adoption of the merger agreement.

Q:	How do I vote in person at the special meeting?

A:

If you are a stockholder of record of the Company, which we refer to in this proxy statement as a “registered stockholder,” you may attend the special meeting and vote your shares in person at the special meeting by giving us a signed proxy card or ballot before voting is closed. If you want to do that, please bring proof of identification with you. Even if you plan to attend the special meeting, we recommend that you vote your shares in advance as described above, so your vote will be counted even if you later decide not to attend.

If you hold your shares in “street name,” you may vote those shares in person at the special meeting only if you obtain and bring with you a signed proxy from the necessary nominee(s) giving you the right to vote the shares. To do this, you should contact your broker, dealer, commercial bank, trust company or other nominee.

Q:	Can I change my vote?

A:	You may revoke or change your proxy at any time before the vote is taken at the special meeting, except as otherwise described below. If you are the registered stockholder, you may revoke or change your proxy before it is voted by:

•	filing a notice of revocation, which is dated as of a later date than your proxy, with the Company’s Secretary;

•	submitting a signed and completed proxy card bearing a later date;

•

submitting a new proxy by telephone or through the Internet at a later time, but not later than 11:59 p.m. (Eastern Time) on [    —    ], 2012 (or if the special meeting is adjourned, not later than 11:59 p.m. (Eastern Time) on the date before the special meeting date); or

•	voting in person at the special meeting.

Simply attending the special meeting will not constitute revocation of a proxy. If your shares are held in “street name,” you should follow the instructions of your broker, dealer, commercial bank, trust company or other nominee regarding revocation or change of proxies. If your broker, dealer, commercial bank, trust company or other nominee allows you to submit voting instructions by telephone or through the Internet, you may be able to change your vote by submitting new voting instructions by telephone or through the Internet.

Q:	If my shares are held in “street name” by my broker, dealer, commercial bank, trust company or other nominee, will my nominee automatically vote my shares for me?

A:	No. You must provide voting instructions to your broker, dealer, commercial bank, trust company or other nominee on how to vote your shares of EDGAR Online Common Stock, Series B Stock or Series C Stock. If you do not provide your broker, dealer, commercial bank, trust company or other nominee with instructions on how to vote your shares, your shares of EDGAR Online Common Stock, Series B Stock or Series C Stock will not be voted, which will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement. Please refer to the voting instruction card used by your broker, dealer, commercial bank, trust company or other nominee to see if you may submit voting instructions using the Internet or telephone.

Q:	Is it important for me to vote?

A:	Yes, since we cannot complete the merger without the affirmative vote of the majority of the aggregate voting power of the shares of EDGAR Online Common Stock, Series B Stock and Series C Stock, voting together as a single class on an as-converted to Common Stock basis, outstanding on the Record Date, your failure to vote will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

Q:	What happens if I return my proxy card but I do not indicate how to vote?

A:

If you properly return your proxy card, but do not include instructions on how to vote, your shares of EDGAR Online Common Stock, Series B Stock or Series C Stock will be voted “FOR” the adoption of the merger agreement and “FOR” the approval of the special meeting adjournment proposal and “FOR” the approval of the non-binding proposal regarding certain merger-related executive compensation payments to our named executive officers. Our management does not currently intend to bring any other proposals to the special meeting, and under our Bylaws. If other matters requiring a vote of stockholders are nevertheless properly brought before the special meeting , the persons named in the enclosed proxy card will have the authority to vote the shares represented by duly executed proxies in their discretion.

Q:	What happens if I abstain from voting on a proposal?

A:	If you return your proxy card with instructions to abstain from voting on either proposal, your shares will be counted for determining whether a quorum is present at the special meeting. An abstention with respect to the proposal to adopt the merger agreement has the legal effect of a vote “AGAINST” the proposal to adopt the merger agreement. An abstention with respect to the proposal to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies at the special meeting will have no legal effect on the vote and will not be considered in determining whether the proposal has received the requisite stockholder vote. An abstention with respect to the non-binding proposal regarding certain merger-related executive compensation payments to our named executive officers will have no legal effect on the vote and will not be considered in determining whether the proposal has received the requisite stockholder vote.

Q:	What happens if I do not return a proxy card or otherwise do not vote?

A:	Your failure to return a proxy card or otherwise vote will mean that your shares will not be counted toward determining whether a quorum is present at the special meeting and will have the legal effect of a vote “AGAINST” the proposal to adopt the merger agreement. Such failure will have no legal effect with respect to the vote on the special meeting adjournment proposal or the non-binding proposal regarding certain merger-related executive compensation payments to our named executive officers.

Q:	What happens if I sell my shares before the special meeting?

A:	The record date of the special meeting is earlier than the special meeting and the date that the merger is expected to be completed. If you transfer your shares of EDGAR Online Common Stock, Series B Stock or Series C Stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive $1.092, $171.875 or $158.790, respectively, per share in cash, without interest and less applicable withholding taxes, to be received by our stockholders in the merger.

Q:	Will a proxy solicitor be used?

A:	Yes. The Company has engaged Okapi Partners LLC to assist in the solicitation of proxies for the special meeting and the Company estimates that it will pay them a fee of approximately $10,000, and will reimburse them for reasonable administrative and out-of-pocket expenses incurred in connection with the solicitation.

Q:	Who is paying for this proxy solicitation?

A:	The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay the expenses of persons holding Common Stock, Series B Stock or Series C Stock on behalf of others for sending proxy materials to their principals. In addition to solicitation of proxies by mail, our directors, officers and employees, without additional compensation, may solicit proxies by telephone, electronically via e-mail and personal interview. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Q:	If the merger is completed, how will I receive the cash for my shares?

A:	If the merger is completed, you will receive a letter of transmittal with instructions on how to send your stock certificates to the paying agent in connection with the merger. You will receive cash for your shares from the paying agent only after you comply with these instructions. If your shares of EDGAR Online Common Stock, Series B Stock or Series C Stock are held for you in “street name” by your broker, dealer, commercial bank, trust company or other nominee, you will receive instructions from your broker, dealer, commercial bank, trust company or other nominee as to how to effect the surrender of your “street name” shares and receive cash for such shares.

Q:	Should I send in my stock certificates now?

A:	No. Assuming the merger is completed, you will receive a letter of transmittal shortly thereafter with instructions informing you how to send your share certificates to the paying agent in order to receive the merger consideration, without interest and less applicable withholding taxes. You should use the letter of transmittal to exchange EDGAR Online stock certificates for the merger consideration that you are entitled to receive as a result of the merger. Do not send any stock certificates with your proxy.

Q:	When do you expect the merger to be completed?

A:	We currently expect to complete the merger promptly after stockholder approval is obtained. However, in addition to obtaining stockholder approval, all of the conditions to the merger must have been satisfied or waived. In the event all of the conditions to the merger are not satisfied or waived if and when stockholder approval is obtained, completion of the merger may still occur, but would be delayed.

Q:	What is householding and how does it affect me?

A:	The Securities and Exchange Commission permits companies to send a single set of certain disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the special meeting and proxy card. This householding process reduces the volume of duplicative information and reduces printing and mailing expenses. Therefore, only one set of proxy materials is being delivered to multiple security holders sharing an address, unless we have received contrary instructions from you or another person sharing your address. If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our proxy materials mailed to you, please submit a request to our proxy solicitor, Okapi Partners LLC, at the address and telephone number set forth on page i of this proxy statement and we will promptly send you the proxy materials. If you currently receive multiple copies of proxy materials at your address and would like to begin the householding process, you may request delivery of a single copy by submitting a request to Okapi Partners LLC at the address and telephone number set forth on page ii of this proxy statement.

Q:	Who can help answer my other questions?

A:	If you have more questions about the merger or the special meeting, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Okapi Partners LLC, our proxy solicitor, at (212) 297-0720 or toll free at (877) 259-6290. If your broker, dealer, commercial bank, trust company or other nominee holds your shares, you should also call your broker, dealer, commercial bank, trust company or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents to which we refer you in this proxy statement contains statements that are not historical facts and that are considered “forward-looking” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. Statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other words or expressions of similar meaning, may identify forward-looking statements. These forward-looking statements, include without limitation, those relating to future actions, strategies, future performance and future financial results. Although we believe that the expectations underlying these forward looking statements are reasonable, there are a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors set forth from time to time in our filings with the Securities and Exchange Commission, which we refer to as the “SEC.” In addition to other factors and matters contained or incorporated in this document, these statements are subject to risks, uncertainties and other factors, including, among others:

•

the current market price of our Common Stock may reflect a market assumption that the merger will occur, and a failure to complete the merger could result in a decline in the market price of our Common Stock;

•	the occurrence of any event, change or other circumstances that could give rise to a termination of the merger agreement;

•	under certain circumstances, we may have to pay a termination fee to RR Donnelley of up to $2.75 million;

•	the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the merger;

•	the inability to complete the merger due to the failure to obtain regulatory approval with respect to the merger;

•	the failure of the merger to close for any other reason;

•	our remedies against RR Donnelley with respect to certain breaches of the merger agreement may not be adequate to cover our damages;

•	the proposed transactions may disrupt current business plans and operations and there may be potential difficulties in attracting and retaining employees as a result of the announced merger;

•	due to restrictions imposed in the merger agreement, we may be unable to respond effectively to competitive pressures, industry developments and future opportunities;

•	the effect of the announcement of the merger on our business relationships, operating results and business generally; and

•	the costs, fees, expenses and charges we have incurred and may incur related to the merger, whether or not the merger is completed.

The foregoing sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. A more complete description of the risks applicable to us is provided in our filings with the SEC available at the SEC’s web site at http://www.sec.gov, including our most recent filings on Forms 10-Q and 10-K. Investors are cautioned not to place undue reliance on these forward-looking statements. Stockholders also should understand that it is not possible to predict or identify all risk factors and that neither this list nor the factors identified in our SEC filings should be considered a complete statement of all potential risks and uncertainties. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement.

CONSIDERATIONS RELATING TO THE PROPOSED MERGER

Set forth below are various risks relating to the proposed merger. The following is not intended to be an exhaustive list of the risks relating to the merger and should be read in conjunction with the other information in this proxy statement. In addition, you should refer to the section entitled “Risk Factors” in EDGAR Online’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated in this proxy statement by reference, for risks relating to EDGAR Online’s business, as supplemented with the following risk factors:

Failure to complete the merger could negatively impact the market price of EDGAR Online Common Stock.

If the merger is not completed for any reason, EDGAR Online will be subject to a number of material risks, including the following:

•	the market price of EDGAR Online Common Stock may decline;

•

costs relating to the merger, such as legal, accounting and financial advisory fees, and, in specified circumstances, termination fees, must be paid by EDGAR Online, even if the merger is not completed;

•

the diversion of management’s attention from the day-to-day business of EDGAR Online, the potential disruption to its employees and its relationships with customers, suppliers and distributors and potential diversion from certain aspects of its previously announced product development program may make it difficult for EDGAR Online to regain its financial and market positions; and

•	the potential disruption in the existing contractual relationship between EDGAR Online and RR Donnelley, which accounted for 26.8% of our revenue in 2011.

If the merger agreement is not adopted by our stockholders at the special meeting or any adjournment of the special meeting, EDGAR Online, RR Donnelley and Merger Sub will not be permitted under Delaware law to complete the merger, and each of EDGAR Online, RR Donnelley and Merger Sub will have the right to terminate the merger agreement. Upon such termination, EDGAR Online may be required to pay RR Donnelley a termination fee. See “Terms of the Merger Agreement—Termination of the Merger Agreement” beginning on page 66 of this proxy statement.

Further, if the merger is terminated and our Board of Directors seeks another merger or business combination, stockholders cannot be certain that we will be able to find a party willing to pay an equivalent or better price than the price to be paid in the proposed merger.

Uncertainties associated with the merger may cause EDGAR Online to lose key personnel.

Our current and prospective employees may be uncertain about their future roles and relationships with EDGAR Online following the completion of the merger. This uncertainty may adversely affect our ability to attract and retain key management and personnel.

EDGAR Online’s executive officers and directors have certain interests in the merger different from other stockholders that may have influenced them to approve the merger agreement and merger and recommend the adoption of the merger agreement.

EDGAR Online’s directors and executive officers have interests in the transaction that are different from, and in addition to, the interests of EDGAR Online stockholders generally, including with respect to employment, indemnification, stock options and other arrangements, which may present a potential conflict of interest. Our Board of Directors, and the executive officers in making recommendations to our Board of Directors relating to the merger, was aware of these interests and considered that these interests may be different from, and in addition to, the interests of our stockholders generally, among other matters, in approving the merger agreement and the merger, and in determining to recommend that our stockholders vote for adoption of the merger agreement. For more information, see the section entitled “Interests of EDGAR Online’s Directors and Executive Officers in the Merger” beginning on page 44.

EDGAR Online will no longer exist as an independent public company following the merger and EDGAR Online’s stockholders will forego any increase in our value.

If the merger is completed, EDGAR Online will be a subsidiary of RR Donnelley and will no longer be a publicly held corporation, and our stockholders will forego any increase in our value that might have otherwise resulted from our possible growth.

PARTIES INVOLVED IN THE PROPOSED TRANSACTION

EDGAR Online

EDGAR Online, Inc.

11200 Rockville Pike, Suite 310

Rockville, Maryland 20852

Telephone number: (301) 287-0300

EDGAR Online (NASDAQ:EDGR) provides financial data, analytics and disclosure management solutions to help corporations and institutional investors facilitate compliance and management of regulatory disclosure filings. In addition to developing a variety of unique as-reported and normalized data sets, EDGAR Online is an industry leader in XBRL (eXtensible Business Reporting Language) processing. Thousands use the Company’s solutions, including U.S. public companies, mutual funds, leading financial analysts and institutional investors, as well as global regulators such as the FDIC, Banque de France and the U.S. Securities and Exchange Commission. The company delivers its solutions, including ActiveXBRL software solutions, through an extensive network of partners, including Business Wire, LexisNexis®, NASDAQ OMX, Oracle, PR Newswire, RR Donnelley and SAP.

Detailed descriptions of EDGAR Online’s business and financial results are contained in our Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference into this proxy statement. See “Where Stockholders Can Find More Information” beginning on page 81 of this proxy statement.

RR Donnelley and Merger Sub

R.R. Donnelley & Sons Company

111 South Wacker Drive

Chicago, Illinois 60606

Telephone number: (312) 326-8000

RR Donnelley (NASDAQ:RRD) is a global provider of integrated communications. RR Donnelley works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, drive top-line growth, enhance return on investment and ensure compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, RR Donnelley employs a suite of leading Internet based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing services to clients in virtually every private and public sector.

Leo Acquisition Sub, Inc.

c/o R.R. Donnelley & Sons Company

111 South Wacker Drive

Chicago, Illinois 60606

Telephone number: (312) 326-8000

Merger Sub, a newly-formed Delaware corporation, was formed by RR Donnelley for the sole purpose of entering into the merger agreement and completing the merger contemplated by the merger agreement. Merger Sub is wholly-owned by RR Donnelley and has not engaged in any business except in anticipation of the merger.

THE SPECIAL MEETING

General Information

The enclosed proxy is solicited on behalf of our Board of Directors for use at a special meeting of stockholders to be held on [    —    ], on [    —    ], [    —    ], 2012, at [    —    ], local time, or at any adjournments or postponements of the special meeting. EDGAR Online intends to mail this proxy statement and the accompanying proxy card on or about [    —    ], 2012 to all stockholders entitled to vote at the special meeting.

At the special meeting, stockholders will be asked to:

1. Consider and vote upon a proposal to adopt the merger agreement among EDGAR Online, RR Donnelley and Merger Sub, which contemplates the merger of Merger Sub with and into EDGAR Online, with EDGAR Online surviving as a wholly-owned subsidiary of RR Donnelley. Pursuant to the merger agreement, among other things, (i) each share of Common Stock of EDGAR Online outstanding immediately prior to the effective time of the merger (other than shares held by RR Donnelley, EDGAR Online, or any of their subsidiaries, or shares held by stockholders, if any, who validly perfect their appraisal rights under Section 262 of the DGCL) will be converted into the right to receive $1.092 per share in cash, without interest and less any applicable withholding taxes; (ii) each share of Series B Stock of EDGAR Online outstanding immediately prior to the effective time of the merger (other than shares held by RR Donnelley, EDGAR Online, or any of their subsidiaries, or shares held by stockholders, if any, who validly perfect their appraisal rights under Section 262 of the DGCL) will be converted into the right to receive $171.875 per share in cash, without interest and less any applicable withholding taxes; and (iii) each share of Series C Stock of EDGAR Online outstanding immediately prior to the effective time of the merger (other than shares held by RR Donnelley, EDGAR Online, or any of their subsidiaries, or shares held by stockholders, if any, who validly perfect their appraisal rights under Section 262 of the DGCL) will be converted into the right to receive $158.790 per share in cash, without interest and less any applicable withholding taxes.

2. Consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement referred to in Proposal 1.

3. Consider and vote upon a non-binding proposal regarding certain merger-related executive compensation payments to our named executive officers.

EDGAR Online does not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting, however, the holders of the proxies, if properly authorized, will have authority to vote on these matters in their discretion.

Record Date, Quorum and Voting Power

Stockholders of record at the close of business on [    —    ], 2012 are entitled to notice of, and to vote at, the special meeting. As of the close of business on [    —    ], 2012, the outstanding voting securities consisted of [    —    ] shares of EDGAR Online Common Stock, Series B Stock and Series C Stock. Each share of EDGAR Online Common Stock entitles its holder to one vote on all matters properly coming before the special meeting. As of June 11, 2012, the holders of Series B Stock are entitled to an aggregate of 10,529,742 votes on all matters properly coming before the special meeting (up to 19.9% of the voting power of all issued and outstanding shares of Company stock), or approximately 87.75 votes per share of Series B Stock, and the holders of Series C Stock are entitled to an aggregate of 7,137,579 votes on all matters properly coming before the special meeting, or approximately 82.03 votes per share of Series C Stock.

A quorum of stockholders will be present at the special meeting of stockholders holding at least a majority of the aggregate voting power of Common Stock, Series B Stock (on an as-converted to Common Stock basis), and Series C Stock (on an as-converted to Common Stock basis), outstanding on the Record Date are represented, in person or by proxy, at the special meeting. Holders of a majority of the aggregate voting power of our outstanding Common Stock, Series B Stock (on an as-converted to Common Stock basis), and Series C Stock (on an as-converted to Common Stock basis) entitled to vote will constitute a quorum for the purpose of considering the proposal regarding adoption of the merger agreement. The proposal to adjourn the special meeting requires the affirmative vote of at least a majority of the votes cast affirmatively or negatively by the holders of the outstanding shares of our Common Stock, Series B Stock (on an as-converted to Common Stock basis), and Series C Stock (on an as-converted to Common Stock basis), voting together as a single class, if a quorum is present. In the absence of a quorum, then holders of a majority of the aggregate voting power of our Common Stock, Series B Stock (voting on an as-converted to Common Stock basis), and Series C Stock (voting on an as-converted to Common Stock basis), voting as a single class, present at the special meeting or represented by proxy and entitled to vote on the matter, may adjourn the special meeting. Abstentions and broker non-votes, as described below, will be counted for purposes of determining whether a quorum is present.

On each matter to be voted on, holders of Common Stock have one vote for each outstanding share of Common Stock they own as of the Record Date. Holders of Series B Stock and Series C Stock outstanding as of the close of business on the Record Date will be entitled to vote on an as-converted to Common Stock basis each share held by them on the Record Date, subject to the provision set forth in the Certificate of Designation establishing the Series B Stock, that limits the number of shares of Common Stock into which the Series B Stock can be converted into the number of shares of Common Stock that would, following such conversion, cause the holder of the Series B Stock electing such conversion to own, in the aggregate, shares of Common Stock representing 19.9% of all the then issued and outstanding shares of the Company’s voting power. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the special meeting. On the Record Date, there were [    —    ] shares of Common Stock outstanding and entitled to vote, 120,000 shares of Series B Stock outstanding and entitled to vote and 87,016 shares of Series C Stock outstanding and entitled to vote. As of the record date the Series B Stock, including accrued dividends, was convertible into an aggregate of [    —    ] shares of Common Stock, but in accordance with the limitation on conversion, was convertible into a maximum of [    —     ] shares of Common Stock.

Vote Required for Approval

For us to complete the merger, holders of a majority of the aggregate voting power of EDGAR Online Common Stock, Series B Stock (voting on an as-converted to Common Stock basis), and Series C Stock (voting on an as-converted to Common Stock basis), voting together as a single class, present in person or by proxy at the meeting entitled to vote at the special meeting must vote “FOR” the adoption of the merger agreement. The proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies, and the non-binding proposal regarding certain merger-related executive compensation payments to our named executive officers, requires the approval of holders of a majority of the aggregate voting power of our Common Stock, Series B Stock (voting on an as-converted to Common Stock basis), and Series C Stock (voting on an as-converted to Common Stock basis), voting together as a single class, present in person or by proxy at the special meeting and voted for or against the particular matter.

On each matter to be voted on, holders of Common Stock have one vote for each outstanding share of Common Stock they own as of the Record Date. Holders of Series B Stock and Series C Stock outstanding as of the close of business on the Record Date will be entitled to vote on an as-converted to Common Stock basis each share held by them on the Record Date, subject to the provision set forth in the Certificate of Designation establishing the Series B Stock, that limits the number of shares of Common Stock into which the Series B Stock can be converted into the number of shares of Common Stock that would, following such conversion, cause the holder of the Series B Stock electing such conversion to own, in the aggregate, shares of Common Stock representing 19.9% of all the then issued and outstanding shares of the Company’s voting power. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the special meeting. On the Record Date, there were [    —    ] shares of Common Stock outstanding and entitled

to vote, 120,000 shares of Series B Stock outstanding and entitled to vote and 87,016 shares of Series C Stock outstanding and entitled to vote. As of the record date the Series B Stock, including accrued dividends, was convertible into an aggregate of [    —    ]shares of Common Stock, but in accordance with the limitation on conversion, was convertible into a maximum of [    —    ] shares of Common Stock. You may vote all shares you owned as of the record date. You are entitled to one vote per share of Common Stock, [    —    ] votes per share for each share of Series B Stock, and [    —    ] votes per share of Series C Stock you held as of the close of business on the Record Date.

In connection with the merger agreement, the Company and RR Donnelley entered into voting agreements, referred to as the voting agreements, with Bain Capital Venture Integral Investors, LLC, beneficial owner of all the outstanding shares of Series B Stock, and certain holders of Series C Stock. As of the close of business on [    —    ], 2012, the record date for the special meeting, such holders beneficially owned and are entitled to vote, in the aggregate, approximately 34.1% of our outstanding shares, including on an as-converted basis the number of shares of common stock into which the Series B Stock and Series C Stock were convertible as of such date and taking into account certain terms of the Series B Stock that prohibit holders of the Series B Stock from voting shares in excess of 19.9% of the voting power of all the Company’s then outstanding shares of stock. Under the terms of the voting agreements, each such holder of Series B Stock or Series C Stock has agreed to vote, and has appointed RR Donnelley as its proxy to vote, all shares of Company Stock held by such holder, in favor of the adoption of the merger agreement and against any acquisition proposal.

In addition, in connection with the merger agreement, each of the stockholders party to the voting agreements, being holders of all of the outstanding shares of Series B Stock and a majority of the Series C Stock, approved and adopted resolutions consenting to the execution, delivery and performance by the Company of the merger agreement and the merger for purposes of the certificates of designation relating to those shares.

In order for your EDGAR Online Common Stock, Series B Stock and Series C Stock to be included in the vote, if shares are registered in your name, you must submit your proxy and vote your shares by returning the enclosed proxy card, in the postage prepaid envelope provided, or by telephone or through the Internet, as indicated on the proxy card, or you may vote in person at the special meeting.

Brokers, dealers, commercial banks, trust companies or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers, dealers, commercial banks, trust companies or other nominees are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the adoption of the merger agreement, absent specific instructions from the beneficial owner of such shares, brokers, dealers, commercial banks, trust companies or other nominees are not empowered to vote those shares, which are referred to generally as “broker non-votes.” Because adoption of the merger agreement requires the affirmative vote of the majority of the aggregate voting power of EDGAR Online Common Stock, Series B Stock (voting on an as-converted to Common Stock basis), and Series C Stock (voting on an as-converted to Common Stock basis), voting together as a single class outstanding on the Record Date, failures to vote, abstentions and broker non-votes, if any, will have the same effect as votes “AGAINST” adoption of the merger agreement.

Voting by Directors and Executive Officers

As of the close of business on [    —    ], 2012, the record date, our current directors and executive officers, held and are entitled to vote, in the aggregate, [    —    ] shares of EDGAR Online Common Stock, Series B Stock and Series C Stock, representing [    —    ]% of the outstanding voting power of the Company in the aggregate.

Proxies; Revocation

If you vote your shares of EDGAR Online Common Stock, Series B Stock or Series C Stock by returning a signed proxy card by mail, or through the Internet or by telephone as indicated on the proxy card, your shares will be voted at the special meeting in accordance with the instructions given. If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” the adoption of the merger agreement, “FOR” adjournment of the special meeting, if necessary or appropriate to permit further solicitation of proxies, “FOR” the non-binding proposal regarding certain merger-related executive compensation payments to our named executive officers, and as directed by the persons named on the enclosed proxy card on any other matters properly brought before the special meeting for a vote.

If your shares are held in street name, you should follow the instructions of your broker, dealer, commercial bank, trust company or other nominee regarding revocation or change of proxies. If your broker, dealer, commercial bank, trust company or other nominee allows you to submit voting instructions by telephone or through the Internet, you may be able to change your vote by submitting new voting instructions by telephone or through the Internet.

You may revoke or change your proxy at any time before the vote is taken at the special meeting, except as otherwise described below. If you are the registered stockholder, you may revoke or change your proxy before it is voted by:

•	filing a notice of revocation, which is dated a later date than your proxy, with the Company’s Corporate Secretary at 11200 Rockville Pike, Suite 310, Rockville, Maryland 20852;

•	submitting a duly executed proxy bearing a later date;

•

if you voted by telephone or the Internet, by voting a second time by telephone or Internet, but not later than 11:59 p.m. (Eastern Time) on [    —    ], 2012 (or, if the special meeting is adjourned, not later than 11:59 p.m. (Eastern Time) on the date before the special meeting date); or

•	by attending the special meeting and voting in person (simply attending the special meeting will not constitute revocation of a proxy; you must vote in person at the special meeting).

EDGAR Online does not expect that any matter other than the proposal to adopt the merger agreement, the non-binding proposal relating to certain merger-related executive compensation payments and, if necessary or appropriate, the proposal to adjourn the special meeting will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any adjournment of the special meeting, the persons named on the enclosed proxy card will have authority to vote the shares represented by duly executed proxies their discretion.

Please do NOT send in your share certificates with your proxy card. If the merger is completed, stockholders will be mailed a transmittal form following the completion of the merger with instructions for use in effecting the surrender of certificates in exchange for the merger consideration.

Adjournments

Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than an announcement made at the special meeting, if the adjournment is not for more than 30 days. The proposal to adjourn the special meeting requires the affirmative vote of at least a majority of the votes cast affirmatively or negatively by the holders of the outstanding shares of our Common Stock, Series B Stock (on an as-converted to Common Stock basis), and Series C Stock (on an as-converted to Common Stock basis), voting together as a single class, if a quorum is present. In the absence of a quorum, then holders of a majority of the aggregate voting power of our Common Stock, Series B Stock (voting on an as-converted to Common Stock basis), and Series C Stock (voting on an as-converted to Common Stock basis), voting as a single class, present at the special meeting or represented by proxy and entitled to vote on the matter, may adjourn the special meeting. Any signed proxies received by EDGAR Online will be voted in favor of an adjournment in these circumstances, although a proxy voted “AGAINST” the proposal for the adjournment of the special meeting will not be voted in favor of an adjournment for the purpose of soliciting additional proxies. EDGAR Online stockholders who have already sent in their proxies may revoke them prior to their use at the reconvened special meeting following such adjournment, in the manner described above. Broker non-votes and abstentions, if any, will not have any effect on the vote for the adjournment of the special meeting.

The Proxy Solicitation

The Board of Directors is soliciting proxies in connection with the special meeting. The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by EDGAR Online. Additional solicitation may be made by telephone, facsimile, e-mail, in person or other contact by certain of our directors, officers, employees or agents, none of whom will receive additional compensation therefor. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others. We have also engaged Okapi Partners LLC to assist in the solicitation of proxies for the special meeting, and we estimate that we will pay them a fee of approximately $10,000, and will reimburse them for reasonable administrative and out-of-pocket expenses incurred in connection with such solicitation.

Attending the Special Meeting

In order to attend the special meeting in person, you must be a stockholder of record on the record date, hold a valid proxy from a record holder or be an invited guest of EDGAR Online. You will be asked to provide proper identification at the registration desk on the day of the special meeting or any adjournment of the special meeting.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor:

Okapi Partners LLC

437 Madison Ave, 28th Floor

New York, NY 10022

(212) 297-0720, Toll Free: (877) 259-6290

THE MERGER

Background of the Merger

The Company’s Board of Directors, together with Company management, continually reviews the Company’s long-term strategic plan with the goal of enhancing stockholder value. As part of this ongoing review process, the Board of Directors and the management of the Company have periodically evaluated growth strategies, prospects and challenges facing EDGAR Online, recently relating in particular to the Company’s XBRL filings business in relation to the evolution and change in the XBRL filings market, and the Company’s capital constraints. This review process also includes the assessment and discussion of opportunities to engage in potential strategic transactions to enhance stockholder value. In October 2011, management met informally with Oppenheimer to discuss the Company’s strategic position.

At the regularly scheduled meeting of the Company’s Board of Directors on November 9, 2011, Company management reviewed with the Board of Directors management’s proposed 2012 operating budget and plan and management’s views on how continuing with the Company’s current operating model, combined with the cost of proposed strategic initiatives for the 2012 calendar year, could create cash flow challenges for the Company. Oppenheimer attended a portion of that meeting and discussed with the Board potential business and strategic alternatives for the Company. After discussion, the Board of Directors determined to retain, and the Company subsequently engaged, Oppenheimer as the Company’s financial advisor in connection with the Company’s exploration of potential strategic alternatives for the Company.

In a November 10, 2011 press release announcing financial results for the third quarter of 2011, the Company indicated that its operations continued to be cash flow negative, and, as such, its existing capital resources may not be sufficient for funding working capital, capital expenditures and debt obligations for the next 12 months.

Following the November 9, 2011 meeting of the Board of Directors and the November 10, 2011 press release, Company management, at the direction of the Board of Directors, prepared a revised 2012 operating plan and budget designed to help reduce the expected cash flow challenges.

At a special meeting of the Company’s Board of Directors on November 17, 2011, Company management presented its revised plan to the Board of Directors and the Board of Directors then discussed and approved a 2012 operating plan and budget which included certain cost cutbacks and other cost savings measures designed to reduce the Company’s cash needs. This plan required the elimination of some positions and the cancellation of, or delay in, certain product development and marketing initiatives. Following the adoption of the 2012 operating plan/budget, on November 21, 2011, the Company issued a press release stating that it had implemented certain operational and organizational changes and, as a result, management believed that the Company would have sufficient capital resources to fund working capital, capital expenditures and debt obligations for the next 12 months.

Beginning in December 2011, at the direction of the Board of Directors, Oppenheimer and Robert Farrell, the Company’s Chief Executive Officer, began contacting parties to gauge their interest in exploring a potential strategic transaction. The parties contacted included RR Donnelley and 22 additional parties that were identified by the Company, with the assistance of the Company’s financial advisor, as being likely candidates for a potential strategic transaction with the Company. These parties were provided with a basic overview of the Company and were told that if they entered into a non-disclosure agreement they would receive packages containing non-public financial and operating information regarding EDGAR Online. A total of six parties entered into a non-disclosure agreement and were provided with a confidential information memorandum prepared by Company management, with the assistance of the Company’s financial advisor.

From early December 2011 through the end of January 2012, management made presentations to four of the parties that had executed the non-disclosure agreements, including RR Donnelley. The other two parties declined to participate in a management presentation, with one of the two indicating that it was no longer interested in considering a transaction. At the management presentation to RR Donnelley, which occurred on January 3, 2012 and was attended by members of RR Donnelley’s senior management, the Company’s senior management discussed the information contained in the information package provided to RR Donnelley.

On January 12, 2012, the Board of Directors held a special meeting at which Mr. Farrell provided the Board members with an update regarding the Company’s third-party solicitation process and management presentations.

On January 18, 2012, Mr. Farrell met with Tom Juhase, President of RR Donnelley’s Financial Services business, and discussed RR Donnelley’s preliminary interest in pursuing an acquisition of the Company. In connection with this meeting, and with other activities throughout the next several months, Mr. Farrell interacted and consulted with other representatives of Company management and the Company’s legal and financial advisors on a regular basis.

On January 26, 2012, Mr. Juhase and Mr. Farrell engaged in a conversation in which Mr. Juhase informed Mr. Farrell that RR Donnelley was interested in moving forward with evaluating a potential strategic transaction with the Company, including an acquisition of the Company. Mr. Juhase also indicated to EDGAR Online that RR Donnelley was exploring various alternatives to its own XBRL platform, and in particular that it was interested in acquiring a platform (whether it be the Company’s or another) it could use so it would no longer need to rely on third parties to provide XBRL services to its customers. On January 31, 2012, Mr. Juhase and Mr. Farrell had a follow-up conversation in which Mr. Juhase inquired about certain aspects of the Company’s business in order to facilitate RR Donnelley’s continuing review of the Company. From that date through the beginning of March 2012, Mr. Farrell and Mr. Juhase had periodic communications in which Mr. Farrell provided additional information to Mr. Juhase. As part of the on-going discussions between Messrs. Farrell and Juhase, they considered the possibility of a transaction in which the Company would license to RR Donnelley the Company’s XBRL software filings platform (known as Xcelerate) for its internal use.

On January 31, 2012, the Company’s Board of Directors held a special meeting at which Mr. Farrell provided the Board members with an update regarding discussions with various parties regarding a potential strategic transaction. Mr. Farrell discussed the operating challenges faced by the Company, including the development of new revenue streams from the data business and the path for successful development and launch of the in-development self-service filing software product.

In late January and early February 2012, two of the four potential interested parties that had attended a management presentation indicated that they were no longer interested in pursuing a transaction.

On February 14, 2012, one of the four potential interested parties that had attended a management presentation, referred to in this proxy statement as Company A, delivered a non-binding indication of its interest in acquiring the Company at an estimated enterprise valuation of the Company of between $45 million and $52 million on a cash-free, debt-free basis, which would result in a price per common share of between $0.299 and $0.475 based on the Company’s capitalization as of that date and factoring in the potential issuance of equity awards for approximately 4.5 million shares reserved for issuance under the Company’s equity compensation plan. Company A’s letter requested a response within 10 days, but Company A was informed that EDGAR Online needed more time to consider the letter.

On February 28, 2012, RR Donnelley delivered a draft letter expressing its interest in acquiring the Company at an anticipated enterprise valuation range of $55 million to $62.5 million on a cash-free, debt-free basis, which would result in a price per common share of between $0.551 and $0.739 based on the Company’s capitalization as of that date and factoring in the potential issuance of equity awards for approximately 4.5 million shares reserved for issuance under the Company’s equity compensation plan.

On March 1, 2012, the Company’s Board of Directors held its regularly scheduled meeting. After a discussion of the February 14, 2012 letter from Company A and the February 28, 2012 draft letter from RR Donnelley, the Company’s Board of Directors directed Oppenheimer to inform each of RR Donnelley and Company A that such party’s anticipated valuation range was below the range the Company’s Board of Directors would be willing to consider. The Company’s shares had closed at a price of $0.77 on February 29, 2012, the last trading day prior to the meeting of the Board of Directors. Thereafter, as directed by the Board of Directors at the meeting, Mr. Farrell conveyed to Mr. Juhase the expectation that the valuation for the Company would be substantially in excess of RR Donnelley’s expressed range and representatives of Oppenheimer conveyed the same expectation to David Gardella, the SVP, Finance of RR Donnelley.

On March 6, 2012, RR Donnelley verbally revised its anticipated valuation range to between $68 million and $73 million on a cash-free, debt-free basis, which represented a price per common share of between $0.878 and $1.003 based on the Company’s capitalization as of that date and factoring in the potential issuance of equity awards for approximately 4.5 million shares reserved for issuance under the Company’s equity compensation plan. The Company’s closing stock price was $0.87 on that day.

On March 7, 2012, Company A delivered a supplemental letter increasing its estimated enterprise valuation of the Company to between $50 million and $60 million on a cash-free, debt-free basis, which would result in a price per common share of between $0.425 and $0.676 based on the Company’s capitalization as of that date and factoring in the potential issuance of equity awards for approximately 4.5 million shares reserved for issuance under the Company’s equity compensation plan. The Company’s closing stock price was $0.84 on that day. In accordance with the Board’s directives, Oppenheimer informed Company A that below market proposals would not be considered by the Company and the Board. Since that time, neither the Company nor any of its representatives has received further inquiries from Company A.

During the following weeks, representatives of the Company, including Mr. Farrell and David Price, the Company’s CFO and COO, had several discussions with representatives of RR Donnelley, including Mr. Gardella and Mr. Juhase, in which they discussed the business vision for the Company’s future as well as product development plans, in order to enable RR Donnelley to better understand the present and future value of EDGAR Online and to enable RR Donnelley to increase its previously indicated valuation range. An in-person meeting between the Company and RR Donnelley was scheduled for March 23, 2012 to encourage RR Donnelley to increase its valuation of the Company. On March 19, 2012, the Company provided to RR Donnelley, in advance of the March 23, 2012 meeting, additional materials relating to the Company. In a call with RR Donnelley that afternoon, Messrs. Farrell and Price reviewed those materials with representatives of RR Donnelley.

On March 20, 2012, the Company’s Board of Directors held a special meeting at which Mr. Farrell and Oppenheimer provided an update regarding the status of the ongoing discussions with RR Donnelley.

On March 21, 2012, Mr. Farrell was informed by Mr. Gardella that RR Donnelley was unable to justify a valuation of the Company in excess of the valuation range which previously had been communicated to the Company. The meeting scheduled for March 23, 2012 was canceled by the parties since the information that the Company had planned to communicate had already been discussed. Also on March 21, 2012, the second of the two companies that had received the confidential information memorandum but had not attended a management presentation indicated that it was no longer interested in pursuing a potential transaction with the Company.

On March 24, 2012, RR Donnelley delivered a revised draft letter of intent (referred to as the “LOI”) expressing its interest in acquiring the Company at an anticipated valuation of $70 million on a total enterprise basis and cash-free, debt-free basis. As expressed in the LOI, that valuation would result in a per share price to holders of common stock of $1.021 based on the Company’s capitalization as of that date and factoring in the potential issuance of equity awards for 2 million shares reserved for issuance under the Company’s equity compensation plan. In this letter, RR Donnelley requested that the Company agree to negotiate exclusively with RR Donnelley for a period of 30 days beginning on the date of execution of such letter. The Company’s common stock closed at a price of $0.83 per share on March 23, 2012, the last trading day prior to that date.

On March 29, 2012, the Company’s Board of Directors held a special meeting at which it reviewed and discussed the LOI. At the invitation of the Board of Directors, representatives of Morgan, Lewis & Bockius, LLP (referred to as “Morgan Lewis”), counsel to the Company, attended the meeting. The Board concluded that it would like to receive and review additional information from management regarding the Company’s business and operating strategy if the Company were to remain independent before taking action with respect to the LOI.

On April 1, 2012, the Company’s Board of Directors held a special meeting, also attended by representatives of the Company’s management and legal and financial advisors. At the meeting, the Company’s management and legal and financial advisors discussed with the Board the LOI and potential strategic alternatives for the Company if it did not proceed with the proposed transaction with RR Donnelley, including management’s perspectives regarding the Company’s prospects if it were to remain independent.

On April 4, 2012, the Company’s Board of Directors held a special meeting, joined by representatives of Morgan Lewis and Potter Anderson & Corroon LLP (referred to as “Potter Anderson”), which participated in the meeting in anticipation of the formation during the meeting of a special committee of independent and disinterested directors, as discussed below, at which the Board received from management an update regarding the Company’s business and operating strategy if the Company were to remain independent. During the meeting, the Board indicated that it did not intend to authorize any additional grants of equity awards under the Company’s equity compensation plan, and that the LOI should be recast without assuming those grants. As a result, the valuation expressed in the LOI would result in a per share price to holders of common stock of $1.076 based on the Company’s capitalization as of that date.

At the conclusion of that meeting, the Board of Directors unanimously authorized Company management to execute the LOI, and the LOI was executed later that day. At this Board meeting, the Board of Directors also formed a special committee of independent and disinterested directors (which we refer to as the “special committee”) to review, evaluate and negotiate the terms of the potential transaction with RR Donnelley or any alternative transaction and to make a recommendation to the Board of Directors to proceed with any such transaction to the Board of Directors for its approval (without which recommendation the Board would not be authorized to proceed with the transaction). The Board determined to create the special committee in order to consider, prior to the signing of the definitive agreement, efforts to further increase the value to be provided to holders of common stock in the merger, as discussed below. The Board appointed Eric Herr, Mark Maged, Alfred Berkeley and Harry Copperman as members of the special committee.

Beginning on April 5, 2012, RR Donnelley undertook intensive due diligence with respect to the Company’s business and prospects. RR Donnelley was also provided access to the Company’s virtual data room populated with non-public Company information.

On April 9, 2012, the special committee met, joined by representatives of Morgan Lewis and Potter Anderson, which had been engaged as counsel to the special committee, to review the power and scope of its authority. Also at this meeting, the special committee elected Mr. Herr as chairman and confirmed the retention of Potter Anderson as its counsel. The special committee discussed the voting rights of the Company’s preferred stockholders with respect to the potential transaction with RR Donnelley. The special committee also discussed whether to hire a second financial advisor solely to advise the special committee. The special committee discussed its initial assessment of the alternatives to the potential transaction with RR Donnelley, including a separate sale or spin-off of the Company’s software business either in connection with the potential transaction with RR Donnelley or as an alternative transaction. The special committee also determined to undertake a detailed review of the projections provided by management of the Company in connection with its efforts to increase the value to be provided to holders of common stock in the merger.

From April 11, 2012 through April 13, 2012, the special committee met with members of the Company’s management and representatives of the Company’s financial advisor at the Company’s offices in New York. The special committee reviewed with management of the Company the assumptions underlying management’s projections.

On April 12, 2012, the special committee met, with representatives of Morgan Lewis and Potter Anderson participating, to discuss the special committee’s meetings with the Company’s management and financial advisor. The special committee also discussed the LOI and reviewed the terms of the draft merger agreement that RR Donnelley’s legal counsel had provided on April 10, 2012. The special committee again discussed the stockholder vote required to approve the potential transaction with RR Donnelley based on the inclusion by RR Donnelley of a condition to closing that less than 10% of the outstanding shares of each class of Company Stock exercise appraisal rights.

The special committee also discussed the fact that completion of the potential transaction with RR Donnelley would result in the accelerated vesting of certain shares of restricted stock granted to senior management of the Company and, under the terms of the Series B Stock and the Series C Stock, would result in the effective acceleration of dividend payments to which the holders of the Series B Stock and the Series C Stock otherwise would be entitled to receive through January 28, 2015. The special committee discussed the possibility of seeking improved economic terms from RR Donnelley, and discussed negotiating with the Company’s preferred stockholders to request their agreement to accept less than the amounts to which they otherwise would be entitled to receive if the potential transaction with RR Donnelley were consummated in order to increase the amount of consideration payable to holders of common stock.

Also at this meeting, a representative of Potter Anderson reviewed the directors’ obligations under Delaware law when considering a sale of the Company, and the special committee discussed alternatives to the potential transaction with RR Donnelley, including continuing to operate the Company as a stand-alone business going forward. The special committee also revisited whether to engage its own financial advisor and determined not to do so in light of Oppenheimer’s role as the Company’s financial advisor, the special committee’s knowledge of the Company, the Company’s efforts to date in connection with the exploration of potential strategic alternatives and the timing under the LOI, which was scheduled to expire on May 4, 2012.

On April 16, 2012, the special committee met, joined by representatives of Morgan Lewis, Potter Anderson and Oppenheimer. At the special committee’s request, Oppenheimer discussed with the special committee certain financial matters relating to the Company, including a hypothetical scenario in which the Company split its businesses by selling its software and filings business to RR Donnelley and subsequently either operated as a standalone company or sold its remaining data and subscriptions business. The special committee noted that, because of, among other things, the tax consequences to the Company of selling these businesses, in order to deliver value to common stockholders equivalent to the value such stockholders would receive under the current terms of the LOI, the Company either would have to (i) sell its data and subscriptions business for $21 million to $29 million and sell the software and filings business to RR Donnelley for $64 million to $77 million, or (ii) sell the software and filings business for $87 million to $94 million and operate its data and subscriptions business as a stand-alone company. The special committee members considered it highly unlikely that the Company would be able to achieve these levels of value for either business.

The special committee also discussed its views on whether the projections prepared by management of the Company with respect to the projected value of the Company in 2013 and 2014 should be revised based largely on a contemplated reduced value of the Company’s filings business should business with RR Donnelley decline in the event the merger did not occur. The special committee also discussed the ability of the Company to successfully operate and expand its business, given the issues discussed in the November 2011 Board meetings, and concluded, consistent with the Company’s previous disclosure, it would require additional capital. The special committee considered which alternative sources of capital might be available to the Company. In this regard, the special committee determined to ask Barry Schuler, a director of the Company and the managing member of The Meteor Group, LLC (referred to as “Meteor”), a holder of Series C Stock, to share with the special committee any detailed proposal he might wish to make regarding the Company’s ability to increase value as a stand-alone Company, as Mr. Schuler previously had expressed his view that an alternative strategy might be feasible.

The special committee revisited alternatives to attempt to achieve greater value for the common stockholders in the potential transaction with RR Donnelley, including (i) asking RR Donnelley to increase its proposal, (ii) asking the preferred stockholders to accept less than they otherwise would be entitled to receive in the potential transaction with RR Donnelley under the terms of the Series B Stock and Series C Stock, and (iii) asking management to accept less than they otherwise would be entitled to receive in connection with the vesting of certain shares of restricted stock. The special committee determined to evaluate an approach to these three constituencies to attempt to achieve greater value for the common stockholders, and in connection with such evaluation to gather information to determine if one or more of the constituencies might be amenable to such approach.

On April 19, 2012, the special committee met, with representatives of Morgan Lewis and Potter Anderson participating, to discuss the terms of the draft merger agreement provided by RR Donnelley. The special committee also discussed the terms of the draft voting agreement that RR Donnelley had requested be signed by the sole holder of the Series B Stock and the holders of a majority of the shares of the Series C Stock. The special committee determined to send the voting agreement to such stockholders.

On April 22, 2012, the special committee met, joined by representatives of Morgan Lewis and Potter Anderson. The special committee reviewed and discussed the terms of the draft merger agreement provided by RR Donnelley and the risk to the Company if RR Donnelley and the Company could not reach an agreement. The special committee also discussed the risk to the Company’s liquidity if it had to pay the termination fee of $3.325 million (plus expenses) RR Donnelley had proposed in connection with its draft of the merger agreement if the required stockholder approval of the merger agreement was not achieved. The special committee also discussed the likelihood that certain holders of the Company’s preferred stock would not sign the voting agreement requested by RR Donnelley. The special committee discussed its options and determined to continue negotiations with RR Donnelley and to speak with representatives of the holders of its preferred stock to confirm such holders’ intention to execute the proposed voting agreement.

On April 23, 2012, the Company’s Board of Directors held a special meeting at which the special committee of the Board reviewed with the full Board of Directors the steps taken by the special committee since its formation in reviewing and negotiating a potential transaction with RR Donnelley, including a current status report regarding those negotiations.

On April 30, 2012, the special committee met, with Morgan Lewis and Potter Anderson participating in the meeting. The special committee discussed Mr. Schuler’s views of the Company’s future prospects as a stand-alone company, which Mr. Herr had discussed further with Mr. Schuler, and determined that the potential transaction with RR Donnelley was more likely to maximize value for the holders of Common Stock. The special committee also discussed again the distribution of proceeds of the merger consideration in the potential transaction with RR Donnelley among the Company’s stockholders and the voting rights of the Company’s preferred stockholders.

On May 1, 2012, the Company’s Board of Directors held its regularly scheduled meeting. As part of that meeting, Mr. Farrell provided an update regarding the status of RR Donnelley’s due diligence review of the Company. The special committee provided an update regarding the status of the on-going negotiations of the proposed transaction documents.

On May 3, 2012, the special committee met, with representatives of Potter Anderson and Morgan Lewis participating in the meeting. The special committee discussed, considered, and approved RR Donnelley’s request to extend the exclusive negotiating period under the LOI, which was scheduled to expire on May 4, 2012, until May 16, 2012. A representative of Morgan Lewis then updated the special committee on the status of negotiations pertaining to the draft voting agreement submitted by RR Donnelley. The special committee discussed and rejected a request from Bain Capital Venture Integral Investors, LLC, referred to as Bain, beneficial owner of the Company’s Series B Stock, to have Bain’s expenses incurred in negotiating the draft voting agreement reimbursed. The special committee then decided to further explore the possibility that certain preferred stockholders and certain members of Company management might agree to forego their contractually guaranteed consideration in order to increase the consideration payable to the holders of the Company’s common stock in connection with a potential transaction with RR Donnelley.

On May 7, 2012, the special committee met, together with representatives of Potter Anderson, Morgan Lewis, and Oppenheimer. The special committee discussed and approved sending to RR Donnelley comments to the draft voting agreement prepared by counsel to the Company and the special committee with input from counsel to Bain. The special committee also discussed hypothetically with Oppenheimer certain information requested by the special committee regarding the potential financial impact on the consideration payable to holders of Common Stock if the Company’s preferred stockholders and certain members of Company management were to agree voluntarily to forego a portion of their contractually guaranteed consideration in connection with the potential transaction with RR Donnelley.

On May 9, 2012, the special committee met, together with representatives of Potter Anderson, Morgan Lewis, and Oppenheimer. Mr. Herr reported that Mr. Schuler had confirmed that Meteor would agree to enter into a voting agreement supporting the potential transaction with RR Donnelley if the special committee were to approve such transaction on substantially the economic terms reflected in the LOI. The special committee again discussed hypothetically with Oppenheimer the potential financial impact on the consideration payable to holders of Common Stock if the Company’s preferred stockholders and certain members of Company management were to agree voluntarily to forego a portion of their contractually guaranteed consideration in connection with the potential transaction with RR Donnelley. Following a discussion, the special committee agreed that pursuing such a partial waiver could assist the special committee in attempting to persuade RR Donnelley to increase its proposal for the benefit of the holders of the Common Stock. The special committee also considered the possibility of proposing that the directors of the Company agree to forego receipt of the consideration otherwise payable to the directors in the merger upon conversion of restricted shares that the directors had received in connection with their service as directors.

On May 11, 2012, the special committee met, together with representatives of Potter Anderson, Morgan Lewis, and Oppenheimer. A representative of Morgan Lewis updated the special committee on the status of the negotiations regarding the draft merger agreement and draft voting agreement proposed by RR Donnelley. Following a discussion, the special committee authorized its advisors to continue negotiations with RR Donnelley based on the special committee’s instructions. Following this meeting, the members of the special committee contacted Mr. Farrell and representatives of Bain to determine their willingness to agree to accept reduced consideration in the proposed merger.

On May 16, 2012, the special committee met, together with representatives of Potter Anderson, Morgan Lewis and Oppenheimer. A representative of Morgan Lewis updated the special committee on the status of the negotiations regarding the potential transaction with RR Donnelley. The special committee then discussed the fact that Bain had declined to waive its contractually guaranteed consideration in connection with such transaction, but that Mr. Farrell had indicated his willingness to forego certain of his contractually guaranteed compensation consideration related to a grant of shares of restricted stock that would occur in connection with a change of control. The special committee then discussed Bain’s insistence upon receiving reimbursement of its expenses related to its negotiation of the draft voting agreement and proposed an expense reimbursement cap of $25,000. The special committee considered the likelihood that RR Donnelley would agree to increase its proposed purchase price. A representative of Morgan Lewis then informed the special committee that RR Donnelley likely would seek to extend the exclusivity period pursuant to the LOI, noting that the exclusivity period would end on May 16, 2012.

On May 16, 2012, the Company’s Board of Directors held a special meeting at which the special committee provided a status report regarding the negotiations with RR Donnelley.

On May 17, 2012, RR Donnelley requested an extension of the exclusivity period through May 31, 2012.

On May 18, 2012, the special committee met, together with representatives of Potter Anderson, Morgan Lewis, and Oppenheimer. At the special committee’s request, a representative of Morgan Lewis updated the special committee on the status of the negotiations regarding the potential transaction with RR Donnelley. The special committee discussed RR Donnelley’s request to extend the exclusivity period under the LOI. A representative of Potter Anderson reviewed and discussed with the special committee the remaining open points in the draft merger agreement and voting agreement regarding the proposed transaction. The special committee agreed on a response to RR Donnelley, discussed the possibility of improving the economic terms of the proposed transaction, and agreed to a limited additional period of exclusivity through May 25, 2012. Thereafter, the Company and RR Donnelley executed a letter extending the exclusivity period through that date.

Also on May 18, 2012, in accordance with the directives of the special committee, representatives of Oppenheimer requested that RR Donnelley increase its proposed purchase price.

Over the weekend of May 19 and May 20, 2012, members of the special committee contacted representatives of Bain and again requested Bain to agree to accept reduced consideration in the proposed merger. Bain continued to decline to do so.

On May 20, 2012, Mr. Farrell confirmed his agreement to waive his right to receive 229,887 shares of restricted stock that he otherwise would have received in connection with a change of control pursuant to his employment agreement.

Also on May 20, 2012, the special committee met, together with representatives of Morgan Lewis, Potter Anderson and Oppenheimer. The special committee reviewed with legal counsel the potential transaction with RR Donnelley and related transaction documents. Also at this meeting, Oppenheimer discussed with the special committee certain financial aspects of the proposed transaction.

Following the meeting of the special committee, the full Board of Directors immediately convened, with all members of the Board of Directors present. At the invitation of the Board of Directors, representatives of Potter Anderson, Morgan Lewis, and Oppenheimer also attended the meeting. Mr. Herr updated the Board of Directors on the progress of the special committee related to the potential transaction with RR Donnelley. A representative of Morgan Lewis summarized the principal terms and conditions of the merger agreement being negotiated between the special committee and RR Donnelley, noting the terms that remained in contention. Oppenheimer updated the full Board of Directors as to certain financial aspects of the proposed transaction.

On May 20 and 21, 2012, RR Donnelley and Bain finalized the terms of a definitive voting agreement.

Also on May 20 and 21, 2012, the special committee, RR Donnelley, and their respective advisors continued negotiating the terms of the merger agreement and related transaction documents. As a result of these negotiations, it was agreed, among other things, that (i) RR Donnelley would increase its aggregate purchase price by $500,000, which, together with the restricted stock grant Mr. Farrell agreed to forgo, resulted in an increase of the per share merger consideration to be received by holders of the Common Stock from $1.076 to $1.092; (ii) the shares of preferred stock subject to the voting agreements would be reduced pro rata to an aggregate of 30% of the voting power in the event the Board of Directors changed its recommendation in favor of the merger agreement before the stockholder vote thereon; and (iii) the Company would pay a lower termination fee in the event of a material breach of the non-solicitation provisions of the merger agreement or in the event of a change in the recommendation of the Board of Directors in favor of the adoption of the merger agreement, with the remaining, higher termination fee payable only if the Company entered into an alternative transaction within nine months following termination of the merger agreement.

On May 21, 2012, the special committee met, together with representatives of Morgan Lewis, Potter Anderson and Oppenheimer. A representative of Morgan Lewis confirmed that members of the special committee had received and reviewed in advance of the meeting, among other things, the final version of the merger agreement and substantially final versions of the voting agreements and an executive summary prepared by representatives of Morgan Lewis. A representative of Morgan Lewis summarized the principal terms and conditions of the definitive merger agreement and the related transaction agreements. A representative of Potter Anderson reviewed the fiduciary duties of the special committee in connection with the sale of the Company. Oppenheimer then reviewed with the special committee its financial analysis of the Common Stock consideration. A representative of Morgan Lewis then summarized certain positive and negative factors that the special committee considered in connection with the merger.

Following a discussion of the merger and the related transaction documents, the special committee unanimously adopted resolutions (i) declaring the merger agreement and transactions contemplated thereby, including the merger, to be fair to and in the best interests of the holders of Common Stock; (ii) recommending the submission of the merger agreement to the Board of Directors; (iii) recommending that the Board of Directors approve and adopt the merger agreement and the merger, and declare that the merger agreement, the merger, and the transactions contemplated thereby, are advisable, fair to, and in the best interests of the holders of Common Stock; and (iv) recommending that the Board of Directors submit the merger agreement to the holders of Common Stock for adoption, and resolve to recommend that the holders of Common Stock adopt the merger agreement.

Following the meeting of the special committee, the full Board of Directors immediately convened a meeting, with all members of the Board of Directors present. At the invitation of the Board of Directors, representatives of Potter Anderson, Morgan Lewis and Oppenheimer also attended the meeting. A representative of Morgan Lewis and Mr. Herr reviewed the process engaged in by the special committee and discussed the potential alternatives considered by the special committee, including pursuit of the Company’s stand-alone plan, and summarized the key terms and provisions contained in the merger agreement and voting agreements. Also at this meeting, Oppenheimer reviewed with the Board of Directors its financial analysis of the Common Stock consideration and rendered to the Board an oral opinion, confirmed by delivery of a written opinion dated May 21, 2012, to the effect that, as of that date and based on and subject to the matters described in the opinion, the Common Stock consideration to be received in the merger by holders of Common Stock was fair, from a financial point of view, to such holders. A representative of Potter Anderson then reviewed with the Board of Directors its fiduciary duties with respect to the merger agreement and the merger.

After further discussion, the Board of Directors, having received the recommendation of the special committee, approved and declared advisable the merger agreement and the merger, and resolved to recommend that the holders of Common Stock adopt the merger agreement.

On May 22, 2012, prior to the commencement of trading on the NASDAQ Capital Market, EDGAR Online and RR Donnelley issued a joint press release announcing the transaction.

Reasons for the Merger; Recommendation of Our Board of Directors and Special Committee

In evaluating the merger, the special committee and the Board of Directors consulted with the Company’s management and legal and financial advisors, and in the course of determining that the merger agreement is fair, advisable to and in the best interests of the holders of our Common Stock, Series B Stock and Series C Stock, the special committee of our Board of Directors and our Board of Directors, considered the following potentially positive factors:

•

the belief by our special committee and our Board of Directors that we have obtained the highest price per share that RR Donnelley is willing to pay, taking into account the improvement in terms as a result of the extensive negotiations between the parties;

•

current financial market conditions and historical market prices, volatility and trading information with respect to the Common Stock of EDGAR Online and the risk that, if EDGAR Online did not enter into the merger agreement with RR Donnelley, the price that might be received by EDGAR Online’s stockholders selling shares of EDGAR Online stock in the open market could be less than the merger consideration;

•

our assessment as to the low likelihood that a third party would offer a higher price than RR Donnelley, especially in light of the process we conducted in late 2011 and early 2012 and the inability to sell the Company to other potential buyers, as more fully described above under “The Merger—Background of the Merger”;

•	the fact that the merger consideration is all cash, which provides certainty of value to our stockholders as compared to a transaction in which stockholders would receive stock;

•

the current and historical market prices of our Common Stock relative to the $1.092 per share Common Stock consideration, and the fact that $1.092 per share of Common Stock represented a 52% premium over the closing price of our Common Stock on May 21, 2012, the day on which the merger agreement was executed and the last trading day before public announcement of the merger agreement, and a 41% premium to the average closing price of our Common Stock over the 30 trading days period up to and including May 21, 2012;

•	historical information concerning the businesses, prospects, financial performance and condition, operations, technology, management and competitive position of EDGAR Online;

•	EDGAR Online management’s review of the financial condition, costs of doing business, results of operations and prospects of EDGAR Online before and after giving effect to the merger;

•	the ongoing delisting process with the NASDAQ Stock Market LLC and the potential impact on our Common Stock should it be delisted from NASDAQ;

•	the support for the merger expressed by the executive management team and members of our Board of Directors;

•

Oppenheimer’s opinion, dated May 21, 2012, to the Company’s Board of Directors as to the fairness, from a financial point of view and as of such date, of the Common Stock consideration to be received in the merger by holders of Common Stock, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken as more fully described below under the caption “Opinion of the Company’s Financial Advisor”;

•	the support for the merger expressed by the holder of Series B Stock and certain holders of Series C Stock, as evidenced by their voting agreements;

•

the fact that the merger would be subject to the approval of our stockholders and that if a higher offer were to be made to our stockholders prior to the completion of the merger, our stockholders would, subject to the terms of the voting agreement in the case of those stockholders party thereto, be free not to approve the merger with RR Donnelley; and

•	the terms of the merger agreement, as reviewed by our special committee and Board of Directors with our legal advisors, including:

•	sufficient operating flexibility for us to conduct our business in the ordinary course between signing and closing;

•	the parties’ representations, warranties and covenants;

•

the limited closing conditions to RR Donnelley’s obligations under the merger agreement, including the fact that the merger agreement is not subject to approval by RR Donnelley’s stockholders and that consummation of the merger is not subject to RR Donnelley’s obtaining financing for the merger;

•

the provisions of the merger agreement that allow us, under certain circumstances, to engage in negotiations with, and provide information to, third parties in response to credible inquiries from third parties regarding alternative acquisition proposals;

•

the provisions of the merger agreement that allow our Board of Directors to change its recommendation that our stockholders vote in favor of the adoption of the merger agreement in response to certain acquisition proposals and certain intervening events, if our Board of Directors determines in good faith that the failure to change its recommendation could reasonably be determined to be inconsistent with its fiduciary duties under applicable law; and

•	our ability to specifically enforce the terms of the merger agreement.

Our special committee of our Board of Directors and our Board of Directors also considered a number of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

•	that we will no longer exist as an independent company and our stockholders will no longer participate in our growth;

•	the restrictions on the conduct of our business prior to the completion of the merger

•

that, under the terms of the merger agreement and voting agreements, neither we nor certain stockholders can solicit other acquisition proposals, that we must pay to RR Donnelley a termination fee of up to $2.75 million if the merger agreement is terminated under certain circumstances and certain holders of our Series B Stock and Series C Stock have agreed to vote, in the aggregate, approximately 34.1% of the voting power of our outstanding Common Stock, on an as converted basis, for the merger, all of which may deter others from proposing an alternative transaction that may be more advantageous to our stockholders;

•	the fact that gains from an all-cash transaction would be taxable to our stockholders for U.S. federal income tax purposes;

•

that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if approved by our stockholders (see “Terms of The Merger Agreement—Conditions to the Completion of the Merger”); and

•

the possibility of disruption to our operations following announcement of the merger, and the resulting effect on our company if the merger does not close, including potential negative impact on EDGAR Online’s sales, operating results and stock price, and our ability to attract and retain key management, sales and marketing and other personnel; and

•	that the merger is subject to other risks, as described in the section of this proxy statement entitled “Risk Factors.”

During its consideration of the transaction with RR Donnelley, our Board of Directors was also aware that all of our directors and executive officers have interests in the merger that are, or may be, different from, or in addition to, those of our stockholders generally, as described under “The Merger—Interests of EDGAR Online’s Directors and Executive Officers in the Merger.”

While our Board of Directors considered potentially negative and potentially positive factors, our Board of Directors concluded that, overall, the potentially positive factors outweighed the potentially negative factors.

The foregoing discussion summarizes the material information and factors considered by our Board of Directors in its consideration of the merger. Our Board of Directors collectively reached the unanimous decision to approve the merger agreement in light of the factors described above and other factors that each member of our Board of Directors felt were appropriate. In view of the variety of factors and the quality and amount of information considered, our Board of Directors did not find it practicable to and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Individual members of our Board of Directors may have given different weight to different factors.

Opinion of the Company’s Financial Advisor

The Company has engaged Oppenheimer as its financial advisor in connection with the merger. In connection with this engagement, the Company’s Board of Directors requested that Oppenheimer evaluate the fairness, from a financial point of view, of the Common Stock consideration to be received in the merger by holders of Common Stock. On May 21, 2012, at a meeting of the Company’s Board of Directors held to evaluate the merger, Oppenheimer rendered to the Company’s Board of Directors an oral opinion, confirmed by delivery of a written opinion dated May 21, 2012, to the effect that, as of that date and based on and subject to the matters described in its opinion, the Common Stock consideration to be received in the merger by holders of Common Stock was fair, from a financial point of view, to such holders.

The full text of Oppenheimer’s written opinion, dated May 21, 2012, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Appendix B and is incorporated by reference in its entirety. Oppenheimer’s opinion was provided for the use of the Company’s Board of Directors (in its capacity as such) in connection with its evaluation of the Common Stock consideration from a financial point of view and did not address any other terms, aspects or implications of the merger, including, without limitation, the form or structure of the merger, the fairness or allocation of any consideration received in the merger by holders of any class of the Company’s preferred stock or any term, aspect or implication of any voting agreements or other agreement, arrangement or understanding entered into in connection with the merger or otherwise. Oppenheimer expressed no view as to, and its opinion did not address, the underlying business decision of the Company to proceed with or effect the merger or the relative merits of the merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Oppenheimer’s opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the merger or otherwise. This summary of Oppenheimer’s opinion is qualified in its entirety by reference to the full text of its opinion.

In arriving at its opinion, Oppenheimer:

•	reviewed the merger agreement;

•

reviewed the Company’s publicly available audited financial statements for fiscal years ended December 31, 2011, December 31, 2010 and December 31, 2009 and unaudited financial statements for the three-month period ended March 31, 2012;

•	reviewed financial forecasts and estimates relating to the Company prepared by the Company’s management;

•	reviewed historical market prices and trading volumes for the Common Stock;

•	held discussions with the Company’s senior management with respect to the Company’s business and prospects;

•	held discussions, at the Company’s direction, with third parties to solicit indications of interest in the possible acquisition of all or a portion of the Company;

•	reviewed and analyzed certain publicly available financial data for companies that Oppenheimer deemed relevant in evaluating the Company;

•	reviewed and analyzed certain publicly available financial information for transactions that Oppenheimer deemed relevant in evaluating the merger;

•	analyzed the estimated present value of the Company’s future cash flows based on financial forecasts and estimates prepared by the Company’s management;

•	reviewed other public information concerning the Company; and

•	performed such other analyses, reviewed such other information and considered such other factors as Oppenheimer deemed appropriate.

In rendering its opinion, Oppenheimer relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with Oppenheimer by the Company and its employees, representatives and affiliates or otherwise reviewed by Oppenheimer. With respect to the financial forecasts and estimates relating to the Company utilized in Oppenheimer’s analyses, at the direction of the Company’s management and with the Company’s consent, Oppenheimer assumed, without independent verification or investigation, that such forecasts and estimates were reasonably prepared on bases reflecting the best available information, estimates and judgments of the Company’s management as to the future financial condition and operating results of the Company. Oppenheimer relied, at the Company’s direction, without independent verification or investigation, on the assessments of the Company’s management as to the Company’s existing and future relationships with key customers, products, technology and intellectual property (including risks associated with the foregoing) and Oppenheimer assumed, with the Company’s consent, that there would be no developments with respect to any such matters that would affect Oppenheimer’s analyses or opinion. Oppenheimer also assumed, with the Company’s consent, that the merger would be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws and other requirements and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company or the merger.

Oppenheimer neither made nor obtained any independent evaluations or appraisals of the assets or liabilities (contingent or otherwise) of the Company. Oppenheimer’s opinion addressed only the fairness, from a financial point of view, of the Common Stock consideration to be received in the merger by the holders of Common Stock without regard to individual circumstances of specific holders with respect to control, voting or other rights or aspects which may distinguish such holders. Oppenheimer expressed no view as to, and its opinion did not address, any terms or other aspects or implications of the merger (other than the Common Stock consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger, the fairness or allocation of any consideration received in the merger by holders of any class of the Company’s preferred stock or any term, aspect or implication of any voting agreements or other agreement, arrangement or understanding entered into in connection with the merger or otherwise or the fairness of the amount or nature of, or any other aspect relating to, the compensation to be received by any individual officers, directors or employees of any party to the merger, or any class of such persons, relative to the Common Stock consideration or otherwise. Oppenheimer did not express any opinion as to the Company’s underlying valuation, future performance or long-term viability or the price at which shares of Common Stock would trade at any time. Oppenheimer also did not express a view as to, and its opinion did not address, the solvency of the Company or RR Donnelley under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Oppenheimer’s opinion was necessarily based on the information available to it and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by Oppenheimer on the date of its opinion. Although subsequent developments may affect its opinion, Oppenheimer does not have any obligation to update, revise or reaffirm its opinion. Except as described in this summary, the Company imposed no other instructions or limitations on Oppenheimer with respect to the investigations made or the procedures followed by it in rendering its opinion.

This summary is not a complete description of Oppenheimer’s opinion or the financial analyses performed and factors considered by Oppenheimer in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Oppenheimer arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Oppenheimer believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Oppenheimer’s analyses and opinion.

In performing its analyses, Oppenheimer considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the Company’s control. No company, business or transaction used in the analyses is identical to the Company or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

The assumptions and estimates contained in Oppenheimer’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the assumptions and estimates used in, and the results derived from, Oppenheimer’s analyses are inherently subject to substantial uncertainty.

Oppenheimer was not requested to, and it did not, recommend the specific consideration payable in the merger. The type and amount of consideration payable in the merger was determined through negotiation between the Company and RR Donnelley and was approved by the Company’s Board of Directors and the special committee. The decision to enter into the merger agreement was solely that of the Company’s Board of Directors and the special committee. Oppenheimer’s opinion and financial analysis were only one of many factors considered by the Company’s Board of Directors in its evaluation of the merger and should not be viewed as determinative of the views of the Company’s Board of Directors, special committee or management with respect to the merger or the merger consideration.

The following is a summary of the material financial analyses reviewed in connection with Oppenheimer’s opinion, dated May 21, 2012, to the Company’s Board of Directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand Oppenheimer’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Oppenheimer’s financial analyses.

Selected Companies Analysis. Oppenheimer performed a “sum-of-the-parts” selected companies analysis of the Company by performing separate selected companies analyses of the Company’s (i) software business and (ii) data & subscriptions business. Financial data of the Company were based on the Company’s public filings and internal estimates of the Company’s management. Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information.

Software Business. In its selected companies analysis of the Company’s software business, Oppenheimer compared certain financial information of the Company’s software business with the following five publicly traded enterprise software as a service companies, referred to as the selected enterprise SaaS companies:

•	Callidus Software Inc.

•	Kenexa Corporation

•	Responsys, Inc.

•	SPS Commerce, Inc.

•	Tangoe, Inc.

Oppenheimer reviewed enterprise values of the selected enterprise SaaS companies, calculated as fully-diluted market values based on closing stock prices on May 21, 2012 plus net debt, as a multiple of latest

12 months (as of March 31, 2012) and calendar years 2012 and 2013 estimated revenue. The overall observed low to high revenue multiples for the selected enterprise SaaS companies for the latest 12 months were 2.3x to 7.7x (with a median multiple of 3.2x), for calendar year 2012 were 2.1x to 6.2x (with a median multiple of 2.8x) and for calendar year 2013 were 1.8x to 5.2x (with a median multiple of 2.3x). Oppenheimer then applied selected ranges of latest 12 months and calendar years 2012 and 2013 estimated revenue multiples derived from the selected enterprise SaaS companies of 2.7x to 3.7x, 2.4x to 3.2x and 2.0x to 2.7x, respectively, to corresponding data of the Company’s software business.

Data & Subscriptions Business. In its selected companies analysis of the Company’s data & subscriptions business, Oppenheimer compared certain financial information of the Company’s data & subscriptions business with the following seven publicly traded financial data services companies, referred to as the selected financial data services companies:

•	The Dun & Bradstreet Corporation

•	Equifax Inc.

•	Experian plc

•	FactSet Research Systems Inc.

•	Fair Isaac Corporation

•	Moody’s Corporation

•	Thomson Reuters Corporation

Oppenheimer reviewed enterprise values of the selected financial data services companies, calculated as fully-diluted market values based on closing stock prices on May 21, 2012 plus net debt, as multiples of latest 12 months (as of March 31, 2012) and calendar years 2012 and 2013 (or, in the case of Experian plc and Fair Isaac Corporation, fiscal years ending March 31, 2013 and 2014 since calendar years 2012 and 2013 financial data were not publicly available) estimated revenue and estimated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, as adjusted to exclude stock-based compensation and non-recurring items, referred to as adjusted EBITDA. The overall observed low to high revenue multiples for the selected financial data services companies for the latest 12 months were 2.2x to 6.2x (with a median multiple of 3.2x), for calendar year 2012 were 2.3x to 5.7x (with a median multiple of 3.1x) and for calendar year 2013 were 2.3x to 5.2x (with a median multiple of 2.9x) and the overall observed low to high adjusted EBITDA multiples for the selected financial data services companies for the latest 12 months were 7.5x to 15.1x (with a median multiple of 8.7x), for calendar year 2012 were 7.0x to 15.2x (with a median multiple of 9.1x) and for calendar year 2013 were 6.7x to 13.3x (with a median multiple of 8.4x). Oppenheimer then applied selected ranges of latest 12 months and calendar years 2012 and 2013 estimated revenue multiples of 2.7x to 3.7x, 2.6x to 3.5x and 2.4x to 3.3x, respectively, and adjusted EBITDA multiples of 7.4x to 10.0x, 7.7x to 10.4x and 7.2x to 9.7x, respectively, derived from the selected financial data services companies to corresponding data of the Company’s data & subscriptions business.

After taking into account the implied enterprise value reference range derived for the Company’s filings business from the “Discounted Cash Flow Analysis—Filings Business” described below and net cash available on the Company’s balance sheet as of March 31, 2012 less the change of control redemption values of the Company’s Series B and Series C preferred stock, this analysis indicated the following implied per share equity reference range for the Company, as compared to the Common Stock consideration:

Implied Per Share Equity Reference Range	Common Stock Consideration
$0.46 - $0.85	$1.092

Selected Precedent Transactions Analysis. Oppenheimer performed a “sum-of-the-parts” selected precedent transactions analysis of the Company by performing separate selected precedent transactions analyses of the Company’s (i) software business and (ii) data & subscriptions business. Financial data of the Company were based on the Company’s public filings. Financial data of the selected transactions were based on publicly available research analysts’ estimates, public filings and other publicly available information.

Software Business. In its selected precedent transactions analysis of the Company’s software business, Oppenheimer reviewed financial information for the following nine selected transactions involving enterprise SaaS companies, referred to as the selected enterprise SaaS transactions:

Announcement Date	Acquiror	Target
01/12/12	• SAI Global Limited	• Compliance 360, Inc.
09/01/11	• International Business Machines Corporation	• Algorithmics Incorporated
04/27/11	• IHS Inc.	• Dyadem International, Ltd.
10/21/10	• International Business Machines Corporation	• Clarity Systems Limited
10/15/10	• Spectrum Equity Investors	• Trintech Group Plc
09/15/10	• International Business Machines Corporation	• OpenPages
03/01/10	• MSCI Inc.	• RiskMetrics Group, Inc.
02/23/10	• R. R. Donnelley & Sons Company	• Bowne & Co., Inc.
06/15/09	• Softpro Systems Ltd	• Cura Software Solutions

Oppenheimer reviewed enterprise values, calculated as the purchase prices paid for the target companies in the selected enterprise SaaS transactions plus net debt, as a multiple of such target companies’ latest 12 months revenue. The overall observed low to high latest 12 months revenue multiples for the selected enterprise SaaS transactions were 0.7x to 5.3x (with a median multiple of 2.4x). Oppenheimer then applied a selected range of latest 12 months revenue multiples of 2.0x to 2.8x derived from the selected enterprise SaaS transactions to the latest 12 months (as of March 31, 2012) revenue of the Company’s software business.

Data & Subscriptions Business. In its selected precedent transactions analysis of the Company’s data & subscriptions business, Oppenheimer reviewed financial information for the following five selected transactions involving financial data services companies, referred to as the selected financial data services transactions:

Announcement Date	Acquiror	Target
08/30/10	• EBIX, INC.	• A.D.A.M., Inc.
06/02/10	• FactSet Research Systems Inc.	• Market Metrics, Inc.
03/19/10	• Morningstar, Inc.	• RealPoint, LLC
03/08/10	• CCMP Capital Advisors, LLC	• Infogroup Inc.
12/11/09	• Morningstar, Inc.	• Logical Information Machines, Inc.

Oppenheimer reviewed enterprise values, calculated as the purchase prices paid for the target companies in the selected financial data services transactions plus net debt, as multiples of such target companies’ latest 12 months revenue and adjusted EBITDA. The overall observed low to high latest 12 months revenue and adjusted EBITDA multiples for the selected financial data services transactions were 1.3x to 4.0x (with a median multiple of 2.7x) and 8.4x to 9.4x (with a median multiple of 8.9x), respectively. Oppenheimer then applied a selected range of latest 12 months revenue and adjusted EBITDA multiples of 2.3x to 3.1x and 7.6x to 10.3x, respectively, derived from the selected financial data services transactions to the latest 12 months (as of March 31, 2012) revenue and adjusted EBITDA of the Company’s data & subscriptions business.

After taking into account the implied enterprise value reference range derived for the Company’s filings business from the “Discounted Cash Flow Analysis—Filings Business” described below and net cash available on the Company’s balance sheet as of March 31, 2012 less the change of control redemption values of the Company’s Series B and Series C preferred stock, this analysis indicated the following implied per share equity reference range for the Company, as compared to the Common Stock consideration:

Implied Per Share Equity Reference Range	Common Stock Consideration
$0.17 - $0.47	$1.092

Discounted Cash Flow Analysis. Oppenheimer performed a “sum-of-the-parts” discounted cash flow analysis of the Company by performing separate discounted cash flow analyses of the Company’s (i) filings business, (ii) software business and (iii) data & subscriptions business. Financial data of the Company were based on internal estimates of the Company’s management.

Filings Business. In its discounted cash flow analysis of the Company’s filings business, Oppenheimer calculated the estimated present value of the standalone after-tax free cash flows that the Company’s filings business was forecasted to generate during the nine-month period ending December 31, 2012 through the full fiscal year ending December 31, 2015 (one year following discontinuation of such business as directed by the Company’s management). The cash flows were then discounted to present value using discount rates ranging from 16.1% to 20.1%.

Software Business. In its discounted cash flow analysis of the Company’s software business, Oppenheimer calculated the estimated present value of the standalone after-tax free cash flows that the Company’s software business was forecasted to generate during the nine-month period ending December 31, 2012 through the full fiscal year ending December 31, 2016. Oppenheimer calculated terminal values for the Company’s software business by applying to the fiscal year 2016 estimated revenue of such business a range of terminal value multiples of 2.7x to 3.7x. The cash flows and terminal values were then discounted to present value using discount rates ranging from 30.0% to 50.0%.

Data & Subscriptions Business. In its discounted cash flow analysis of the Company’s data & subscriptions business, Oppenheimer calculated the estimated present value of the standalone after-tax free cash flows that the Company’s data & subscriptions business was forecasted to generate during the nine-month period ending December 31, 2012 through the full fiscal year ending December 31, 2016. Oppenheimer calculated terminal values for the Company’s data & subscriptions business by applying to the fiscal year 2016 estimated EBITDA of such business a range of terminal value multiples of 7.4x to 10.0x. The cash flows and terminal values were then discounted to present value using discount rates ranging from 16.6% to 20.6%.

After taking into account the estimated present value of the Company’s net operating loss carryforwards, referred to as NOL carryforwards, expected by the Company’s management to be utilized by the Company to reduce future federal income taxes payable by the Company and net cash available on the Company’s balance sheet as of March 31, 2012 less the change of control redemption values of the Company’s Series B and Series C preferred stock, this analysis indicated the following implied per share equity reference range for the Company, as compared to the Common Stock consideration:

Implied Per Share Equity Reference Range	Common Stock Consideration
$0.24 - $1.09	$1.092

Other Factors. Oppenheimer also noted certain additional factors that were not considered part of Oppenheimer’s financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

•

premiums paid in selected transactions with transaction values of between $30 million and $110 million announced between January 1, 2007 and May 21, 2012, from which Oppenheimer applied to the closing prices of Common Stock on May 21, 2012 and volume-weighted average prices of

Common Stock for the one-month, three-month and 12-month periods ended on May 21, 2012 a selected range of premiums derived from corresponding pre-announcement periods for such transactions of approximately 18.2% to 72.5% (one-trading day period), 19.1% to 66.4% (one-month period), 18.8% to 67.1% (three-month period), and 3.5% to 62.8% (12-month period), respectively, which indicated an implied per share equity reference range for the Company of $0.86 to $1.25 per share; and

•	historical trading prices of Common Stock during the 52-week period ended on May 21, 2012, noting that the low to high closing prices of Common Stock for such period were $0.31 to $1.30 per share.

Miscellaneous

The Company has agreed to pay Oppenheimer for its financial advisory services in connection with the merger an aggregate fee currently estimated to be approximately $1.725 million, portions of which were payable in connection with Oppenheimer’s engagement and upon delivery of Oppenheimer’s opinion and approximately $1.2 million of which is contingent upon consummation of the merger. The Company also has agreed to reimburse Oppenheimer for its expenses, including fees and expenses of its legal counsel, and to indemnify Oppenheimer and related parties against liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement. In the ordinary course of business, Oppenheimer and its affiliates may actively trade securities of the Company, RR Donnelley and their respective affiliates for Oppenheimer’s and its affiliates’ own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

The Company selected Oppenheimer to act as its financial advisor in connection with the merger based on Oppenheimer’s reputation and experience. Oppenheimer is an internationally recognized investment banking firm and, as a part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes. The issuance of Oppenheimer’s opinion was approved by an authorized committee of Oppenheimer.

Financing

The merger agreement does not contain any financing-related closing conditions, and RR Donnelley has represented that it will have sufficient funds at closing to fund the payment of the merger consideration.

Certain Effects of the Merger

Conversion of Outstanding EDGAR Online Preferred and Common Stock, Cancellation of Stock Options and Other Awards

If the merger agreement is adopted by our stockholders and the other conditions to the completion of the merger are either satisfied or waived, Merger Sub will be merged with and into EDGAR Online, with EDGAR Online continuing as the surviving corporation in the merger. Upon the completion of the merger, each issued and outstanding share of our Common Stock, other than shares held by EDGAR Online, RR Donnelley, Merger Sub or any of their subsidiaries and shares held by stockholders who validly perfect their appraisal rights to appraisal under Delaware law, will be converted into the right to receive the per share merger consideration. Our stockholders will be required to surrender their shares upon the completion of the merger in exchange for a cash payment equal to the merger consideration. After completion of the merger, stockholders will not have the opportunity to liquidate their shares at a time and for a price of their own choosing.

The merger agreement provides that:

•

Each share of Common Stock issued and outstanding immediately prior to the effective time (other than dissenting shares and shares held in the treasury of the Company or owned by RR Donnelley, Merger Sub the Company or any of their respective subsidiaries) will automatically be converted into the right to receive cash in an amount, without interest and less any applicable withholding taxes, equal to $1.092.

•

Each share of Series B preferred stock issued and outstanding immediately prior to the effective time (other than dissenting shares and shares held in the treasury of the Company or owned by RR Donnelley, Merger Sub the Company or any of their respective subsidiaries) will automatically be converted into the right to receive cash in an amount, without interest and less any applicable withholding taxes, equal to $171.875.

•

Each share of Series C preferred stock issued and outstanding immediately prior to the effective time (other than dissenting shares and shares held in the treasury of the Company or owned by RR Donnelley, Merger Sub the Company or any of their respective subsidiaries) will automatically be converted into the right to receive cash in an amount, without interest and less any applicable withholding taxes, equal to $158.790.

•

each share of the Company’s Common Stock shares held in the treasury of the Company or owned by RR Donnelley, Merger Sub the Company or any of their respective subsidiaries will automatically be cancelled and retired and will cease to exist, and no consideration will be paid in exchange for it; and

•	each share of Common Stock of Merger Sub will be converted into and become one share of Common Stock of the Company, as the surviving corporation.

The merger agreement also provides that each outstanding stock option of the Company, whether vested or unvested, will be cancelled at the effective time of the merger, and each holder of any such option with an exercise price below $1.092 will be entitled to receive in consideration for such cancellation an amount in cash (subject to reduction for any applicable withholding taxes) equal to (i) the number of shares of Common Stock underlying the option multiplied by (ii) the difference between (A) $1.092 per share in cash, without interest, and (B) the exercise price per share of such option. All other outstanding Company stock options will be cancelled without any present or future right to receive any option consideration. The option consideration will only be payable if, when and to the extent it is greater than $0.

The total amount expected to be paid in respect of restricted shares of our Common Stock is approximately $2.0 million. The total amount expected to be paid in respect of outstanding stock options is approximately $0.4 million.

Effect on Listing; Registration and Status of EDGAR Online Common Stock

Our Common Stock is registered as a class of equity securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is quoted on the NASDAQ Capital Market under the symbol “EDGR.” As a result of the merger, EDGAR Online will be a privately-held company, with no public market for its Common Stock. After the merger, our Common Stock will cease to be traded on the NASDAQ Capital Market, and price quotations with respect to sales of shares of our Common Stock in the public market will no longer be available. In addition, registration of our Common Stock under the Exchange Act will be terminated. This termination and the delisting of EDGAR Online Common Stock from the NASDAQ Capital Market will make certain provisions of the Exchange Act inapplicable to EDGAR Online as a stand-alone company, such as:

•	the short-swing recovery provisions of Section 16(b) and the requirement to furnish a proxy or an information statement in connection with a stockholders’ meeting; and

•

the liability provisions of the Exchange Act and the corporate governance requirements under NASDAQ rules and regulations and under the Sarbanes-Oxley Act of 2002 (such as the requirement that certain executive officers of EDGAR Online certify the accuracy of EDGAR Online’s financial statements and that annual reports contain management’s report on the effectiveness of the company’s internal controls).

In addition, EDGAR Online will no longer be required to file periodic reports with the SEC after the effective time of the merger with respect to its Common Stock.

Interests of EDGAR Online’s Directors and Executive Officers in the Merger

In considering the unanimous recommendation of our Board of Directors, you should be aware that EDGAR Online’s directors and executive officers have interests in the transaction that are different from, and in addition to, the interests of EDGAR Online stockholders generally and that may present a potential conflict of interest. As described in more detail below, these interests include certain payments and benefits that may be provided to EDGAR Online’s executive officers upon completion of the merger, or upon the occurrence of certain events thereafter, including accelerated vesting of stock options and restricted stock awards, cash severance and continued health and welfare benefits. Additionally, for the non-employee directors, these interests include the accelerated vesting of stock options and restricted stock awards.

The dates and share prices used below to quantify these interests have been selected for illustrative purposes only. They do not necessarily reflect the dates on which certain events will occur and do not represent a projection about the future value of EDGAR Online common stock. Our Board of Directors was aware of these interests and considered that these interests may be different from, and in addition to, the interests of our stockholders generally, among other matters, in approving the merger agreement and the merger, and in determining to recommend that our stockholders vote for adoption of the merger agreement.

Outstanding Stock

As described in “Security Ownership of Management and Certain Beneficial Owners” beginning on page 79, certain of our executive officers and directors hold shares of our common stock. All outstanding shares of EDGAR Online common stock will be converted into the right to receive the merger consideration.

Treatment of Outstanding Equity Awards

EDGAR Online equity awards held by our executive officers and directors that are outstanding immediately prior to the closing of the merger will be subject to the following treatment.

Stock Options

The merger agreement provides that each outstanding stock option, whether vested or unvested immediately prior to the effective time of the merger, will either (I) be converted into the right to receive an amount in cash (subject to any applicable withholding taxes) equal to (i) the number of shares of EDGAR Online common stock underlying the option multiplied by (ii) the difference between (A) $1.092 per share in cash, without interest and less any applicable withholding taxes, and (B) the exercise price per share of such option, or (II) cancelled without any present or future right to receive any option consideration. The option consideration will only be payable if, when and to the extent it is greater than $0.

Restricted Stock Awards

Under the terms of certain award agreements, all or a portion of unvested restricted stock awards will vest at the effective time of the merger and therefore be treated under the merger agreement as common stock. The merger agreement provides that each share of common stock outstanding will be converted into an amount of $1.092 per share in cash, without interest and less any applicable withholding taxes.

The following table assumes an effective time of the merger of [      —      ], 2012 and shows, for each executive officer and each director, as applicable, as of such effective time, (i) the number of shares subject to vested and unvested EDGAR Online stock options held by him or her; (ii) the cash consideration that he or she will receive for such outstanding vested and unvested EDGAR Online stock options at the effective time of the merger; (iii) the number of shares of restricted stock held by him or her; and (iv) the cash consideration that he or she will receive for such outstanding shares of restricted stock at the effective time of the merger or otherwise relates to the merger or events occurring thereafter. The information in the table assumes that all options and shares or restricted stock will remain outstanding through the effective time of the merger.

Name	Number of Shares Underlying Vested and Unvested Options	Value of Outstanding Vested and Unvested Options (1)	Number of Shares Underlying Restricted Stock Award	Value of Outstanding Shares of Restricted Stock (2)
Non-Executive Directors
Alfred R. Berkeley	90,000	$9,900	25,000	$27,300
John M. Connolly*	40,000	$3,300	25,000	$27,300
Harold Copperman	75,000	$9,900	25,000	$27,300
Eric Herr	75,000	$9,900	25,000	$27,300
Mark Maged	109,850	$3,300	25,000	$27,300
Barry Schuler	40,000	$3,300	25,000	$27,300
Jeffrey Schwartz	40,000	$3,300	25,000	$27,300

Executive Officers
Robert J. Farrell			2,528,760	$2,761,405
David Price	230,600	$0	300,000	$327,600
Diana Bourke*
Stefan Chopin*

(1)	Represents the amount (if any) payable to the individual with respect to vested and unvested options held by the individual. Calculated for each individual by multiplying (i) the aggregate number of shares subject to vested options by (ii) the difference between (A) $1.092, and (B) the weighted average exercise price of the vested or unvested options. Several of the vested and unvested options have an exercise price per share greater than $1.092 and therefore no value is attributable to those options.
(2)	Represents the amount (if any) payable to the individual with respect to shares of restricted stock held by the individual that is based on or otherwise relates to the merger or events occurring thereafter. Calculated for each individual by multiplying (i) the aggregate number of shares of restricted stock by (ii) $1.092.
*	Mr. Connolly served as interim President and Chief Executive until March 28, 2011 when Mr. Farrell joined EDGAR Online. Mr. Connolly currently serves as non-executive Chairman of the Board. Ms. Bourke resigned from EDGAR Online effective May 13, 2011 and Mr. Chopin’s employment with EDGAR Online was terminated effective September 30, 2011.

Change of Control and Severance Benefits under Current EDGAR Online Employment Agreements.

Mr. Farrell is party to an employment agreement with EDGAR Online dated March 1, 2011 which provides him with certain change of control and severance benefits. If Mr. Farrell is terminated without cause or he resigns for good reason, regardless of whether such termination or resignation is in connection with a change of control, Mr. Farrell will receive a severance payment consisting of (i) six (6) months of his base salary in effect immediately prior to such termination if such termination occurs before the third anniversary of the commencement date of his employment agreement; or (ii) twelve (12) months of his base salary in effect immediately prior to such termination if such termination occurs on or after the third anniversary of the commencement date of his employment agreement. Mr. Farrell will also be entitled to receive reimbursement for his COBRA premiums during such severance period, minus the premiums that Mr. Farrell would have paid as an active employee. If Mr. Farrell is terminated without cause or resigns for good reason subsequent to a change of control, then in addition to the benefits described above, Mr. Farrell will be entitled to the accelerated vesting of one-hundred percent (100%) of his unvested shares of restricted stock. Regardless of whether Mr. Farrell is terminated without cause or resigns for good reason, Mr. Farrell is entitled to the accelerated vesting of fifty percent (50%) of his unvested shares of restricted stock automatically upon a change of control.

Mr. Price is party to an employment agreement with EDGAR Online dated June 25, 2010 which provides him with certain change of control and severance benefits. If Mr. Price is terminated without cause or if he resigns for good reason, he will be entitled to receive six (6) months of his base salary as severance pay, a prorated share of his bonus during such period and the continued vesting of all stock options and restricted stock awards that are not performance based according to their predefined schedule for such six (6) month period. Mr. Price will also be entitled to receive reimbursement for his COBRA premiums during such severance period. If Mr. Price is terminated without cause or he resigns for good reason pursuant to a change of control, then in lieu of the benefits described above, Mr. Price will be entitled to receive only six (6) months of his base salary as severance pay, paid within 10 days of his last day of employment. Regardless of whether Mr. Price is terminated without cause or resigns for good reason, Mr. Price is entitled to full vesting of all outstanding stock options and other restricted stock awards automatically upon a change of control.

Compensation to Named Executive Officers of EDGAR Online in Connection with the Merger

Certain of our named executive officers are eligible to receive compensation that is based on or otherwise relates to the merger pursuant to EDGAR Online arrangements (the “Change of Control Compensation”), which is summarized in the table below. Only the Change of Control Compensation payable to EDGAR Online’s named executive officers is subject to an advisory (non-binding) vote of the EDGAR Online stockholders, as more fully described in the section entitled “Non-Binding Advisory Vote on Merger-Related Executive Compensation Payments to our Named Executive Officers” beginning on page 76.

Each of the named executive officers will be entitled to certain accelerated vesting of outstanding stock options upon the merger. For more information, please see the sections entitled “Treatment of Equity Awards” above.

The following table sets forth the aggregate dollar value of the various elements of compensation that each named executive officer of EDGAR Online would receive that is based on or otherwise relates to the merger, based on the following assumptions:

•	The merger closed on [ — ], 2012, the latest practicable date prior to the filing of this document;

•	With respect to stock options and shares of restricted stock, the price per share of our common stock is $1.092 in accordance with the merger agreement; and

•	The employment of Messrs. Farrell and Price is terminated without cause or for good reason following the closing of the merger.

Executive Name	Cash (1)	Equity (2)	Perquisites/ Benefits (3)	Total
Robert J. Farrell	$162,500	$2,761,405	$4,187	$2,928,092
David Price	$342,838	$327,600	$5,337	$675,775
John M. Connolly*		$30,600
Diana Bourke*
Stefan Chopin*

(1)	Reflects the total amount of cash severance that would be payable to each individual if terminated without cause or by the individual for good reason. For Mr. Price, this amount includes an estimated pro-rated bonus amount for 6 months, assuming the maximum target bonus is achieved, equal to $200,000. These amounts represent “double trigger” benefits, and include estimated cash severance payments under the employment agreements for Messrs. Farrell and Price.
(2)

The amounts in this column represent the total value of the accelerated vesting of outstanding stock options or shares of restricted stock, based on a per share value of the merger consideration of $1.092, less the applicable per share exercise price for the stock options and assumes that the employment of Messrs. Farrell and Price is terminated without cause or for good reason. Upon a change of control or “single trigger” event,

Mr. Price is entitled to full accelerated vesting of all outstanding stock options and shares of restricted stock and Mr. Farrell is entitled to the accelerated vesting of 50% of his unvested shares of restricted stock.
(3)	These amounts represent “double trigger” benefits, and include the estimated value of COBRA medical and dental premiums for 6 months, less the active employee premium in the case of Mr. Farrell only.
*	Mr. Connolly served as interim President and Chief Executive until March 28, 2011 when Mr. Farrell joined EDGAR Online. Mr. Connolly currently serves as non-executive Chairman of the Board. Ms. Bourke resigned from EDGAR Online effective May 13, 2011 and Mr. Chopin’s employment with EDGAR Online was terminated effective September 30, 2011.

Indemnification of Officers and Directors

The merger agreement contains provisions relating to the indemnification of EDGAR Online’s directors and officers. Under the merger agreement, for six years after the effective time of the merger, RR Donnelley will cause EDGAR Online to indemnify and hold harmless EDGAR Online’s directors and officers (as of the date of the merger agreement) for acts or omissions occurring prior to the effective time of the merger to the extent provided under (i) applicable law, (ii) EDGAR Online’s certificate of incorporation or bylaws, or (iii) any indemnification agreements between EDGAR Online and EDGAR Online’s directors and officers (in the case of (ii) and (iii), as in effect as of the date of the merger agreement), subject to any limitation imposed under applicable law.

Directors’ and Officers’ Insurance

Under the merger agreement, RR Donnelley has agreed that prior to the effective time of the merger, RR Donnelley (or at RR Donnelley’s option, EDGAR Online) will purchase a prepaid, non-cancelable “tail” policy on EDGAR Online’s current officers’ and directors’ liability insurance policy (on terms and conditions no less favorable than as provided in EDGAR Online’s current policies as of the date of the merger agreement), for a claims reporting or discovery period of at least six years from the effective time of the merger.

The merger agreement provides that if RR Donnelley or EDGAR Online: (i) consolidates with or merges into any other person and is not the continuing or the surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of RR Donnelley or EDGAR Online, as the case may be, will assume the foregoing obligations.

The foregoing summary of the indemnification of directors and officers, and directors’ and officers’ insurance, is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Appendix A.

Special Committee Compensation

In consideration of the expected time and effort that would be required of the members of the special committee in evaluating the merger, including negotiating the terms and conditions of the merger agreement, the Board of Directors determined that each member of the special committee will receive an initial fee of $30,000 and a further fee of $10,000 to the extent the work of the special committee exceeds one month in duration for such member’s service on the special committee and for the time such member may be required to spend as a result of any litigation that may result from such member’s service on the special committee or the merger or an alternative transaction. The chair of the special committee, Eric Herr, will be paid an additional $7,000. No other meeting fees or other compensation (other than reimbursement for out-of-pocket expenses in connection with attending special committee meetings) will be paid to the members of the special committee in connection with their service on the special committee.

Regulatory Matters

U.S. Antitrust Authorities and Foreign Governmental Regulation

The HSR Act and the regulations promulgated thereunder require RR Donnelley and EDGAR Online to file notification and report forms with respect to the merger and related transactions with the DOJ and the FTC. EDGAR Online and RR Donnelley filed their respective required notification and report forms on June 6, 2012. The initial waiting period relating to these filings is scheduled to expire on July 6, 2012 at 11:59 p.m. Eastern Time.

Nevertheless, at any time before or after the completion of the merger, the DOJ or the FTC or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, to rescind the merger or to seek divestiture of particular assets by either party in connection with the merger. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. Although there is no assurance that they will not do so, we do not anticipate any regulatory authority, state or private party to take legal action under any antitrust laws.

Although we do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that we will obtain all required regulatory approvals, or that those approvals will not include terms, conditions or restrictions that may have an adverse effect on EDGAR Online or, after the completion of the transaction, on RR Donnelley.

The merger may be subject to certain regulatory requirements of other municipal, state, federal and foreign governmental and self-regulatory agencies and authorities, including those relating to the offer and sale of securities. Together with RR Donnelley, we are currently working to evaluate and comply in all material respects with these requirements, as appropriate, and do not currently anticipate that they will hinder, delay or restrict completion of the merger. If any approval or action is needed, however, we may not be able to obtain it or any of the other necessary approvals. Even if we could obtain all necessary approvals, and the merger agreement is adopted by our stockholders, conditions may be placed on the merger that could cause us to abandon it.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the merger to certain holders of our Common Stock, Series B Stock and Series C Stock. This summary is based on the Internal Revenue Code of 1986, as amended, referred to as the “Code” in this proxy statement, regulations promulgated under the Code, administrative rulings and pronouncements issued by the Internal Revenue Service and court decisions now in effect. All of these authorities are subject to change, possibly with retroactive effect so as to result in tax consequences different from those described below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to statements made and conclusions reached in this discussion, and the statements and conclusions in this proxy are not binding on the IRS or any court. We can provide no assurances that the tax consequences described below will not be challenged by the IRS or will be sustained by a court if so challenged.

This summary does not address all of the U.S. federal income tax consequences that may be applicable to a particular holder of our Common Stock, Series B Stock or Series C Stock, as the case may be. In addition, this summary does not address the U.S. federal income tax consequences of the merger to holders of our Common Stock, Series B Stock and Series C Stock who are subject to special treatment under U.S. federal income tax laws, including, for example, banks and other financial institutions, insurance companies, tax-exempt investors, S corporations, U.S. expatriates, dealers in securities, traders in securities who elect the mark-to-market method of accounting for their securities, regulated investment companies, holders who hold their Common Stock, Series B Stock or Series C Stock as part of a hedge, straddle or conversion transaction, holders whose functional currency is not the U.S. dollar, holders who acquired our Common Stock, Series B Stock or Series C Stock through the exercise of employee stock options or other compensatory arrangements, holders who receive cash pursuant to the exercise of appraisal rights, holders who are subject to the alternative minimum tax provisions of the Code and holders who do not hold their shares of our Common Stock, Series B Stock or Series C Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, for investment).

This discussion does not address the U.S. federal income tax consequences to any holder of our Common Stock, Series B Stock or Series C Stock who or which, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust. In addition, this discussion does not address U.S. federal estate or gift tax consequences of the merger, or the tax consequences of the merger under state, local, or foreign tax laws.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of our Common Stock, Series B Stock or Series C Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner of our Common Stock, Series B Stock or Series C Stock that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the merger.

This summary is provided for general information purposes only and is not intended as a substitute for individual tax advice. Each holder of EDGAR Online Common Stock, Series B Stock and Series C Stock should consult the holder’s individual tax advisors as to the particular tax consequences of the merger to such holder, including the application and effect of any state, local, foreign or other tax laws and the possible effect of changes to such laws.

Exchange of Common Stock, Series B Stock and Series C Stock for Cash. Generally, the merger will be taxable to the holders of our Common Stock, Series B Stock and Series C Stock for U.S. federal income tax purposes. A holder of our Common Stock, Series B Stock or Series C Stock receiving cash in the merger that is a U.S. person generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received and the holder’s adjusted tax basis in our Common Stock, Series B Stock or Series C Stock surrendered. Any such gain or loss generally will be capital gain or loss. Any capital gain or loss will be taxed as long-term capital gain or loss if the holder has held our Common Stock, Series B Stock or Series C Stock for more than one year prior to the effective time of the merger. If the holder has held our Common Stock, Series B Stock or Series C Stock for one year or less prior to the effective time of the merger, any capital gain or loss will be taxed as short-term capital gain or loss. Currently, most long-term capital gains for non-corporate taxpayers are taxed at a maximum federal tax rate of 15%. The deductibility of capital losses is subject to certain limitations. If a holder acquired different blocks of EDGAR Online Common Stock, Series B Stock or Series C Stock at different times and different prices, such holder must determine the adjusted tax basis and holding period separately with respect to each such block of EDGAR Online Common Stock, Series B Stock or Series C Stock.

Dissenting Stockholders. Each holder of EDGAR Online Common Stock, Series B Stock or Series C Stock who perfects appraisal rights with respect to the merger, as discussed under “—Dissenters’ Rights of Appraisal” beginning on page 51 of this proxy statement and who receives cash in respect of their shares of our Common Stock, Series B Stock or Series C Stock should consult the holder’s individual tax advisor as to the tax consequences of the receipt of cash as a result of exercising appraisal rights. The holders of Series B Stock and Series C Stock who are parties to the Voting Agreement have agreed not to exercise their rights of appraisal in connection with the merger.

Information Reporting and Backup Withholding. Generally, holders of EDGAR Online Common Stock, Series B Stock and Series C Stock will be subject to information reporting on the cash received in the merger unless such a holder is an exempt recipient. In addition, under the U.S. federal backup withholding tax rules, the exchange agent will generally be required to withhold 28% of all cash payments to which a holder of EDGAR Online Common Stock, Series B Stock and Series C Stock is entitled in connection with the merger unless such holder provides under penalties of perjury on a Form W-9 (or appropriate substitute form) a tax identification number, certifies that such holder is a U.S. person and that tax identification number is correct and that no backup withholding is otherwise required, and otherwise complies with such backup withholding rules, or such holder otherwise establishes an exemption. In general, each holder of EDGAR Online Common Stock, Series B Stock and Series C Stock that is a U.S. person should complete and sign the Form W-9 (or appropriate substitute form) included as part of the letter of transmittal and return it to the exchange agent, in order to certify that the holder is exempt from backup withholding or to provide the necessary information to avoid backup withholding. Backup withholding is not an additional tax. Any amount withheld from a payment to a holder of EDGAR Online Common Stock, Series B Stock and Series C Stock under these rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

HOLDERS OF EDGAR ONLINE COMMON STOCK, SERIES B STOCK AND SERIES C STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Litigation Related to the Merger

Following the announcement of the merger agreement on May 22, 2012, three purported stockholders of EDGAR Online initiated legal actions challenging the merger.

On May 24, 2012, purported stockholder Brad Shifrin filed a putative class action complaint in the Circuit Court for Montgomery County, Maryland, in an action styled Brad Shifrin, individually and on behalf of all others similarly situated v. EDGAR Online Inc., John M. Connolly; Robert Farrell; Mark Maged; Jeffrey Schwartz; Alfred Berkeley; Barry Schuler; Eric Herr, Harold D. Copperman; R.R. Donnelley & Sons Company; and Leo Acquisition Sub Inc., Case Number 363444.

On May 29, 2012, purported stockholder Guy Trettel filed a putative class action complaint in the Court of Chancery of the State of Delaware, in an action styled Guy Trettel, individually and on behalf of all others similarly situated v. Robert Farrell; John Connolly; Mark Maged; Alfred Berkeley; Harold Copperman; Eric Herr; Barry Schuler; Jeffrey Schwartz; R.R. Donnelley & Sons Company; Leo Acquisition Sub Inc.; and EDGAR Online Inc., Case Number 7573.

On May 29, 2012, purported stockholder Avraham Yacobi filed a putative class action complaint in the Circuit Court for Montgomery County, Maryland, in an action styled Avraham Yacobi, individually and on behalf of all others similarly situated v. EDGAR Online Inc., John M. Connolly; Robert J. Farrell; Mark Maged; Alfred R. Berkeley III; Eric B. Herr; Barry Schuler; Jeffrey Schwartz; R.R. Donnelley & Sons Company; and Leo Acquisition Sub Inc., Case Number 363644.

On June 8, 2012, plaintiffs in the two Maryland actions filed motions seeking to appoint Interim Co-Lead Counsel for both class actions. On June 11, 2012, all parties to the two Maryland actions stipulated and agreed to consolidate the actions and filed a joint motion with the Court requesting consolidation.

Collectively, the complaints allege direct and derivative claims that EDGAR Online’s directors breached their fiduciary duties by their actions in approving the merger agreement; and, that RR Donnelley and Merger Sub aided and abetted breaches of fiduciary duty. All actions request that the merger be enjoined, the merger agreement be rescinded and plaintiff’s counsel and experts’ fees be reimbursed. In addition, the Maryland actions assert claims against all defendants for declaratory relief under state law that defendants breached their fiduciary duties and that a vote on the merger should be enjoined and the merger rescinded.

While these cases are in their early stages, the defendants believe that these lawsuits are without merit, and intend to defend the lawsuits vigorously.

Dissenters’ Rights of Appraisal

Under Delaware law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your EDGAR Online Common Stock, Series B Stock and Series C Stock as determined by the Court of Chancery of the State of Delaware (the “Chancery Court”), together with interest, if any, as determined by the Chancery Court, in lieu of the consideration you would otherwise be entitled to receive pursuant to the merger agreement. Any of our stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Delaware law requires strict compliance with the statutory procedures. A copy of Section 262 is attached to this proxy statement as Appendix C. The holders of Series B Stock and Series C Stock who are parties to the Voting Agreement have agreed not to exercise their rights of appraisal in connection with the merger.

The following is a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect the stockholder’s appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your right to appraisal under Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Appendix C because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law. Section 262 requires that stockholders be notified not less than 20 days before the special meeting to vote on the adoption of the merger agreement that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to us, as set forth below, a written demand for appraisal of your shares before the stockholder vote is taken with respect to the merger at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against adoption of the merger agreement. Voting against or failing to vote for adoption of the merger agreement does not constitute a demand for appraisal under Section 262.

•

You must not vote in favor of adoption of the merger agreement. A vote in favor of adoption of the merger agreement, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement.

•

You must hold the shares of EDGAR Online Common Stock, Series B Stock and Series C Stock on the date the written demand for appraisal is made and continue to hold the shares through the completion of the merger.

If you fail to comply with any of these conditions, and the merger is completed, you will be entitled to receive the cash payment for your shares of EDGAR Online Common Stock, Series B Stock and Series C Stock as provided for in the merger agreement, but will have no appraisal rights with respect to your shares of EDGAR Online Common Stock, Series B Stock and Series C Stock.

All demands for appraisal should be addressed to EDGAR Online, Inc., Attn: Corporate Secretary, 11200 Rockville Pike, Suite 310, Rockville, Maryland 20852, should be delivered before the vote on adoption of the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of EDGAR Online Common Stock, Series B Stock and Series C Stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder thereby to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of EDGAR Online Common Stock, Series B Stock and Series C Stock must be made by, or in the name of, such record stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the record owner submit the required demand in respect of such shares.

If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, dealer, commercial bank, trust company or other nominee, who holds shares as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

If you hold your shares of EDGAR Online Common Stock, Series B Stock and Series C Stock in a brokerage or bank account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker, dealer, commercial bank, trust company or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee. Within ten days after the effective date of the merger, the surviving corporation must give written notice of the date the merger became effective to each EDGAR Online stockholder who has properly filed a written demand for appraisal and who did not vote in favor of adoption of the merger agreement. Within 120 days after the effective date of the merger, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Chancery Court demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders and has no intention of doing so. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify such stockholder’s previous written demand for appraisal.

At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of EDGAR Online Common Stock, Series B Stock and Series C Stock. Any attempt to withdraw an appraisal demand more than 60 days after the effective date of the merger will require the written approval of the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will be entitled, upon written request, to receive a statement setting forth the aggregate number of shares of EDGAR Online Common Stock, Series B Stock and Series C Stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within ten days after a written request has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from the surviving corporation the statement described in this paragraph.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders who demanded appraisal of their shares, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Chancery Court may dismiss the proceedings as to such stockholder.

After determination of the stockholders entitled to appraisal of their shares of EDGAR Online Common Stock, Series B Stock and Series C Stock the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. When the value is determined the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares. Unless the Chancery Court in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between effective time of the merger and the date of payment of the judgment.

In determining fair value, the Chancery Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include “market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation.” In Weinberger, the Delaware Supreme Court stated, among other things, that “proof of value by any techniques or methods generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding. In addition, the Delaware Court of Chancery has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy.

You should be aware that the fair value of your shares as determined under Section 262 could be more, the same or less than the value that you are entitled to receive pursuant to the merger agreement. You should be aware that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a merger are not opinions as to, and do not in any manner address, fair value under Section 262. Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date of the merger, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares (other than with respect to payment as of a record date prior to the effective date); however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the cash payment for shares of his or her EDGAR Online Common Stock, Series B Stock and Series C Stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective date.

In view of the complexity of Section 262 of the DGCL, any of our stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors. Failure to take any required step in connection with exercising appraisal rights may result in the termination or waiver of such rights.

THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement and is qualified in its entirety by reference to the complete merger agreement which is attached as Appendix A to and is incorporated by reference into this proxy statement. We urge to you to read the merger agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the merger and the agreement among the Company, RR Donnelley and Merger Sub with respect to the merger.

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement and described in this summary. The merger agreement contains representations and warranties that the Company, RR Donnelley and Merger Sub made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligation to complete the merger and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to important limitations and qualifications as set forth (i) therein, including a contractual standard of materiality different from that generally applicable to stockholders or generally applicable under federal securities laws, and (ii) in the disclosure schedule delivered by the Company in connection with the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

General; The Merger

Upon the terms and subject to the satisfaction or waiver of the conditions of the merger agreement and in accordance with the Delaware General Corporation Law, referred to as the DGCL, Merger Sub will merge with and into the Company at the effective time of the merger and the separate corporate existence of Merger Sub will cease at such time. The Company will be the surviving corporation in the merger and will continue to be a Delaware corporation after the merger, wholly-owned by RR Donnelley. The Company’s certificate of incorporation in effect immediately prior to the merger will be amended to read as set forth on Exhibit A to the merger agreement, and the bylaws of Merger Sub will become the bylaws of the surviving corporation immediately after the merger.

The directors and officers of Merger Sub immediately prior to the effective time of the merger will, immediately after the effective time of the merger, be the directors and officers of the Company, as the surviving corporation.

When the Merger Becomes Effective

The merger agreement provides that the merger of Merger Sub and EDGAR Online will occur on the second business day following the day on which the last of the closing conditions to the merger (other than those conditions that may only be satisfied on the closing date, but subject to the satisfaction of such conditions), or such other time as RR Donnelley and EDGAR Online agree. Subject to the provisions of the merger agreement, at the closing, the Company will file a certificate of merger with the Secretary of State of the State of Delaware, and the merger will become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or at such other later date and time as specified in the certificate of merger. If EDGAR Online’s stockholders adopt the merger agreement, the Company and RR Donnelley intend to complete the merger as soon as practicable thereafter.

Consideration to be Received Pursuant to the Merger

•	The merger agreement provides that:

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Each share of Common Stock issued and outstanding immediately prior to the effective time of the merger (other than dissenting shares and shares held in the treasury of the Company or owned by RR Donnelley, Merger Sub the Company or any of their respective subsidiaries) will automatically be converted into the right to receive cash in an amount, without interest and less any applicable withholding taxes, equal to $1.092.

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Each share of Series B Stock issued and outstanding immediately prior to the effective time of the merger (other than dissenting shares and shares held in the treasury of the Company or owned by RR Donnelley, Merger Sub the Company or any of their respective subsidiaries) will automatically be converted into the right to receive cash in an amount, without interest and less any applicable withholding taxes, equal to $171.875.

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Each share of Series C Stock issued and outstanding immediately prior to the effective time of the merger (other than dissenting shares and shares held in the treasury of the Company or owned by RR Donnelley, Merger Sub the Company or any of their respective subsidiaries) will automatically be converted into the right to receive cash in an amount, without interest and less any applicable withholding taxes, equal to $158.790.

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each share of the Company’s Common Stock held in the treasury of the Company or owned by RR Donnelley, Merger Sub the Company or any of their respective subsidiaries will automatically be cancelled and retired and will cease to exist, and no consideration will be paid in exchange for it; and

•	each share of Common Stock of Merger Sub will be converted into and become one share of Common Stock of the Company, as the surviving corporation.

Treatment of Options in the Merger

At the effective time of the merger, each outstanding stock option of the Company, whether vested or unvested, will be cancelled and each holder thereof will either be (i) entitled to receive in consideration for such cancellation of each vested or unvested stock option, an amount equal to $1.092, the merger consideration payable for a share of common stock, multiplied by the number of shares of Common Stock issuable upon exercise of such stock option, minus the aggregate exercise price for the Common Stock issuable upon exercise of such stock option (referred to as the option consideration), or (ii) cancelled without any present or future right to receive any portion of the merger consideration. The option consideration will only be payable if, when and to the extent it is greater than $0.

Payment for EDGAR Online Common Stock, Series B Stock and Series C Stock in the Merger

RR Donnelley intends to use a paying agent to pay the aggregate merger consideration. Prior to the effective time of the merger, RR Donnelley must deposit with the paying agent the merger consideration to which holders of Common Stock, Series B Stock and Series C Stock will be entitled at the effective time of the merger. As soon as practicable, but in any event within five business days following the effective time of the merger, the paying agent will mail to each record holder of a stock certificate representing shares of, or of non-certificated book-entry shares of, common stock, Series B Stock or Series C Stock issued and outstanding immediately prior to the effective time a letter of transmittal and instructions for the execution and delivery of the letter of transmittal and surrender the certificates or book-entry shares in exchange for payment of the merger consideration.

Upon surrender of the certificates and book-entry shares for cancellation to the paying agent and upon delivery of a letter of transmittal, duly executed and in proper form, the holder of such certificates or book-entry shares will be entitled to receive the merger consideration for each share of Common Stock, Series B Stock or Series C Stock formerly represented by such certificates and for each book-entry shares.

At the effective time of the merger, the stock transfer books of EDGAR Online will be closed and there will be no further registration of transfers of shares of Common Stock, Series B Stock or Series C Stock on the stock records of EDGAR Online. From the effective time of the merger, the holders of certificates and book-entry shares outstanding immediately prior to the effective time of the merger will cease to have any rights with respect to such shares except as provided for by the merger agreement or applicable law. After the effective time of the merger, any certificates which are presented to EDGAR Online will be cancelled and exchanged as provided in the merger agreement.

Lost Certificates

If any certificate is lost, stolen or destroyed, the paying agent will deliver the applicable merger consideration due in respect of the shares formerly represented by that certificate if:

•	the holder asserting the claim of a lost, stolen or destroyed certificate makes an affidavit of that fact; and

•	upon request of RR Donnelley, the stockholder posts a bond in a customary amount as indemnity against any claim that may be made with respect to such certificate.

Unclaimed Amounts

Any portion of the funds not distributed by the paying agent nine months after the effective time of the merger will be delivered by the paying agent to RR Donnelley. Thereafter, holders of Common Stock, Series B Stock or Series C Stock who have not complied with the procedures in the merger agreement to receive payment of the merger consideration may only look to RR Donnelley for payment of the merger consideration, subject to abandoned property, escheat or similar law.

No Liability

None of the Company, RR Donnelley, Merger Sub or the paying agent will be liable to any person in respect of any shares of merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Representations and Warranties

The representations and warranties of EDGAR Online contained in the merger agreement (i) have been made solely for purposes of the merger agreement, (ii) have been qualified by matters specifically disclosed in any reports filed by us with the SEC prior to the date of the merger agreement and disclosure schedules delivered by EDGAR Online to RR Donnelley and Merger Sub prior to the execution of the merger agreement, (iii) are subject to materiality qualifications contained in the merger agreement, which might differ from what is viewed as material by investors, (iv) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement and (v) have been included in the merger agreement for the purpose of allocating risk between the contracting parties and were not intended to be treated as categorical statements of fact. The merger agreement should not be read alone, but should instead be read in conjunction with the information provided elsewhere in this document and in our filings with the SEC. See “Where Stockholders Can Find More Information” beginning on page 81.

The merger agreement contains a number of representations and warranties made by us, RR Donnelley and Merger Sub that relate to, among other things:

•	corporate existence, good standing, due organization and qualification to conduct business;

•	due authorization, execution, delivery and validity of the merger agreement;

•	absence of any conflict with organizational documents or any violation of agreements, laws or regulations as a result of the consummation of the merger;

•	governmental authorization necessary to complete the merger;

•	disclosure documents relating to the merger agreement; and

•	finders’ fees and fees payable to financial advisors in connection with the merger.

Our representations and warranties relate to, among other things:

•	our organizational documents and those of our subsidiaries;

•	our capital structure;

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our subsidiaries, including their corporate existence, good standing, due organization and qualification to conduct business and the absence of any conflict with their organizational documents or any violation of their agreements, laws or regulations as a result of the consummation of the merger;

•	our filings with the SEC, the absence of untrue statement of a material fact or omissions, and the accuracy of information, including financial information, contained in these documents;

•	our compliance with the Sarbanes-Oxley Act of 2002 and other matters related to our internal and disclosure controls;

•	the absence of undisclosed material liabilities;

•	the absence of material changes and events concerning us and our subsidiaries since December 31, 2011;

•	matters relating to our and our subsidiaries’ leased real property and the leases related to our leased real property;

•	matters relating to our and our subsidiaries’ tangible assets;

•	our material contracts and those of our subsidiaries and performance obligations thereunder;

•	matters relating to our intellectual property and that of our subsidiaries;

•	pending or threatened material litigation or investigations against us and our subsidiaries;

•	matters relating to labor and other employment matters;

•	matters relating to the Employee Retirement Income Security Act of 1974, as amended, and our employee benefits;

•	completion and accuracy of our tax filings and payment of our taxes;

•	compliance with applicable laws and possession of permits, licenses, franchises, exemptions, approvals and authorizations by us and our subsidiaries;

•	compliance with environmental laws by us and our subsidiaries;

•	our maintenance of insurance;

•	matters relating to transactions between us and our subsidiaries, on one hand, and certain affiliated persons, on the other hand;

•	matters relating to certain of our material customers and material suppliers;

•	the inapplicability of anti-takeover laws to the merger;

•	the accuracy of the statements and information supplied in this proxy statement; and

•	the receipt of an opinion from our financial advisor.

Many of our representations and warranties are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, “Material Adverse Effect” means an effect, event, development or change or prospective effect, development or change that, individually or in the aggregate, is, or could reasonably be expected to be, materially adverse to the business, properties, assets, results of operations, prospects or condition (financial or otherwise) of EDGAR Online and its subsidiaries, taken as a whole, or could reasonably be expected to prevent impede or otherwise affect in any material respect the consummation of the transactions contemplated by the merger agreement; provided, however, that the term “Material Adverse Effect” will not include effects to the extent they result from

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any change relating to the United States economy or securities markets in general, except to the extent EDGAR Online and its subsidiaries, taken as a whole, are adversely affected in a disproportionate manner relative to others in the industries in which EDGAR Online and its subsidiaries operate);

•	any failure to meet projections, but any facts or circumstances underlying such failure will be taken into account in determining whether a Material Adverse Effect has occurred;

•	any attack, outbreak, hostility, terrorist activity, act or declaration of war or act of public enemies;

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any change adversely affecting the industry in which EDGAR Online operates (provided, however, that such exclusion only applies to the extent such effect does not disproportionately affect EDGAR Online and its subsidiaries, taken as a whole, relative to others in the industries in which EDGAR Online and its subsidiaries operate);

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except with respect to our representations and warranties regarding the absence of material changes and events concerning us and our subsidiaries since December 31, 2011 or violations of certain of our contracts, or the condition to closing that such representations be true and correct at the closing, the announcement or pendency of the merger agreement or the transactions contemplated by the merger agreement, including any termination by a customer, vendor or other counterparty of or to EDGAR Online of any agreement, arrangement or understanding with EDGAR Online following the announcement of the merger agreement or any change relating to the consummation of the transactions contemplated by the merger agreement;

•	any change in laws; or

•	any change in United States generally accepted accounting principles, as in effect from time to time (referred to as GAAP).

The representations and warranties of the parties to the merger agreement will expire upon the effective time of the merger or the termination of the merger agreement.

Conduct of the Business Pending the Merger

Interim Operations of EDGAR Online

We have agreed that, between the date of the merger agreement and the effective time of the merger, we and our subsidiaries will operate and carry on our business in the ordinary course and in a manner consistent with past practice in all material respects. In addition, we have agreed that we will keep and maintain our assets and properties, and those of our subsidiaries, in good operating condition and repair consistent with past practice and that we will use commercially reasonable efforts consistent with good business practice to maintain our business organization intact and to preserve our goodwill with our suppliers, contractors, licensors, licensees, employees, customers, distributors and others having business relations with us or our subsidiaries (except, in each case, with the express prior written approval of RR Donnelley). Among other things and subject to certain exceptions, we are restricted from and must prevent any of our subsidiaries from, without RR Donnelley’s prior written consent:

•	declaring, setting aside or paying any dividend with respect to our capital stock;

•	splitting, combining or reclassifying any of our capital stock or other securities;

•	purchasing, redeeming or acquiring any of our equity interests or other securities;

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issuing, delivering, selling, pledging, disposing, transferring, leasing, licensing, disposing of, encumbering or granting any shares of capital stock, securities convertible, options, warrants or any other rights to acquire shares of capital stock or other equity interests;

•	making any material change in our business or operations;

•	amending our or our subsidiaries’ organizational documents;

•	acquiring or agreeing to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or division thereof;

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altering through merger, liquidation, reorganization, restructuring or in any other fashion our corporate structure or adopting a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other corporate or legal entity reorganization;

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making, authorizing or incurring any capital expenditure or entering into and contract for any capital expenditure which, individually is in excess of $50,000 or, in the aggregate, are in excess of $100,000;

•	entering into any contract that requires the consent or approval of any third person to consummate the transactions contemplated by the merger agreement;

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entering into, terminating, extending the term of, waiving any material right under or modifying any contract that would have been an agreement subject to the representations and warranties regarding contracts generally in the merger agreement;

•	making any modification to certain existing contracts of EDGAR Online and its subsidiaries;

•	entering into any contract for the purchase, lease or other occupancy of real property;

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selling, leasing (as lessor), transferring or otherwise disposing of, or mortgaging or pledging, or imposing or suffering to be imposed any lien on, any of the assets or properties of EDGAR Online or any of our subsidiaries, other than the sale of inventory in the ordinary course of business consistent with past practice;

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paying, discharging, waiving, settling, compromising, releasing or satisfying certain material claims, other than payment, discharge, waiver, settlement, release or satisfaction in the ordinary course of business consistent with past practice;

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selling, licensing, transferring, assigning or otherwise disposing of, or failing to prosecute or maintain, any intellectual property of EDGAR Online or any of our subsidiaries, other than in the ordinary course of business consistent with past practice;

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creating, incurring or assuming, or agreeing to create, incur or assume, any indebtedness, modifying or amending the terms of any indebtedness or entering into, as lessee, any capitalized lease obligation;

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accelerating or delaying collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

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delaying or accelerating payment of any account payable or other liability of EDGAR Online beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

•	entering into or modifying any transaction with any affiliated person;

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entering into, adopting or amending any employee benefit plan, bonus, profit-sharing, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare, severance or other employee benefit plan or employment, consulting or management agreement with respect to the directors, officers or other current or former employees or consultants of EDGAR Online, other than any such amendment to an employee benefit plan that is made to maintain the qualified status of such plan or its continued compliance with applicable law;

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altering or committing to alter the compensation (including bonuses or other incentive compensation), severance or other benefits payable or to become payable by EDGAR Online or any of our subsidiaries to any officer, director or other current or former employee or consultant, other than any annual increases in compensation with respect to employees with annual salaries of less than $100,000; provided that (i) such annual increases are no greater in amount in the aggregate than the annual salary increases provided by EDGAR Online during the comparable period in fiscal year 2010 and (ii) is in accordance with normal compensation practices and consistent with past compensation practices;

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making any change in the accounting principles and practices used by us or any of our subsidiaries from those applied in the preparation of certain of our financial statements except as required by GAAP;

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preparing or filing any tax return inconsistent with past practice or, on any such tax return, take any position, make any election or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar tax returns in prior periods (including positions, elections or methods which would have the effect of deferring income to periods after the closing date or accelerating deductions to periods prior to the closing date);

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enter into any settlement, concession, conciliation or similar agreement with any governmental authority or, except in the ordinary course of business consistent with past practice, any other person; or

•	enter into any agreement or commitment to take any of the foregoing actions.

Board of Directors’ Recommendation and Actions; Special Meeting of EDGAR Online Stockholders and Company Actions

Our Board of Directors unanimously voted to recommend the approval and adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger by our stockholders and to call a special meeting for this purpose. Unless the merger agreement is terminated, we have agreed in the merger agreement to convene a meeting of our stockholders for the purpose of obtaining the stockholders’ approval of the merger and to use reasonable best efforts to solicit the approval of the merger agreement by our stockholders. We have agreed to hold the special meeting and submit the approval of the merger agreement and the merger to our stockholders whether or not our Board of Directors has changed its recommendation with respect to the merger or an Acquisition Proposal or Superior Proposal (each as defined below) has been publicly proposed or announced or submitted to EDGAR Online. We have also agreed to submit to the vote of our stockholders the proposal for approval and adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger, even if an Adverse Recommendation Change (as defined below) is effected.

Written Consent of Certain Stockholders

In connection with the merger agreement, each of the stockholders that are party to the voting agreements, which are described below, being holders of all of the outstanding shares of Series B Stock and a majority of the Series C Stock, approved and adopted resolutions consenting to the execution, delivery and performance by the Company of the merger agreement and the merger pursuant to a written consent of such stockholders that is referred to as the written consent.

No Solicitation of Acquisition Proposals

The merger agreement provides that the Company and its subsidiaries and their respective representatives must not : (i) solicit, initiate or encourage or induce or facilitate the making, submission or announcement of any inquiries or the making of any proposal or offer constituting, related to or that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any non-public information regarding the Company or the Company subsidiaries to any person in connection with or in response to an Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any person with respect to any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal (other than to state that they currently are not permitted to have discussions), (iv) approve, endorse, submit for the consideration of the stockholders of the Company or recommend any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal, (v) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal or (vi) enter into any letter of intent or agreement in principle or any contract providing for, relating to or in connection with any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal (other than a acceptable confidentiality agreement with respect to certain Acquisition Proposals).

Notwithstanding the restrictions described above, the merger agreement provides that at any time before the adoption of the merger agreement by the Company’s stockholders, the Company may provide information to and engage in discussions with third parties from whom the Company has received a written, bona-fide Acquisition Proposal that was not solicited in violation of the merger agreement, so long as the Board of Directors, after consultation with its financial advisor and outside legal counsel, determines in good faith that such proposal constitutes or would reasonably be expected to lead to a Superior Proposal. Such third parties must execute an acceptable confidentiality agreement with the Company prior to receiving any confidential information from the Company or its representatives, and the Company must also provide RR Donnelley with access to any non-public information furnished to any third party or any excluded party prior to furnishing such information to such third party or excluded party.

In addition, pursuant to the merger agreement, the Company must:

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promptly, and in any event within 48 hours, advise RR Donnelley in writing of the receipt of any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (including the identity of the person making or submitting such Acquisition Proposal or inquiry, proposal or offer, and the material terms and conditions of such inquiry, proposal or offer) that is made or submitted by any person prior to the effective time of the merger; and

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keep RR Donnelley informed, on a reasonably current basis, of the status of, and any financial or other material changes in, any Acquisition Proposal, including providing RR Donnelley copies of any material correspondence.

Neither EDGAR Online’s Board of Directors nor any committee of the Board of Directors may (i) make an Adverse Recommendation Change, (ii) adopt, approve, recommend, endorse or otherwise declare advisable any Acquisition Proposal or resolve, agree or propose to take any such actions, (iii) cause or permit EDGAR Online to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement related to an Acquisition Proposal other than an acceptable confidentiality agreement in accordance with the merger agreement (each referred to as an Alternative Acquisition Agreement), (iv) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or regulation, including, but not limited to, Section 203 of the DGCL or any restrictive provision of any applicable anti-takeover provision in our certificate of incorporation or bylaws inapplicable to any transactions contemplated by an Acquisition Proposal (including approving any transaction under, or a third person becoming an “interested stockholder” under, Section 203 of the DGCL) or amend or modify or terminate, or grant any waiver or release under, any confidentiality agreement with respect to an Acquisition Proposal or standstill or similar agreement with respect to any class of our or any of our subsidiaries’ equity interests or fail to enforce any provision thereof or (v) resolve, agree or propose to take any such actions.

If at any time prior to stockholder approval of the merger agreement, our Board of Directors determines in good faith (after consultation with outside counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties to our stockholders under applicable law, then, our Board of Directors may make an Adverse Recommendation Change (i) in response to a Superior Proposal that is capable of being accepted by EDGAR Online (or, in the case of a tender offer or exchange offer, recommended by our Board of Directors or any committee thereof) and that was received on or after the date of the merger agreement that has not been withdrawn or abandoned and that did not otherwise result from a breach of our obligations to not solicit Acquisition Proposals, or (ii) if an Intervening Event (as defined below) occurs.

However, our Board of Directors may not effect an Adverse Recommendation Change unless our Board of Directors has first (i) provided written notice to RR Donnelley advising RR Donnelley that we have received a Superior Proposal or that an Intervening Event has occurred, as the case may be, specifying the material terms and conditions of such Superior Proposal or the material facts relating to such Intervening Event, as applicable, identifying the person making such Superior Proposal and providing copies of any agreements intended to effect such Superior Proposal, and notifying RR Donnelley that our Board of Directors has determined to make an Adverse Recommendation Change, (ii) negotiated, and caused EDGAR Online and its representatives to negotiate, during the four business day period following RR Donnelley’s receipt of such written notice, in good faith with RR Donnelley to enable RR Donnelley to make a counteroffer or propose to amend the terms of the merger agreement so that such Acquisition Proposal no longer constitutes a Superior Proposal or that the Intervening Event no longer requires an Adverse Recommendation Change, and (iii) after complying with the foregoing, determined in good faith (after consultation with its outside counsel and financial advisor) that:

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in the case of an Adverse Recommendation Change made in response to a Superior Proposal, and in any event, such Acquisition Proposal continues to constitute a Superior Proposal after giving effect to any counter offer or amendments to the terms of the merger agreement proposed by RR Donnelley in writing and, after consultation with outside counsel, that the failure to make an Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties to our stockholders under requirements of law; and

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in the case of an Adverse Recommendation Change made in response to an Intervening Event, such event continues to constitute an Intervening Event and, after consultation with outside counsel, that the failure to make an Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties to our stockholders under requirements of law.

If during the four business day period following RR Donnelley’s receipt of written notice of an Adverse Recommendation Change any material revisions are made to an Acquisition Proposal, EDGAR Online must deliver a new notice to RR Donnelley and comply with the requirements of merger agreement with respect to Adverse Recommendation Changes, except that the new notice period will be two business days instead of four business days.

For purposes of merger agreement, “Acquisition Proposal” means any proposal or offer (whether or not in writing) by any person or group with respect to any (A) merger, consolidation, share exchange, other business combination or similar transaction involving EDGAR Online or any of our subsidiaries pursuant to which the holders of the voting power of EDGAR Online immediately prior to such transaction own 80% or less of the voting power of the surviving or resulting entity immediately following the transaction, (B) sale, lease, license, contribution or other disposition, directly or indirectly by EDGAR Online or any of our subsidiaries to any person or group of any business or assets of EDGAR Online or any of our subsidiaries representing 20% or more of the consolidated revenues, net income or assets of EDGAR Online and its subsidiaries, taken as a whole, (C) issuance, sale or other disposition, directly or indirectly, to any person or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) by EDGAR Online or one of its subsidiaries representing 20% or more of the voting power of EDGAR Online, (D) any single or related transactions with a person or group to which EDGAR Online or any of our subsidiaries is a party in which the holders of the voting power of EDGAR Online immediately prior to such transaction own 80% or less of the voting power of EDGAR Online immediately following the transaction, (E) any tender or exchange offer for equity securities of EDGAR Online in which any person or group shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the voting securities of EDGAR Online or (F) any combination of the foregoing (in each case, other than the merger).

For purposes of merger agreement, “Superior Proposal” means any bona fide written offer made by a third party or group pursuant to which such third party or group would acquire or own, directly or indirectly, 50% or more of the voting securities of EDGAR Online or 50% or more of the assets of EDGAR Online and its subsidiaries, taken as a whole, on terms which our Board of Directors determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be superior from a financial point of view to our stockholders to the merger, taking into account all the terms and conditions of such proposal and the merger agreement.

For purposes of the merger agreement, “Adverse Recommendation Change” means any withholding, withdrawing or qualifying (or modifying in a manner adverse to RR Donnelley) by our Board of Directors or any committee thereof of the Company’s approval of the merger agreement, the voting agreements or the merger or the Board of Director’s recommendation that stockholders adopt the merger agreement, or any action taken by our Board of Directors or any committee thereof, or any action taken by the Company any of its subsidiaries or any of their respective representatives permitted by our Board of Directors or any committee thereof, that is inconsistent with the Board of Director’s recommendation that stockholders adopt the merger agreement, or any resolution, agreement or proposal to take any such actions.

For purposes of the merger agreement, “Intervening Event” means an event, development or change in circumstances that is (i) material to the Company (other than a change in the market price of any shares of capital stock of the Company, (ii) is not related to an Acquisition Proposal (or any inquiry that could reasonably be expected to lead to an Acquisition Proposal), and (iii) was not known to our Board of Directors or the Company as of the date of the merger agreement, that becomes known to our Board of Directors prior to approval of the merger agreement by the Company’s stockholders. However, any event, development or circumstance relating to the announcement or pendency of the merger agreement or arising from any action taken by any party pursuant to and in compliance with the terms of the merger agreement will in no event constitute an Intervening Event.

We also agreed not to take any action that would reasonably be expected to make invalid the written consent provided by a majority of each of the Series B Stock and Series C Stock approving the merger agreement for purposes of their preferred stock blocking rights.

Other Covenants

Indemnification and Insurance

Prior to the effective time of the merger, RR Donnelley must use commercially reasonable efforts to obtain prepaid insurance policies with a claims period of at least six years from and after the effective time of the merger from RR Donnelley’s or EDGAR Online’s current insurance carrier, or an insurance carrier with the same or better rating as the lower rated of RR Donnelley’s or EDGAR Online’s current insurance carrier, with respect to directors’ and officers’ liability insurance and fiduciary insurance for those individuals who are covered by EDGAR Online’s insurance in effect as of the date of the merger agreement, with terms, conditions, retentions and levels of coverage at least as favorable in the aggregate as EDGAR Online’s existing insurance with respect to matters existing or occurring prior to the effective time of the merger. However, RR Donnelley is not required to purchase the policy if such policy exceeds 300% of the annual premium currently paid by EDGAR Online for such coverage. If the premium for such insurance coverage exceeds such amount, RR Donnelley must purchase the most advantageous policy not exceeding such amount.

After the Effective Time, RR Donnelley and the Surviving Corporation must indemnify (including any obligations to advance funds for expenses), to the fullest extent permitted by law, the current or former directors or officers of EDGAR Online and our subsidiaries for acts or omissions by such persons occurring before the effective time of the merger (including acts or omissions relating to the merger) to the extent that such obligations of EDGAR Online or any of our subsidiaries exist on the date of the merger agreement, whether pursuant to our or our subsidiaries certificate of incorporation or bylaws, as the case may be, individual indemnity agreements or otherwise.

Efforts to Complete the Merger

EDGAR Online, RR Donnelley and Merger Sub have agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to complete the merger and the other transactions contemplated by the merger agreement. EDGAR Online, RR Donnelley and Merger Sub have agreed to make appropriate filings pursuant to any applicable competition laws, including the filings described under “The Merger—Regulatory Matters,” beginning on page 48.

Certain Other Covenants

The merger agreement contains additional mutual covenants, including covenants relating to preparation of this proxy statement, employee benefits matters, cooperation regarding filings with governmental and other agencies and organizations and obtaining any governmental consents or approvals, public announcements and further assurances.

Conditions to the Completion of the Merger

Mutual Closing Conditions

The obligations of each of RR Donnelley, Merger Sub and EDGAR Online to consummate the merger are subject to the satisfaction or waiver at or before the effective time of the merger of the following conditions:

•	approval of the merger agreement by our stockholders;

•	receipt of all material approvals and authorizations of or by governmental authorities;

•	expiration of any applicable waiting period under the HSR Act; and

•	absence of legal prohibitions on completion of the merger.

Additional Closing Conditions for the Benefit of RR Donnelley and Merger Sub

The obligation of RR Donnelley and Merger Sub to complete the merger is subject to the satisfaction or waiver at or before the effective time of the merger of the following additional conditions:

•

EDGAR Online’s representations and warranties relating to its organization, power and authority to enter into the merger agreement, the binding nature of the merger agreement, capitalization and the capitalization of its subsidiaries and indebtedness must be true and correct in all respects as of the date of the merger agreement and at the closing (except for any de minimis failure related to capitalization and other than any such representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, as to which the condition will apply as of such date or for such specific period of time);

•

EDGAR Online’s representations and warranties relating to (i) its execution and delivery of the merger agreement conflicting with or violating any provision of the certificate of incorporation or bylaws of EDGAR Online or any of its subsidiaries or certain contracts to which EDGAR Online or its subsidiaries is a party, (ii) certain contracts involving guarantees of obligations of other persons, (iii) certain contracts containing non-competition or similar restrictions, (iv) the status of certain contracts to which EDGAR Online or its subsidiaries is a party, (v) EDGAR Online’s and its subsidiaries’ intellectual property, (vi) broker fees, and (v) the opinion of our financial advisor, must be true and correct in all material respects as of the date of the merger agreement and at the closing (other than any such representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, as to which the condition will apply as of such date or for such specific period of time);

•

EDGAR Online’s other representations and warranties must be true and correct as of the date of the merger agreement and at the closing (without giving effect to any qualifications with respect to Material Adverse Effect, material, material in all respect or similar qualifications) (except for any such representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, as to which the applicable condition set forth above will apply as of such date or for such specific period of time) unless the failure of such representations and warranties to be true and correct, individually or in the aggregate with all other failures of such representations and warranties to be true and correct, has and not and would not reasonably be expected to have a Material Adverse Effect with respect to EDGAR Online;

•	EDGAR Online has performed and complied with in all material respects our obligations required to be performed or complied with by us at or prior to the effective time of the merger;

•	EDGAR Online has delivered a certificate signed by our chief executive officer or chief financial officer to the foregoing effect;

•

Since the date of the merger agreement, there has not been or occurred any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

•

No litigation by a governmental authority has been instituted to restrain, prohibit or challenge the legality or validity transactions contemplated by the merger agreement or which would reasonably be expected to materially impair the benefits to RR Donnelley of the transactions contemplated by the merger agreement;

•	The aggregate number of dissenting shares represent no more than fifteen percent of the total number of shares of capital stock of EDGAR Online issued and outstanding as of the closing date;

•

EDGAR Online has delivered to RR Donnelley a certificate of our secretary or assistant secretary, certifying as to the resolutions of our Board of Directors authorizing the execution and delivery of the merger agreement and certain related agreements, incumbency of certain of our officers, and our organizational documents; and

•	EDGAR Online has delivered to RR Donnelley pay-off letters or similar acknowledgements with respect to discharge of certain indebtedness of EDGAR Online and its subsidiaries.

Additional Closing Conditions for the Benefit of EDGAR Online

Our obligation to complete the merger is subject to the satisfaction or waiver at or before the effective time of the merger of the following additional conditions:

•

RR Donnelley’s and Merger Sub’s representations and warranties relating to their organization, power and authority to enter into the merger agreement, the binding nature of the merger agreement and litigation matters, and each of the representations and warranties that are qualified by reference to Material Adverse Effect, materiality or similar expressions, must be true and correct in all respects as of the date of the merger agreement and at the closing (other than any such representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, as to which the condition will apply as of such date or for such specific period of time);

•

RR Donnelley’s and Merger Sub’s other representations and warranties must be true and correct in all material respects as of the date of the merger agreement and at the closing (other than any such representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, as to which the condition will apply as of such date or for such specific period of time);

•

RR Donnelley and Merger Sub have performed and complied with in all material respects their obligations required to be performed or complied with by them at or prior to the effective time of the merger; and

•	RR Donnelley has delivered a certificate signed by an authorized officer of RR Donnelley and Merger Sub to the foregoing effect.

Employee Benefit Matters

No later than the business day immediately preceding the closing date, the Company must use it reasonable best efforts to terminate the Company’s 401(k) Plan.

Termination of the Merger Agreement

The merger agreement may be terminated at any time before the effective time of the merger, whether before or after adoption of the merger agreement by our stockholders:

•	by mutual written consent of RR Donnelley and the Company;

•	by either RR Donnelley or the Company if:

•	there is a permanent legal prohibition restraining, enjoining, making illegal or otherwise prohibiting the consummation of the merger; or

•

our stockholders fail to approve the merger and adopt the merger agreement; provided, however, that this right to terminate will not be available to a party if the failure to obtain the approval of our stockholders is attributable in whole or substantial part to the breach by such party of any covenant or obligation of such party in the merger agreement; or

•

the closing has not occurred on or prior to October 31, 2012, which date may be extended to December 31, 2012 by either RR Donnelley or the Company by written notice to the other on October 31, 2012 if, as of October 31, 2012, all of the conditions to closing are satisfied other than expiration or termination of the waiting period under the HSR Act; provided, however, that this right to terminate will not be available to a party if the failure of the closing to occur on or before such date is attributable in whole or substantial part to the breach by such party of any covenant or obligation of such party contained in the merger agreement;

•	by RR Donnelley, if:

•

we breach or fail to perform any representation, warranty or covenant or other agreements under the merger agreement that would cause the conditions to closing not to be satisfied and the breach or failure has not been or is incapable of being cured by us within 30 calendar days after written receipt of notice of the breach from RR Donnelley; provided that RR Donnelley will not have this right to terminate the merger agreement if RR Donnelley or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement;

•	the Company or any of our subsidiaries materially breaches any of our obligations in the merger agreement not to solicit any Acquisition Proposals; or

•

at any time prior to the receipt of approval of our stockholders, if our Board of Directors or any committee thereof (1) makes an Adverse Recommendation Change (whether or not permitted to do so under the terms of the merger agreement), (2) adopts or approves or submits for the consideration of any of our stockholders or publicly endorses, publicly declares advisable or publicly recommends to our stockholders, an Acquisition Proposal other than the merger or causes the Company or any of our subsidiaries to enter into any agreement for an Acquisition Proposal, other than an acceptable confidentiality agreement, (3) fails to publicly reaffirm its recommendation of the merger agreement within ten (10) business days following receipt of a written request by RR Donnelley to provide such reaffirmation following the public announcement of an Acquisition Proposal, (4) fails to include in our proxy statement our Board of Director’s recommendation or we include in our proxy statement any proposal to vote upon or consider any Acquisition Proposal other than the merger, or (5) fails to recommend against a competing tender offer or exchange offer for ten percent (10%) or more of any class of our outstanding capital stock within five (5) business days after commencement of such offer;

•	by the Company, if:

•

RR Donnelley or Merger Sub breaches or fails to perform any representation, warranty or covenant or other agreements under the merger agreement that would cause the conditions to closing not to be satisfied and the breach or failure has not been or is incapable of being cured by RR Donnelley or Merger Sub within 30 calendar days after written receipt of notice of the breach from us; provided that we will not have this right to terminate the merger agreement if we are then in material breach of any of our representations, warranties, covenants or agreements set forth in the merger agreement; or

•

prior to the receipt of approval of our stockholders, in order to enter into a definitive agreement to effect a Superior Proposal immediately following an Adverse Recommendation Change by our Board of Directors in accordance with the merger agreement in response to such Superior Proposal; provided that this termination right will only be available to us if we pay to RR Donnelley a termination fee of up to $2.75 million prior to or simultaneously with such termination.

Under certain circumstances resulting in the termination of the merger agreement, we will be required to pay a termination fee of up to $2.75 million to RR Donnelley.

If the merger agreement is validly terminated, the agreement will become void without any liability on the part of any party other than the payment of a termination fee in certain circumstances discussed below. However, the provisions of the merger agreement relating to the termination fees and expenses, certain general provisions, public announcements and effect of termination, will continue in effect notwithstanding termination of merger agreement. In addition, no termination will relieve any party of any liability for its willful breach of the merger agreement.

Fees and Expenses

The merger agreement generally provides that each party will pay its own fees and expenses in connection with the merger agreement and the transactions contemplated by the merger agreement, whether or not the merger is consummated.

We have agreed in the merger agreement to pay RR Donnelley a fee of $2.75 million:

(i)	if (i) either we or RR Donnelley terminates the merger agreement as a result of a failure of our stockholders to approve the merger agreement at the special meeting, (ii) either we or RR Donnelley terminates the merger agreement as a result of the closing of the merger not having occurred by October 31, 2012 (which date may be extended to December 31, 2012 as described above), or (iii) RR Donnelley terminates the merger agreement for our breach of our representations and warranties or our breach of any of our covenants and agreements set forth in the merger agreement, such that RR Donnelley’s conditions to closing with respect to our representations and warranties would not be satisfied and such breaches have not been cured (if capable of being cured) within thirty days of notice to us of such breach, and (x) concurrently with or within nine (9) months after the date of any such termination, EDGAR Online or any of our subsidiaries consummates a transaction constituting an Acquisition Proposal or enter into a definitive agreement with respect any Acquisition Proposal that is subsequently consummated (provided that all references to 20% and 80% in the definition of Acquisition Proposal will be modified to be 50% for purposes of determining whether a termination fee is payable);

(ii)	if RR Donnelley terminates the merger agreement as a result of EDGAR Online’s or any of its subsidiaries’ material breach of our obligations described under “—No Solicitation of Acquisition Proposals” to not solicit Acquisition Proposals;

(iii)	if RR Donnelley terminates the merger agreement as a result of our Board of Directors or any committee of our Board of Directors, at any time prior to stockholder approval of the merger agreement, (i) effects an Adverse Recommendation Change, (ii) adopts or approves or submits for the consideration of any of our stockholders or publicly endorses, declares advisable or recommends to our stockholders an Acquisition Proposal other than the merger or causes EDGAR Online or any of its subsidiaries to enter into an agreement with respect to an Acquisition Proposal, (iii) fails to publicly reaffirm its recommendation of the merger agreement within ten (10) business days following receipt of a written request by RR Donnelley to provide such reaffirmation after the public announcement of an Acquisition Proposal, (iv) fails to include our Board or Director’s recommendation in the proxy statement that is mailed to our stockholders or includes in the proxy statement any proposal to vote upon or consider any Acquisition Proposal other than the merger, or (v) fails to recommend against a competing tender offer or exchange offer for ten percent (10%) or more of any class of our outstanding capital stock within five (5) business days after commencement of such offer; or

(iv)	if we terminate the merger agreement, prior to obtaining stockholder approval of the merger agreement, to enter into a definitive agreement to effect a Superior Proposal immediately following an Adverse Recommendation Change by our Board of Directors in accordance with the merger agreement.

We must pay the termination fee to RR Donnelley within two (2) business days after termination in the case of an event described in clause (ii) or (iii) above. However, with respect to clause (ii) above, if our material breach was a breach of our covenant to not take any action that would reasonably be expected to invalidate the written consent of the holders of our Series B Stock and Series C Stock delivered at the time we entered into the merger agreement, then the termination fee shall not be due unless the written consent has become invalid. In all other cases of termination subject to clause (ii) above, $1,000,000 of the termination fee shall be payable upon the termination of the merger agreement and the remainder will be payable upon the earlier of our entry into a definitive agreement to effect any Acquisition Proposal or our consummation of an Acquisition Proposal, provided that such definitive agreement is entered into or such Acquisition Proposal is consummated within nine (9) months after the termination of the merger agreement and provided that for purposes of determining whether a termination fee is due and payable, all references to 20% and 80% in the definition of Acquisition Proposal shall be modified to be 50%. We must pay the termination fee to RR Donnelley upon the earlier of the entry into the definitive agreement or consummation of the Acquisition Proposal in the case of clause (i) above and prior to or simultaneously with the termination of the merger agreement in the case of clause (iv) above.

Governing Law; Jurisdiction; Specific Performance

The merger agreement is governed by, and is to be construed in accordance with, the laws of Delaware. All legal actions or proceedings with respect to the merger agreement are to be brought and determined in the courts within the State of Delaware. The parties to the merger agreement are entitled to seek an injunction to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. Each of the parties to the merger agreement has waived its right to trial by jury in any legal proceeding arising out of or relating to the merger agreement or the transactions contemplated by the merger agreement.

Amendments; Waivers

At any time prior to the closing of the merger, the merger agreement may be amended, modified or supplemented by written agreement of RR Donnelley, Merger Sub and EDGAR Online; provided, however, that if and after stockholder approval of the merger agreement is obtained, to the extent required by the DGCL, the merger agreement may not be amended without the approval of holders of the requisite number of shares of our outstanding Common Stock, Series B Stock and Series C Stock. After the Closing, the merger agreement may only be amended, modified or supplemented by written agreement of RR Donnelley and EDGAR Online.

The observance of any term of the merger agreement may be waived, or the time for performance of any obligation may be extended (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to the benefits of such term, but such waiver will be effective only if it is in a writing signed by the party entitled to the benefits of such term and against which such waiver is to be asserted.

VOTING AGREEMENTS

The following description summarizes the material provisions of the Voting Agreements (as defined below) and is qualified in its entirety by reference to the complete text of the Voting Agreements. The Voting Agreements included in this proxy statement as Appendices D and E contain the complete terms of those agreements and stockholders should read them carefully and in their entirety.

In connection with the merger agreement, RR Donnelley and the Company entered into a Voting Agreement (referred to as the Series C Voting Agreements), with each of Draper Associates, L.P., The Meteor Group LLC, Draper Fisher Jurvetson Partners VIII, LLC and Draper Fisher Jurvetson Fund VIII, L.P. (collectively referred to as the Series C Holders). The shares of Company Stock outstanding that are beneficially owned by the Series C Holders and that are subject to the Series C Voting Agreements represent, in the aggregate and on an as-converted basis, approximately 14.1% of the sum of the outstanding voting power of the Common Stock as of [     —    ], 2012, including on an as-converted to Common Stock basis the number of shares of Common Stock into which the Series B Stock and Series C Stock were convertible as of such date.

In connection with the merger agreement, RR Donnelley and the Company also entered into a Voting Agreement (referred to as the Bain Voting Agreement, and, together with the Series C Voting Agreements, the Voting Agreements), with Bain Capital Venture Integral Investors LLC (referred to as Bain, and together with the Series C Holders, the Investors). The shares of Company Stock outstanding that are beneficially owned by Bain and that are subject to the Bain Voting Agreement represent, in the aggregate and on an as-converted basis, approximately 24.6 % of the outstanding voting power of the Company Stock as of [    —    ], 2012, including on an as-converted to Common Stock basis the number of shares of Common Stock into which the Series B Stock and Series C Stock were convertible as of such date. Under the terms of the Series B Stock, the holders of the Series B Stock may not, unless the Company obtains in advance the requisite approval of its holders of Common Stock to comply with the applicable rules of the NASDAQ Capital Market, vote a number of shares of Common Stock, on an as-converted basis, in excess of 19.9% of all the then-issued and outstanding shares of the Company’s voting power.

Under the terms of the Voting Agreements, each Investor, among other things, has agreed to vote, and has irrevocably appointed RR Donnelley as its proxy to vote, all shares of the Company Stock held by such stockholder at any meeting of (or action by written consent taken by) stockholders of the Company (A) in favor of the adoption of the merger agreement, (B) against any action or agreement submitted for the vote or written consent of stockholders of the Company that the Investor has actual knowledge is in opposition to, or competitive or inconsistent with, the merger; (C) against any Acquisition Proposal (as such term is defined in the merger agreement); and (D) to the extent reasonably requested by RR Donnelley, against any other action, agreement or transaction submitted for the vote or written consent of stockholders of the Company that would impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the merger.

The Investors also have agreed, among other things, (i) not to transfer or otherwise dispose, tender or grant a proxy with respect to their shares of the Company Stock; and (ii) not to exercise any rights of appraisal or any dissenters’ rights that the Investor may have or could potentially have or acquire in connection with the merger pursuant to Section 262 of the DGCL.

In addition, in connection with the merger agreement, each of the stockholders party to the voting agreements, being holders of all of the outstanding shares of Series B Stock and a majority of the Series C Stock, approved and adopted resolutions consenting to the execution, delivery and performance by the Company of the merger agreement and the merger.

Termination

The Voting Agreements will terminate upon the earliest to occur of (i) the termination of the merger agreement in accordance with its terms, and (ii) the effectiveness of any amendment to, or waiver by the Company, RR Donnelley or Merger Sub of any provision of, the merger agreement that would reasonably be expected to reduce the amount, materially delay receipt by an Investor, or change the form of, an Investor’s share of the merger consideration.

Expenses

Pursuant to the Bain Voting Agreement, the Company agreed to reimburse Bain for up to an aggregate of $25,000 of Bain’s documented costs and expenses (including all reasonable fees and expenses of counsel) incurred by Bain directly or indirectly in connection with the Bain Voting Agreement.

PROJECTED FINANCIAL INFORMATION

We do not, as a matter of course, make public forecasts or projections as to future performance or financial data beyond the current fiscal year and are especially wary of making projections for extended earnings periods given the inherent unpredictability of the underlying assumptions and estimates. However, in connection with the process that we commenced in late 2011 of exploring a potential strategic transaction, our management provided to representatives of various potential acquirers of the Company, including RR Donnelley, certain projections based on our management’s estimate of the Company’s future financial performance. These and certain updated projections, as well as projected financial information for 2016, were presented to and discussed with our Board of Directors in connection with its consideration of the merger with RR Donnelley, and also were provided to our financial advisor. We have included below a summary of these projections to give our stockholders access to certain nonpublic information prepared for purposes of considering and evaluating the merger. The inclusion of this information should not be regarded as an indication that we, our Board of Directors, RR Donnelley or any other recipient considered, or now considers, this information to be necessarily predictive of actual future results, and such data should not be relied upon as such. Neither we nor any of our affiliates or representatives has made or makes any representations to any person regarding the ultimate performance of EDGAR Online compared to the information contained in the projections, and none of them intends to provide any update or revision thereof.

Summary Selected Unaudited Projected Financial Information

In discussions between our management and representatives of various potential acquirers of the Company, including RR Donnelley, as referred to in the preceding paragraph, our management provided to RR Donnelley in January 2012 the following projected financial information for 2012 and 2013. In subsequent discussions between our management and representatives of RR Donnelley conducted in March 2012, our management provided RR Donnelley with additional projected financial information for 2014 and 2015.

As prepared by our management, this projected information reflected the impact of certain operational and financial targets considered to be potentially achievable and demonstrated our upside potential, including potential growth in the evolving market for XBRL filings and other planned growth initiatives, including the development of software and services to address the broader governance, risk and compliance (GRC) market, which products have not yet been developed or are not currently available for generating revenue. The tables below summarize such unaudited projected financial information prepared by our management and provided to RR Donnelley:

Revenue (in millions):

2012	2013
$40.4	$51.7

EBITDA (in millions):

2012	2013
$1.2	$8.0

In subsequent discussions between our management and representatives of RR Donnelley conducted in March 2012, our management provided RR Donnelley with the following additional projected financial information for 2014 and 2015. The projected financial information for 2014 and 2015 was prepared by our management assuming substantial changes in our business relating to an anticipated significant reduction in XBRL filings revenues due to market evolution and RR Donnelley’s expressed intention to develop or acquire its own platform and continued growth in our not yet developed GRC software business. Included in the following projections is revenue from GRC software of $19.3 million and $30.9 million in 2014 and 2015, respectively.

Revenue (in millions):

2014	2015
$52.2	$59.3

EBITDA (in millions):

2014	2015
$12.7	$19.9

Our management also prepared updated projections relating to the Company that were modified to reflect, among other things, an anticipated deterioration of our XBRL filings business if RR Donnelley did not purchase the Company and thereafter limited or discontinued its business with the Company, as well as anticipated additional market evolution in 2013-2016 toward a model where certain of our large customers would begin to utilize an assisted self service model in XBRL filings sooner than we had previously anticipated, all of which would also adversely affect the XBRL filings business. In addition, our management also prepared projected information for 2016 based on similar assumptions for prior years as described above. This information was reviewed and discussed with our special committee and Board of Directors in connection with their consideration of the proposed merger, and also was provided to our financial advisor to use for purposes of its financial analyses.

Revenue (in millions):

2012	2013	2014	2015	2016
$40.4	$38.3	$37.5	$40.5	$46.5

EBITDA (in millions):

2012	2013	2014	2015	2016
$2.6	$1.1	$3.3	$6.5	$9.8

In addition, the Company’s projections were utilized in calculating the standalone after-tax free cash flows that the Company was forecasted to generate during the nine-month period ending December 31, 2012 through the full fiscal year ending December 31, 2016 and the Company’s NOL carryforwards expected by the Company’s management to be realized by the Company to reduce future federal income taxes payable by the Company. Other than with respect to revenue and gross profits, our management does not typically review, manage or make projections with respect to the business units described below on a standalone basis; however, this information was reviewed and discussed with our special committee and Board of Directors in connection with their consideration of the proposed merger, and also was provided to our financial advisor to use for purposes of its financial analyses. Such information is set forth below (in millions):

Filings Business (assumes business is discontinued after 2014):

	April 1 - December 31, 2012	2013	2014	2015	2016
Revenue	$20.2	$14.5	$5.0	—	—
Gross profit	$8.2	$4.0	$1.0	—	—
Operating expense allocation	$(5.5)	$(5.2)	$(1.2)	—	—
Contribution EBITDA	$2.7	$(1.2)	$(0.2)	—	—
Free cash flow	$1.2	$(0.9)	$0.4	—	—

Software Business:

	April 1 - December 31, 2012	2013	2014	2015	2016
Revenue	$1.3	$9.4	$17.5	$25.0	$30.0
Gross profit	$1.3	$6.7	$12.5	$17.8	$21.3
Operating expense allocation	$(4.6)	$(8.8)	$(12.5)	$(14.9)	$(15.7)
Contribution EBITDA	$(3.3)	$(2.2)	$(0.0)	$2.9	$5.6
Free cash flow	$(2.4)	$(2.2)	$(1.4)	$0.3	$2.0

Data & Subscriptions Business:

	April 1 - December 31, 2012	2013	2014	2015	2016
Revenue	$9.2	$14.4	$15.0	$15.5	$16.5
Gross profit	$7.3	$11.5	$12.0	$12.4	$13.2
Operating expense allocation	$(5.4)	$(7.0)	$(8.4)	$(8.8)	$(9.0)
Contribution EBITDA	$1.9	$4.5	$3.6	$3.6	$4.2
Free cash flow	$1.0	$2.5	$2.0	$2.1	$2.5

Tax Benefit from NOL Carryforwards Used:

April 1 - December 31, 2012	2013	2014	2015	2016	2017	2018 - 2031 (per year)
$0.8	$0.0	$0.6	$3.5	$5.6	$3.1	$1.0

Cautionary Statement Regarding Projected Financial Information

The unaudited projected financial information described above was not prepared with a view towards public disclosure or compliance with generally accepted accounting principles or with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding forecasts or projections. Our internal financial forecasts (upon which the projections were based in part) are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretation and periodic revision based on actual experience and business developments. The projected financial information described above also reflects numerous assumptions made by our management with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, we cannot assure you that the projected results will be realized or that actual results will not be significantly higher or lower than projected. In addition, the projections do not consider the effect of the merger or any future combination of our business with the businesses conducted by RR Donnelley.

Readers of this proxy statement are cautioned not to rely on the unaudited projected financial information described above. These projections are forward-looking statements and are based on expectations and assumptions at the time they were prepared by management. The unaudited projected financial information described above is not a guarantee of future performance and involves risks and uncertainties that may cause future financial results and stockholder value of EDGAR Online to materially differ from those expressed in the Projected Financial Information. Accordingly, we cannot assure you that the projected results will be realized or that our future financial results will not materially vary from the projected results. We do not intend to update or revise the unaudited projected financial information described above. For a discussion of the risks and uncertainties that may be relevant to EDGAR Online’s results, see “Cautionary Statement Regarding Forward-Looking Statements” on page 16.

PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS

Except as described under “The Merger—Background of the Merger” beginning on page 25, there have not been any negotiations, transactions or material contacts during the past two years concerning any merger, consolidation, acquisition, tender offer or other acquisition of any class of EDGAR Online’s securities, election of EDGAR Online’s directors or sale or other transfer of a material amount of EDGAR Online’s assets (i) between EDGAR Online or any of its affiliates, on the one hand, and EDGAR Online, RR Donnelley, Merger Sub, their respective executive officers, directors, members or controlling persons, on the other hand, (ii) between any affiliates of EDGAR Online or (iii) between EDGAR Online and its affiliates, on the one hand, and any person not affiliated with EDGAR Online who would have a direct interest in such matters, on the other hand.

ADJOURNMENT

The Proposal to Adjourn the Special Meeting if Necessary or Appropriate to Continue to Solicit Additional Proxies.

Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than an announcement made at the special meeting, if the adjournment is not for more than 30 days.

Vote Required for Approval and Board Recommendation

The proposal to adjourn the special meeting requires the affirmative vote of at least a majority of the votes cast affirmatively or negatively by the holders of the outstanding shares of our Common Stock, Series B Stock (on an as-converted to Common Stock basis), and Series C Stock (on an as-converted to Common Stock basis), voting together as a single class, if a quorum is present. In the absence of a quorum, the holders of a majority of the aggregate voting power of our Common Stock, Series B Stock (voting on an as-converted to Common Stock basis), and Series C Stock (voting on an as-converted to Common Stock basis), voting as a single class, present at the special meeting or represented by proxy and entitled to vote on the matter, may adjourn the special meeting. Any signed proxies received by EDGAR Online will be voted in favor of an adjournment in these circumstances, although a proxy voted “AGAINST” the proposal for the adjournment of the special meeting will not be voted in favor of an adjournment for the purpose of soliciting additional proxies. EDGAR Online stockholders who have already sent in their proxies may revoke them prior to their use at the reconvened special meeting following such adjournment, in the manner described above. For the proposal to adjourn the special meeting if necessary or appropriate to continue to solicit additional proxies, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions, if any, will be counted as present for the purpose of determining whether a quorum is present at the special meeting, but will not be considered votes “cast” and therefore will have no effect on the vote and will not be considered in determining whether the proposal has received the requisite stockholder vote as set forth above.

The failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the proposal to adjourn the special meeting if necessary or appropriate to continue to solicit additional proxies. No proxy that is specifically marked against adoption of the merger agreement will be voted in favor of the proposal to adjourn the special meeting unless it is specifically marked “FOR” the proposal to adjourn the special meeting.

The vote on this proposal is a vote separate and apart from the vote on the proposal to approve the merger agreement. Accordingly, you may vote to approve this proposal and not the proposal to approve the merger agreement, and vice versa.

Our Board of Directors unanimously recommends that you vote “FOR” the proposal to adjourn the special meeting if necessary or appropriate to solicit additional proxies.

NON-BINDING ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION PAYMENTS TO OUR NAMED EXECUTIVE OFFICERS

The Non-Binding Advisory Proposal

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory non-binding basis, the compensation arrangements in place at EDGAR Online triggered by the merger for our named executive officers, as disclosed in the section of this proxy statement entitled “Compensation to Named Executive Officers of EDGAR Online in Connection with the Merger” beginning on page 46. This proposal gives EDGAR Online stockholders the opportunity to express their views on the compensation that our named executive officers are contractually entitled to receive that is based on or otherwise relates to the merger.

We are asking our stockholders to indicate their approval of the various payments which our named executive officers are contractually entitled to receive in connection with the merger. These payments are set forth in the section entitled “The Merger—Interests of EDGAR Online’s Directors and Executive Officers in the Merger—Compensation to Named Executive Officers of EDGAR Online in Connection with the Merger” beginning on page 44 of this proxy statement and the accompanying footnotes. The various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of EDGAR Online’s overall compensation program for its named executive officers, which has been disclosed to our stockholders. These historical arrangements were adopted and approved by the Compensation Committee of our Board of Directors, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly, we are seeking approval of the following resolution at the special meeting:

“RESOLVED, that the stockholders EDGAR Online approve, solely on an advisory basis, the executive compensation that may be paid to EDGAR Online’s named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled Compensation to Named Executive Officers of EDGAR Online in Connection with the Merger” in EDGAR Online’s proxy statement for the special meeting, including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable.”

The vote on this proposal is a vote separate and apart from the vote on the proposal to approve the merger agreement. Accordingly, you may vote to approve this proposal and not the proposal to approve the merger agreement, and vice versa. Stockholders should note that this non-binding proposal regarding certain merger-related executive compensation arrangements is merely an advisory vote which will not be binding on EDGAR Online, our Board of Directors or RR Donnelley. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be eligible to receive the various change of control payments in accordance with the terms and conditions applicable to those payments.

Vote Required for Approval and Board Recommendation

Approval of the non-binding proposal regarding certain merger-related executive compensation arrangements requires the affirmative vote of at least a majority of the votes cast affirmatively or negatively by the holders of the outstanding shares of our Common Stock, Series B Stock (on an as-converted to Common Stock basis), and Series C Stock (on an as-converted to Common Stock basis), voting together as a single class, if a quorum is present. For the non-binding proposal regarding certain merger-related executive compensation arrangements, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as present for the purpose of determining whether a quorum is present at the special meeting, but will not be considered votes “cast” and therefore will have no effect on the vote and will not be considered in determining whether the proposal has received the requisite stockholder vote as set forth above.

The failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the non-binding proposal regarding certain merger-related executive compensation arrangements. No proxy that is specifically marked against adoption of the merger agreement will be voted in favor of the non-binding proposal unless it is specifically marked “FOR” the non-binding proposal.

Our Board of Directors unanimously recommends that you vote “FOR” the non-binding proposal regarding certain merger-related executive compensation arrangements.

MARKETS AND MARKET PRICE

Our Common Stock trades on the NASDAQ Capital Market under the symbol “EDGR.” As of the record date, there were [    —    ] shares of Common Stock outstanding, held by approximately [    —    ] stockholders of record.

The following table sets forth the high and low reported closing sale prices for our Common Stock for the periods shown as reported on the NASDAQ Capital Market.

	High	Low
Fiscal Year Ended December 31, 2010
First Quarter	$1.84	$1.10
Second Quarter	$2.12	$1.24
Third Quarter	$1.46	$0.81
Fourth Quarter	$1.26	$1.00

Fiscal Year Ended December 31, 2011
First Quarter	$1.57	$1.18
Second Quarter	$1.41	$0.81
Third Quarter	$1.10	$0.60
Fourth Quarter	$0.90	$0.31

Fiscal Year Ending December 31, 2012
First Quarter	$0.90	$0.36
Second Quarter (through May 21, 2012)	$0.90	$0.60
Second Quarter (from May 22, 2012 through June 12, 2012)	$1.08	$1.07

On May 21, 2012, the last trading day before EDGAR Online publicly announced the execution of the merger agreement, the high and low sale prices for EDGAR Online Common Stock as reported on the NASDAQ Capital Market were $0.76 and $0.71 per share, respectively, and the closing sale price on that date was $0.72. On [    —    ], 2012, the last trading day before this proxy statement was printed, the closing price for our Common Stock on the NASDAQ Capital Market was $ [    —    ].

Stockholders should obtain a current market quotation for EDGAR Online Common Stock before making any decision with respect to the merger.

Under the merger agreement, we have agreed not to pay any cash dividends on our capital stock before the completion of the merger. After the merger, EDGAR Online will be a wholly-owned subsidiary of RR Donnelley.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of EDGAR Online Common Stock as of the close of business on [    —    ], 2012 (or as of such other dates as are indicated in footnotes 6 and 7 to such table) by (i) each stockholder we believe to own beneficially more than five percent of outstanding EDGAR Online Common Stock, (ii) each director, (iii) each of our Named Executive Officers, and (iv) all our directors and executive officers as a group. Except as indicated in the footnotes to the table, the stockholders who are directors and named executive officers share voting and investment power with respect to shares owned by each of them with RR Donnelley pursuant to the terms of the support agreements. In addition, we understand that the “5% Stockholders” listed in the table have sole voting and investment power with respect to the shares owned by them, except as otherwise indicated in the footnotes to the table. The number of shares in the table below includes shares issuable upon the exercise of outstanding stock options to the extent that such options vest on or within 60 days after [    —    ], 2012. In the case of our directors and executive officers, the information below has been provided by such persons at our request.

Name, Position and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Named Executive Officers and Directors:
Robert J. Farrell (2)	3,678,197	10.5%
David J. Price (3)	826,867	2.4%
John M. Connolly	588,541	1.7%
Alfred R. Berkeley	30,000	*
Barry Schuler (4)	1,300,088	3.7%
Jeffrey Schwartz	30,000	*
Harry Copperman (5)	112,559	*
Eric B. Herr	25,000	*
Mark Maged	231,596	*
All executive officers and directors as a group (9 persons)	6,686,367	19.1%
Other 5% Stockholders:

Timothy Draper (6) Draper Fisher Jurvetson 2822 Sand Hill Road, Suite 150 Menlo Park, CA 94025	6,835,217	16.9%

Bain Capital Venture Fund 2009, L.P. (7) 116 West 23rd Street, Suite 500 New York, NY 10011	10,529,742	19.9%

*	Less than one percent.
(1)	Shares of Common Stock underlying options currently exercisable, or exercisable within 60 days of [ — ], 2012, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person.
(2)	Includes 3,678,197 shares of restricted stock previously issued to Mr. Farrell, of which 1,149,436 are currently fully vested.
(3)	Includes 750,000 shares of restricted stock previously issued to Mr. Price, of which 225,000 are currently fully vested.
(4)	Includes 247,480 shares of common stock and 1,052,608 shares of common stock issuable upon conversion of 12,832 shares of Series C Convertible Preferred Stock owned by The Meteor Group, LLC, of which Mr. Schuler is the managing member.
(5)	Includes 15,000 shares owned jointly by Mr. Copperman and his wife.

(6)	Derived from amounts reflected in such person’s Schedule 13D/A, as filed with the SEC on February 8, 2012, updated to reflect adjustments in the conversion rate since that date of the Series C Stock. Mr. Draper has shared voting and dispositive power over these shares by virtue of his role as a managing director of Draper Fisher Jurvetson Fund VIII, L.P. (“Fund VIII”), Draper Fisher Jurvetson Fund VIII Partners, L.P. (“Fund VIII Partners”) and DFJ Fund VIII, Ltd. (“Fund VIII, Ltd.”), and as managing member of Draper Fisher Jurvetson Partners VIII, L.L.C. (“Partners VIII, LLC”), and as the President and a minority shareholder of Draper Associates, Inc., which is the general partner of Draper Associates, L.P. (“Associates”). Fund VIII, Fund VIII Partners and Fund VIII, Ltd. have shared voting and dispositive power over a total of 6,152,204 shares of common stock beneficially owned by Fund VIII. Partners VIII, LLC is the beneficial owner of 136,507 shares of common stock. Associates is the beneficial owner of 524,183 shares of common stock. John H.N. Fisher and Steven T. Jurvetson also have shared voting and dispositive power over the shares beneficially owned by Fund VIII and Partners VIII, LLC by virtue of their roles as managing directors of Fund VIII, Fund VIII Partners and Fund VIII, Ltd. and as managing members of Partners VIII LLC. In connection with the merger agreement, RR Donnelley and the Company entered into a Voting Agreement with each of Draper Associates, L.P., Draper Fisher Jurvetson Partners VIII, LLC and Draper Fisher Jurvetson Fund VIII, L.P. For a discussion of the voting agreements, see “Voting Agreements” beginning on page 69.
(7)	Consists of 120,000 shares of the Company’s Series B Convertible Preferred Stock held of record by Bain Capital Venture Integral Investors, LLC. Michael A. Krupka is the sole managing member of Bain Capital Venture Investors, LLC, which is the administrative member of Bain Capital Venture Integral Investors, LLC, and may also be deemed to have voting and dispositive power over shares held by Bain Capital Venture Integral Investors, LLC. Such 120,000 shares of Series B Convertible Preferred Stock is currently convertible into 10,529,742 shares of Common Stock of the Company as a result of limitations on conversion contained in the Company’s certificate of incorporation. In the absence of such limitations, such 120,000 shares of Series B Convertible Preferred Stock would be currently convertible into 14,119,636 shares of Common Stock of the Company. The address for each of Bain Capital Venture Integral Investors, LLC and Mr. Krupka is John Hancock Tower, 200 Clarendon Street, Boston, MA 02116. In connection with the merger agreement, RR Donnelley and the Company entered into a Voting Agreement, with Bain Capital Venture Integral Investors LLC. For a discussion of the voting agreements, see “Voting Agreements” beginning on page 69.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, there will be no public participation in any future meetings of EDGAR Online stockholders. If the merger is not completed, however, stockholders will continue to be entitled to attend and participate in meetings of EDGAR Online stockholders. If the merger is not completed, EDGAR Online will inform its stockholders, by press release or other means determined reasonable by EDGAR Online, of the date by which stockholder proposals must be received by EDGAR Online for inclusion in the proxy materials relating to EDGAR Online’s 2012 annual meeting, which proposals must comply with the rules and regulations of the SEC then in effect.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

EDGAR Online files annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. These reports, proxy statements and other information contain additional information about EDGAR Online and will be made available for inspection and copying at EDGAR Online’s executive offices during regular business hours by any stockholder or a representative of a stockholder as so designated in writing.

Stockholders may read and copy any reports, statements or other information filed by EDGAR Online at the SEC’s public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. EDGAR Online’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website located at http://www.sec.gov.

A list of stockholders will be available for inspection by stockholders of record during business hours at EDGAR Online’s corporate headquarters at 11200 Rockville Pike, Suite 310, Rockville, Maryland 20852, for ten days prior to the date of the special meeting and continuing to the date of the special meeting and will also be available for review at the special meeting or any reconvenings thereof.

The SEC allows EDGAR Online to “incorporate by reference” information that it files with the SEC in other documents into this proxy statement. This means that EDGAR Online may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that EDGAR Online files later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that EDGAR Online later files with the SEC may update and supersede the information in this proxy statement. Such updated and superseded information will not, except as so modified or superseded, constitute part of this proxy statement.

EDGAR Online incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the special meeting, except for the documents, or portions thereof, that are “furnished” rather than filed. EDGAR Online also incorporates by reference in this proxy statement the following documents filed by it with the SEC under the Exchange Act:

•	EDGAR Online’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 13, 2012 (as amended by Form 10-K/A filed with the SEC on April 30, 2011);

•	EDGAR Online’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 3, 2012; and

•	EDGAR Online’s Current Reports on Form 8-K filed with the SEC on January 23, 2012, March 2, 2012 (excluding Item 2.02 and Exhibit 99.2 of Item 9.01), March 20, 2012, April 19, 2012, and May 23, 2012.

EDGAR Online undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:

EDGAR Online, Inc.

11200 Rockville Pike, Suite 310

Rockville, Maryland 20852

Telephone number: (301) 287-0300

You may also obtain documents incorporated by reference by requesting them by telephone from Okapi Partners LLC, our proxy solicitor, at (212) 297-0720 or toll free at (877) 259-6290. Documents should be requested by [    —    ], 2012 in order to receive them before the special meeting. You should be sure to include your complete name and address in your request.

RR Donnelley and Merger Sub have supplied, and EDGAR Online has not independently verified, the information in this proxy statement relating to RR Donnelley and Merger Sub.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such a proxy solicitation in such jurisdiction.

Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. EDGAR Online has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated [    —    ], 2012. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, EDGAR Online will, where relevant and if required by applicable law, update such information through a supplement to this proxy statement.

Appendix A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

dated as of May 21, 2012

by and among

R.R. DONNELLEY & SONS COMPANY,

LEO ACQUISITION SUB, INC.,

and

EDGAR ONLINE, INC.

i

ARTICLE VII CONDITIONS PRECEDENT

Section 7.1	Conditions to Each Party’s Obligation To Effect The Merger	35
Section 7.2	Conditions to Obligations of Parent and Sub	35
Section 7.3	Conditions to Obligations of the Company	36

ii

ARTICLE VIII TERMINATION AND ACCELERATION

Section 8.1	Termination	37
Section 8.2	Notice of Termination	38
Section 8.3	Effect of Termination	38
Section 8.4	Fees and Expenses	38

ARTICLE IX GENERAL PROVISIONS

Section 9.1	Nonsurvival of Representations and Warranties	39
Section 9.2	Amendments	39
Section 9.3	Extension; Waivers	40
Section 9.4	Notices	40
Section 9.5	Successors and Assigns; Parties in Interest	40
Section 9.6	Severability	41
Section 9.7	Entire Agreement	41
Section 9.8	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial	41
Section 9.9	Remedies	41
Section 9.10	Further Assurances	42
Section 9.11	Interpretation	42
Section 9.12	Subsidiaries	42
Section 9.13	Counterparts	42

ARTICLE X DEFINITIONS

Section 10.1	Definitions	42

LIST OF EXHIBITS

Exhibits
Exhibit A	Form of Voting Agreement
Exhibit B	Certificate of Incorporation of Surviving Corporation
Exhibit C	Bylaws of Surviving Corporation

iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 21, 2012, by and among R.R. Donnelley & Sons Company, a Delaware corporation (“Parent”), Leo Acquisition Sub, Inc., a Delaware corporation and wholly-owned Subsidiary of Parent (“Sub”), EDGAR Online, Inc., a Delaware corporation (the “Company” and, together with Sub, the “Constituent Corporations”).

WHEREAS, Sub is a Delaware corporation having authorized capital of 1,000 shares of common stock, par value $0.01 per share (“Sub Common Stock”), all of which are issued and outstanding and owned of record and beneficially by Parent;

WHEREAS, the Company is a Delaware corporation having authorized capital of (i) 75,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”); and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of which 500,000 shares have been designated Series A Preferred Stock (“Series A Preferred Stock”), 120,000 shares have been designated Series B Preferred Stock (“Series B Preferred Stock”) and 90,000 shares have been designated Series C Preferred Stock (“Series C Preferred Stock”);

WHEREAS, the respective Boards of Directors of the Constituent Corporations have approved this Agreement and approved the merger (the “Merger”) of Sub with and into the Company subject to the conditions and upon the terms set forth in this Agreement, and the Company Board has directed that this Agreement be submitted to the holders of record of shares of Common Stock and Preferred Stock for adoption; and

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of Parent to enter into this Agreement, each of Bain Capital Venture Integral Investors, LLC, The Meteor Group LLC, Draper Fisher Jurvetson Fund VIII, L.P., Draper Fisher Jurvetson Partners VIII, LLC and Draper Associates L.P. is entering into a Voting Agreement with Parent, a copy of the form which is attached as Exhibit A hereto (each, a “Voting Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, Parent, Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1 Surviving Corporation. Subject to the conditions contained in this Agreement and in accordance with the provisions of this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Sub shall be merged with and into the Company. Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”), and shall succeed to and assume all the rights and obligations of Sub and the Company in accordance with the DGCL.

Section 1.2 Effect of the Merger. The Merger shall have the effects set forth in Section 251 of the DGCL.

Section 1.3 Certificate of Incorporation, Bylaws, Directors and Officers.

(a) The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended at the Effective Time so as to read in its entirety as set forth on Exhibit B attached hereto and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by Requirements of Law.

(b) At the Effective Time, the Bylaws of the Company shall be amended and restated to conform in their entirety to the Bylaws of Sub in effect immediately prior to the Effective Time (except that all references to

“Sub” in the Bylaws of the Surviving Corporation shall be changed to refer to the Surviving Corporation) and as set forth on Exhibit C attached hereto, and, as so amended, shall be, from and after the Effective Time, the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by Requirements of Law.

(c) At the Closing, the Company shall deliver to Parent duly signed resignations from each of the directors and officers of the Company as of the Effective Time and the parties shall take all requisite action so that the directors and officers of Sub immediately prior to the Effective Time shall be, from and after the Effective Time, the directors and officers of the Surviving Corporation until their respective successors are duly elected and qualified or until their earlier death, resignation, or removal in accordance with the Certificate of Incorporation of the Surviving Corporation, the Bylaws of the Surviving Corporation and Requirements of Law.

ARTICLE II

CONVERSION OF SHARES

Section 2.1 Effects on Capital Stock of Sub. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations, each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 2.2 Effects on Capital Stock of the Company. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations

(a) Each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Excluded Shares) shall automatically be converted into the right to receive cash in an amount, without interest, equal to $171.875 (the “Series B Consideration”). Each share of Series B Preferred Stock to be converted into the right to receive the Series B Consideration as provided in this Section 2.2(a) shall, by virtue of the Merger and without any action on the part of the holders thereof, be automatically cancelled and shall cease to exist and the holders of certificates which immediately prior to the Effective Time represented such shares of Series B Preferred Stock shall cease to have any rights with respect to such shares of Series B Preferred Stock other than the right to receive, upon surrender of such certificates in accordance with Article III of this Agreement, the Series B Consideration, without interest thereon.

(b) Each share of Series C Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Excluded Shares) shall automatically be converted into the right to receive cash in an amount, without interest, equal to $158.790 (the “Series C Consideration”). Each share of Series C Preferred Stock to be converted into the right to receive the Series C Consideration as provided in this Section 2.2(b) shall, by virtue of the Merger and without any action on the part of the holders thereof, be automatically cancelled and shall cease to exist and the holders of certificates which immediately prior to the Effective Time represented such shares of Series C Preferred Stock shall cease to have any rights with respect to such shares of Series C Preferred Stock other than the right to receive, upon surrender of such certificates in accordance with Article III of this Agreement, the Series C Consideration, without interest thereon.

(c) Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Excluded Shares) shall automatically be converted into the right to receive cash in an amount, without interest, equal to $1.092 (the “Common Stock Consideration”). Each share of Common Stock to be converted into the right to receive the Common Stock Consideration as provided in this Section 2.2(c) shall, by virtue of the Merger and without any action on the part of the holders thereof, be automatically cancelled and shall cease to exist and the holders of certificates which immediately prior to the Effective Time represented such

2

shares of Common Stock shall cease to have any rights with respect to such shares of Common Stock other than the right to receive, upon surrender of such certificates in accordance with Article III of this Agreement, the Common Consideration, without interest thereon.

(d) All shares of Common Stock and Preferred Stock that immediately prior to the Effective Time are held in the treasury of the Company or owned by Parent, the Company or any of their respective Subsidiaries, including, but not limited to, Sub (collectively, the “Excluded Shares”), shall be cancelled and retired and no cash or other consideration shall be paid or delivered in exchange therefor and the Merger will effect no conversion thereof.

Section 2.3 Company Stock Options. Subject to the conditions and upon the terms set forth in this Agreement, at the Effective Time, each Company Stock Option, whether vested or unvested, shall be cancelled and each Optionholder shall either (i) be entitled to receive in consideration for such cancellation of each vested or unvested Company Stock Option, an amount equal to the Common Stock Consideration multiplied by the number of shares of Common Stock issuable upon exercise of such Company Stock Option, minus the aggregate exercise price for the Common Stock issuable upon exercise of such Company Stock Option (as to each such Optionholder, the “Option Consideration”), payable in accordance with Section 3.6 or (ii) cancelled without any present or future right to receive any portion of the Common Stock Consideration. Notwithstanding anything herein to the contrary, the Option Consideration shall only be payable if, when and to the extent it is greater than $0.

Section 2.4 Adjustment in Certain Circumstances. The applicable Merger Consideration shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend or distribution, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Shares occurring on or after the date hereof and prior to the Effective Time, in each case which is effected in accordance with or otherwise permitted by the terms of this Agreement.

Section 2.5 Withholding Rights. Parent and the Paying Agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Company Stockholder or Optionholder, such amounts as may be required to be deducted and withheld with respect to the making of such payments under the Code, or any provision of state or local Tax law. At least five (5) days before the Closing Date, the Company shall provide to Parent all information reasonably necessary to permit Parent to determine the amounts, if any, required to be withheld with respect to employee Tax withholding.

ARTICLE III

CLOSING; PAYMENT OF MERGER CONSIDERATION

Section 3.1 Closing Date. The closing of the transactions contemplated by this Agreement to be consummated on the Closing Date (the “Closing”) shall be consummated at 10:00 a.m., local time, on the second Business Day following the day on which the last of the conditions set forth in Article VII have been satisfied or waived (other than conditions that may only be satisfied on the Closing Date, but subject to the satisfaction of such conditions) at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois, or at such other place or at such other time as shall be agreed upon by Parent and the Company. The time and date on which the Closing is actually held are sometimes referred to herein as the “Closing Date.”

Section 3.2 Filing Certificate of Merger and Effectiveness. At the Closing, the Company shall cause the Merger to be consummated by filing a Certificate of Merger (which shall be in form and substance reasonably satisfactory to the Company and Parent) (the “Certificate of Merger”), executed and acknowledged in accordance with the laws of the State of Delaware, in the office of the Secretary of State of the State of Delaware. The Merger shall become effective upon such filing as provided by the DGCL or as otherwise provided in the Certificate of Merger. The date and time on such date of effectiveness of the Merger are herein called the “Effective Time.”

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Section 3.3 Paying Agent. Prior to the Closing, Parent and Sub shall enter into a Payment Agreement (the “Payment Agreement”) with a nationally recognized financial institution designated by Parent and reasonably acceptable to the Company as Paying Agent (in its capacity as such, the “Paying Agent”).

Section 3.4 Payments by Parent at Closing. Prior to the Effective Time, on the terms and subject to the conditions set forth in this Agreement, Parent shall deposit with the Paying Agent, by wire transfer of immediately available funds, except as otherwise provided herein, for the sole benefit of the Company Stockholders whose shares are converted into the right to receive Series B Consideration, Series C Consideration or Common Stock Consideration, as the case may be (other than the Dissenting Stockholders and the holders of Excluded Shares), the Merger Consideration payable in respect of the Shares (such total deposited cash being hereinafter referred to as the “Payment Fund”). The Merger Consideration payable in respect of the Shares shall be disbursed by the Paying Agent out of the Payment Fund on the terms and subject to the conditions set forth in this Agreement and the Payment Agreement.

Section 3.5 Exchange Procedures. Parent shall instruct the Paying Agent to, as soon as practicable but in any event within five Business Days following the Effective Time, mail to each record holder of a stock certificate representing shares of, or of non-certificated book-entry shares of (either case being referred to in this Agreement, to the extent applicable, as a “Stock Certificate”), Common Stock or Preferred Stock issued and outstanding immediately prior to the Effective Time a letter of transmittal in customary form and with such other provisions as Parent may reasonably specify (the “Transmittal Letter”) and instructions for the execution and delivery thereof to surrender such Stock Certificate for payment pursuant to this Article III. The Transmittal Letter shall specify that delivery shall be effected, and risk of loss and title to Stock Certificates shall pass, only upon proper delivery of Stock Certificates in accordance with the terms of delivery specified in the Transmittal Letter and the instructions for the use thereof in surrendering Stock Certificates.

Section 3.6 Payment Procedures. Parent shall instruct the Paying Agent, subject to the conditions and upon the terms in this Agreement and the Transmittal Letter, to pay each Company Stockholder (other than any Dissenting Stockholder and any holder of Excluded Shares) from the Payment Fund, upon surrender for cancellation of the Stock Certificate(s) that previously represented such capital stock, and subject to any required withholding of Taxes, if any, (A) with respect to each share of Series B Preferred Stock, the Series B Consideration, (B) with respect to each share of Series C Preferred Stock, the Series C Consideration and (C) with respect to each share of Common Stock, the Common Stock Consideration. From and after the Effective Time until surrendered to the Paying Agent, each Stock Certificate shall be deemed to evidence only the right to receive, in accordance with the terms of this Agreement, the Series B Consideration, the Series C Consideration or the Common Stock Consideration, as applicable, into which the capital stock previously represented thereby shall have been converted in the Merger. No interest will accrue or be paid on any amount payable to the holder of any outstanding capital stock. Parent shall cause the Surviving Corporation to pay through its payroll systems the applicable Option Consideration, if any, to the holders of Company Stock Options, as applicable, subject to any required withholding of Taxes.

Section 3.7 Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed for nine (9) months after the Effective Time shall be delivered to Parent, and any holders of Shares prior to the Effective Time who have not theretofore complied with this Article III and the instructions in the Letter of Transmittal shall thereafter look only to Parent and only as general creditors thereof for payment of the Merger Consideration (subject to abandoned property, escheat or similar Requirements of Law).

Section 3.8 Investment of Payment Fund. The Paying Agent shall invest any cash included in the Payment Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

Section 3.9 No Liability. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any Merger Consideration from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Requirements of Law.

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Section 3.10 Lost, Stolen or Destroyed Certificates. In the event any Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Stock Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Stock Certificate, the Paying Agent will pay in exchange for such lost, stolen or destroyed Stock Certificate the Merger Consideration that would be payable or deliverable in respect thereof pursuant to this Agreement had such lost, stolen or destroyed Stock Certificate been surrendered.

Section 3.11 No Further Rights in Preferred Stock or Common Stock. All cash paid upon conversion of the shares of Common Stock or Preferred Stock in accordance with the terms of this Article III, and all cash paid pursuant to Section 3.6 to or for the benefit of Company Stockholders, shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Common Stock or Preferred Stock.

Section 3.12 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company with respect to all shares of capital stock of the Company shall be closed and no further registration of transfers of such shares of capital stock shall thereafter be made on the records of the Company. On or after the Effective Time, any certificates for shares of Common Stock or Preferred Stock (other than Dissenting Shares and Excluded Shares) presented to the Paying Agent, the Surviving Corporation or Parent for any reason shall represent only the right to receive the amounts payable in accordance with Article II and Article III (without interest thereon).

Section 3.13 Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and that are held by a Person who is a record holder of such Shares and who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the Common Stock Consideration, Series B Consideration or Series C Consideration, as the case may be. The holders of Dissenting Shares (the “Dissenting Stockholders”) shall be entitled to receive payment of the appraised value of such Dissenting Shares held by them in accordance with the provisions of such Section 262 (the “Appraised Value”), except that all Dissenting Shares held by a Person who shall have failed to perfect or who effectively shall have withdrawn or lost his, her or its rights to appraisal of such Shares under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Common Stock Consideration, Series B Consideration or Series C Consideration, as the case may be, upon surrender, payable in the manner provided in Section 3.6, of the certificate or certificates that formerly evidenced such Shares (and Parent or the Surviving Corporation shall promptly deposit into the Payment Fund an amount equal to the consideration payable with respect to such Shares). The Company shall not, except with the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed, voluntarily make any payment with respect to any demands for appraisal of Dissenting Shares, offer to settle any demands or approve any withdrawal of any such demands.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent as of the date hereof (unless in either case some other date is specified in such representation and warranty, in which case the applicable representation and warranty will be only as of such specified date) that, except as set forth (i) in the Disclosure Schedule delivered to Parent on the date hereof by the Company (the “Company Disclosure Schedule”) or (ii) in any Company SEC Document filed with the SEC and publicly available on the SEC’s EDGAR website prior to the date of this Agreement (excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other disclosure of risks or any other statements that are predictive or forward-looking in nature); provided, however, that any disclosure in such

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Company SEC Documents that are the subject of this clause (ii) shall be deemed to qualify a representation or warranty only if the relevance of such disclosure to such representation or warranty is reasonably apparent on the face of such disclosure; provided, further, that the disclosures in the Company SEC Documents shall not be deemed to qualify any representations or warranties made in Sections 4.2, 4.3, 4.5 and 4.25:

Section 4.1 Organization; Power and Authority. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business as a foreign corporation and is in good standing as a foreign entity in each of the jurisdictions in which the ownership or leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing has not, or could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company has all requisite corporate power and authority to own, lease and operate its assets and properties and to conduct its businesses and operations as currently being conducted, except where failure to have such power and authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 4.1(a) of the Company Disclosure Schedule, the Company has made available to Parent true and complete copies of the Company Charter, the Company Bylaws and the Company’s minute books from January 1, 2009 through April 1, 2012 (which is the date of the last Company Board or committee meeting at which matters other than matters related to this Agreement and the transactions contemplated hereby were discussed) subject to redactions of discussions of the evaluation of a possible strategic transaction with Parent or any other party during the period from November 11, 2011 to the date of this Agreement, and such minute books contain true and complete records of meetings and other corporate action taken by the Company Board, any committee of the Company Board and the Company Stockholders to the extent such records exist. The Company is in compliance with the provisions of the Company Charter and the Company Bylaws.

(b) Each Subsidiary of the Company (each, a “Company Subsidiary”) is a corporation, limited partnership, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Company Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each of the jurisdictions in which the ownership or leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing has not, or could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Each Company Subsidiary has all requisite power and authority to own, lease and operate its assets and properties and to conduct its businesses and operations as currently being conducted, except where failure to have such power and authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has made available to Parent true and complete copies of the Organizational Documents of each of the Company Subsidiaries and each Company Subsidiary’s minute books from January 1, 2009 through the date hereof, and such minute books contain true and complete records of meetings and other action taken by the Board of Directors (or similar governing body) and each committee thereof of each Company Subsidiary and its equityholders to the extent such records exist. Each Company Subsidiary is in compliance with the provisions of its Organizational Documents. Section 4.1 of the Company Disclosure Schedule sets forth each Company Subsidiary.

Section 4.2 Authorization; Execution and Validity. The Company has all necessary corporate power and authority to (a) execute and deliver this Agreement and the agreements, instruments, certificates and documents to be executed and delivered by it as contemplated hereby, including the Voting Agreement (the “Company Ancillary Agreements”) and (b) subject to the adoption of this Agreement by Company Stockholders holding at least a majority of the outstanding shares of Common Stock, Series B Preferred Stock (voting on an as-converted basis) and Series C Preferred Stock (voting on an as-converted basis), voting together as a single class (the “Company Requisite Vote”), perform its obligations under this Agreement and the Company Ancillary Agreements and consummate the transactions contemplated hereby and thereby. Immediately following execution of this Agreement, (1) Holders of (A) a majority of the outstanding shares of Series B Preferred Stock, voting as a separate class and (B) a majority of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock voting together as a single class will approve this Agreement and the Merger and the other transactions

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contemplated by this Agreement by written consent duly adopted by such holders as contemplated by Section 7 of the Certificate of Designations of the Series B Preferred Stock of the Company and Section 7 of the Certificate of Designation of the Series C Preferred Stock of the Company (the “Preferred Stock Written Consent”) and deliver such executed consent to the Company and (2) the Company shall deliver a copy of the Preferred Stock Written Consent to Parent together with a certificate acknowledging that such consent has become effective. Following its delivery to the Company as contemplated in the immediately prior sentence, the Preferred Stock Written Consent will remain in full force and effect. The execution and delivery by the Company of this Agreement and Company Ancillary Agreements, and, subject to the adoption of this Agreement by the Company Requisite Vote, the performance by the Company of this Agreement and the Company Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other action on the part of the Company or Company Stockholders is necessary to authorize this Agreement or the Company Ancillary Agreements and the transactions contemplated hereby or thereby. Upon the execution and delivery thereof by the Company, each of this Agreement and the Company Ancillary Agreements (to the extent such documents purport to create binding obligations on the part of the Company) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Company Board, at a meeting duly called and held, acting on the unanimous recommendation of a special committee of the Company Board, has (i) unanimously approved and declared advisable this Agreement and the Merger (the “Company Determination”), (ii) unanimously recommended adoption of this Agreement by the holders of Common Stock and Preferred Stock (the “Company Recommendation”) and (iii) directed that this Agreement be submitted for consideration by holders of Common Stock and Preferred Stock at a meeting of Company Stockholders. The adoption of this Agreement by the Company Requisite Vote is the only vote or consent of the holders of any class of or series of capital stock of the Company required to adopt this Agreement, the Company Ancillary Agreements and approve the Merger and the other transactions contemplated by this Agreement or any of the Company Ancillary Agreements under Requirements of Law.

Section 4.3 Absence of Conflicts. The execution and delivery by the Company of this Agreement and the Company Ancillary Agreements, the performance by the Company of its obligations under this Agreement and the Company Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby (in each case, with or without the giving of notice or lapse of time, or both) do not and will not (a) conflict with or violate any provision of the Organizational Documents of the Company or any Company Subsidiary, (b) result in any violation, termination, modification, cancellation or breach of, constitute a default under, result in the loss of any rights under, constitute an event creating rights of acceleration, prepayment, termination, amendment, modification, suspension, revocation or cancellation (each, a “Violation”) under any Company Agreement (other than any material IP Contract), (c) result in a Violation under any material IP Contract or any material Intellectual Property owned, leased, licensed or used by the Company or any Company Subsidiary, (d) assuming that the filings and Consents referred to in Sections 4.3 and 4.4 of the Company Disclosure Schedule and in Section 4.4 are made or obtained, result in any violation of any Requirements of Law or any Court Order applicable to the Company or any of its Subsidiaries or any of its or their respective properties or assets or (e) result in the creation of, or impose on the Company any obligation to create, any Lien (other than a Permitted Lien) upon any properties or assets of the Company or any of the Company Subsidiaries, other than, in the case of clauses (b), (d) and (e), as have not had or would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.4 Governmental and Third Party Approvals. The execution and delivery of this Agreement and the Company Ancillary Agreements by the Company does not, the performance by the Company of its obligations under this Agreement and the Company Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not, require any Consent of, or filing with or notification to, any Governmental Authority or other Person except for (a) applicable requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”), (b) applicable requirements of the Exchange Act, (c) applicable requirements of the NASDAQ Stock Market, (d) the filing of the Certificate of Merger and (e) any Consent that is not material issued, granted, given, or otherwise made

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available by or under the authority of any Governmental Authority or pursuant to any Requirements of Law listed (other than under the HSR Act, and similar applicable competition, antitrust or similar Requirements of Law in any relevant foreign country or jurisdiction).

Section 4.5 Capitalization of the Company. (a) The authorized capital stock of the Company consists of (i) 75,000,000 shares of Common Stock, and (ii) 1,000,000 shares of Preferred Stock, of which 500,000 shares have been designated Series A Preferred Stock, 120,000 shares have been designated Series B Preferred Stock and 90,000 shares have been designated Series C Preferred Stock.

(b) At the close of business on the date of this Agreement:

(i) 34,981,390 shares of Common Stock (including 3,228,760 shares of restricted stock), no shares of Series A Preferred Stock, 120,000 shares of Series B Preferred Stock and 87,016 shares of Series C Preferred Stock were issued and outstanding;

(ii) the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock is 116.9962 per share of Series B Preferred Stock, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock is 81.61 per share of Series C Preferred Stock.

(iii) the redemption price per share of (A) the Series B Preferred Stock under the Company Charter in the event of a Change of Control (as defined in the Company Charter) effective as of the dates set forth in Section 4.5(b)(iii)(A) of the Company Disclosure Schedule is the amount set forth opposite such date and (B) the Series C Preferred Stock under the Company Charter in the event of a Change of Control (as defined in the Company Charter) effective as of effective as of the dates set forth in Section 4.5(b)(iii)(B) of the Company Disclosure Schedule is the amount set forth opposite such date;

(iv) 14,053,364 shares of Common Stock were reserved for issuance upon the conversion of the shares of Series B Preferred Stock issued and outstanding as of the date hereof and 7,099,202 shares of Common Stock were reserved for issuance upon the conversion of the shares of Series C Preferred Stock issued and outstanding as of the date hereof;

(v) 3,618,082 shares of Common Stock were reserved for issuance in connection with outstanding Company Stock Options granted under the Company’s 1996 Stock Option Plan, 1999 Stock Option Plan for Outside Directors, 1999 Stock Option Plan and 2005 Stock Award and Incentive Plan (collectively, the “Company Stock Plan”), of which, 1,818,593 shares of Common Stock were subject to Company Stock Options with an exercise price less than the Common Stock Consideration;

(vi) 6,574,956 shares of Common Stock were available for issuance under the Company Stock Plan in respect of potential future grants; and

(vii) 892,467 shares of Common Stock or Preferred Stock were held in the treasury of the Company.

(c) The Shares have been duly authorized by all necessary corporate action on the part of the Company, have been validly issued and are fully paid and nonassessable. None of the Shares were issued in violation of, and are not subject to, any preemptive rights or similar rights and all of the Securities have been offered, issued, sold and delivered by the Company in compliance with all applicable federal and state securities laws. Except as set forth above and in Section 4.5(d), no Equity Interests of the Company are outstanding or reserved for issuance and there are no outstanding options, warrants, calls, rights, or other agreements or commitments of any character (i) pursuant to which the Company or any Company Subsidiary is or may be obligated to grant, issue or sell any Equity Interests in the Company or any Company Subsidiary, (ii) obligating the Company or any Company Subsidiary to grant, issue or sell any such options, warrants, calls rights, or other agreements or commitments, or (iii) to which the Company or any Company Subsidiary is party to or bound by that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to the holders of Equity Interests of the Company or any Company Subsidiary. There are not any bonds, debentures, notes or other Indebtedness of the Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Common Stock or Preferred Stock of the Company or any Company Subsidiary may vote.

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(d) Section 4.5(d) of the Company Disclosure Schedule contains a correct and complete list as of the date hereof of each outstanding option to purchase any capital stock of the Company (collectively, the “Company Stock Options”), including the name of the holder, date of grant, exercise price and type and number of shares of capital stock of the Company subject thereto, the plan under which such Company Stock Option was granted, whether such Company Stock Option is an incentive stock option under Section 422 of the Code and whether the Company Stock Option is vested or exercisable. Except as required pursuant to Section 2.3 and as set forth on Section 4.5(d) of the Company Disclosure Schedule, there will be no acceleration in the vesting of any Company Stock Option as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby. None of the Company Stock Options is subject to the requirements of Section 409A of the Code. The Company has made available to Parent forms of each Option Award Agreement. The treatment of the Company Stock Options contemplated by this Agreement complies with the Company Plan and each Option Award Agreement.

(e) The Company is not a party to or bound by and, to Company’s Knowledge, there does not exist any stockholder agreement, voting trust agreement or any other similar contract, agreement, arrangement, commitment, plan or understanding, other than the Voting Agreement, restricting or otherwise relating to the voting, dividend, ownership or transfer rights of any Securities.

(f) Section 4.5(f) of the Company Disclosure Schedule sets forth, as of the date hereof, the amount of all accrued and unpaid dividends on the capital stock of the Company and any Company Subsidiary that is not wholly-owned by the Company or another Company Subsidiary and lists all of the instruments pursuant to which the Company or any Company Subsidiary is responsible or liable for such dividends (whether as obligor, guarantor or surety).

(g) With respect to each Company Subsidiary that is a corporation, all of the outstanding shares of capital stock of such Company Subsidiary have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. Section 4.5(g) of the Company Disclosure Schedule sets forth with respect to each Company Subsidiary the number of authorized, issued and outstanding shares of capital stock of each class, the number of issued shares of capital stock held as treasury shares and the number of shares of capital stock unissued and reserved for any purpose. Except as set forth in Section 4.5(g) of the Company Disclosure Schedule, all of the outstanding shares of capital stock or Equity Interests of each Company Subsidiary are owned by the Company or another wholly-owned Company Subsidiary free and clear of any Liens. Other than the Company Subsidiaries, neither the Company or any Company Subsidiary owns any Equity Interests in any Person or is party to or bound by any Contract to purchase any Equity Interests in any Person or any securities convertible into or exchangeable for any such Equity Interests in any Person.

(h) Section 4.5(h) of the Company Disclosure Schedule sets forth, as of the date hereof, the principal amount of and all accrued but unpaid interest on all Indebtedness of the Company and the Company Subsidiaries and lists all of the instruments pursuant to which the Company or any Company Subsidiary is responsible or liable for such Indebtedness (whether as obligor, guarantor or surety).

Section 4.6 SEC Reports; Financial Statements. (a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since December 31, 2010 (collectively, the “Company SEC Documents”). As of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act, the Securities Act or SOX, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document filed prior to the date hereof, as of their respective filing dates, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is subject to the

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periodic reporting requirements of the Exchange Act or is or has been otherwise required to file any form, report, statement, schedule, certificate or other document with the SEC, any foreign Governmental Authority that performs a similar function to that of the SEC or any securities exchange or quotation system.

(b) The consolidated financial statements of the Company included in the Company SEC Documents, including the notes thereto and all related compilations, reviews and other reports issued by the Company’s accountants with respect thereto (the “Financial Statements”), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements: (i) have been prepared from the books and records of the Company and the Company Subsidiaries in accordance with GAAP consistently applied during the periods covered thereby (except as otherwise disclosed therein); (ii) are complete and correct in all material respects; and (iii) fairly present in all material respects the consolidated financial condition and the results of operations, cash flows and changes in stockholders’ equity of the Company (on a consolidated basis) as of the respective dates of and for the periods referred to in the Financial Statements (subject to, in the case of unaudited financial statements, normal year-end audit adjustments and to any other adjustments described therein including the notes thereto). No financial statements of any Person other than the Company and the Company Subsidiaries are required by GAAP to be included in the consolidated financial statements of the Company.

(c) The Company (i) maintains “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (ii) has disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of such internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act and SOX with respect to such reports. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of SOX for the fiscal year ended December 31, 2011, and such assessment concluded that such controls were effective. The Company’s system of “internal controls over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) is reasonably sufficient in all material respects to provide reasonable assurance (1) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (2) that receipts and expenditures are executed in accordance with the authorization of management, and (3) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that would have a material effect on the Company’s financial statements. No significant deficiency, material weakness or fraud, whether or not material, that involves management or other employees was identified in management’s assessment of internal controls for the fiscal year ended December 31, 2011 (nor has any such deficiency, weakness or fraud been identified after that date).

(d) The then-acting chief executive officer and the chief financial officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX and the statements contained in such certifications are accurate; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

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(e) Since January 1, 2009, (i) neither the Company nor the Company Subsidiaries nor, to the Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Company or the Company Subsidiaries has received any material complaint, allegation, assertion or claim, whether written or oral, regarding any material weaknesses in the accounting or auditing practices, procedures, methodologies or methods of the Company or the Company Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or the Company Subsidiaries has engaged in illegal accounting or auditing practices and (ii) to the Company’s Knowledge, no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or the Company Subsidiaries, has reported to any director or officer of the Company any evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

Section 4.7 Liabilities. The Company and the Company Subsidiaries do not have and are not subject to any Liability (including unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown on or which is in excess of amounts shown or reserved for on the Company’s consolidated balance sheet as at March 31, 2012 or the notes thereto included in the Company SEC Documents (the “Balance Sheet”), other than (a) Liabilities of the same nature as those set forth on the Balance Sheet and reasonably incurred in the ordinary course of business consistent with past practice after March 31, 2012, (b) Liabilities incurred in connection with the negotiation and execution of this Agreement and consummation of the transactions contemplated hereby, and (c) Liabilities that would not have, individually or in the aggregate, a Material Adverse Effect.

Section 4.8 Absence of Certain Changes. Since December 31, 2011, (a) the business of the Company and the Company Subsidiaries has been conducted in the ordinary course of business consistent with past practice, (b) there has not been any Material Adverse Effect, and, to the Company’s Knowledge, no event has occurred or condition has arisen, or, to the Company’s Knowledge, exists or is contemplated, which could, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect and (c) through the date hereof, there has not been any an action taken by the Company or any Company Subsidiary that, if taken after the date hereof, would constitute a violation of Section 6.2(b)(iii), 6.2(b)(vii), 6.2(b)(xiv), 6.2(b)(xv), 6.2(b)(xix) or 6.2(b)(xxii) with respect to any of the foregoing.

Section 4.9 Real Property. (a) None of the Company or any Company Subsidiary owns, or has owned, any real property or has any option, right of first refusal, right of first offer or similar right to acquire any real property.

(b) Section 4.9(b) of the Company Disclosure Schedule sets forth a correct and complete list (showing the parties thereto, annual rental, expiration date, renewal and purchase options, if any, the Improvements thereon, the uses being made thereof and the location of the real property covered by, and the space occupied under, such lease or other agreement) of all leasehold or subleasehold interests or other rights of use or occupancy held by the Company in any Real Property (the “Leasehold Property”). The Company has heretofore made available to Parent true and complete copies of all leases, subleases and other use or occupancy Contracts under which the Company holds any Leasehold Property. Each of the leases, subleases and other use or occupancy Contracts (the “Leases”) under which the Company holds any Leasehold Property constitutes a legal, valid and binding obligation of, and is enforceable against, the Company and, to the Company’s Knowledge, against any other party thereto. The Company is not in default in any material respect under any Lease, nor has any notice of a material default been received by the Company. The Company holds the applicable Leasehold Property under each Lease free and clear of any Liens, other than Permitted Liens, except where the failure to hold such Lease free and clear of any Liens has not, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no leases, subleases, licenses, concessions or other agreements, written or oral, pursuant to which the Company has granted to any Person the right of use or occupancy of any portion of any parcel of Leasehold Property held by the Company under a Lease, except where

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such grant has not, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has the right to quiet enjoyment of all the Leasehold Property for the full term of each such Lease (and any renewal option relating thereto), and the leasehold or other interest of the Company in such Leasehold Property is not subject or subordinate to any Lien except for Permitted Liens, except such Liens that have not, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Neither the whole nor any part of any Leasehold Property is subject to any pending suit or proceedings for condemnation, expropriation or other taking by any Governmental Authority, and, to the Company’s Knowledge, no such condemnation, expropriation or other taking is threatened or contemplated, except where such suit or proceeding has not, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Except for the Permitted Liens, to the Company’s Knowledge none of the Leasehold Property is subject to any lease, sublease, license or other agreement granting to any other Person any right to the use or occupancy of such Leasehold Property or any part thereof.

Section 4.10 Title to Tangible Assets. Except as would not have, and would not reasonably be expected to have, a Material Adverse Effect, the Company or one of the Company Subsidiaries has good, valid and marketable title to all properties and assets material to the operation of the Company’s business and reflected in the Balance Sheet as being owned by the Company or one of the Company Subsidiaries (except assets and properties sold or otherwise disposed of since the date thereof in the ordinary course of business), or acquired after the date thereof, free and clear of all Liens other than Permitted Liens. The Leasehold Property and owned and leased tangible personal property of the Company are in good condition (subject to normal wear and tear) and serviceable condition and are in all material respects suitable for the uses for which intended. The owned and leased assets and properties of the Company and the Company Subsidiaries constitute all of the assets and properties used in and material to the operation of the businesses of the Company and the Company Subsidiaries as described in the most recent periodic report filed by the Company with the SEC.

Section 4.11 Contracts. Except for this Agreement, agreements filed with or incorporated by reference into the Company SEC Documents and agreements disclosed on Section 4.11 of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any Company Subsidiary is a party to or bound by:

(a) any Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act);

(b) any Contract with a Material Customer or Material Supplier;

(c) any Contract relating to the disposition or acquisition by the Company or any Company Subsidiary of any properties or assets in excess of $50,000, other than the disposition of inventory in the ordinary course of business or;

(d) any Contract with respect to a partnership, joint venture (including joint development, joint distribution or strategic alliance), franchise or other similar arrangement (for the avoidance of doubt, this clause (d) does not address reseller, distributor or similar business partner agreements);

(e) any Contract that provides for, or relates to, the incurrence by the Company or any Company Subsidiary of Indebtedness or any interest rate or foreign currency swap, cap, collar, hedge or insurance agreements, or options or forwards on such agreements, or other similar agreements;

(f) any guarantee of the obligations of customers, suppliers, officers, directors, employees, Affiliates or others or any Contract the primary content of which involves an indemnification or similar obligation on the part of the Company or any Company Subsidiary;

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(g) any non-competition Contract or other Contract that (i) purports to limit either the type of business in which the Company or any of its Affiliates may engage or the manner or geographic area in which any of them may so engage in any business, (ii) grants a third party “most favored nation” or similar status or (iii) contains any “exclusivity” or similar provision for the benefit of a third party or otherwise prohibits or limits the right of the Company or any of its Affiliates to make, sell, market, advertise or distribute any products or services or use, transfer, license, distribute or enforce any Intellectual Property of the Company;

(h) any “standstill” or similar Contract that restricts the Company’s or any of its Affiliates (including Parent and its Subsidiaries after Closing) right to acquire any security or business;

(i) any Contract with a Governmental Authority; or

(j) any other Contract that is material to the Company and the Company Subsidiaries, taken as a whole.

The agreements filed with or incorporated by reference into the Company SEC Documents and the agreements required to be disclosed on Section 4.9, 4.11, 4.13, 4.15, 4.21 or 4.22 of the Company Disclosure Schedule are referred to herein as the “Company Agreements”.

Section 4.12 Status of Contracts.

(a) Each of the Company Agreements constitutes a valid and binding obligation of the Company and each Company Subsidiary party thereto, and, to the Company’s Knowledge, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect (i) with respect to IP Contracts that are not material to the operation of the Company’s business and (ii) with respect to all other Company agreements, that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect.

(b) To the Company’s Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to result in a Violation under any Company Agreement, except (i) for Violations with respect to IP Contracts that are not material to the operation of the Company’s business and (ii) with respect to all other Company Agreements where such Violation individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

(c) The Company and each Company Subsidiary has fulfilled and performed its obligations under each of the Company Agreements, except (i) with respect to IP Contracts that are not material to the operation of the Company’s business and (ii) where the failure to perform, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

(d) The Company or any Company Subsidiary is not in, or, to the Company’s Knowledge, alleged to be in, material breach or default under, and, to the Company’s Knowledge, no other party to any of the Company Agreements is in material breach or default thereunder and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a material default or breach by the Company or by any other such party, except (i) with respect to IP Contracts that are not material to the operation of the Company’s business or (ii) with respect to all other Company Agreements, where such breach or default, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

(e) As of the date of this Agreement, neither the Company nor any Company Subsidiary is currently renegotiating any of the Company Agreements or paying liquidated damages in lieu of performance thereunder.

(f) Complete and correct copies of each of the Company Agreements have heretofore been made available to Parent.

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Section 4.13 Intellectual Property. (a) Section 4.13(a) of the Company Disclosure Schedule sets forth a complete and accurate list and description (showing in each case the registered or other owner and registration or application number, if any) of all: (i) registered Copyrights and applications to register Copyrights; (ii) issued Patent Rights and applications for Patent Rights; (iii) Trademarks; and (iv) Internet domain names owned by the Company or any Company Subsidiary. To the Company’s Knowledge, all registrations and applications for the foregoing are valid, in good standing, subsisting and in full force and effect. There are no pending or, to the Company’s Knowledge, threatened interferences, re-examinations, oppositions or cancellations proceedings involving any of the foregoing registrations or applications.

(b) Section 4.13(b) of the Company Disclosure Schedule sets forth a complete and accurate list and description of all material Software purported to be owned by the Company or any Company Subsidiary.

(c) Section 4.13(c) of the Company Disclosure Schedule sets forth all Contracts pursuant to which any Person licenses or grants to the Company or any Company Subsidiary any right with respect to the XBRL-related products and services of the Company and the Company Subsidiaries.

(d) Section 4.13(d) of the Company Disclosure Schedule sets forth all Contracts that relate to any Intellectual Property (including all Intellectual Property listed in Section 4.13(a) of the Company Disclosure Schedule) or Software owned (or purported to be owned) by, licensed to or used by the Company or any Company Subsidiary; provided that Section 4.13(d) of the Company Disclosure Schedule does not list: (i) any Contracts for mass market Software that is commercially available and subject to “shrink-wrap” or “click-through” license agreements; (ii) any standard end-user or customer agreement for the license or provision of any Software, subscription or service of or by the Company or any Company Subsidiary; and the Company has provided the Parent with copies of the forms of all such end-user and customer agreements prior to the date hereof; or (iii) any Contract that is not material to the business of the Company and could be replaced without a material expenditure of time and money (not to exceed $10,000).

(e) The Company and the Company Subsidiaries either: (i) own the entire and exclusive right, title and interest in and to the material Intellectual Property and material Software purported to be owned by or used by the Company or any Company Subsidiary; or (ii) have a license and right to use the same pursuant to rights grants in a Contract identified on Section 4.13(d) of the Company Disclosure Schedule (or a Contract for mass market Software that is commercially available and subject to “shrink-wrap” or “click-through” license agreement or standard end-user or customer agreement of which the Company has provided Parent with copies), and there is no other material Intellectual Property necessary for the operation of its business as presently conducted. Except as disclosed on Section 4.13(c) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Intellectual Property or any other property or rights material to the operation of the business as presently conducted.

(f) The operation of the Company’s and each of the Company Subsidiary’s businesses as presently conducted, and as conducted in the past three years, does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property rights of any Person and there is no such claim pending or, to the Company’s Knowledge, threatened against the Company or any Company Subsidiary, and to the Company’s Knowledge, no third party is infringing or otherwise violating any material Intellectual Property owned by the Company or any Company Subsidiary, and, as of the date hereof, no such claims are pending or threatened against any Person by the Company or any Company Subsidiary, and, to the Company’s Knowledge, there is no basis for any such claim. Neither the Company nor any Company Subsidiary has received in the past three years any notice or other communication (in writing) relating to any actual, alleged or suspected infringement, misappropriation or violation by the Company, any Company Subsidiary or any of their respective employees or agents of any Intellectual Property of another Person, including any letter or other communication suggesting or offering that the Company or the Company Subsidiary obtain a license to any Intellectual Property of another Person. Other than in Contracts entered into during the ordinary course of

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operation of the Company or listed in Section 4.13(d), neither the Company nor any Company Subsidiary is bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to, or otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing or potential Intellectual Property infringement, misappropriation or similar claim.

(g) To the Company’s Knowledge, for all Software required to be identified on Section 4.13(b) of the Company Disclosure Schedule (collectively, the “Owned Software”), the Company and the Company Subsidiaries have sufficient source code, documentation and other material related to the Owned Software necessary such that a trained computer programmer could develop, maintain, support, compile and use such Owned Software. To the Company’s Knowledge, the Owned Software is eligible for protection and registration under applicable copyright law and has not been forfeited to the public domain. The Company and the Company Subsidiaries have taken commercially reasonable actions to protect the Owned Software (including source code and system specifications) with appropriate proprietary notices (including the notice of copyright in accordance with the requirements of 17 U.S.C. § 401, when appropriate), confidentiality and non-disclosure agreements and such other measures as are reasonable to protect the material Intellectual Property and confidential information contained therein. No part of the Owned Software is licensed pursuant to an Open Source License except as set forth in Section 4.13(g) of the Company Disclosure Schedule, or incorporates, links to or is based on any Open Source Software. Neither the Company nor any Company Subsidiary has distributed, used or modified any Open Source Software in any manner that would require any product, service, application, Software, equipment, machinery, or process used in connection with the operation of the Company’s and the Company Subsidiaries’ businesses (including the Owned Software) to be disclosed or distributed in source code form or made available at no charge. The Company’s and the Company Subsidiaries’ use and distribution of all Open Source Software are in compliance in all material respects with all Open Source Licenses applicable thereto.

(h) To the Company’s Knowledge, each employee, agent, consultant, contractor or other third party who has contributed to or participated in the creation or development of any material Intellectual Property in connection with the conduct of the Company’s and the Company Subsidiaries’ operations: (i) has created such materials in the scope of his or her employment with the Company or a Company Subsidiary and, by virtue of his or her relationship with the Company or a Company Subsidiary, all right, title and interest in such material Intellectual Property has, by operation of law, irrevocably vested in the Company or a Company Subsidiary; (ii) is a party to a “work-for-hire” or assignment agreement under which the Company or a Company Subsidiary is deemed to be the original owner/author of right, title and interest therein; (iii) has assigned its right, title and interest therein to the Company or a Company Subsidiary; or (iv) has granted the Company or a Company Subsidiary a worldwide, perpetual, royalty free license to use such Intellectual Property in all fields. To the Company’s Knowledge, there has been no material violation of any confidentiality or assignment agreement relating to its material Intellectual Property, of any unauthorized disclosure of any material Trade Secret or of any other material violation of any other obligations of confidentiality with respect thereto. The Company and the Company Subsidiaries have taken commercially reasonable steps to protect and maintain the confidentiality of their material Trade Secrets.

(i) The Company has provided the Parent with access to each Company Privacy Policy in effect as of the date of this Agreement. Each Company Privacy Policy: (i) is displayed on each web site of the Company or any Company Subsidiary and is incorporated into each applicable end user agreement or web site terms of use of the Company or a Company Subsidiary; (ii) states that User Data may be transferred in a merger, acquisition, change of control, reorganization or sale of assets; and (iii) states that sensitive personal information is not collected automatically by any Software, though users may voluntarily provide such information. The Company and the Company Subsidiaries require each user of the Company’s or any Company Subsidiary’s Software or services to agree and consent to the applicable Company Privacy Policy. To the Company’s Knowledge, the Company, the Company Subsidiaries and their respective Software and services have complied in all material respects with all of the Company Privacy Policies and with all applicable Requirements of Law pertaining to privacy, User Data, Personal Data or spyware.

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(j) To the Company’s Knowledge, there is no material Company Data that is not either owned by the Company, free and clear of all Liens or to which the Company has all necessary and required rights to license, use, sublicense or distribute the Company Data as it is currently being used, sublicensed or distributed in the ordinary course of the Company’s business, including in connection with the operation of the Company IT Systems.

(k) To the Company’s Knowledge, the Company IT Systems are sufficient for the immediate and reasonably anticipated needs of the businesses of the Company and the Company Subsidiaries. In the past three (3) years, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any Company IT Systems that have caused any material disruption or interruption in or to the conduct of the Company’s or any Company Subsidiary’s business. To the Company’s Knowledge, neither the Company nor any Company Subsidiary has ever suffered a security breach with respect to Company Data.

Section 4.14 Litigation. Section 4.14 of the Company Disclosure Schedule sets forth a correct and complete list of all material Legal Proceedings pending or, to the Company’s Knowledge, threatened against the Company or any Company Subsidiary or any of its or their respective properties, assets or businesses. There are no Legal Proceedings pending or, to the Company’s Knowledge, threatened against the Company or any Company Subsidiary that would reasonably be expected to have a Material Adverse Effect.

Section 4.15 Labor and Employment Matters. (a) Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement, Contract or other labor agreement or understanding with a labor union or labor organization concerning a labor arrangement, nor is the Company or any Company Subsidiary the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or any applicable foreign Requirements of Law) or seeking to compel the Company or any Company Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike, work slowdown or other labor dispute involving the Company or any Company Subsidiary pending or threatened, nor are the employees of the Company or any Company Subsidiary engaged in any activities to certify a collective bargaining unit or in any other organizational activity. There is no lawsuit, grievance, arbitration, administrative hearing, workers compensation or workplace safety and insurance claim, employment standards complaint, pay equity complaint, occupational health and safety charge, claim or investigation of wrongful (including constructive) discharge, employment discrimination or retaliation, sexual harassment, unfair labor practice charge or complaint or other employment dispute of any nature pending or to the Knowledge of the Company, threatened against or otherwise affecting the Company or any Company Subsidiary, in each case except as has not, or could not reasonably be expected to result in a Material Adverse Effect.

(b) There are no payments of compensation due but unpaid to any employee of the Company or any Company Subsidiary other than amounts accrued in the ordinary course of business. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Company Subsidiaries are and since January 1, 2009 have been in compliance in all material respects with all applicable Requirements of Law, Contracts and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, wages and hours, labor relations, employee classification, employment discrimination, disability rights or benefits, equal opportunity, plant closure or mass layoff issues, affirmative action, leaves of absence, occupational health and safety, workers’ compensation and unemployment insurance, and the collection and payment of withholding and/or social security Taxes or any similar Tax. All current assessments for employees of the Company or any Company Subsidiary under workers compensation Requirements of Law has been paid or accrued on the financial statements of the Company.

(c) The Company and its Subsidiaries are in compliance with the Workers Adjustment and Retraining Notification Act and all similar state laws (“WARN”) and have no liabilities pursuant thereto. Neither the Company nor any Subsidiary has implemented or been involved in any “mass layoff” or “plant closing” (as defined in WARN) within the last twelve (12) months.

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Section 4.16 Employee Benefits. (a) Section 4.16(a) of the Company Disclosure Schedule sets forth the name of(i) each Company Benefit Plan that is subject to ERISA and (ii) each other material Company Benefit Plan. The Company has made available to Parent via posting in the online data room with respect to each Company Benefit Plan, as applicable, true, current and complete copies of (i) all plan documents, related trust agreements, insurance contracts and policies and all amendments thereto, (ii) all current summary plan descriptions, (iii) the Form 5500 annual reports and accompanying schedules and actuarial reports, as filed, for the most recently completed three plan years, (iv) all documents and correspondence relating to the Company Benefit Plans received from or provided to the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Authority during the past three years, (v) all administrative and other service contracts with third party service providers, and (vi) summaries of all Company Benefit Plans for which there is not a plan document.

(b) Each Company Benefit Plan has been in all material respects maintained and operated in conformity with all applicable Requirements of Laws, including the Code and ERISA.

(c) There is no pending or, to the Knowledge of the Company, threatened action, claim or lawsuit relating to any Company Benefit Plan (other than routine claims for benefits) that could reasonably be expected to result in a material Liability to the Company or any Company Subsidiary. There is no audit, inquiry or examination pending or, to the Knowledge of the Company, threatened by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Authority with respect to any Company Benefit Plan that would reasonably be expected to result in a material Liability to the Company or any Company Subsidiary.

(d) Each Company Benefit Plan that is intended to be a qualified plan within the meaning of Section 401(a) of the Code either (i) has received a favorable determination letter from the IRS as to its qualified status or the remedial amendment period for such Company Benefit Plan has not yet expired, or (ii) may rely upon a favorable prototype opinion letter from the IRS, and to the Company’s Knowledge no fact or event has occurred that could reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan.

(e) Each Company Benefit Plan which is a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated between January 1, 2005 and December 31, 2008 in good faith compliance with Section 409A of the Code and since January 1, 2009 has been operated in accordance with the final regulations under Section 409A of the Code. Neither the Company nor any Company Subsidiary has any obligation to make a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 409A of the Code.

(f) To the Company’s Knowledge, no fiduciary (within the meaning of Section 3(21) of ERISA) of any Company Benefit Plan subject to Part 4 of Subtitle B of Title I of ERISA has committed a breach of fiduciary duty with respect to that Company Benefit Plan that could subject such fiduciary, the Company or any Company Subsidiary to any material Liability.

(g) None of the Company or any Company Subsidiary has incurred any excise Taxes under Chapter 43 of the Code with respect to any Company Benefit Plan and to the Knowledge of the Company nothing has occurred with respect to any Company Benefit Plan that could reasonably be expected to subject the Company or any Company Subsidiary to any such Taxes.

(h) None of the Company, any Company Subsidiary or any ERISA Affiliate has any material Liability (i) on account of any violation of the health care requirements of Part 6 or 7 of Subtitle B of Title I of ERISA or Section 4980B or 4980D of the Code, (ii) under Section 502(i) or 502(l) of ERISA or Section 4975 of the Code, (iii) under Section 302 of ERISA or Section 412 of the Code, or (iv) under Title IV of ERISA.

(i) With respect to each Company Benefit Plan for which a separate fund of assets is or is required to be maintained, full and timely payment and contribution has been made of all amounts due and required under the terms of each such Company Benefit Plan or Requirements of Laws and all obligations accrued on or prior to

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the Closing Date which relate to directors, officers, employees or consultants of the Company or any Company Subsidiary (or any other person who provides services to the Business) and which are not yet due have either been made or have been accrued on the Balance Sheet. All premiums, fees and administrative expenses required to be paid under or in connection with the Company Benefit Plans for the period on or before the Closing Date, have been paid or have been accrued in full on the Balance Sheet. There are no payments of compensation due but unpaid to any director, officer, employee or consultant of the Company or any Company Subsidiary (or any other person who provides services to the Business) other than amounts accrued in the ordinary course of business and reflected on the Balance Sheet.

(j) With respect to each Company Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA), all claims incurred thereunder are (i) insured pursuant to a contract of insurance whereby the insurance company bears the general risk of loss with respect to such claims, (ii) covered under a contract with a health maintenance organization pursuant to which such health maintenance organization bears the liability for claims or (iii) reflected as a liability or accrued for on the Balance Sheet.

(k) None of the Company, any Company Subsidiary or any ERISA Affiliate sponsors, has sponsored, contributes to, has contributed to, or has or had an obligation to contribute to (i) a plan subject to Title IV of ERISA, including any defined benefit plan (as defined in Section 3(35) of ERISA), a multiemployer plan (as defined in Section 3(37) of ERISA), or a multiple employer plan subject to Section 4063 or 4064 of ERISA, (ii) a multiple employer welfare benefit arrangement (as defined in Section 3(40)(A) of ERISA), or (iii) a plan subject to Section 302 of ERISA or Section 412 of the Code.

(l) With respect to current or former directors, officers, employees or consultants of the Company or any Company Subsidiary or any other Person who provides or has provided services to the Company or any Company Subsidiary, none of the Company or any Company Subsidiary has any obligation to provide any continuation of welfare benefits (including medical and life insurance benefits) after such Person terminates employment or services due to retirement or any other reason, except for the coverage continuation requirements of Part 6 of Subtitle B of Title I of ERISA or similar state Requirements of Law. None of the Company or any Company Subsidiary has any obligation to provide welfare benefits to any Person who is not a current or former director, officer or employee of the Company or a Company Subsidiary, or a beneficiary thereof.

(m) Neither the execution of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated hereby or thereby (either alone or in combination with another event) will or can be reasonably expected to (i) entitle any current or former director, officer, employee or consultant to any payment (including severance pay or similar compensation), any cancellation of Indebtedness, or any increase in compensation; (ii) result in the acceleration of payment, funding or vesting under any Company Benefit Plan; or (iii) result in any increase in benefits payable under any Company Benefit Plan. No amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any Company Subsidiary in connection with the transactions contemplated hereby or by any Ancillary Agreement (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code, or would constitute an “excess parachute payment” if such amounts were subject to the provisions of Section 280G of the Code. Neither the Company nor any Company Subsidiary has any obligation to make a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 4999 of the Code.

(n) None of the Company, any Company Subsidiary or any ERISA Affiliate has terminated an employee benefit plan for which the Company or any Company Subsidiary could have any existing or continuing liability or obligation relating thereto. The Company or any Company Subsidiary may amend or terminate any Company Benefit Plan at any time without incurring material liability therefor, except for claims incurred prior to such amendment or termination.

(o) For each officer, director, employee or consultant of the Company or any Company Subsidiary (and each other person providing services to the Business), Section 4.16(o) of the Company Disclosure Schedule sets

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forth as of the date hereof the name, position, market location, employer, most recent date of hire, adjusted date of hire, current annual salary, hourly rate of pay, commission and/or bonus arrangement (as applicable), service credited for purposes of vesting and eligibility under any Company Benefit Plan, current status as either active or on leave and, if on leave, the type and beginning date of such leave. Neither the Company nor any Company Subsidiary has given, made, implemented or implied that there will be any raises or other increase in benefits to its employees that are not reflected on the Balance Sheet (as applicable).

(p) Neither the Company nor any Company Subsidiary maintains or contributes to, or has ever maintained or contributed to, any benefit plan that is not subject to United States Requirements of Law (a “Company Foreign Plan”).

Section 4.17 Taxes. (a) (i) (A) All federal and state income Tax Returns and material state, local and foreign Tax Returns required to have been filed by or with respect to the Company and each Company Subsidiary have been timely filed; (B) all such Tax Returns are complete and accurate in all material respects and disclose all Taxes required to be paid by or with respect to the Company and each Company Subsidiary for the periods covered thereby; (C) all Taxes (whether or not shown on any Tax Return) for which the Company or any Company Subsidiary may be liable have been timely paid and (D) the most recent financial statements contained in the Financial Statements reflect an adequate reserve in accordance with GAAP for all Taxes payable by the Company and the Company Subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements;

(ii)(A) Section 4.17 of the Company Disclosure Schedule sets forth a schedule of the Tax Returns referred to in clause (a)(i)(A) with respect to which neither the appropriate Governmental Authority has completed its examination nor the period for assessment of the associated Taxes (taking into account all applicable extensions and waivers) has expired, (B) no issues that have been raised by the relevant taxing authority or Governmental Authority in connection with the examination of any Tax Returns referred to in clause (a)(i)(A) are currently pending, (C) there is no action, suit, investigation, audit, claim or assessment pending or, to the Company’s Knowledge, proposed or threatened with respect to Taxes for which the Company or any Subsidiary may be liable, (D) no claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any Company Subsidiary has never paid Taxes or filed Tax Returns asserting that the Company or such Company Subsidiary, respectively, is or may be subject to Taxes assessed by such jurisdiction, (E) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (a)(i)(A) have been paid in full or otherwise finally resolved, (F) there are no Liens for Taxes upon the assets of the Company or any Company Subsidiary except Liens relating to current Taxes not yet due and (G) all material Taxes which the Company or any Company Subsidiary is required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate Governmental Authority;

(iii)(A) no extension of time within which to file any Tax Return referred to in clause (a)(i)(A) is in effect and (B) no waiver of any statute of limitations relating to Taxes for which the Company or any Company Subsidiary may be liable is in effect, and no written request for such a waiver is outstanding;

(iv) neither the Company nor any Company Subsidiary (i) has been a member of an affiliated, combined, consolidated, unitary or similar group filing a consolidated, combined, unitary or similar income Tax Return (other than a group the common parent of which is the Company) or (ii) has any Liability for Taxes of another Person under Treasury Regulations § 1.1502-6 (or any similar provision of state, local or foreign law), under any Contract, as a transferee or successor, or otherwise;

(v)(A) neither the Company nor any Company Subsidiary will be required to include or accelerate the recognition of any item in income, or exclude or defer any deduction or other tax benefit, in each case in any taxable period (or portion thereof) after Closing, as a result of any change in method of accounting, closing agreement, intercompany transaction, instalment sale, or the receipt of any prepaid amount, in each case prior to Closing; (B) no election under Section 108(i) of the Code will affect any item of income, gain,

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loss or deduction of the Company or any Company Subsidiary after the Closing and (C) during the last three years, neither the Company nor any Company Subsidiary has been a party to any transaction treated by the parties thereto as one to which Section 355 of the Code (or any similar provision of state, local or foreign law) applied;

(vi) all Tax sharing, Tax indemnity, or other Contracts relating to the Company or any Company Subsidiary (other than this Agreement) will terminate prior to the Closing Date and neither the Company nor any Company Subsidiary will have any liability thereunder on or after the Closing Date;

(vii) with respect to each transaction in which the Company or any Company Subsidiary has participated that is a “reportable transaction” within the meaning of Treasury Regulation § 1.6011-4(b)(1), such participation has been properly disclosed on IRS Form 8886 (Reportable Transaction Disclosure Statement) and on any corresponding form required under state, local or other Requirements of Law.

(b) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer Taxes, sales Taxes, use Taxes, real estate transfer or gains Taxes, or other similar Taxes will be imposed on the transactions contemplated by this Agreement.

Section 4.18 Permits; Compliance with Laws. (a) The Company and the Company Subsidiaries own, hold or possess all permits, licenses, franchises, exemptions, classifications, privileges, variances, immunities, approvals and other authorizations from Governmental Authorities that are necessary to entitle them to own or lease, operate and use their properties and assets and to carry on and conduct their businesses as currently conducted (collectively, the “Permits”), except where the failure to hold such Permit has not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)(i) The Company has fulfilled and performed its obligations under each Permit in all material respects, and no event has occurred or condition or state of facts exists that constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Permit or that Permits or, after notice or lapse of time or both, would permit revocation or termination of any such Permit or that would materially adversely affect the rights of the Company under any such Permit; (ii) no written notice of cancellation, of default or of any dispute concerning any Permit, or of any event, condition or state of facts described in the preceding clause, has been received by the Company, or to the Company’s Knowledge, is threatened; and (iii) each of the Permits is valid, subsisting and in full force and effect and does not require the consent, approval or act of, or the making of any filing with, any Governmental Authority in order to continue in full force and effect following the consummation of the Merger, in each case except as has not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) The Company and the Company Subsidiaries are presently conducting and since January 1, 2009 have conducted their operations and business, in all material respects in compliance with all Requirements of Law.

Section 4.19 Environmental Laws. The properties, assets and past and present operations of the Company and the Company Subsidiaries (including any predecessors) have been since January 1, 2009 and are in compliance with all Environmental Laws, except where any non-compliance has not, or could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, in each case except as has not, or could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:

(a) there are no Environmental Claims pending or, to the Company’s Knowledge, threatened against the Company or the Company Subsidiaries and, to the Company’s Knowledge, there are no facts or conditions relating to (i) the Company’s and the Company Subsidiaries’ operations or businesses; (ii) any property currently or formerly owned, managed, controlled, leased, used or operated by the Company or any Company Subsidiary (or any predecessors); or (iii) the Company’s or any Company Subsidiary’s (or any predecessor’s) use, treatment, storage, handling or disposal of any Hazardous Materials that could give rise to an Environmental Claim;

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(b) there is not now at, on or in any current Leasehold Property or any property utilized, managed or controlled by the Company or the Company Subsidiaries, nor, to the Company’s Knowledge, has there been since January 1, 2009, at, on or in any Leasehold Property or any property utilized, managed or controlled by the Company or any Company Subsidiary (i) any polychlorinated biphenyls in electrical or other equipment or (ii) any underground storage tank or above ground storage tank, surface impoundment or landfill or waste pile;

(c) no Leasehold Property or any property utilized, managed or controlled by the Company or the Company Subsidiaries is being, or to the Company’s Knowledge, has been used for the handling, storage, treatment, disposition or disposal of waste;

(d) the Company and each Company Subsidiary has obtained all Permits required under applicable Environmental Laws necessary for the operation of the businesses of the Company and the Company Subsidiaries as currently being operated or conducted and the Company and the Company Subsidiaries and the operations at any Leasehold Property and any property utilized, managed or controlled by the Company or the Company Subsidiaries are in compliance with the terms and conditions of such Permits;

(e) no written notification, demand, request for information, citation, summons, ticket or order has been issued to or filed against the Company or any Company Subsidiary under any Environmental Law, including any notification or demand that the Company or any Company Subsidiary (or any of their respective predecessors) is or may be a potentially responsible party for the investigation, control, management, containment or cleanup of any spill or release of Hazardous Material, and no investigation or review is pending or, to the Company’s Knowledge, threatened against the Company by any Governmental Authority under any applicable Environmental Law;

(f) neither the Company nor any Company Subsidiary has assumed, undertaken, become subject to or provided an indemnity with respect to the Liability of any Person (including predecessors, affiliates or subsidiaries) relating to Environmental Laws or Hazardous Materials, including with respect to any predecessor operations, divested businesses or former properties;

(g) to the Company’s Knowledge, no asbestos-containing material is present at or within any Leasehold Property other than such material that is in good repair according to the current standards and practices, and which is in a condition that does not violate any applicable Environmental Law; and

(h) the Company and each Company Subsidiary has established training programs and implemented practices and procedures necessary to comply in all material respects with applicable Environmental Laws, including those related to occupational safety and health at each facility and there is no Environmental Claim pending or, to the Company’s Knowledge, threatened with respect to any alleged violation of Environmental Laws by the Company or any Company Subsidiary related to occupational safety and health.

Section 4.20 Insurance. The Company and the Company Subsidiaries maintain property and liability (general, products and other liability), workers’ compensation and other forms of insurance and bonds in such amounts and against such risks and losses as is reasonable in accordance with industry practices and sufficient to comply with applicable Requirements of Law and any requirements under the Company Agreements, except where the failure to maintain such policies has not, or could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Section 4.20 of the Company Disclosure Schedule lists the insurance policies (including the nature of coverage, limits, deductibles and premiums) maintained by or on behalf of the Company and the Company Subsidiaries. All of such policies are in full force and effect and neither the Company nor any Company Subsidiary is in breach or default of any provision thereof or has received notice of cancellation or termination thereof, except as would not, or could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company has made available to Parent full, complete and correct copies of all materials required to be listed on Section 4.20 of the Company Disclosure Schedule.

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Section 4.21 Transactions with Affiliates. (a) For purposes of this Agreement, the term “Affiliated Person” means (i) any holder of more than five percent (5%) of the capital stock of the Company, (ii) any director or officer of the Company, (iii) any Person that directly or indirectly controls, is controlled by or is under common control with the Company or (iv) any member of the immediate family of any of such Persons and any Person that directly or indirectly controls, is controlled by or is under common control with any such immediate family member.

(b) Since January 1, 2010, neither the Company nor any Company Subsidiary has, in the ordinary course of business or otherwise, (i) purchased, leased or otherwise acquired any property or assets or obtained any services from, (ii) sold, leased or otherwise disposed of any property or assets or provided any services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of the Company or any Company Subsidiary), (iii) entered into or modified in any manner any Contract with (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of the Company or any Company Subsidiary) or (iv) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Affiliated Person.

(c)(i) The Contracts of the Company and the Company Subsidiaries do not include any obligation or commitment between the Company or any Company Subsidiary, on the one hand, and any Affiliated Person, on the other hand, (ii) the assets of the Company and the Company Subsidiaries do not include any receivable or other obligation or commitment from an Affiliated Person to the Company or any Company Subsidiary except for those obligations or commitments incurred in the ordinary course of business and (iii) the liabilities of the Company and the Company Subsidiaries do not include any payable or other obligation or commitment from the Company or any Company Subsidiary to any Affiliated Person except for such obligations or commitments incurred in the ordinary course of business. The Company and the Company Subsidiaries are not party to or bound by any Contract with any Affiliated Person (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of the Company or any Company Subsidiary).

(d) To the Company’s Knowledge, no Affiliated Person is a party to any Contract with any customer or supplier of the Company that materially affects in any manner the business of the Company.

Section 4.22 Customers and Suppliers. Section 4.22 of the Company Disclosure Schedule sets forth the ten largest customers (the “Material Customers”) and the ten largest suppliers (the “Material Suppliers”) (measured by dollar volume of purchases or sales in each case) of the Company and the Company Subsidiaries during the year ended December 31, 2011 (the “2011 Fiscal Year”). Except as set forth in Section 4.22 of the Company Disclosure Schedule, there exists (a) no actual or, to the Company’s Knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Company or any Company Subsidiary with (i) any Material Customer whose purchases during the 2011 Fiscal Year, individually or in the aggregate, were material to the Company and the Company Subsidiaries, taken as a whole, or (ii) with any Material Supplier whose sales during the 2011 Fiscal Year, individually or in the aggregate were material to the Company and the Company Subsidiaries, taken as a whole, and (b) to the Company’s Knowledge, no condition, state of facts or circumstances involving any Material Customer or Material Supplier which would, taken as a whole, after the consummation of the transactions contemplated by this Agreement reasonably be expected to have a Material Adverse Effect.

Section 4.23 Takeover Statutes and Charter Provisions. Assuming that the representations of Parent and Sub set forth in Section 5.5 are true and correct, the Company Board has taken all necessary actions such that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” law will not be applicable to Parent, Sub or any other Subsidiary of Parent in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement.

Section 4.24 Proxy Statement; Stockholder Approval. The proxy statement (the “Proxy Statement”) prepared, or to be prepared by the Company in accordance with Section 6.4, either in connection with obtaining

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the Company Requisite Vote (the “Stockholder Approval”) or otherwise in connection with the transactions contemplated hereby comply, will, at the date the Proxy Statement is first mailed to the Company Stockholders or filed with the SEC in connection with this Agreement and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representation with respect to information supplied by or on behalf of Parent to the Company or any of its representatives specifically for inclusion in the Proxy Statement.

Section 4.25 Fees. Neither the Company nor any Company Subsidiary has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby except as expressly provided in the engagement letter between the Company and Oppenheimer & Co. Inc., a copy of which has been provided to Parent prior to the date hereof.

Section 4.26 Opinion of Financial Advisor. The Company Board has received the opinion of Oppenheimer & Co. Inc., financial advisor to the Company, to the effect that, subject to the assumptions, qualifications and limitations set forth therein and as of the date of such opinion, the Common Stock Consideration to be received by holders of shares of Common Stock is fair, from a financial point of view, to such holders. A copy of such opinion will be delivered to the Parent, solely for informational purposes, following receipt thereof by the Company Board.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Each of Parent and Sub hereby represents and warrants to the Company as of the date hereof (unless in either case some other date is specified in such representation and warranty, in which case the applicable representation and warranty will be only as of such specified date) that, except as set forth in the Disclosure Schedule delivered to the Company on the date hereof by Parent (the “Parent Disclosure Schedule”):

Section 5.1 Organization; Power and Authority. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has all requisite corporate power and authority to own and operate its properties and assets and conduct its business and operations as currently being conducted.

Section 5.2 Authorization; Execution and Validity. (a) Parent has all necessary corporate power and authority to execute and deliver this Agreement and the other agreements, instruments, certificates and documents to be executed and delivered by it as contemplated hereby (the “Parent Ancillary Agreements”), perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Parent Ancillary Agreements by Parent, the performance by Parent of its obligations hereunder and thereunder and the consummation by Parent of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent, constitutes the valid and binding obligation of Parent and is enforceable against Parent in accordance with its terms, subject to the Enforceability Exceptions. Upon the execution and delivery thereof by Parent, each of the Parent Ancillary Agreements (to the extent such documents purport to create binding obligations on the part of Parent) will constitute a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Enforceability Exceptions.

(b) Sub has all requisite corporate power and authority to (a) execute and deliver this Agreement and the agreements, instruments, certificates and documents to be executed and delivered by it as contemplated hereby (the “Sub Ancillary Agreements” and, together with the Parent Ancillary Agreements, the “Acquiror

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Ancillary Agreements”) and (b) subject to the adoption of this Agreement by Parent as the sole stockholder of Sub, perform this Agreement and the Sub Ancillary Agreement and consummate the transactions contemplated hereby and thereby. The execution and delivery by Sub of this Agreement and the Sub Ancillary Agreements and subject to the adoption of this Agreement by Parent as the sole stockholder of Sub, the performance by Sub of this Agreement and the Sub Ancillary Agreements and the consummation by Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other action on the part of Sub or its sole stockholder is necessary to authorize this Agreement and the transactions contemplated hereby. Upon the execution and delivery thereof by Sub, each of this Agreement and the Sub Ancillary Agreements (to the extent such documents purport to create binding obligations on the part of Sub) will constitute valid and binding obligations of Sub, enforceable against Sub in accordance with its terms, subject to the Enforceability Exceptions. The Board of Directors of Sub, by written consent has (i) approved and declared advisable this Agreement and the Merger, (ii) recommended adoption of this Agreement by Parent as the sole stockholder of Sub and (iii) submitted adoption of this Agreement to Parent as the sole stockholder of Sub. The adoption of this Agreement by Parent is the only vote of the holders of any class of or series of capital stock of Sub required to adopt this Agreement under Requirements of Law.

Section 5.3 Absence of Conflicts. The execution and delivery by Parent and Sub of this Agreement and the Acquiror Ancillary Agreements, the performance by Parent and Sub of their respective obligations hereunder and thereunder and the consummation by Parent of the transactions contemplated hereby and thereby will not (a) result in any violation or breach of any provision of the Organizational Documents of Parent or Sub, (b) result in any Violation under any material contract or document to which Parent or Sub is a party or by which either of them or their respective properties or assets are bound, other than any such Violations that have not, and could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (c) assuming that the filings referred to in Section 5.5 are made, result in any violation of any Requirements of Law or any Court Order applicable to Parent or Sub or their respective properties or assets or (d) result in the creation of, or impose on Parent or Sub any obligation to create, any Lien (other than a Permitted Lien) upon any properties or assets of Parent or Sub, other than, in the case of clauses (b) and (c), as have not had or would not be reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent or Sub.

Section 5.4 Parent Ownership. Neither Parent, Sub, nor any of their respective Subsidiaries (a) beneficially owns, directly or indirectly, any Shares or other securities convertible into, exchangeable into or exercisable for Shares, or (b) is a party to any voting trusts or other agreements or understandings with respect to the voting of the capital stock or other equity interests of the Company or any of its Subsidiaries, in each case other than the Voting Agreement or otherwise in accordance with this Agreement. As of the date hereof, neither Parent nor Sub nor any of their “Affiliates” or “Associates” is, and at no time during the last three (3) years has been, an “Interested Stockholder” of the Company, in each case as defined in Section 203 of the DGCL.

Section 5.5 Governmental and Third Party Approvals. There is no requirement applicable to Parent or Sub to obtain any Consent of, or to make or effect any declaration, filing or registration with, any Governmental Authority or other Person for the valid execution and delivery by Parent and Sub of this Agreement and the Acquiror Ancillary Agreements, the due performance by Parent and Sub of its obligations hereunder and thereunder or the lawful consummation by Parent and Sub of the transactions contemplated hereby and thereby except for (a) applicable requirements of the HSR Act and similar applicable competition, antitrust or similar Requirements of Law in any relevant foreign country or jurisdiction, (b) applicable requirements of the Exchange Act (c) applicable requirements of the NASDAQ Stock Market, (d) the filing of the Certificate of Merger, (e) any Consent issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Requirements of Law listed in Section 5.5 of the Parent Disclosure Schedule and (f) the adoption of this Agreement by Parent as the sole stockholder of Sub.

Section 5.6 Litigation. As of the date of this Agreement, there are no material Legal Proceedings pending or, to Parent’s Knowledge, threatened against Parent or Sub (a) that relate to this Agreement or any action taken or to be taken by Parent or Sub in connection with, or which seek to enjoin or obtain monetary

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damages in respect of, this Agreement or (b) that would reasonably be expect to adversely affect in any material respect the ability of Parent or Sub to perform its obligations under and consummate the transactions contemplated by this Agreement.

Section 5.7 Fees. Neither the Parent nor Sub has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

Section 5.8 Available Funds. Parent has available, or as of the Effective Time will have available, sufficient funds necessary for the payment of the aggregate Merger Consideration.

Section 5.9 Proxy Statement. None of the information supplied by or on behalf of Parent to the Company or any of the Company’s representatives specifically for inclusion in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company Stockholders or filed with the SEC in connection with this Agreement and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that Parent and Sub make no representation with respect to information supplied by or on behalf of the Company to Parent, Sub or any of their respective representatives specifically for inclusion in the Proxy Statement.

ARTICLE VI

ACTION PRIOR TO THE CLOSING

Section 6.1 Notification of Certain Matters. Each party shall promptly notify the other parties hereto of (a) any lawsuit, claim, proceeding or investigation brought, asserted, commenced, or to its Knowledge, threatened, against such party seeking to enjoin, prevent, alter or delay, or obtain monetary damages with respect of, the transactions contemplated hereby or by any Ancillary Agreement or (b) any other event that becomes know to such party and has or would cause any representation or warranty of such party contained herein to be untrue. In furtherance of the foregoing, during the period prior to the Closing, the Company will promptly advise Parent in writing of (i) any notice or other communication from any third Person alleging that the Consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement or (ii) any default or threat of default under any Company Agreement or event which, with notice or lapse of time or both, would become such a default on or prior to the Closing that would have a Material Adverse Effect on the Company. Notwithstanding the foregoing, no notice under this Section 6.1 shall be deemed to have modified any warranty or cured any breach or relieve the Company of any obligation or liability under this Agreement.

Section 6.2 Conduct of Business Prior to the Closing. (a) Except as expressly permitted by this Agreement or by Requirements of Law, the Company shall and shall cause the Company Subsidiaries to operate and carry on the business of the Company and the Company Subsidiaries in the ordinary course in a manner consistent with past practice in all material respects. Consistent with the foregoing, the Company shall, and shall cause each Company Subsidiary to, keep and maintain its and their assets and properties in good operating condition and repair consistent with past practice and shall use commercially reasonable efforts consistent with good business practice to maintain its business organization intact and to preserve its goodwill with its suppliers, contractors, licensors, licensees, employees, customers, distributors and others having business relations with the Company or any Company Subsidiary (except, in each case, with the express prior written approval of Parent).

(b) Notwithstanding Section 6.2(a), except as expressly permitted by this Agreement, as required by Requirements of Law, as described on Section 6.2(b) of the Company Disclosure Schedule or with the express prior written approval of Parent, from the date hereof until the Closing Date, the Company shall not and shall cause the Company Subsidiaries not to:

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(i)(A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its Equity Interests or other securities, or otherwise make any payments to the Company Stockholders in their capacity as such, (B) split, combine or reclassify any of its Equity Interests or issue, sell or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Equity Interests or (C) purchase, redeem or otherwise acquire, directly or indirectly any Equity Interests or any other securities of the Company or any Company Subsidiary, except for purchases, redemptions or other acquisitions of Common Stock in connection with the forfeiture, exercise or vesting of any Company Stock Options outstanding on the date of this Agreement;

(ii) issue, deliver, sell, pledge, transfer, lease, license, grant, dispose of or otherwise encumber any of its Equity Interests or grant any options, warrants, calls, rights, convertible securities or enter into other Contracts pursuant to which it would be obligated to issue or sell any Equity Interests of the Company or any Company Subsidiary, except for the issuance of shares of Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their terms on the date of this Agreement;

(iii) make any material change in the business or operations of the Company or any Company Subsidiary;

(iv) make changes to, amend or modify its Organizational Documents;

(v) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any Person or division thereof;

(vi) alter through merger, liquidation, reorganization, restructuring or in any other fashion its corporate structure or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other corporate or legal entity reorganization;

(vii) make, authorize or incur any capital expenditure or enter into any Contract therefor which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000;

(viii)(A) enter into any Contract that requires the consent or approval of any third Person to consummate the transactions contemplated by this Agreement, or (B) enter into, terminate, extend the term of, waive any material right under or modify any Contract that would have been a Company Agreement if in effect on the date hereof or make any modification to any existing Company Agreement or to any Permit;

(ix) enter into any Contract for the purchase, lease (as lessee) or other occupancy of real property or exercise any option to purchase real property or any option to extend a lease listed on Section 4.9(a) or (b) of the Company Disclosure Schedule;

(x) sell, lease (as lessor), transfer or otherwise dispose of, or mortgage or pledge, or impose or suffer to be imposed any Lien on (except Permitted Liens), any of the assets or properties of the Company or any Company Subsidiary, other than the sale of inventory in the ordinary course of business consistent with past practice;

(xi) pay, discharge, waive, settle, compromise, release or satisfy any material claim that is not a Legal Proceeding, other than payment, discharge, waiver, settlement, release or satisfaction in the ordinary course of business consistent with past practice and other than the satisfaction or performance by the Company and its Subsidiaries of their respective obligations in accordance with the applicable terms thereof under Contracts in effect on the date hereof and Contracts permitted under this Section 6.2 to be entered into on or following the date hereof;

(xii) sell, license, transfer, assign or otherwise dispose of, or fail to prosecute or maintain, any Intellectual Property of the Company or any Company Subsidiary, other than in the ordinary course of business consistent with past practice;

(xiii) create, incur or assume, or agree to create, incur or assume, any Indebtedness modify or amend the terms of any Indebtedness or enter into, as lessee, any capitalized lease obligation;

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(xiv) accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

(xv) delay or accelerate payment of any account payable or other liability of the Company beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

(xvi) enter into or modify any transaction with any Affiliated Person;

(xvii) enter into, adopt or amend any Company Plan, bonus, profit-sharing, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare, severance or other employee benefit plan or employment, consulting or management agreement with respect to the directors, officers or other current or former employees or consultants of the Company, other than any such amendment to an employee benefit plan that is made to maintain the qualified status of such plan or its continued compliance with applicable Requirements of Law;

(xviii) alter or commit to alter the compensation (including bonuses or other incentive compensation), severance or other benefits payable or to become payable by the Company or any Company Subsidiary to any officer, director or other current or former employee or consultant, other than any annual increases in compensation with respect to employees with annual salaries of less than $100,000; provided that (i) such annual increases are no greater in amount in the aggregate than the annual salary increases provided by the Company during the comparable period in fiscal year 2010 and (ii) is in accordance with normal compensation practices and consistent with past compensation practices;

(xix) make any change in the accounting principles and practices used by the Company or any Company Subsidiary from those applied in the preparation of the Financial Statements except as required by GAAP;

(xx) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including positions, elections or methods which would have the effect of deferring income to periods after the Closing Date or accelerating deductions to periods prior to the Closing Date);

(xxi) enter into any settlement, concession, conciliation or similar agreement with any Governmental Authority or, except in the ordinary course of business consistent with past practice, any other Person; or

(xxii) enter into any agreement or commitment to take any action prohibited by this Section 6.2(b).

Section 6.3 Preparation of the Proxy Statement; Stockholders Meeting.

(a) As soon as practicable following the date of this Agreement, the Company shall prepare and, no later than the twenty-first (21st) calendar day immediately following the date of this Agreement, file with the SEC the Proxy Statement in preliminary form relating to the meeting of Company Stockholders to be held in connection with the Merger (the “Company Stockholders Meeting”). The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company Stockholders as soon as reasonably practicable after confirmation from the SEC or its staff that it will not comment on, or has no additional comments on, the Proxy Statement. Parent and Sub shall cooperate with the Company in connection with the preparation of the Proxy Statement and shall furnish to the Company all information regarding Parent and Sub and their respective Affiliates as may be required to be disclosed therein as promptly as possible after the date hereof. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and, unless the Company Board shall have made an Adverse Recommendation Change in

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accordance with Section 6.4(d), shall supply each other with copies of all correspondence between such or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger.

(b) The Company and Parent each agrees, as to itself and its respective Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement or any amendment or supplement thereto will, at the date of mailing to Company Stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to receipt of the Stockholder Approval, any event occurs with respect to the Company, any Company Subsidiary, Parent or Sub, or any change occurs with respect to other information to be included in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company or Parent, as the case may be, shall promptly notify the other party of such event and the Company shall promptly file, with Parent’s cooperation, any necessary amendment or supplement to the Proxy Statement. The Company will also advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement.

(c) Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, unless the Company Board shall have made an Adverse Recommendation Change in accordance with Section 6.4(d) hereof, the Company shall (i) provide Parent a reasonable opportunity to review and comment on such document or response and (ii) reasonably consider all comments proposed by Parent prior to filing or mailing such document, or responding to the SEC.

(d) The Company shall, as soon as reasonably practicable following the clearance of the Proxy Statement by the SEC, duly call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of seeking the Stockholder Approval. The notice of such Company Stockholders Meeting shall state that a proposal to adopt this Agreement will be considered at the Company Stockholders Meeting. Subject to Section 6.4(d), (x) the Company Board shall include the Company Recommendation in the Proxy Statement and (y) the Company shall use its reasonable best efforts to solicit the Stockholder Approval. The Company shall not include in the Proxy Statement any proposal to vote upon or consider any Acquisition Proposal (other than the Merger). The Company shall not postpone or adjourn the Company Stockholders Meeting without the prior written consent of Parent except to terminate this Agreement pursuant to Section 8.1(d)(ii). The Company shall adjourn or postpone the Company Stockholders Meeting at the request of Parent on one occasion for up to five (5) Business Days if an Acquisition Proposal has been publicly made or disclosed or has become known to Company Stockholders (other than the Company’s officers and directors) and has not been withdrawn or the Company has delivered a Notice of Superior Proposal and the Company Stockholders Meeting would reasonably be expected to occur within ten (10) Business Days after the expiration of the Notice Period; provided, however, that if such adjournment or postponement would result in the Company Stockholders Meeting occurring less than five (5) Business Days prior to the Expiration Date, then the Company shall only be required to adjourn or postpone the meeting to a date five (5) Business Days prior to the Expiration Date. Notwithstanding anything in this Agreement to the contrary, the Company shall give notice of and hold the Company Stockholders Meeting even if an Adverse Recommendation Change has been effected.

Section 6.4 Acquisition Proposals.

(a) Following the execution hereof, the Company shall, and shall cause the Company Subsidiaries to, and shall direct its and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents and representatives (collectively, “Representatives”) to (i) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or any proposal, inquiry or offer that would

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reasonably likely be expected to lead to an Acquisition Proposal, and (ii) request the prompt return or destruction of all confidential information previously furnished by it or on its behalf.

(b) Subject to the other terms of this Section 6.4, the Company shall not, and shall cause the Company Subsidiaries not to, and shall not authorize or permit its and their respective Representatives to, directly or indirectly, (i) solicit, initiate, or encourage or induce or facilitate the making, submission or announcement of any inquiries or the making of any proposal or offer constituting, related to or that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any non-public information regarding the Company or the Company Subsidiaries to any Person (other than Parent and Parent’s or the Company’s Representatives acting in their capacity as such) in connection with or in response to an Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal (other than to state that they currently are not permitted to have discussions), (iv) approve, endorse, submit for the consideration of the stockholders of the Company or recommend any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal, (v) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal or (vi) enter into any letter of intent or agreement in principle or any Contract providing for, relating to or in connection with any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement in accordance with Section 6.4(c)).

(c) Notwithstanding anything to the contrary in this Section 6.4, if at any time prior to obtaining the Stockholder Approval, (i) the Company receives, after the date of this Agreement, an unsolicited bona fide written Acquisition Proposal, (ii) such Acquisition Proposal did not result from a breach of Section 6.4(a) or (b), in any material respect, (iii) the Company Board determines in good faith (after consultation with its outside counsel and financial advisors) that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and (iv) the Company Board determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in clause (x) or (y) of this Section 6.4(c) would be inconsistent with its fiduciary duties to the Company Stockholders under Requirements of Law, then, prior to obtaining the Stockholder Approval, the Company may (x) furnish and make available information with respect to the Company and the Company Subsidiaries to the Person making such Acquisition Proposal (and its Representatives) pursuant to an Acceptable Confidentiality Agreement; provided, that any non-public information provided or made available to any Person given such access shall have been previously provided or made available to Parent or shall be provided or made available to Parent prior to or substantially concurrently with the time it is provided or made available to such Person, and (y) participate in discussions and negotiations with the Person making such Acquisition Proposal (and its Representatives) regarding such Acquisition Proposal. The Company shall promptly (and in any event within 48 hours) advise Parent in writing of the receipt of any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal or inquiry, proposal or offer, and the material terms and conditions thereof) that is made or submitted by any Person prior to the Effective Time. The Company shall keep Parent informed, on a reasonably current basis, of the status of, and any financial or other material changes in, any such Acquisition Proposal, including providing Parent copies of any material correspondence (which, for the avoidance of doubt, would include any change in financial terms) related thereto and proposed agreements to effect such Acquisition Proposal.

(d) Neither the Company Board nor any committee thereof shall (i) fail to make or withhold or withdraw or qualify (or modify in a manner adverse to Parent) the Company Recommendation, the Company Determination, the approval of this Agreement, the Voting Agreements or the Merger or take any action (or permit or authorize the Company or any of the Company Subsidiaries or any of its or their respective Representatives to take any action) inconsistent with the Company Recommendation or Company Determination or resolve, agree or propose to take any such actions (each of such actions set forth in this Section 6.4(d)(i) being

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referred to herein as an “Adverse Recommendation Change”), (ii) adopt, approve, recommend, endorse or otherwise declare advisable any Acquisition Proposal or resolve, agree or propose to take any such actions, (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement related to an Acquisition Proposal other than an Acceptable Confidentiality Agreement in accordance with Section 6.4(c) (each, an “Alternative Acquisition Agreement”), (iv) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or regulation, including, but not limited to, Section 203 of the DGCL (each, a “Takeover Statute”) or any restrictive provision of any applicable anti-takeover provision in the Company Charter or the Company Bylaws inapplicable to any transactions contemplated by an Acquisition Proposal (including approving any transaction under, or a third Person becoming an “interested stockholder” under, Section 203 of the DGCL) or amend or modify or terminate, or grant any waiver or release under, any confidentiality agreement with respect to an Acquisition Proposal or standstill or similar agreement with respect to any class of Equity Interests of the Company or any Company Subsidiary or fail to enforce any provision thereof or (v) resolve, agree or propose to take any such actions.

(e) Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, if the Company Board determines in good faith (after consultation with outside counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties to the Company Stockholders under Requirements of Law, then, prior to obtaining the Stockholder Approval, the Company Board may make an Adverse Recommendation Change (i) in response to a Superior Proposal that is capable of being accepted by the Company (or, in the case of a tender offer or exchange offer, recommended by the Company Board or any committee thereof) and that was received on or after the date hereof that has not been withdrawn or abandoned and that did not otherwise result from a breach of Section 6.4, or (ii) if an Intervening Event occurs.

(f) The Company Board shall not take any action set forth in Section 6.4(e) unless the Company Board has first (i) provided written notice to Parent (a “Notice of Proposed Recommendation Change”) advising Parent that the Company has received a Superior Proposal or that an Intervening Event has occurred, as the case may be, specifying the material terms and conditions of such Superior Proposal or the material facts relating to such Intervening Event, as applicable, identifying the Person making such Superior Proposal and providing copies of any agreements intended to effect such Superior Proposal, and notifying Parent that the Company Board has made the determination described in Section 6.4(e) (including the basis on which such determination has been made), (ii) negotiated, and caused the Company and its Representatives to negotiate, during the four (4) Business Day period following Parent’s receipt of the Notice of Proposed Recommendation Change (the “Notice Period”), in good faith with Parent to enable Parent to make a counteroffer or propose to amend the terms of this Agreement so that such Acquisition Proposal no longer constitutes a Superior Proposal or that the Intervening Event no longer requires an Adverse Recommendation Change, and (iii) after complying with clauses (i) and (ii), determined in good faith (after consultation with its outside counsel and financial advisor) that, (A) in the case of an Adverse Recommendation Change made in response to a Superior Proposal, and in any event, such Acquisition Proposal continues to constitute a Superior Proposal after giving effect to any counter offer or amendments to the terms of this Agreement proposed by Parent in writing and, after consultation with outside counsel, that the failure to make an Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties to the Company Stockholders under Requirements of Law and (B) in the case of an Adverse Recommendation Change made in response to an Intervening Event, such event continues to constitute an Intervening Event and, after consultation with outside counsel, that the failure to make an Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties to the Company Stockholders under Requirements of Law; provided, however, that if during the Notice Period any revisions are made to an Acquisition Proposal and such revisions are material (it being understood and agreed that any change to consideration with respect to such proposal is material), the Company shall deliver a new Notice of Proposed Recommendation Change to Parent and shall comply with the requirements of this Section 6.4(f) with respect to such new Notice of Proposed Recommendation Change, except that the new Notice Period shall be two (2) Business Days instead of four (4) Business Days.

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(g) The Company agrees that it shall take all reasonable actions so that any Adverse Recommendation Change shall not change the approval of this Agreement or any other approval of the Company Board or any committee thereof with respect to this Agreement such that such an Adverse Recommendation Change would have the effect of causing any of the Takeover Statutes or other similar statutes to be applicable to the transactions contemplated hereby, including the Merger.

(h) Nothing contained in this Section 6.4 shall prohibit the Company Board or any committee thereof from (i) making any disclosure to the Company Stockholders if the Company Board or any committee thereof determines in good faith (after consultation with its legal advisors) that failure to make such disclosure would reasonably be expected to result in a breach by the Company Board or any committee thereof of its fiduciary duties under any applicable Requirements of Law, or (ii) taking and disclosing a position contemplated by Item 1012(a) of Regulation M-A, Rule 14e-2(a) under the Exchange Act or Rule 14d-9 under the Exchange Act; provided, however, that neither the Company nor the Company Board (or any committee thereof) shall be permitted to recommend that the Company Stockholders tender any securities in connection with any tender or exchange offer (or otherwise approve, endorse or recommend any Acquisition Proposal), unless in each case, in connection therewith, the Company Board effects an Adverse Recommendation Change in accordance with Section 6.4(d); provided, further that if any such disclosure relates to an Acquisition Proposal (other than a “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act), it shall be deemed to be an Adverse Recommendation Change unless the Company Board expressly reaffirms the Company Recommendation and rejects any Acquisition Proposal within ten (10) Business Days after such stop, look and listen communication; provided, further that neither the Company Board nor any committee thereof shall effect an Adverse Recommendation Change unless it does so in accordance with the procedures set forth in this Section 6.4. Neither the Company nor any Company Subsidiary shall take any action designed to or that would reasonably be expected to make the Preferred Stock Written Consent invalid.

(i) Any action taken or not taken by any Representative of the Company or a Company Subsidiary that if taken or not taken by the Company would constitute a breach of this Section 6.4 shall be deemed a breach of this Agreement by the Company.

Section 6.5 Cooperation; Certain Consents and Approvals. (a) From the date hereof until the Closing Date, upon the terms and subject to the conditions of this Agreement, each of the parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and reasonably cooperate with each other in order to do, all things reasonably necessary, proper or advisable (subject to any applicable Requirements of Law) to consummate the Merger and the transactions contemplated by this Agreement as promptly as practicable, including the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall use commercially reasonable efforts to obtain, and Parent shall cooperate in all reasonable respects with the Company’s efforts to obtain, any and all Consents necessary to consummate the transactions contemplated by this Agreement or necessary to avoid a material Violation under any Company Agreement; provided, however, that neither Parent nor Sub shall be required to, or to agree to, and the Company and the Company Subsidiaries shall not without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), pay any money, make any concession or incur any Liability in connection therewith.

(b) To the extent permitted by applicable Requirements of Law, each party shall consult with the other parties with respect to, and provide any information reasonably requested by the other party in connection with, all material filings made with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby. If any party or any of its Affiliates receives a request for information or documentary material from any Governmental Authority with respect to this Agreement or any of the transactions contemplated hereby, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and, to the extent permitted by applicable Requirements of Law, after consultation with the other parties, an appropriate response in compliance with such request.

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(c) Parent shall be solely responsible for, and shall make timely payment of, any filing fees payable under the HSR Act in connection with the transactions contemplated hereby.

(d) In addition to, and without limiting any of the other covenants of the parties contained in this Section 6.5, the parties shall, in connection with the transactions contemplated hereby, (i) take promptly all actions necessary to make the filings required of them or their “ultimate parent entities” under the HSR Act, (ii) comply, at the earliest practicable date, with any request for additional information or documentary material received by them, or any of their respective Affiliates from the FTC or the DOJ pursuant to the HSR Act or from any state attorney general or other Governmental Authority in connection with antitrust matters, (iii) use commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any antitrust law and (iv) advise the other parties promptly of any material communication received by such party from the FTC, DOJ, any state attorney general or any other Governmental Authority regarding any of the transactions contemplated hereby.

(e) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require, or be construed to require, Parent or Sub to proffer to, or agree to, sell, license or dispose of or hold separate and agree to sell, license or dispose of before or after the Closing, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, license, or disposition, or agreement to sell, license or dispose of, by the Company or any of the Company Subsidiaries, any of their assets or businesses) or to agree to any changes or restrictions in the operations of any such assets or businesses or commence or participate in any litigation, offer or grant any accommodation or undertake any obligation or liability; and the Company shall not, and shall cause the Company Subsidiaries not to, take or agree to take on any such action without Parent’s prior written consent.

Section 6.6 Employees and Employee Benefits. (a) During the period from the date hereof to the Closing, the Company shall provide Parent with reasonable access to employee information and with the right to interview the employees of the Company and the Company Subsidiaries in a manner designed to minimize disruption to the operations of the Company and the Company Subsidiaries. The Company agrees to supply any assistance and information (including initial employment dates, termination dates, reemployment dates, hours of service, compensation and Tax withholding history in a form that shall be usable by Parent) as may be reasonably requested by Parent in connection with the foregoing, and such information shall be true and correct in all respects.

(b) The Company shall use its reasonable best efforts to, no later than the Business Day immediately preceding the Closing Date (i) adopt resolutions providing that no additional contributions will be made to the Company 401(k) Plan and that the Company 401(k) Plan will be terminated effective on the Business Day immediately preceding the Closing Date, and (ii) take all other action required or advisable to so terminate the Company 401(k) Plan. The Company shall allow the Buyer to review such resolutions prior to their adoption and shall cooperate with Buyer to make any changes to such resolutions reasonably requested by Buyer.

(c) Notwithstanding anything to the contrary in this Agreement, the parties expressly acknowledge and agree that (i) this Section 6.6 is not intended to create an employment related Contract between Parent and any employee of the Company or any Company Subsidiary nor may any employee rely on this Agreement as the basis for any breach of any employment related contract claim against Parent; (ii) nothing in this Section 6.6 shall be deemed or construed to require Parent to continue to employ any particular employee of the Company or any Company Subsidiary for any period after Closing; (iii) nothing in this Section 6.6 shall be deemed or construed to limit Parent’s right to terminate the employment of any employee of the Company or any Company Subsidiary at any time after Closing; (iv) nothing in this Section 6.6 shall be construed as establishing or amending any Company Plan; and (v) nothing in this Section 6.6 is intended to create any rights or obligations except between the parties to this Agreement and no current or former employee of the Company or any Company Subsidiary, no beneficiary or dependent thereof, and no other Person who is not a party to this Agreement, shall be entitled to assert any claims hereunder.

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(d) No officer, director, employee, agent or representative of any member of the Company or any Company Subsidiary shall make any communication to any employees of the Company or any Company Subsidiary regarding any compensation or benefits to be provided after the Closing without the advance written approval of Parent, which shall not be unreasonably withheld.

Section 6.7 Access to Information. Subject to applicable Requirements of Law related to the exchange of information and upon reasonable notice, the Company shall afford to the officers, employees and authorized representatives of Parent (including independent public accountants, financial advisors, lenders and other financing sources, environmental consultants and attorneys) reasonable access during normal business hours to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation and such access and information that may be necessary in connection with an environmental audit) of the Company and the Company Subsidiaries to the extent Parent shall reasonably deem necessary or desirable and shall furnish to Parent or its authorized representatives such additional information concerning the Company as Parent reasonably requests; provided, however, that the Company may restrict the foregoing access to the extent (a) an agreement is required to be kept confidential in accordance with its terms or information is subject to confidentiality obligations of a third party or (b) it is required by a Governmental Authority or, in the reasonable judgment of the Company, by Requirements of Law; provided, further, that the Company shall use commercially reasonable efforts (without being required to make any payments) to obtain any approval, consent or waiver necessary to provide Parent access to such restricted agreement or information. Parent agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company or any Company Subsidiary. No investigation made by Parent or its representatives hereunder shall affect the representations and warranties of the Company hereunder.

Section 6.8 Termination of Certain Obligations. The Company shall cause all obligations, if any, required to be listed on Section 4.21 of the Company Disclosure Schedule (without giving effect to clause (ii) to the first paragraph of Article IV), any obligations arising between the date hereof and the Closing Date which would have been required to be included on Section 4.21 of the Company Disclosure Schedule (without giving effect to clause (ii) to the first paragraph of Article IV) if they had existed as of the date hereof and any other obligations which are owed by the Company or any Company Subsidiary to any Company Stockholder or such Company Stockholders’ Affiliates (other than the Company or any Company Subsidiary) or owed by a Company Stockholder or its Affiliates (other than the Company or any Company Subsidiary) to the Company or any Company Subsidiary, to be terminated immediately prior to the Closing, in each case, without any recourse to the Company or any Company Subsidiary or any of its or their respective officers, directors or employees, such that, at Closing, there are no remaining obligations of such kind. The Company shall provide Parent with documentation reasonably satisfactory to Parent of the termination of such obligations. The Company shall cause all Contracts required to be listed on Section 4.21 of the Company Disclosure Schedule (without giving effect to clause (ii) to the first paragraph of Article IV) and obligations thereunder to be terminated prior to the Closing Date without any recourse to the Company or any Company Subsidiary or any of its or their respective officers, directors or employees and shall provide Parent with documentation reasonably satisfactory to Parent of such termination.

Section 6.9 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement before such consultation, except to the extent required by applicable Requirements of Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

Section 6.10 Litigation. The Company shall provide Parent with prompt notice of and copies of all Legal Proceedings and correspondence relating to any Legal Proceeding against the Company, any of the Company Subsidiaries or any of their respective directors or officers by any Company Stockholder arising out of

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or relating to this Agreement or the transactions contemplated by this Agreement. The Company shall give Parent the opportunity to participate in the defense or settlement of any such Legal Proceeding. Neither the Company nor any Company Subsidiary shall agree to any settlement of any such Legal Proceeding without the prior written consent of Parent, which shall not to be unreasonably withheld.

Section 6.11 Takeover Statutes. If any Takeover Statute is or may become applicable to this Agreement (including the Merger and the other transactions contemplated hereby), each of the Company, Parent and Sub and their respective boards of directors shall use reasonable best efforts to grant all such approvals and take all such actions as are reasonably necessary or appropriate so that such transactions may be consummated as promptly as practicable hereafter on the terms contemplated hereby, and otherwise act reasonably to eliminate or minimize the effects of such Requirements of Law on such transactions.

Section 6.12 Indemnification.

(a) Parent and Sub agree that all rights to exculpation or indemnification arising from, relating to, or otherwise in respect of, acts or omissions occurring before the Effective Time in favor of the current or former directors or officers of the Company and the Company Subsidiaries as provided in their respective Organizational Documents, in each case as in effect on the date hereof (or arising after the date hereof (i) with a newly hired officer, director, employee or agent in the ordinary course of business or (ii) with Parent’s prior written consent, not to be unreasonably withheld, conditioned or delayed), shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years after the Effective Time. If any claims for indemnification or exculpation are asserted or made within such period, all rights to indemnification or exculpation in respect of such claims shall continue until the final disposition of such claims. Prior to the Effective Time, Parent will use commercially reasonable efforts to obtain “tail” prepaid insurance policies with a claims period of at least six (6) years from and after the Effective Time from Parent’s or the Company’s current insurance carrier, or an insurance carrier with the same or better rating as the lower rated of Parent’s and the Company’s current insurance carrier, with respect to directors’ and officers’ liability insurance and fiduciary insurance (collectively, “D&O Insurance”), for those Persons who are covered by the Company’s D&O Insurance as of the date hereof (“Indemnified Parties”), with terms, conditions, retentions and levels of coverage at least as favorable in the aggregate as the Company’s existing D&O Insurance with respect to matters existing or occurring prior to the Effective Time (including with respect to acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby). If such “tail” prepaid insurance policies have been obtained, Parent shall, and shall cause the Surviving Corporation after the Effective Time, to maintain such policies in full force and effect, for its full term, and to continue to honor its respective obligations thereunder. If Parent for any reason fails to obtain such “tail” prepaid insurance policies prior to the Effective Time, Parent shall cause to be maintained in effect, at no expense to the beneficiaries, for a period of not less than six years after the Effective Time, the existing D&O Insurance for the Indemnified Parties. The foregoing notwithstanding, in no event will Parent or the Surviving Corporation be required to expend annually in excess of 300% of the annual premium currently paid by the Company for such coverage (and to the extent the annual premium would exceed 300% of the annual premium currently paid by the Company for such coverage, the Surviving Corporation shall use all reasonable efforts to cause to be maintained the maximum amount of coverage as is available for 300% of such annual premium). The obligations of Parent and the Surviving Corporation under this Section 6.12 shall not be terminated, amended or modified in any manner so as to adversely affect any Indemnified Party (including their successors, heirs and legal representatives) to whom this Section 6.12 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 6.12 applies shall be third party beneficiaries of this Section 6.12, and this Section 6.12 shall be enforceable by such Indemnified Parties and their respective successors, heirs and legal representatives and shall be binding on all successors and assigns of Parent and the Surviving Corporation).

(b) After the Effective Time, Parent shall and shall cause the Surviving Corporation to exculpate or indemnify (including any obligations to advance funds for expenses), to the fullest extent permitted by Requirements of Law, the current or former directors or officers of the Company and the Company Subsidiaries

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for acts or omissions by such persons occurring before the Effective Time (including acts or omissions relating to the Merger) to the extent that such obligations of the Company or any Company Subsidiary exist on the date of this Agreement, whether pursuant to the Company’s or such Company Subsidiary’s Organizational Documents, as the case may be, individual indemnity agreements or otherwise, in each case as in effect on the date hereof (or arising after the date hereof (i) with a newly hired officer, director, employee or agent in the ordinary course of business or (ii) with Parent’s prior written consent, not to be unreasonably withheld, conditioned or delayed), and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company’s or such Company Subsidiary’s Organizational Documents, as the case may be, and such individual indemnity agreements or other applicable documents from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such persons arising from, relating to, or otherwise in respect of, such acts or omissions.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligation To Effect The Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or before the Closing Date of each of the following conditions:

(a) Stockholder Approval. The Company shall have obtained the Stockholder Approval and the Preferred Stock Written Consent shall be in full force and effect.

(b) Necessary Governmental Approvals. The parties shall have received all material approvals and authorizations of or by all Governmental Authorities, including those set forth on Section 4.4 of the Company Disclosure Schedule, that are necessary to consummate the Merger and required to be obtained prior to the Closing by applicable Requirements of Law or which the failure to obtain would have the effect of making the Merger or any of the other transactions contemplated by this Agreement illegal.

(c) HSR Waiting Period. Any “waiting period” or extension thereof applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

(d) No Injunctions or Restraints. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, law, rule or regulation that is in effect and that has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the consummation of the Merger.

Section 7.2 Conditions to Obligations of Parent and Sub. The obligation of Parent and Sub to effect the Merger is subject to the satisfaction or waiver on or before the Closing Date of each of the following conditions:

(a) Accuracy of Representations and Warranties. (i) Each of the representations and warranties of the Company set forth in Sections 4.1, 4.2, 4.5(a), 4.5(b), 4.5(c), 4.5(d), 4.5(g) and 4.5(h) (except for any de minimis failure to be true and correct with respect to Sections 4.5(a), (b), (c), (d), (g), and (h)) shall be true and correct in all respects at the date hereof and at the Closing (except for any such representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, as to which the applicable condition set forth above shall apply as of such date or for such specific period of time) as though made at the Closing, (ii) each of the representations and warranties of the Company set forth in Sections 4.3(a), 4.3(c), 4.11(f), 4.11(g) and 4.12 (to the extent related to any IP Contract), 4.13, 4.25, and 4.26 shall be true and correct in all material respects at the date hereof and at the Closing (except for any such representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, as to which the applicable condition set forth above shall apply as of such date or for such specific period of time) as though made at the Closing and (iii) each of the representations and warranties of the Company not described in clause (i) or

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(ii) shall be true and correct (without giving effect to any qualifications with respect to Material Adverse Effect, material, material in all respect or similar qualifications) at the date hereof and at the Closing (except for any such representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, as to which the applicable condition set forth above shall apply as of such date or for such specific period of time) unless the failure of such representations and warranties to be true and correct, individually or in the aggregate with all other failures of such representations and warranties to be true and correct, has and not and would not reasonably be expected to have a Material Adverse Effect with respect to the Company.

(b) Performance of Covenants. The Company shall have performed and complied in all material respects with the covenants and provisions of this Agreement required to be performed or complied by it between the date hereof and the Closing.

(c) No Material Adverse Effect. Since the date of this Agreement, there shall not be, have been or occurred any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(d) No Litigation. No action, suit, investigation or proceeding by any Governmental Authority shall have been instituted to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby or which would reasonably be expected to materially impair the benefits to Parent of the transactions contemplated hereby.

(e) Company Closing Certificate. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company confirming that the conditions set forth in Sections 7.2(a) and (b) have been satisfied.

(f) Dissenting Shares. The aggregate number of Dissenting Shares shall represent no more than fifteen percent (15%) of the total number of shares of capital stock of the Company issued and outstanding as of the Closing Date.

(g) Additional Closing Deliveries. The Company shall have delivered, or shall have caused to be delivered, to Parent and Sub each of the following:

(i) a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent, attesting to (i) the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the Company Ancillary Agreements and consummation of the transactions contemplated hereby and thereby, (ii) the incumbency and signature of each officer of the Company who executed this Agreement and each Company Ancillary Agreement and (iii) the Organizational Documents of the Company (including the absence of amendments to such Organizational Documents); and

(ii) pay-off letters or similar acknowledgements, in form and substance reasonably satisfactory to Parent, of the purchase, repurchase or other discharge of the Indebtedness of the Company and the Company Subsidiaries set forth on Section 4.5(h) of the Company Disclosure Schedule.

Section 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction or waiver on or before the Closing Date of each of the following conditions:

(a) Accuracy of Representations and Warranties. (i) Each of the representations and warranties of Parent and Sub contained herein that is qualified by reference to Material Adverse Effect, materiality or similar expressions, and each of the representations and warranties of Parent and Sub set forth in Sections 5.1, 5.2, and 5.6 (collectively, the “Parent Fundamental Representations”), shall be true and correct in all respects at the date hereof and at the Closing (except for any such representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, as to which the applicable condition set forth

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above shall apply as of such date or for such specific period of time) as though made at the Closing, (ii) each of the representations and warranties that is not so qualified (other than the Parent Fundamental Representations) shall be true and correct in all material respects at the date hereof and at the Closing (except for any such representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, as to which the applicable condition set forth above shall apply as of such date or for such specific period of time) as though made at the Closing.

(b) Performance of Covenants. Parent and Sub shall have performed and complied in all material respects with the covenants and provisions of this Agreement required to be performed or complied by it between the date hereof and the Closing.

(c) Parent Closing Certificate. Company shall have received a certificate signed on behalf of Parent and Sub by an authorized officer of Parent and Sub confirming that the conditions set forth in Sections 7.3(a) and (b) have been satisfied

ARTICLE VIII

TERMINATION AND ACCELERATION

Section 8.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Parent and the Company;

(b) by either Parent or the Company:

(i) if any court of competent jurisdiction in the United States or other Governmental Authority having competent jurisdiction shall have issued a final and non-appealable order, decree or ruling permanently restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated hereby;

(ii) if, upon a vote taken to adopt this Agreement at any duly held and completed Company Stockholders Meeting (or at any adjournment or postponement thereof) held to obtain the Stockholder Approval, the Stockholder Approval is not obtained; provided, however, that a party may not terminate this Agreement pursuant to this Section 8.1(b)(ii) if the failure to obtain the Stockholder Approval at any Company Stockholders Meeting or at any adjournment or postponement thereof is attributable in whole or substantial part to the breach by such party of any covenant or obligation of such party contained in this Agreement; or

(iii) if the Closing shall not have occurred on or prior to October 31, 2012 (which date may be extended by written agreement of Parent and the Company), which date may be extended to December 31, 2012 by either Parent or the Company by written notice to the other on October 31, 2012 if as of October 31, 2012, all of the conditions to Closing are satisfied other than the condition set forth in Section 7.1(c) (the “Expiration Date”); provided, however, that a party may not terminate this Agreement pursuant to this Section 8.1(b)(iii) if the failure of the Closing to occur on or before such date is attributable in whole or substantial part to the breach by such party of any covenant or obligation of such party contained in this Agreement;

(c) by Parent:

(i) if, at any time prior to the Effective Time, (A) (x) any of the representations or warranties of the Company herein shall be untrue or inaccurate on the date of this Agreement or shall become untrue or inaccurate, in each case, such that the condition set forth in Section 7.2(a) would not be satisfied, or (y) the Company shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, in each case, such that the condition set forth in Section 7.2(b) would not be satisfied and (B) if

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curable, such untruth, inaccuracy or breach is not cured within thirty (30) calendar days after written notice to the Company (or, if less, the number of calendar days remaining until the Expiration Date) describing such breach in reasonable detail; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if Parent or Sub is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement;

(ii) if the Company or any Company Subsidiary shall materially breach Section 6.4; or

(iii) at any time prior to the receipt of the Stockholder Approval, if the Company Board or any committee thereof shall have (1) effected an Adverse Recommendation Change (whether or not permitted to do so under the terms of this Agreement), (2) adopted or approved or submitted for the consideration of any stockholders of the Company or publicly endorsed, publicly declared advisable or publicly recommended to the Company Stockholders, an Acquisition Proposal other than the Merger or caused the Company or any of the Company Subsidiaries to enter into any Alternative Acquisition Agreement, (3) failed to publicly reaffirm its recommendation of this Agreement within ten (10) Business Days following receipt of a written request by Parent to provide such reaffirmation following the public announcement of an Acquisition Proposal, (4) failed to include in the Proxy Statement the Company Determination or Company Recommendation or included in the Proxy Statement any proposal to vote upon or consider any Acquisition Proposal other than the Merger, or (5) if the Company Board or any committee thereof shall have failed to recommend against a competing tender offer or exchange offer for ten percent (10%) or more of any class of the outstanding capital stock of the Company within five (5) Business Days after commencement of such offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by Company Stockholders); or

(d) by the Company if:

(i)(A) (x) any of the representations or warranties of Parent or Sub herein shall be untrue or inaccurate on the date of this Agreement or shall become untrue or inaccurate, in each case, such that the condition set forth in Section 7.3(a) would not be satisfied, or (y) Parent or Sub shall have breached or failed to perform any of their respective covenants or agreements set forth in this Agreement, in each case, such that the condition set forth in Section 7.3(b) would not be satisfied and (B) if curable, such untruth, inaccuracy or breach is not cured within thirty (30) calendar days after written notice to Parent and Sub (or, if less, the number of calendar days remaining until the Expiration Date) describing such breach in reasonable detail; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if the Company is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement; or

(ii) prior to obtaining the Stockholder Approval, to enter into a definitive agreement to effect a Superior Proposal immediately following an Adverse Recommendation Change by the Company Board in accordance with Section 6.4(e) and 6.4(f) in response to such Superior Proposal, provided that that Company may only terminate the Agreement pursuant to this Section 8.1(d)(ii) if it pays to Parent the Termination Fee prior to or simultaneously with such termination.

Section 8.2 Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 8.1 shall give written notice of such termination to the other parties to this Agreement.

Section 8.3 Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article VIII, all further obligations of the parties under this Agreement (other than Section 6.9, this Section 8.3, Section 8.4 and Article IX) shall be terminated without further Liability of any party to the others; provided, that nothing herein shall relieve any party from Liability for its willful breach of this Agreement.

Section 8.4 Fees and Expenses. (a) Except as otherwise provided in this Section 8.4, all fees and Expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be borne and timely paid by the party incurring such fees or Expenses, whether or not the Merger is consummated.

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(b) The Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee the Termination Fee (x) within two (2) Business Days after such termination in the case of an event described in clause (ii) or (iii) below (provided that in the case of clause (ii) below, (A) if the material breach by the Company was a breach of the last sentence of Section 6.4(h), such fee shall not be due unless the Preferred Stock Written Consent has become invalid and (B) in all other cases, (1) $1,000,000 of the Termination Fee shall be payable upon the termination of this Agreement and (2) an additional $1,750,000 shall be payable upon the earlier of the entry into a definitive agreement by the Company or any Company Subsidiary to effect any Acquisition Proposal or the consummation by the Company or any Company Subsidiary of an Acquisition Proposal, provided in the case of this clause (2) such definitive agreement is entered into or such Acquisition Proposal is consummated within nine (9) months after the termination of this Agreement (provided that for purposes of this clause (B)(2), all references to 20% and 80% in the definition of Acquisition Proposal shall be modified to be 50% for this purpose)), (y) upon the earlier of the entry into the definitive agreement or consummation of the Acquisition Proposal in the case of clause (i) below or (z) prior to or simultaneously with the termination of this Agreement in the case of clause (iv), in the event that:

(i) an Acquisition Proposal shall have been made to the Company, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(b)(ii) or (iii) or by Parent pursuant to Section 8.1(c)(i) and concurrently with or within nine (9) months after the date of any such termination, the Company or any Company Subsidiary consummates a transaction constituting an Acquisition Proposal or enters into a definitive agreement with respect to any Acquisition Proposal that is subsequently consummated (provided that all references to 20% and 80% in the definition of Acquisition Proposal shall be modified to be 50% for this purpose); or

(ii) this Agreement is terminated by Parent pursuant to Section 8.1(c)(ii);

(iii) this Agreement is terminated by Parent pursuant to Section 8.1(c)(iii); or

(iv) this Agreement is terminated by the Company pursuant to and in accordance with Section 8.1(d)(ii).

(c) Each of the parties hereto acknowledges that the agreements contained in this Section 8.4 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Sub would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 8.4, and, in order to obtain such payment, Parent or its designee commences a suit that results in a judgment against the Company for all or a portion of the Termination Fee, the Company shall pay to Parent or its designees interest on the amount of the Termination Fee from the date such payment was required to be made until the date of payment at the prime rate in effect on the date such payment was required to be made as published in The Wall Street Journal.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance, in whole or in part, after the Effective Time.

Section 9.2 Amendments. Prior to the Closing, this Agreement may only be amended, modified or supplemented by an instrument in writing executed by an authorized representative of each Parent, Sub and the Company; provided, however, that if and after the Stockholder Approval is obtained, to the extent required by the DGCL, this Agreement may not be amended without the approval of holders of the requisite number of Shares. After the Closing, this Agreement may only be amended, modified or supplemented by an instrument in writing executed by an authorized representative of Parent and the Company.

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Section 9.3 Extension; Waivers. The observance of any term of this Agreement may be waived, or the time for performance of any obligation may be extended (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to the benefits of such term, but such waiver shall be effective only if it is in a writing signed by the party entitled to the benefits of such term and against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

Section 9.4 Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given (and shall be deemed to have been duly given upon receipt) if sent by overnight mail, registered mail or certified mail, postage prepaid, or by hand, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent or, after the Closing, the Company to:

R.R. Donnelley & Sons Company

111 South Wacker Drive

Chicago, IL 60606

Facsimile: (312) 326-8594

Attention: General Counsel

with a copy (which shall not constitute effective notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Facsimile: (312) 853-7036

Attention: Scott R. Williams

If to the Company, to:

EDGAR Online, Inc.

11200 Rockville Pike, Suite 310

Rockville, MD 20852

Facsimile: 301.287.0390

Attention: Steve Friedman

with a copy (which shall not constitute effective notice) to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Facsimile: (215) 963-5061

Attention: Justin W. Chairman

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

Section 9.5 Successors and Assigns; Parties in Interest. This Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned without the

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written consent of the other parties; provided, that each of Parent and Sub may assign its rights under this Agreement in whole or in part to one or more of its Affiliates; provided, further, that, no assignment shall relieve any party hereto from any of its obligations under this Agreement. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties hereto, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, and no other Person shall be deemed a third-party beneficiary under or by reason of this Agreement, other than (a) with respect to the provisions of Section 6.12 which shall inure to the benefit of any Person entitled to indemnification thereunder, and his, her or its successors, heirs or representatives who are intended to be third-party beneficiaries thereof, (b) as of the Effective Time, the rights of the holders of Series B Preferred Stock, Series C Preferred Stock and Common Stock to receive the Merger Consideration payable to such holders in accordance with the terms and conditions of this Agreement and (c) as of the Effective Time, the rights of the Optionholders to receive any Option Consideration payable to the Optionholders in accordance with the terms and conditions of this Agreement.

Section 9.6 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the same objective.

Section 9.7 Entire Agreement. This Agreement (including the Disclosure Schedules hereto, and the documents and instruments executed and delivered in connection herewith) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, among the parties or any of them with respect to the subject matter hereof, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Agreement and the documents and instruments executed and delivered in connection herewith. All Disclosure Schedules attached to this Agreement are expressly made a part of, and incorporated by reference into, this Agreement.

Section 9.8 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts made and to be fully performed in such state, without giving effect to any choice-of-law rules that would require the application of the laws of another jurisdiction. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Legal Proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the Legal Proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such Legal Proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(b) Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any Legal Proceeding arising out of or relating to this Agreement. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any Legal Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 9.8.

Section 9.9 Remedies. Each of the parties hereto acknowledges and agrees that (a) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the other parties hereto and (b) the other parties hereto would be irreparably damaged if any of the provisions of this Agreement

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were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by other parties hereto without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof, which rights shall be cumulative and in addition to any other remedy to which the parties hereto may be entitled hereunder or at law or equity.

Section 9.10 Further Assurances. On and after the Closing Date each party hereto shall take such other actions and execute such other documents and instruments reasonably requested by the other parties as are reasonably necessary to effectuate the purposes of this Agreement.

Section 9.11 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (b) the word “or” is not exclusive and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections and Disclosure Schedules mean the Articles and Sections of and the Disclosure Schedules attached to this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules and regulations promulgated thereunder. Any disclosure contained in any section of the Company Disclosure Schedule or Parent Disclosure Schedule shall not be deemed to be disclosed with respect to any other section of this Agreement except to the extent that it is reasonably apparent on the face of the information disclosed that such disclosure would be applicable to such other section of this Agreement. The Disclosure Schedules referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect meaning or interpretation of this Agreement. This Agreement and the Acquiror Ancillary Agreements shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. All references herein to the Company or any Company Subsidiary include the predecessors of such Persons.

Section 9.12 Subsidiaries. Whenever this Agreement requires any Subsidiary of Parent (including Sub) or of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of Parent or the Company, as the case may be, to cause such Subsidiary to take such action.

Section 9.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument binding on the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart.

ARTICLE X

DEFINITIONS

Section 10.1 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 16.1 and shall be equally applicable to both the singular and plural forms.

“2011 Fiscal Year” has the meaning specified in Section 4.22.

“Acceptable Confidentiality Agreement” means a customary confidentiality agreement containing terms substantially similar to, and (taken as a whole) no less favorable to the Company than, those set forth in the Confidentiality Agreement, dated as of December 16, 2011, by and between Parent and the Company; provided, that such confidentiality agreement shall not prohibit compliance with any of the provisions of this Agreement.

“Acquiror Ancillary Agreements” has the meaning specified in Section 5.2(b).

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“Acquisition Proposal” means any proposal or offer (whether or not in writing) by any Person or group (as defined in Section 13(d) of the Exchange Act) with respect to any (A) merger, consolidation, share exchange, other business combination or similar transaction involving the Company or a Company Subsidiary pursuant to which the holders of the voting power of the Company immediately prior to such transaction own 80% or less of the voting power of the surviving or resulting entity immediately following the transaction, (B) sale, lease, license, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other Equity Interests in a Company Subsidiary or otherwise) by the Company or a Company Subsidiary to any Person or group (as defined in Section 13(d) of the Exchange Act) of any business or assets of the Company or a Company Subsidiary representing 20% or more of the consolidated revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, (C) issuance, sale or other disposition, directly or indirectly, to any Person or group (as defined in Section 13(d) of the Exchange Act) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) by the Company or a Company Subsidiary representing 20% or more of the voting power of the Company, (D) any single or related transactions with a Person or group (as defined in Section 13(d) of the Exchange Act) to which the Company or a Company Subsidiary is a party in which the holders of the voting power of the Company immediately prior to such transaction own 80% or less of the voting power of the Company immediately following the transaction, (E) any tender or exchange offer for equity securities of the Company in which any Person or group (as defined in Section 13(d) of the Exchange Act) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the voting securities of the Company or (F) any combination of the foregoing (in each case, other than the Merger).

“Adverse Recommendation Change” has the meaning specified in Section 6.4(d).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person; provided that the none of the Company or any of its Subsidiaries shall be considered an Affiliate of Parent prior to the Effective Time.

“Affiliated Person” has the meaning specified in Section 4.21(a).

“Agreement” has the meaning specified in the first paragraph of this agreement.

“Alternative Acquisition Agreement” has the meaning specified in Section 6.4(d).

“Ancillary Agreements” means, collectively, the Company Ancillary Agreements and the Acquiror Ancillary Agreements.

“Appraised Value” has the meaning specified in Section 3.13.

“Balance Sheet” has the meaning specified in Section 4.7(a).

“Business Day” means any day except a Saturday, Sunday or United States federal holiday.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq.

“Certificate of Merger” has the meaning specified in Section 3.2.

“Closing” has the meaning specified in Section 3.1.

“Closing Date” has the meaning specified in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended.

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“Common Stock Consideration” has the meaning specified in Section 2.2(c).

“Common Stock” has the meaning specified in the recitals to this Agreement.

“Common Stockholders” means the holders of Common Stock.

“Company” has the meaning specified in the first paragraph of this Agreement.

“Company 401(k) Plan” means the EDGAR Online, Inc. 401(k) Savings Plan.

“Company Agreements” has the meaning specified in Section 4.11.

“Company Ancillary Agreements” has the meaning specified in Section 4.2.

“Company Benefit Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, any other employee benefit plan, program, policy, arrangement or Contract, including any pension, retirement, profit-sharing, thrift, savings, bonus plan, incentive, stock option or other equity or equity-based compensation, or deferred compensation arrangement, stock purchase, severance pay, retention, change of control, unemployment benefits, sick leave, vacation pay, salary continuation for disability, hospitalization, health or medical insurance, life insurance, fringe benefit, compensation, flexible spending account or scholarship program, and any employment or severance Contract or similar practice, policy or arrangement maintained by any of the Company, any Subsidiary or any ERISA Affiliate, or to which any of the Company, any Subsidiary or any ERISA Affiliate is obligated to contribute, on behalf of any current or former officer, director, employee or consultant of the Company or any Subsidiary or any other person who provides services to the Company.

“Company Board” means the Board of Directors of the Company.

“Company Bylaws” means the Company’s Amended and Restated Bylaws, as in effect as of the date hereof.

“Company Charter” means the Company’s Amended and Restated Certificate of Incorporation, as amended, as in effect as of the date of this Agreement.

“Company Data” means all data contained in the Company IT Systems or the Company’s and the Company Subsidiaries’ databases (including all User Data and Personal Data) and all other information and data compilations used by, or necessary to the business of, the Company and the Company Subsidiaries, and all Data Rights therein.

“Company Determination” has the meaning specified in Section 4.2.

“Company Disclosure Schedule” has the meaning specified in Article IV.

“Company Foreign Plan” has the meaning specified in Section 4.16(p).

“Company IT Systems” means all information technology and computer systems (including Owned Software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data or information, whether or not in electronic format, used in or necessary to the conduct of the business of the Company and the Company Subsidiaries.

“Company Privacy Policy” means the current privacy policy of the Company or any Company Subsidiary, including any policy relating to: (a) the privacy of users of any Software; (b) the collection, storage, disclosure or transfer of any User Data or Personal Data; and (c) any employee information.

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“Company Recommendation” has the meaning specified in Section 4.2.

“Company Requisite Vote” has the meaning specified in Section 4.2.

“Company SEC Document” has the meaning specified in Section 4.6.

“Company Stockholders” means the holders of Common Stock or Preferred Stock.

“Company Stock Plan” has the meaning specified in Section 4.5(b)(iv).

“Company Stock Options” has the meaning specified in Section 4.5(d).

“Company Subsidiary” has the meaning specified in Section 4.1(b).

“Company’s Knowledge” or “Company did not have Knowledge” means, as to a particular matter, the knowledge of each of Robert Farrell, David Price, Steven Friedman and Greg Carter, in each case after reasonable inquiry.

“Consent” means any consent, permit, exemption, order, franchise, qualification waiver, license, approval or authorization from any Governmental Authority of any third Person.

“Constituent Corporations” has the meaning specified in the first paragraph of this Agreement.

“Contract” means any contract, agreement, instrument, document, lease, indenture, loan, evidence of Indebtedness, purchase order, statement of work, bids, insurance policy, undertaking, arrangement, understanding or other obligation, whether written or oral.

“Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

“Copyrights” means United States and non-U.S. copyrights, copyrightable works and mask works (as defined in 17 U.S.C. §901), whether registered or unregistered, and pending applications to register the same.

“Court Order” means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal or any self regulatory organization and any award in any arbitration proceeding.

“D&O Insurance” has the meaning specified in Section 6.12(a).

“Data Rights” means any proprietary rights in or to data, data sets, databases or other collections of data.

“DGCL” has the meaning specified in Section 1.1.

“Dissenting Shares” has the meaning specified in Section 3.13.

“Dissenting Stockholders” has the meaning specified in Section 3.13.

“DOJ” means the United States Department of Justice.

“Effective Time” has the meaning specified in Section 3.2.

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“Enforceability Exceptions” means, with reference to the enforcement of the terms and provisions of this Agreement or any other contract, that the enforcement thereof is or may be subject to the effect of (i) applicable bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the enforcement of the rights and remedies of creditors or parties to executory contracts generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the exercise of equitable powers by a court of competent jurisdiction.

“Environmental Claim” means any administrative or judicial actions, suits, orders, claims, charges, tickets, summonses, proceedings or written notices of noncompliance by or from any Person, including any Governmental Authority, alleging liability or obligations arising out of any release or threatened release, or any exposure or alleged exposure to, Hazardous Materials or the failure to comply with any Environmental Law.

“Environmental Laws” means all Requirements of Law, including any and all Requirements of Law of the United States, any state, any political subdivision of any of the foregoing or any other national or political subdivision for the protection of the environment or human health and safety, including judgments, awards, decrees, regulations, rules, standards, requirements, orders and Permits issued by any court, administrative agency or commission or other Governmental Authority under such laws, and shall include CERCLA, the Clean Air Act (42 U.S.C. §§ 7401 et seq.), RCRA, the Clean Water Act (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.) and the Safe Drinking Water Act (42 U.S.C. §§ 300 et seq.), as well as any state, municipal or local laws that relate to pollution, contamination of the environment, human health or safety, protection or control of plant animals and other organisms and all future amendments to such laws, and all past, present and future regulations, rules, standards, requirements, Court Orders and Permits issued thereunder.

“Equity Interests” means (i) with respect to any corporation, all shares of capital stock of such corporation, however designated, and (ii) with respect to any partnership or limited liability company, all partnership or limited liability company interests or units of partnership or limited liability company interests of such partnership or limited liability company, however designated.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which would be considered a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code and Treasury Regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the Treasury Regulations promulgated thereunder.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Shares” has the meaning specified in Section 2.2(d).

“Expenses” means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals).

“Expiration Date” has the meaning specified in Section 8.1(b)(iii).

“Financial Statements” has the meaning specified in Section 4.6(b).

“FTC” means the United States Federal Trade Commission.

“GAAP” means United States generally accepted accounting principles, as in effect from time to time.

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“Governmental Authority” means any foreign, federal, state, provincial, municipal, local or other governmental authority or regulatory body and any of their respective subdivisions, agencies, instrumentalities, authorities or tribunals.

“Hazardous Materials” means any waste, pollutant, contaminant, radiation, hazardous or toxic material, substance or waste which is regulated under or for which liability or obligations are imposed by any Environmental Law including, without limitation, petroleum and petroleum byproducts, asbestos and asbestos-containing materials, radioactive materials, medical and infectious wastes or polychlorinated biphenyls.

“HSR Act” has the meaning specified in Section 4.4.

“Improvements” means all buildings, improvements and fixtures located on any property, regardless of whether such buildings, improvements or fixtures are subject to reversion to the landlord or other third parties upon the expiration or termination of any lease or other agreement with respect to such property.

“Indebtedness” of any Person means, without duplication, (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement; (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP, consistently applied; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (v) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof); (vi) all obligations of such Person under checks or other negotiable instruments issued by such Person in excess of cash (and cash equivalents) available to such Person to honor such obligations; (vii) all obligations of the type referred to in clauses (i) through (vi) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Indemnified Parties” has the meaning specified in Section 6.12(a).

“Intellectual Property” means Copyrights, Data Rights, Patent Rights, Trademarks, Trade Secrets and Internet domain names.

“Intervening Event” means an event, development, or change in circumstances that (a) is material to the Company (other than a change in the market price of any shares of capital stock of the Company), (b) is not related to an Acquisition Proposal (or any inquiry that could reasonably be expected to lead to an Acquisition Proposal) and (c) was not known to the Company Board or of which the Company did not have Knowledge on the date hereof that becomes known to the Company Board prior to the receipt of the Stockholder Approval; provided, however, that in no event shall any event, development or circumstance relating to the announcement or pendency of this Agreement or arising from any action taken by any party hereto pursuant to and in compliance with the terms of this Agreement constitute an Intervening Event.

“IP Contract” means any Contract listed or required to be listed in Section 4.13 of the Company Disclosure Schedule.

“Leasehold Property” has the meaning specified in Section 4.9(b).

“Leases” has the meaning specified in Section 4.9(b).

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“Legal Proceeding” means any judicial, administrative or arbitral action, suit or proceeding (whether public or private and whether civil, criminal or administrative) by or before any court, panel, tribunal, commission or other Governmental Authority.

“Liability” means any debt, liability or obligation (whether direct or indirect, known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, matured or unmatured or determined or determinable), and including all costs and expenses relating thereto.

“Lien” means any lien, claim, charge, security interest, mortgage, pledge, right of way, easement, conditional sale or other title retention agreement, defect in title, encroachment or other restriction of any kind.

“Material Adverse Effect” means an effect, event, development or change or prospective effect, development or change that, individually or in the aggregate, is, or could reasonably be expected to be, materially adverse to the business, properties, assets, results of operations, prospects or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be, or will, or could reasonably be expected to, prevent impede or otherwise affect in any material respect the consummation of the transactions contemplated by this Agreement; provided, however, that the term “Material Adverse Effect” shall not include effects to the extent they result from (i) any change relating to the United States economy or securities markets in general (provided, however, that such exclusion only applies to the extent such effect does not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, relative to others in the industries in which the Company and the Company Subsidiaries operate), (ii) any failure to meet projections, but any facts or circumstances underlying such failure shall be taken into account in determining whether a Material Adverse Effect has occurred, (iii) any attack, outbreak, hostility, terrorist activity, act or declaration of war or act of public enemies, (iv) any change adversely affecting the industry in which the Company operates (provided, however, that such exclusion only applies to the extent such effect does not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, relative to others in the industries in which the Company and the Company Subsidiaries operate), (v) except with respect to Section 4.3 or Section 4.12(b) (or Section 7.2(a) to the extent related to Section 4.3 or 4.12(b)), the announcement or pendency of this Agreement or the transactions contemplated hereby, including without limitation any termination by a customer, vendor or other counterparty of or to the Company of any agreement, arrangement or understanding with the Company following the announcement of this Agreement or any change relating to the consummation of the transactions contemplated by this Agreement (vi) any change in laws or (vii) any change in GAAP.

“Material Customers” has the meaning specified in Section 4.22.

“Material Suppliers” has the meaning specified in Section 4.22.

“Merger” has the meaning specified in the recitals to this Agreement.

“Merger Consideration” means the (a) an amount equal to the Series B Consideration multiplied by the number of shares of Series B Preferred Stock (other than Excluded Shares and Dissenting Shares) outstanding immediately prior to the Effective Time, plus (b) an amount equal to the Series C Consideration multiplied by the number of shares of Series C Preferred Stock (other than Excluded Shares and Dissenting Shares) outstanding immediately prior to the Effective Time, plus (c) the Common Stock Consideration multiplied by the number of shares of Common Stock (other than Excluded Shares and Dissenting Shares) outstanding immediately prior to the Effective Time, plus (d) an amount equal to the aggregate Option Consideration payable to the Optionholders.

“Notice of Proposed Recommendation Change” has the meaning specified in Section 6.4(f).

“Notice Period” has the meaning specified in Section 6.4(f).

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“Open Source License” means any license meeting the open source definition (as currently promulgated by the Open Source Initiative) or the free software definition (as currently promulgated by the Free Software Foundation), or any substantially similar license, including the GNU General Public License, the Mozilla Public License, the Common Development and Distribution License and the Eclipse Public License.

“Open Source Software” means any Software subject to an Open Source License.

“Option Award Agreement” has the meaning specified in Section 3.5.

“Option Consideration” has the meaning specified in Section 2.3.

“Optionholders” means any holder of a Company Stock Option.

“Organizational Documents” means in the case of any Person that is an entity, its certificate or articles of incorporation or formation (including any certificate of designation), bylaws, limited liability company agreement, partnership agreement or similar charter document, as the case may be.

“Owned Software” has the meaning specified in Section 4.13(g).

“Parent” has the meaning specified in the first paragraph of this Agreement.

“Parent Ancillary Agreements” has the meaning specified in Section 5.2(a).

“Parent Disclosure Schedule” has the meaning specified in Article V.

“Parent Fundamental Representations” has the meaning specified in Section 7.3(a).

“Parent’s Knowledge” means, as to a particular matter, the knowledge of Daniel Leib, after reasonable inquiry.

“Patent Rights” means United States and non-U.S. patents, provisional patent applications, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice) or improvements thereto.

“Paying Agent” has the meaning specified in Section 3.3.

“Payment Agreement” has the meaning specified in Section 3.3.

“Permits” has the meaning specified in Section 4.18(a).

“Permitted Liens” means (a) liens for Taxes and other governmental charges and assessments arising in the ordinary course of business which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (c) other liens or imperfections on property which are not material in amount, do not interfere with and are not violated by the consummation of the transactions contemplated by this Agreement and do not materially detract from the value or marketability of, or materially impair the existing use of, the property affected by such lien or imperfection.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Authority.

“Personal Data” means a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, or customer or account number, or any other piece of information that alone or together with other information allows the identification of a natural person.

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“Preferred Stock” has the meaning set forth recitals to this Agreement.

“Preferred Stockholder” means the holders of Preferred Stock.

“Proxy Statement” has the meaning specified in Section 4.24.

“RCRA” means the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.

“Real Property” means any lot, parcel or tract of land in which any Person has a property interest or other right of occupancy and any Improvements located thereon and each option, right of first refusal, right of first offer or similar right held by the Company or any Subsidiary to acquire any real property.

“Representatives” has the meaning specified in Section 6.4(a).

“Requirements of Law” means any foreign, federal, state, provincial, municipal and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority (including those pertaining to electrical, building, zoning, subdivision, land use and Environmental Laws) or common law or any Court Order.

“SEC” means the United States Securities and Exchange Commission.

“Securities” the Shares and the Company Stock Options outstanding immediately prior to the Closing.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Preferred Stock” has the meaning specified in the recitals to this Agreement.

“Series B Preferred Stock” has the meaning specified in the recitals to this Agreement.

“Series B Consideration” has the meaning specified in Section 2.2(a).

“Series C Preferred Stock” has the meaning specified in the recitals to this Agreement.

“Series C Consideration” has the meaning specified in Section 2.2(b).

“Shares” means at the time of determination, the issued and outstanding shares of Common Stock and Preferred Stock.

“Software” means computer software programs and software systems, including all databases, compilations, tool sets, compilers, higher level or “proprietary” languages, related documentation and materials, whether in source code, object code or human readable form.

“SOX” means the Sarbanes-Oxley Act of 2002.

“Stock Certificate” has the meaning specified in Section 3.5.

“Stockholder Approval” has the meaning specified in Section 4.24.

“Sub” has the meaning specified in the first paragraph of this Agreement.

“Sub Ancillary Agreement” has the meaning specified in Section 5.2(b).

“Sub Common Stock” has the meaning specified in the recitals to this Agreement.

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“Subsidiary” of any Person means any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any Subsidiary) (a) owns, directly or indirectly, fifty percent (50%) or more of the stock, limited liability company interests, partnership interests or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity; or (b) possesses, directly or indirectly, Control over the direction of management or policies of such corporation, limited liability company, partnership, joint venture or other legal entity (whether through ownership of voting securities, by agreement or otherwise).

“Superior Proposal” means any bona fide written offer made by a third party or group (as defined in Section 13(d) of the Exchange Act) pursuant to which such third party or group would acquire or own, directly or indirectly, 50% or more of the voting securities of the Company or 50% or more of the assets of Company and the Company Subsidiaries, taken as a whole, on terms which the Company Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be superior from a financial point of view to the Company Stockholders to the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including (A) the Termination Fee and any changes proposed by Parent to the terms of this Agreement (B) the likelihood that such transaction will be completed, taking into account all financial, regulatory, legal and other aspects of such offer and (C) any necessary financing (including with respect to any Indebtedness that could be required to be repaid in connection with the transactions contemplated by such offer).

“Surviving Corporation” has the meaning specified in Section 1.1.

“Takeover Statute” has the meaning specified in Section 6.4(d).

“Tax” (and, with correlative meaning, “Taxes”) means (A) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding on amounts paid to or by any Person, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax (including taxes under Code Section 59A), escheat payments or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority and (B) any liability for the payment of amounts determined by reference to amounts described in clause (A) as a result of being or having been a member of any group of corporations that files, will file, or has filed Tax Returns on a combined, consolidated or unitary basis, as a result of any obligation under any agreement or arrangement (including any Tax Sharing Arrangement), as a result of being a transferee or successor, or otherwise.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Termination Fee” means an amount equal to $2,750,000.

“Trade Secrets” means confidential ideas, trade secrets, know-how, concepts, methods, processes, formulae, technology, algorithms, models, reports, data, customer lists, supplier lists, mailing lists, business plans, or other proprietary information, in each case, which derives value (monetary or otherwise) from being maintained in secret.

“Trademarks” means United States, state and non-U.S. trademarks, service marks, trade names, moral rights, designs, logos, slogans and general intangibles of like nature, whether registered or unregistered, and pending registrations and applications to register the foregoing, and all goodwill of the business associated therewith.

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“Transmittal Letter” has the meaning specified in Section 3.5.

“User Data” means any Personal Data or other data or information collected by or on behalf of any of the Company or any Company Subsidiary from users of any Software or services of the Company or any Company Subsidiary.

“Violation” has the meaning specified in Section 4.3.

“WARN” has the meaning specified in Section 4.15(c).

“XBRL” means eXtensible Business Reporting Language.

* * * * * *

52

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

R.R. DONNELLEY & SONS COMPANY

By:	/s/ Dave Gardella
Name:	Dave Gardella
Title:	SVP, Finance

LEO ACQUISITION SUB, INC.

By:	/s/ Dave Gardella
Name:	Dave Gardella
Title:	President

Signature Page to Agreement and Plan of Merger

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

EDGAR ONLINE, INC.

By:	/s/ Robert J. Farrell
Name:	Robert J. Farrell
Title:	President and CEO

Signature Page to Agreement and Plan of Merger

Appendix B

[LETTERHEAD OF OPPENHEIMER & CO. INC.]

May 21, 2012

The Board of Directors

EDGAR Online, Inc.

11200 Rockville Pike, Suite 310

Rockville, Maryland 20852

The Board of Directors:

You have asked Oppenheimer & Co. Inc. (“Oppenheimer”) to render a written opinion (“Opinion”) to the Board of Directors of EDGAR Online, Inc. (“EDGAR”) as to the fairness, from a financial point of view, to the holders of EDGAR Common Stock (as defined below) of the Common Stock Consideration (as defined below) to be received by such holders as provided for in an Agreement and Plan of Merger, dated as of May 21, 2012 (the “Agreement”), among R.R. Donnelley & Sons Company (“RRD”), Leo Acquisition Sub, Inc., a wholly owned subsidiary of RRD (“Merger Sub”), and EDGAR. The Agreement provides for, among other things, the merger of Merger Sub with and into EDGAR (the “Merger”) pursuant to which each outstanding share of the common stock, par value $0.01 per share, of EDGAR (“EDGAR Common Stock”) will be converted into the right to receive $1.092 in cash (the “Common Stock Consideration”).

In arriving at our Opinion, we:

(a)	reviewed the Agreement;

(b)	reviewed publicly available audited financial statements of EDGAR for fiscal years ended December 31, 2011, December 31, 2010 and December 31, 2009 and unaudited financial statements of EDGAR for the three-month period ended March 31, 2012;

(c)	reviewed financial forecasts and estimates relating to EDGAR prepared by the management of EDGAR;

(d)	reviewed historical market prices and trading volumes for EDGAR Common Stock;

(e)	held discussions with the senior management of EDGAR with respect to the business and prospects of EDGAR;

(f)	held discussions, at the direction of EDGAR, with third parties to solicit indications of interest in the possible acquisition of all or a portion of EDGAR;

(g)	reviewed and analyzed certain publicly available financial data for companies that we deemed relevant in evaluating EDGAR;

(h)	reviewed and analyzed certain publicly available financial information for transactions that we deemed relevant in evaluating the Merger;

(i)	analyzed the estimated present value of the future cash flows of EDGAR based on financial forecasts and estimates prepared by the management of EDGAR;

(j)	reviewed other public information concerning EDGAR; and

(k)	performed such other analyses, reviewed such other information and considered such other factors as we deemed appropriate.

In rendering our Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by EDGAR and its employees, representatives and affiliates or otherwise reviewed by us. With respect to the financial forecasts and estimates relating to EDGAR utilized in our analyses, at the direction of the management of EDGAR and with EDGAR’s consent, we have assumed, without independent verification or investigation, that such forecasts and estimates were reasonably prepared on bases reflecting the best available information,

The Board of Directors

EDGAR Online, Inc.

May 21, 2012

estimates and judgments of the management of EDGAR as to the future financial condition and operating results of EDGAR. We have relied, at the direction of EDGAR, without independent verification or investigation, on the assessments of the management of EDGAR as to EDGAR’s existing and future relationships with key customers, products, technology and intellectual property (including risks associated with the foregoing) and we have assumed, with the consent of EDGAR, that there will be no developments with respect to any such matters that would affect our analyses or Opinion. We also have assumed, with the consent of EDGAR, that the Merger will be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws and other requirements and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on EDGAR or the Merger.

We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of EDGAR. Our Opinion addresses only the fairness, from a financial point of view, of the Common Stock Consideration to be received in the Merger by the holders of EDGAR Common Stock without regard to individual circumstances of specific holders with respect to control, voting or other rights or aspects which may distinguish such holders. We express no view as to, and our Opinion does not address, any terms or other aspects or implications of the Merger (other than the Common Stock Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, the fairness or allocation of any consideration received in the Merger by holders of any class of preferred stock of EDGAR or any term, aspect or implication of any voting agreements or other agreement, arrangement or understanding entered into in connection with the Merger or otherwise or the fairness of the amount or nature of, or any other aspect relating to, the compensation to be received by any individual officers, directors or employees of any party to the Merger, or any class of such persons, relative to the Common Stock Consideration or otherwise. In addition, we express no view as to, and our Opinion does not address, the underlying business decision of EDGAR to proceed with or effect the Merger nor does our Opinion address the relative merits of the Merger as compared to any alternative business strategies that might exist for EDGAR or the effect of any other transaction in which EDGAR might engage. We are not expressing any opinion as to the underlying valuation, future performance or long-term viability of EDGAR or the price at which shares of EDGAR Common Stock will trade at any time. We also express no view as to, and our Opinion does not address, the solvency of EDGAR or RRD under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Our Opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm the Opinion.

The issuance of this Opinion was approved by an authorized committee of Oppenheimer. As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

We have acted as financial advisor to EDGAR in connection with the Merger and will receive a fee for our services, a portion of which was payable in connection with our engagement, a portion of which will be payable upon delivery of this Opinion and a significant portion of which is contingent upon consummation of the Merger. In the ordinary course of business, we and our affiliates may actively trade securities of EDGAR, RRD and their respective affiliates for our and our affiliates’ own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

The Board of Directors

EDGAR Online, Inc.

May 21, 2012

Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion that, as of the date hereof, the Common Stock Consideration to be received in the Merger by holders of EDGAR Common Stock is fair, from a financial point of view, to such holders. This Opinion is for the use of the Board of Directors of EDGAR (in its capacity as such) in connection with its evaluation of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the Merger or otherwise.

Very truly yours,

/S/ OPPENHEIMER & CO. INC.

OPPENHEIMER & CO. INC.

Appendix C

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all

1

or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise

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entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

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(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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Appendix D

VOTING AGREEMENT

VOTING AGREEMENT, dated as of May [    ], 2012 (this “Agreement”), by and among R.R. Donnelley & Sons Company, a Delaware corporation (“Parent”), Bain Capital Venture Integral Investors, LLC (the “Stockholder”), and Edgar Online, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Parent, Leo Acquisition Sub, Inc., a newly-formed Delaware corporation that is wholly-owned by Parent (“Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) pursuant to which Sub will be merged with and into the Company (the “Merger”) and each outstanding share of Company Common Stock, Series B Preferred Stock and Series C Preferred Stock will be converted into the right to receive the applicable merger consideration specified therein (the Company Common Stock, the Series B Preferred Stock and Series C Preferred Stock are collectively referred to as the “Company Stock”)

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner, in the aggregate, of 120,000 outstanding shares of the Series B Preferred Stock; and

WHEREAS, as a material inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing); provided further that Stockholder shall not be deemed to be the Beneficial Owner of any shares of Company Stock that are Beneficially Owned by any Portfolio Company, unless and until Stockholder Transfers any shares that previously to such Transfer were Covered Shares to such Portfolio Company, or directs such Portfolio Company to acquire, vote or take any action by written consent with respect to shares that previously were Covered Shares. The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

“Covered Shares” means, with respect to the Stockholder, the Stockholder’s Existing Shares, together with any shares of Company Stock or other voting capital stock of the Company that the Stockholder acquires Beneficial Ownership of on or after the date hereof.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), excluding restrictions under securities laws.

“Existing Shares” means, with respect to the Stockholder, the number of shares of Company Stock Beneficially Owned and/or of record by the Stockholder, as set forth in the recitals.

“Portfolio Company” means, with respect to Stockholder, any Person that is an operating company or a direct or indirect holding company parent of such an operating company in which Stockholder or any of its Affiliates has made an investment and any direct or indirect Subsidiary of any such operating company.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (including by merger (including by conversion into securities or other consideration) or by tendering into any tender or exchange offer), or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (including by merger or by tendering into any tender or exchange offer).

ARTICLE II

VOTING

2.1. Agreement to Vote.

(a) Subject to the terms of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Company Stockholders Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, the Stockholder shall, in each case, to the fullest extent that such matters are submitted for the vote or written consent of the Stockholder and that the Covered Shares are entitled to vote thereon or consent thereto:

(i) appear at each such meeting or otherwise cause the Covered Shares as to which the Stockholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares as to which the Stockholder controls the right to vote (A) in favor of the adoption of the Merger Agreement and any related proposal in furtherance thereof that would not reasonably be expected to adversely affect Stockholder or the Company (it being understood and agreed that neither the consummation of the Merger nor the failure to enter into any agreement with respect to, or to consummate any transaction contemplated by, any Acquisition Proposal shall be deemed to adversely affect Stockholder or the Company), as reasonably requested by Parent, submitted for the vote or written consent of stockholders; (B) against any action or agreement submitted for the vote or written consent of stockholders of the Company that the Stockholder has actual knowledge is in opposition to, or competitive or inconsistent with, the Merger; (C) against any Acquisition Proposal; and (D) to the extent reasonably requested by Parent with respect to any Adverse Proposal (as defined below), against any other action, agreement or transaction submitted for the vote or written consent of stockholders of the Company that would impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the Merger (each, an “Adverse Proposal”).

Any such vote shall be cast (or consent shall be given) by the Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present. This Section 2.1(a) shall not require the Stockholder to exercise any warrants or options (if any) to acquire capital stock of the Company. Stockholder shall provide Parent with at least five business days’ prior written notice prior to signing any action proposed to be taken by written consent with respect to any Covered Shares; provided that Stockholder shall have no liability for any failure to provide such notice if Parent would not have had the right to request a vote in favor of such action pursuant to Section 2.1(a)(ii)(A) above or against such proposal pursuant to Section 2.1(a)(ii)(D) above.

(b) Subject to the remainder of this Section 2.1(b), the obligations of the Stockholder under this Agreement, including, without limitation, this Article II shall apply whether or not an Adverse Recommendation Change has been effected. If the Company Board has effected (and not withdrawn) an Adverse Recommendation Change in accordance with the Merger Agreement, then the obligation of the Stockholder to vote the Covered Shares as to which the Stockholder controls the right to vote in the manner set forth in Section 2.1(a) shall be modified such that (x) the Stockholder, together with the other stockholders of the Company entering into substantially similar voting agreements with Parent on the date hereof (the “Other Voting Agreements”), shall collectively vote an aggregate number of Covered Shares (for this purpose meaning Covered Shares as defined herein together with Covered Shares as defined in the Other Voting Agreements) equal to thirty percent (30%) of the total voting power of the outstanding capital stock of the Company as of the date on which such vote is taken with respect to any of the matters described in Section 2.1(a) (the “Section 2.1(a) Matters”) , and the number of Covered Shares subject to this Agreement and all Other Voting and Support Agreements shall be reduced on a pro rata basis in accordance with the number of votes the Stockholder and each other such stockholder is entitled to cast, provided, however, in no event will this Section (b)(x) increase the obligation of the Stockholder, and (y) the Stockholder, in his, her, or its sole discretion, shall be entitled to vote all of the Stockholder’s remaining Covered Shares in any manner the Stockholder chooses. In such event, the Stockholder shall have the right to substitute the proxy delivered pursuant to Section 2.3 with a new proxy that is the same in all respects except that the number of Covered Shares subject to such proxy has been reduced as contemplated by this Section 2.1(b).

(c) The Stockholder shall not challenge the validity of the Preferred Stock Written Consent or take any action that Stockholder knows would cause the Preferred Stock Written Consent to become invalid.

2.2. No Inconsistent Agreements. The Stockholder hereby covenants and agrees that it (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares with respect to any Section 2.1(a) Matters, (b) has not granted, and shall not grant at any time while this Agreement remains in effect (except pursuant to Section 2.3), a proxy, consent or power of attorney with respect to the Covered Shares with respect to any of the Section 2.1(a) Matters and (c) has not taken and shall not take any action that Stockholder knew or knows would have the effect of preventing or disabling the Stockholder from performing any of its obligations under this Agreement.

2.3. Proxy. Without in any way limiting the Stockholder’s right to vote the Covered Shares in its sole discretion on (i) any matters other than the Section 2.1(a) Matters that may be submitted to a stockholder vote, consent or other approval or (ii) any 2.1(a) Matter to the extent permitted by Section 2.1(b), the Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, Daniel Leib and Jennifer Reiners, pursuant to a proxy to be delivered to Parent substantially in the form attached hereto as Annex A, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such officer of Parent, and any other Person designated in writing by Parent (collectively, the “Grantees”), each of them individually, with full power of substitution, to vote or execute written consents with respect to the Covered Shares as to which the Stockholder controls the right to vote in accordance with Section 2.1 and, in the discretion of the Grantees, with respect to any proposed postponements or adjournments of any annual or special meeting of the stockholders of the Company at which any of the Section 2.1(a) Matters was to be considered. This proxy is coupled with an interest and shall be irrevocable until the termination of this Agreement in accordance with its terms, in which event this proxy shall automatically be revoked without any further action by any party. The Stockholder, at Parent’s expense (if other than de minimis legal expenses) and at Parent’s reasonable request, will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy, and Stockholder hereby revokes any proxy previously granted by it with respect to the Covered Shares with respect to any of the Section 2.1(a) Matters. So long as the proxy granted under this Section 2.3 is a valid uncontested proxy that is effective to deliver the votes of the covered Shares, the Stockholder shall be deemed to be fulfilling its obligations under Section 2.1(a). Stockholder shall promptly notify Parent in writing if it believes the proxy granted under this Section 2.3 is not valid, or if Stockholder is aware that any Person has challenged or contested the validity or effectiveness of this proxy. If Parent believes that such proxy is not a valid proxy or if Parent otherwise does not wish to utilize the proxy, Parent may notify the Stockholder in writing requesting that the Stockholder vote or provide a consent required by Section 2.1 (a “Vote Request”). Notwithstanding anything to the contrary herein, unless Parent makes a Vote Request at least two Business Days in advance of any meeting of the stockholders of the Company or the date on which any action by stockholders of the Company by written consent is proposed to be taken (provided that Stockholder has complied with its obligations under the last sentence of Section 2.1(a) with respect to such consent), Stockholder shall have no obligation under Section 2.1 with respect to such meeting or consent (though Stockholder will not be entitled to vote such Covered Shares at such meeting or provide such written consent with respect to the Covered Shares in a manner inconsistent with Section 2.1). If Parent makes a Vote Request with respect to any meeting or consent, the proxy described above shall not be effective and shall have no force or authority with respect to such meeting or consent unless and until such time as the Stockholder either (x) appears at such meeting of the stockholders, or any adjournment or postponement thereof, and attempts to vote any of the Covered Shares or provide any written consent in a manner not consistent with Section 2.1 or (y) fails to appear or vote at any such meeting or any such adjournment or postponement or fails to provide a written consent otherwise required.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action . The Stockholder is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation. The Stockholder has requisite power and authority under the Delaware Limited Liability Company Act and its organizational documents to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Stockholder of this Agreement and the performance by it of its obligations hereunder have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder or any stockholder thereof are necessary to authorize the execution and delivery by it of this Agreement or the performance by it of its obligations hereunder. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms, subject to Enforceability Exceptions.

(b) Ownership. The Stockholder’s Existing Shares are, and from the date hereof through and on the Closing will be, Beneficially Owned and owned of record by the Stockholder. Any Covered Shares acquired by the Stockholder after the date hereof will be Beneficially Owned by the Stockholder. As of the date hereof, the Stockholder’s Existing Shares constitute all of the shares of Company Stock Beneficially Owned or owned of record by the Stockholder. The Stockholder has and (except as otherwise expressly provided by this Agreement) will have at all times through the Effective Time sufficient rights and powers (i) over the voting and disposition of the Covered Shares and (ii) to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Covered Shares, with no other limitations, qualifications or restrictions on such rights, subject to the terms of this Agreement.

(c) No Violation. The execution, delivery and performance of this Agreement by the Stockholder does not and will not (whether with or without notice or lapse of time, or both) (i) violate any provision of the certificate of formation or bylaws or other comparable governing documents, as applicable, of the Stockholder, (ii) result in a Violation under any Contract to which the Stockholder is a party or by which it is bound or (iii) violate any Requirements of Law applicable to the Stockholder or by which any of the Stockholder’s assets or properties is bound, except for any of the foregoing as would not, either individually or in the aggregate, impair the ability of the Stockholder to perform its obligations under this Agreement.

(d) Consents and Approvals. Other than compliance with applicable securities laws and Requirements of Laws relating to competition (including any filing under the HSR Act), the execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, impair the ability of the Stockholder to perform its obligations under this Agreement.

(e) Absence of Litigation. As of the date hereof, to the Stockholder’s knowledge, there is no Legal Proceeding pending or threatened against the Stockholder before or by any Governmental Entity that would impair the ability of the Stockholder to perform its obligations under this Agreement.

(f) Reliance by Parent and Sub. The Stockholder understands and acknowledges that Parent and Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of the Stockholder contained herein.

3.2. Representations and Warranties of the Parent. Parent hereby represents and warrants to Stockholder as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has requisite corporate power and authority to execute and deliver this Agreement and Parent and Sub have requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by Parent and no other actions or proceedings on the part of Parent or any stockholder thereof are necessary to authorize the execution and delivery by it of this Agreement or the performance by it of its obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Parent, enforceable against it in accordance with its terms, subject to Enforceability Exceptions.

(b) No Violation. The execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby by Parent and Sub does not and will not (whether with or without notice or lapse of time, or both) (i) violate any provision of the certificate of incorporation or bylaws of Parent or Sub, (ii) result in a Violation under any Contract to which Parent or Sub is a party or by which it is bound or (iii) violate any Requirements of Law applicable to Parent or Sub or by which any of Parent’s or Sub’s assets or properties is bound, except for any of the foregoing as would not, either individually or in the aggregate, impair the ability of Parent or Sub to consummate the transactions contemplated hereby.

(c) Consents and Approvals. Other than compliance with applicable securities laws and Requirements of Laws relating to competition (including any filing under the HSR Act), the execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby will not, require Parent or Sub to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, impair the ability of Parent or Sub to perform its obligations under this Agreement.

(d) Absence of Litigation. As of the date hereof, to Parent’s knowledge, there is no Legal Proceeding pending or threatened against Parent or Sub before or by any Governmental Entity that would impair the ability of Parent or Sub to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

(e) Available Funds. Assuming the accuracy of the Company’s representations and warranties in Section 4.5 of the Merger Agreement and the compliance by the Company with its covenants in Section 6.2 of the Merger Agreement, Parent has available, or as of the Effective Time will have available, sufficient funds necessary for the payment of the aggregate Merger Consideration.

(f) Reliance by Stockholder. Parent understands and acknowledges that Stockholder is entering into this Agreement in reliance upon Parent’s execution and delivery of this Agreement and the representations and warranties of Parent contained herein.

ARTICLE IV

OTHER COVENANTS

4.1. Prohibition on Transfers, Other Actions. The Stockholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest specifically therein (including by tendering into another tender or exchange offer); (ii) enter into any agreement, arrangement or understanding with any Person (other than Parent or Sub), or take any other action, that the Stockholder has actual knowledge would prevent or disable the Stockholder from performing its obligations under this Agreement; or (iii) take any action that the Stockholder has actual knowledge would result in Stockholder not having the legal power, authority and right to comply with and perform its covenants under this Agreement. Notwithstanding anything to the contrary in this Agreement, (i) the Stockholder may Transfer any or all of the Covered Shares to any Affiliates (other than a Portfolio Company); provided, that prior to and as a condition to the effectiveness of such Transfer, such Affiliate to whom any of such Covered Shares are or may be transferred shall have executed and delivered to the Parent a written agreement in form and substance reasonably satisfactory to Parent pursuant to which such Affiliate shall be bound by all of the terms and provisions of this Agreement and shall have agreed to hold such Covered Shares subject to all of the terms and provisions of this Agreement; provided, further, that, no assignment shall relieve any Stockholder from liability for any failure to perform its obligations under this Agreement, and Stockholder shall be liable for any breach of this Agreement by any assignee hereof or transferee of any Covered Shares, (ii) Stockholder shall not be prohibited from Transferring any shares of Company Stock by merger or consolidation if Stockholder is the surviving entity in such merger or consolidation, or if the surviving entity expressly assumes Stockholder’s obligations under this Agreement and (iii) Stockholder shall not be prohibited from Transferring any interests in any Portfolio Company. Any Transfer in violation of this provision shall be void. The Stockholder shall not convert any shares of Preferred Stock into Company Common Stock.

4.2. Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Company Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3. No Solicitation. The Stockholder hereby agrees that during the term of this Agreement, it shall not, it shall use reasonable best efforts to cause its controlled Affiliates (other than Portfolio Companies) to not, it shall direct its Representatives to not, and, if it becomes aware that any of its other Affiliates is taking or proposes to take any of the following actions, it shall direct such Affiliates to not: (i) solicit, initiate, or knowingly encourage or knowingly induce or knowingly facilitate the making, submission or announcement of any inquiries or the making of any proposal or offer constituting, related to or that could reasonably be expected to lead to an Acquisition Proposal, (ii) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Company Stock in connection with any vote or other action on any of the Section 2.1(a) Matters, other than to recommend that stockholders of the Company vote in favor of the adoption of the Merger Agreement, (iii) furnish any non-public information regarding the Company or the Company Subsidiaries to any Person (other than Parent and Parent’s or the Company’s Representatives acting in their capacity as such) in connection with or in response to an Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal, (iv) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal (other than to state that they currently are not permitted to have discussions), (v) approve, endorse, submit for the consideration of the stockholders of the Company or recommend any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal, (vi) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal or (vii) enter into any letter of intent or agreement in principle or any Contract providing for, relating to or in connection with any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal. Immediately following the execution hereof, the Stockholder shall, it shall use reasonable best efforts to cause its controlled Affiliates (other than Portfolio Companies) to, and it shall direct its Representatives to (A) immediately cease all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or any proposal, inquiry or offer that would reasonably likely be expected to lead to an Acquisition Proposal, and (B) request the prompt return or destruction of all confidential information previously furnished by it or on its behalf. For avoidance of doubt, the Stockholder shall have no obligation with respect to and shall have no responsibility hereunder with respect to any action taken or omission by the Company or any Subsidiary of the Company or any of their respective Representatives.

4.4. Written Consent. Stockholder shall, immediately following the execution of the Merger Agreement, execute and deliver to the Company and Parent the Preferred Stock Written Consent.

4.5. Notice of Acquisitions; Proposals Regarding Prohibited Transactions. The Stockholder hereby agrees to notify Parent in writing as promptly as practicable (and in any event within one business day following such acquisition by the Stockholder) of the number of any additional shares of Company Stock or other securities of the Company of which the Stockholder acquires Beneficial Ownership on or after the date hereof.

4.6. Release. From and after the Effective Time, the Stockholder finally and forever releases Parent and the Company, and their respective successors, assigns, officers, directors, employees and all affiliates and Subsidiaries, past and present, of Parent and the Company (the “Releases”) from each and every agreement, commitment, indebtedness, obligation and claim of every nature and kind whatsoever, known or unknown, suspected or unsuspected (each, a “Claim” and collectively, the “Claims”) that has arisen or arises directly out of the Stockholder’s interest as a stockholder of the Company or any of its Subsidiaries; except with respect to any such Claims arising against Parent under this Agreement and the transactions contemplated hereby or against Company under this Agreement.

4.7. Waiver of Appraisal Rights. The Stockholder agrees not to exercise any rights of appraisal or any dissenters’ rights that the Stockholder may have (whether under applicable Requirements of Law or otherwise) or could potentially have or acquire in connection with the Merger.

4.8. Further Assurances. From time to time, at Parent’s reasonable request and (if other than de minimis legal expenses) expense, the Stockholder shall execute and deliver such additional documents and take all such further reasonable action as may be necessary to effectuate the intent of this Agreement.

4.9. Disclosure. Neither Parent, the Company nor the Stockholder will issue any press release or make any other public statement, and shall not authorize or permit any of its Subsidiaries or Affiliates or any of its or their Representatives to issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement or any of the transactions contemplated by the Merger Agreement or this Agreement without the prior written consent of the other parties hereto (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by Requirements of Law or by any listing requirement with The NASDAQ Stock Market, including any filings required under the Securities Act or the Exchange Act. For the avoidance of doubt, Stockholder shall have no responsibility or liability under this Section 4.9 or otherwise under this Agreement for any action taken or omission by the Company or any Subsidiary of the Company or any of their respective Representatives.

ARTICLE V

MISCELLANEOUS

5.1. Termination. This Agreement shall remain in effect until the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the effectiveness of any Fundamental Amendment effected without the prior written consent of the Stockholder. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for willful breach of this Agreement. “Fundamental Amendment” means the execution by the Company, Parent and Sub of an amendment to, or waiver by the Company, Parent or Sub of any provision of, the Merger Agreement that would reasonably be expected to reduce the amount, materially delay receipt by Stockholder, or change the form of, Stockholder’s share of the Merger Consideration.

5.2. Legends; Stop Transfer Order. In furtherance of this Agreement, the Stockholder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Covered Shares held of record by the Stockholder to prohibit Transfers in violation of the terms of Section 4.1. The Company agrees that as promptly as practicable after the date of this Agreement it shall give such stop transfer instructions to the transfer agent for the Company Stock to prohibit Transfers in violation of the terms of Section 4. The Company agrees that, (i) if this Agreement is terminated in accordance with Section 5.1, then, promptly following the termination of this Agreement or (ii) immediately following the Closing (and in any event within such time as would not delay receipt by the Stockholder of the Merger Consideration), the Company will cause any stop transfer instructions imposed pursuant to this Section 5.2 to be lifted.

5.3. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares, except as otherwise provided herein. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.4. Notices.

(a) Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given (and shall be deemed to have been duly given upon receipt) if sent by overnight mail, registered mail or certified mail, postage prepaid, or by hand, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to Parent, to:

with a copy to:

Sidley Austin LLP

1 South Dearborn Street

Chicago, IL 60603

Fax: (312) 853-7036

Attention: Scott R. Williams

(ii)	if to the Company, to:

11200 Rockville Pike, Suite 310

Rockville, MD 20852

Fax :

Attention:

with a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Fax : (215) 963-5001

Attention: Justin W. Chairman

(iii)	if to the Stockholder, to:

with a copy to:

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199-3600

Fax : (617) 951-7050

Attention: Joel F. Freedman

(b) A copy of all notices and other communications from Parent or Sub to the Company (and vice versa) under the Merger Agreement shall be sent at the same time to the Stockholder at the above address, with a copy to its counsel at the above address, and the provisions of this Section 5.4 shall apply to such notices and communications; provided that no failure to provide such notice to the Stockholder shall relieve the Stockholder of its obligations under this Agreement.

5.5. Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

5.6. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument binding on the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart.

5.7. Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, among the parties or any of them with respect to the subject matter hereof, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Agreement and the documents and instruments executed and delivered in connection herewith.

5.8. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Requirements of Law of any jurisdiction other than the State of Delaware. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (and any appellate court of the State of Delaware) and the Federal courts of the United States of America located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(b) Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any Action arising out of or relating to this Agreement. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any Action, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 5.8.

5.9. Amendment; Waiver; Expenses.

(a) This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to Parent, the Company and the Stockholder.

(b) The Company agrees that it is solely responsible for, and will promptly upon request from Stockholder from time to time, reimburse the Stockholder for up to an aggregate of $25,000 of Stockholder’s documented costs and expenses (including all reasonable fees and expenses of counsel) incurred by the Stockholder directly or indirectly, in connection with this Agreement and the transactions contemplated hereby, including any litigation in connection therewith. Stockholder shall be responsible for all of its other expenses, and shall not seek reimbursement from the Company with respect thereto.

5.10. Remedies. Each of the parties hereto acknowledges and agrees that (a) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the other parties hereto and (b) the other parties hereto would be irreparably damaged if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by other parties hereto without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof, which rights shall be cumulative and in addition to any other remedy to which the parties hereto may be entitled hereunder or at law or equity.

5.11. Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the same objective.

5.12. Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.13. Stockholder Capacity. The restrictions and covenants of the Stockholder hereunder shall not be binding, and shall have no effect, in any way with respect to any director or officer of the Company or any of its Subsidiaries in such Person’s capacity as such a director or officer, nor shall any action taken by any such director or officer in his or her capacity as such be deemed a breach by the Stockholder of this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

R.R. DONNELLEY & SONS COMPANY

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Title:

EDGAR ONLINE, INC.

By:
Name:
Title:

ANNEX A

IRREVOCABLE PROXY

Dated as of [    ], 2012

The undersigned Stockholder (the “Stockholder”) of Edgar Online, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Daniel Leib and Jennifer Reiners, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the Covered Shares (as defined in the Voting Agreement referred to below), in accordance with the terms of this Proxy. The Covered Shares beneficially owned by the Stockholder as of the date of this Proxy are listed on the signature page of this Proxy, along with the number(s) of the stock certificate(s) representing such Covered Shares. Upon the Stockholder’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Covered Shares are hereby revoked and terminated, and the Stockholder agrees not to grant any subsequent proxies with respect to the Covered Shares inconsistent with its obligations under the Voting Agreement, with respect to any of the matters referred to in any of clauses (a) through (c) below until after the Expiration Time (as defined below).

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith (the “Voting Agreement”) by and among R.R. Donnelley & Sons Company, a Delaware corporation (“Parent”), the Company and the undersigned Stockholder of the Company, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (as it may hereafter be amended from time to time in accordance with the provisions thereof, the “Merger Agreement”) by and among Parent, Leo Acquisition Sub, Inc., a Delaware corporation (“Sub”), and the Company. The Merger Agreement provides that Sub will merge with and into the Company (the “Merger”) and the Stockholder will be entitled to receive the merger consideration specified therein. The term “Expiration Time”, as used in this Proxy, shall mean the earliest to occur of (i) the Closing, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the termination of the Voting Agreement in accordance with its terms.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the Stockholder, at any time prior to the Expiration Time, to act as the Stockholder’s attorney and proxy to vote all of the Covered Shares (or such lesser number of Covered Shares provided for in Section 2.1(b) of the Voting Agreement to the extent such Section is then applicable), and to exercise all voting, consent and similar rights of the undersigned with respect to all of the Covered Shares, or such lesser number of Covered Shares provided for in Section 2.1(b) of the Voting Agreement to the extent such Section is then applicable, (including, without limitation, the power to execute and deliver written consents) at every annual or special meeting of stockholders of the Company (and at every adjournment or postponement thereof), and in every written consent in lieu of such meeting: (a) in favor of the adoption of the Merger Agreement and any related proposal in furtherance thereof that would not reasonably be expected to adversely affect the Stockholder or the Company (it being understood and agreed that neither the consummation of the Merger nor the failure to enter into any agreement with respect to, or to consummate any transaction contemplated by, any Acquisition Proposal (as defined in the Merger Agreement) shall be deemed to adversely affect Stockholder or the Company), as reasonably requested by Parent, submitted for the vote or written consent of stockholders;

(b) against any action or agreement submitted for the vote or written consent of stockholders of the Company that the Stockholder has actual knowledge is in opposition to, or competitive or inconsistent with, the Merger; and

(c) against any Acquisition Proposal; and to the extent reasonably requested by Parent with respect to any Adverse Proposal (as defined below), against any other action, agreement or transaction submitted for the vote or written consent of stockholders of the Company that would impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the Merger (each, an “Adverse Proposal”)

Any term or provision of this Proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Stockholder agrees that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Stockholder agrees to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

The restrictions and covenants of the Stockholder hereunder shall not be binding, and shall have no effect, in any way with respect to any director or officer of the Company or any of its Subsidiaries in such Person’s capacity as such a director or officer, nor shall any action taken by any such director or officer in his or her capacity as such be deemed a breach by the Stockholder of this Proxy.

Any obligation of the Stockholder hereunder shall be binding upon the successors and assigns of the Stockholder.

5.14. This Proxy shall terminate, and be of no further force and effect, automatically upon the earliest to occur of (i) the Expiration Time and (iii) with respect to any particular vote or consent, upon the delivery by Parent to Stockholder of a Vote Request with respect thereto.

[signature page follows]

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the Stockholder has caused this Irrevocable Proxy to be duly executed as of the day and year first above written.

[STOCKHOLDER]

By:
Name:
Title:

NUMBER OF OUTSTANDING SHARES OF COMPANY STOCK BENEFICIALLY OWNED (AS DEFINED IN THE VOTING AGREEMENT) BY THE STOCKHOLDER AS OF THE DATE HEREOF:

NUMBER OF OUTSTANDING SHARES OF COMPANY STOCK OWNED OF RECORD BY THE STOCKHOLDER AS OF THE DATE HEREOF

Stockholder Address:	with a copy to:

Appendix E

VOTING AGREEMENT

VOTING AGREEMENT, dated as of May [    ], 2012 (this “Agreement”), by and among R.R. Donnelley & Sons Company, a Delaware corporation (“Parent”), [Stockholder] (the “Stockholder”), and Edgar Online, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Parent, Leo Acquisition Sub, Inc., a newly-formed Delaware corporation that is wholly-owned by Parent (“Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) pursuant to which Sub will be merged with and into the Company (the “Merger”) and each outstanding share of Company Common Stock, Series B Preferred Stock and Series C Preferred Stock will be converted into the right to receive the applicable merger consideration specified therein (the Company Common Stock, the Series B Preferred Stock and Series C Preferred Stock are collectively referred to as the “Company Stock”)

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner, in the aggregate, of [    ] outstanding shares of the [    ]; and

WHEREAS, as a material inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing); provided further that Stockholder shall not be deemed to be the Beneficial Owner of any shares of Company Stock that are Beneficially Owned by any Portfolio Company, unless and until Stockholder Transfers any shares that previously to such Transfer were Covered Shares to such Portfolio Company, or directs such Portfolio Company to acquire, vote or take any action by written consent with respect to shares that previously were Covered Shares. The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

“Covered Shares” means, with respect to the Stockholder, the Stockholder’s Existing Shares, together with any shares of Company Stock or other voting capital stock of the Company that the Stockholder acquires Beneficial Ownership of on or after the date hereof.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), excluding restrictions under securities laws.

“Existing Shares” means, with respect to the Stockholder, the number of shares of Company Stock Beneficially Owned and/or of record by the Stockholder, as set forth in the recitals.

“Portfolio Company” means, with respect to Stockholder, any Person that is an operating company or a direct or indirect holding company parent of such an operating company in which Stockholder or any of its Affiliates has made an investment and any direct or indirect Subsidiary of any such operating company.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (including by merger (including by conversion into securities or other consideration) or by tendering into any tender or exchange offer), or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (including by merger or by tendering into any tender or exchange offer).

ARTICLE II

VOTING

2.1. Agreement to Vote.

(a) Subject to the terms of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Company Stockholders Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, the Stockholder shall, in each case, to the fullest extent that such matters are submitted for the vote or written consent of the Stockholder and that the Covered Shares are entitled to vote thereon or consent thereto:

(i) appear at each such meeting or otherwise cause the Covered Shares as to which the Stockholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares as to which the Stockholder controls the right to vote (A) in favor of the adoption of the Merger Agreement and any related proposal in furtherance thereof that would not reasonably be expected to adversely affect Stockholder or the Company (it being understood and agreed that neither the consummation of the Merger nor the failure to enter into any agreement with respect to, or to consummate any transaction contemplated by, any Acquisition Proposal shall be deemed to adversely affect Stockholder or the Company), as reasonably requested by Parent, submitted for the vote or written consent of stockholders; (B) against any action or agreement submitted for the vote or written consent of stockholders of the Company that the Stockholder has actual knowledge is in opposition to, or competitive or inconsistent with, the Merger; (C) against any Acquisition Proposal; and (D) to the extent reasonably requested by Parent with respect to any Adverse Proposal (as defined below), against any other action, agreement or transaction submitted for the vote or written consent of stockholders of the Company that would impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the Merger (each, an “Adverse Proposal”).

Any such vote shall be cast (or consent shall be given) by the Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present. This Section 2.1(a) shall not require the Stockholder to exercise any warrants or options (if any) to acquire capital stock of the Company. Stockholder shall provide Parent with at least five business days’ prior written notice prior to signing any action proposed to be taken by written consent with respect to any Covered Shares; provided that Stockholder shall have no liability for any failure to provide such notice if Parent would not have had the right to request a vote in favor of such action pursuant to Section 2.1(a)(ii)(A) above or against such proposal pursuant to Section 2.1(a)(ii)(D) above.

(b) Subject to the remainder of this Section 2.1(b), the obligations of the Stockholder under this Agreement, including, without limitation, this Article II shall apply whether or not an Adverse Recommendation Change has been effected. If the Company Board has effected (and not withdrawn) an Adverse Recommendation Change in accordance with the Merger Agreement, then the obligation of the Stockholder to vote the Covered Shares as to which the Stockholder controls the right to vote in the manner set forth in Section 2.1(a) shall be modified such that (x) the Stockholder, together with the other stockholders of the Company entering into substantially similar voting agreements with Parent on the date hereof (the “Other Voting Agreements”), shall collectively vote an aggregate number of Covered Shares (for this purpose meaning Covered Shares as defined herein together with Covered Shares as defined in the Other Voting Agreements) equal to thirty percent (30%) of the total voting power of the outstanding capital stock of the Company as of the date on which such vote is taken with respect to any of the matters described in Section 2.1(a) (the “Section 2.1(a) Matters”) , and the number of Covered Shares subject to this Agreement and all Other Voting and Support Agreements shall be reduced on a pro rata basis in accordance with the number of votes the Stockholder and each other such stockholder is entitled to cast, provided, however, in no event will this Section (b)(x) increase the obligation of the Stockholder, and (y) the Stockholder, in his, her, or its sole discretion, shall be entitled to vote all of the Stockholder’s remaining Covered Shares in any manner the Stockholder chooses. In such event, the Stockholder shall have the right to substitute the proxy delivered pursuant to Section 2.3 with a new proxy that is the same in all respects except that the number of Covered Shares subject to such proxy has been reduced as contemplated by this Section 2.1(b).

(c) The Stockholder shall not challenge the validity of the Preferred Stock Written Consent or take any action that Stockholder knows would cause the Preferred Stock Written Consent to become invalid.

2.2. No Inconsistent Agreements. The Stockholder hereby covenants and agrees that it (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares with respect to any Section 2.1(a) Matters, (b) has not granted, and shall not grant at any time while this Agreement remains in effect (except pursuant to Section 2.3), a proxy, consent or power of attorney with respect to the Covered Shares with respect to any of the Section 2.1(a) Matters and (c) has not taken and shall not take any action that Stockholder knew or knows would have the effect of preventing or disabling the Stockholder from performing any of its obligations under this Agreement.

2.3. Proxy. Without in any way limiting the Stockholder’s right to vote the Covered Shares in its sole discretion on (i) any matters other than the Section 2.1(a) Matters that may be submitted to a stockholder vote, consent or other approval or (ii) any 2.1(a) Matter to the extent permitted by Section 2.1(b), the Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, Daniel Leib and Jennifer Reiners, pursuant to a proxy to be delivered to Parent substantially in the form attached hereto as Annex A, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such officer of Parent, and any other Person designated in writing by Parent (collectively, the “Grantees”), each of them individually, with full power of substitution, to vote or execute written consents with respect to the Covered Shares as to which the Stockholder controls the right to vote in accordance with Section 2.1 and, in the discretion of the Grantees, with respect to any proposed postponements or adjournments of any annual or special meeting of the stockholders of the Company at which any of the Section 2.1(a) Matters was to be considered. This proxy is coupled with an interest and shall be irrevocable until the termination of this Agreement in accordance with its terms, in which event this proxy shall automatically be revoked without any further action by any party. The Stockholder, at Parent’s expense (if other than de minimis legal expenses) and at Parent’s reasonable request, will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy, and Stockholder hereby revokes any proxy previously granted by it with respect to the Covered Shares with respect to any of the Section 2.1(a) Matters. So long as the proxy granted under this Section 2.3 is a valid uncontested proxy that is effective to deliver the votes of the covered Shares, the Stockholder shall be deemed to be fulfilling its obligations under Section 2.1(a). Stockholder shall promptly notify Parent in writing if it believes the proxy granted under this Section 2.3 is not valid, or if Stockholder is aware that any Person has challenged or contested the validity or effectiveness of this proxy. If Parent believes that such proxy is not a valid proxy or if Parent otherwise does not wish to utilize the proxy, Parent may notify the Stockholder in writing requesting that the Stockholder vote or provide a consent required by Section 2.1 (a “Vote Request”). Notwithstanding anything to the contrary herein, unless Parent makes a Vote Request at least two Business Days in advance of any meeting of the stockholders of the Company or the date on which any action by stockholders of the Company by written consent is proposed to be taken (provided that Stockholder has complied with its obligations under the last sentence of Section 2.1(a) with respect to such consent), Stockholder shall have no obligation under Section 2.1 with respect to such meeting or consent (though Stockholder will not be entitled to vote such Covered Shares at such meeting or provide such written consent with respect to the Covered Shares in a manner inconsistent with Section 2.1). If Parent makes a Vote Request with respect to any meeting or consent, the proxy described above shall not be effective and shall have no force or authority with respect to such meeting or consent unless and until such time as the Stockholder either (x) appears at such meeting of the stockholders, or any adjournment or postponement thereof, and attempts to vote any of the Covered Shares or provide any written consent in a manner not consistent with Section 2.1 or (y) fails to appear or vote at any such meeting or any such adjournment or postponement or fails to provide a written consent otherwise required.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action . The Stockholder is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation. The Stockholder has requisite power and authority under the Delaware Limited Liability Company Act and its organizational documents to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Stockholder of this Agreement and the performance by it of its obligations hereunder have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder or any stockholder thereof are necessary to authorize the execution and delivery by it of this Agreement or the performance by it of its obligations hereunder. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms, subject to Enforceability Exceptions.

(b) Ownership. The Stockholder’s Existing Shares are, and from the date hereof through and on the Closing will be, Beneficially Owned and owned of record by the Stockholder. Any Covered Shares acquired by the Stockholder after the date hereof will be Beneficially Owned by the Stockholder. As of the date hereof, the Stockholder’s Existing Shares constitute all of the shares of Company Stock Beneficially Owned or owned of record by the Stockholder. The Stockholder has and (except as otherwise expressly provided by this Agreement) will have at all times through the Effective Time sufficient rights and powers (i) over the voting and disposition of the Covered Shares and (ii) to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Covered Shares, with no other limitations, qualifications or restrictions on such rights, subject to the terms of this Agreement.

(c) No Violation. The execution, delivery and performance of this Agreement by the Stockholder does not and will not (whether with or without notice or lapse of time, or both) (i) violate any provision of the certificate of formation or bylaws or other comparable governing documents, as applicable, of the Stockholder, (ii) result in a Violation under any Contract to which the Stockholder is a party or by which it is bound or (iii) violate any Requirements of Law applicable to the Stockholder or by which any of the Stockholder’s assets or properties is bound, except for any of the foregoing as would not, either individually or in the aggregate, impair the ability of the Stockholder to perform its obligations under this Agreement.

(d) Consents and Approvals. Other than compliance with applicable securities laws and Requirements of Laws relating to competition (including any filing under the HSR Act), the execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, impair the ability of the Stockholder to perform its obligations under this Agreement.

(e) Absence of Litigation. As of the date hereof, to the Stockholder’s knowledge, there is no Legal Proceeding pending or threatened against the Stockholder before or by any Governmental Entity that would impair the ability of the Stockholder to perform its obligations under this Agreement.

(f) Reliance by Parent and Sub. The Stockholder understands and acknowledges that Parent and Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of the Stockholder contained herein.

3.2. Representations and Warranties of the Parent. Parent hereby represents and warrants to Stockholder as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has requisite corporate power and authority to execute and deliver this Agreement and Parent and Sub have requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by Parent and no other actions or proceedings on the part of Parent or any stockholder thereof are necessary to authorize the execution and delivery by it of this Agreement or the performance by it of its obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Parent, enforceable against it in accordance with its terms, subject to Enforceability Exceptions.

(b) No Violation. The execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby by Parent and Sub does not and will not (whether with or without notice or lapse of time, or both) (i) violate any provision of the certificate of incorporation or bylaws of Parent or Sub, (ii) result in a Violation under any Contract to which Parent or Sub is a party or by which it is bound or (iii) violate any Requirements of Law applicable to Parent or Sub or by which any of Parent’s or Sub’s assets or properties is bound, except for any of the foregoing as would not, either individually or in the aggregate, impair the ability of Parent or Sub to consummate the transactions contemplated hereby.

(c) Consents and Approvals. Other than compliance with applicable securities laws and Requirements of Laws relating to competition (including any filing under the HSR Act), the execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby will not, require Parent or Sub to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, impair the ability of Parent or Sub to perform its obligations under this Agreement.

(d) Absence of Litigation. As of the date hereof, to Parent’s knowledge, there is no Legal Proceeding pending or threatened against Parent or Sub before or by any Governmental Entity that would impair the ability of Parent or Sub to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

(e) Available Funds. Assuming the accuracy of the Company’s representations and warranties in Section 4.5 of the Merger Agreement and the compliance by the Company with its covenants in Section 6.2 of the Merger Agreement, Parent has available, or as of the Effective Time will have available, sufficient funds necessary for the payment of the aggregate Merger Consideration.

(f) Reliance by Stockholder. Parent understands and acknowledges that Stockholder is entering into this Agreement in reliance upon Parent’s execution and delivery of this Agreement and the representations and warranties of Parent contained herein.

ARTICLE IV

OTHER COVENANTS

4.1. Prohibition on Transfers, Other Actions. The Stockholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest specifically therein (including by tendering into another tender or exchange offer); (ii) enter into any agreement, arrangement or understanding with any Person (other than Parent or Sub), or take any other action, that the Stockholder has actual knowledge would prevent or disable the Stockholder from performing its obligations under this Agreement; or (iii) take any action that the Stockholder has actual knowledge would result in Stockholder not having the legal power, authority and right to comply with and perform its covenants under this Agreement. Notwithstanding anything to the contrary in this Agreement, (i) the Stockholder may Transfer any or all of the Covered Shares to any Affiliates (other than a Portfolio Company); provided, that prior to and as a condition to the effectiveness of such Transfer, such Affiliate to whom any of such Covered Shares are or may be transferred shall have executed and delivered to the Parent a written agreement in form and substance reasonably satisfactory to Parent pursuant to which such Affiliate shall be bound by all of the terms and provisions of this Agreement and shall have agreed to hold such Covered Shares subject to all of the terms and provisions of this Agreement; provided, further, that, no assignment shall relieve any Stockholder from liability for any failure to perform its obligations under this Agreement, and Stockholder shall be liable for any breach of this Agreement by any assignee hereof or transferee of any Covered Shares, (ii) Stockholder shall not be prohibited from Transferring any shares of Company Stock by merger or consolidation if Stockholder is the surviving entity in such merger or consolidation, or if the surviving entity expressly assumes Stockholder’s obligations under this Agreement and (iii) Stockholder shall not be prohibited from Transferring any interests in any Portfolio Company. Any Transfer in violation of this provision shall be void. The Stockholder shall not convert any shares of Preferred Stock into Company Common Stock.

4.2. Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Company Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3. No Solicitation. The Stockholder hereby agrees that during the term of this Agreement, it shall not, it shall use reasonable best efforts to cause its controlled Affiliates (other than Portfolio Companies) to not, it shall direct its Representatives to not, and, if it becomes aware that any of its other Affiliates is taking or proposes to take any of the following actions, it shall direct such Affiliates to not: (i) solicit, initiate, or knowingly encourage or knowingly induce or knowingly facilitate the making, submission or announcement of any inquiries or the making of any proposal or offer constituting, related to or that could reasonably be expected to lead to an Acquisition Proposal, (ii) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Company Stock in connection with any vote or other action on any of the Section 2.1(a) Matters, other than to recommend that stockholders of the Company vote in favor of the adoption of the Merger Agreement, (iii) furnish any non-public information regarding the Company or the Company Subsidiaries to any Person (other than Parent and Parent’s or the Company’s Representatives acting in their capacity as such) in connection with or in response to an Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal, (iv) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal (other than to state that they currently are not permitted to have discussions), (v) approve, endorse, submit for the consideration of the stockholders of the Company or recommend any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal, (vi) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal or (vii) enter into any letter of intent or agreement in principle or any Contract providing for, relating to or in connection with any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal. Immediately following the execution hereof, the Stockholder shall, it shall use reasonable best efforts to cause its controlled Affiliates (other than Portfolio Companies) to, and it shall direct its Representatives to (A) immediately cease all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or any proposal, inquiry or offer that would reasonably likely be expected to lead to an Acquisition Proposal, and (B) request the prompt return or destruction of all confidential information previously furnished by it or on its behalf. For avoidance of doubt, the Stockholder shall have no obligation with respect to and shall have no responsibility hereunder with respect to any action taken or omission by the Company or any Subsidiary of the Company or any of their respective Representatives.

4.4. Written Consent. Stockholder shall, immediately following the execution of the Merger Agreement, execute and deliver to the Company and Parent the Preferred Stock Written Consent.

4.5. Notice of Acquisitions; Proposals Regarding Prohibited Transactions. The Stockholder hereby agrees to notify Parent in writing as promptly as practicable (and in any event within one business day following such acquisition by the Stockholder) of the number of any additional shares of Company Stock or other securities of the Company of which the Stockholder acquires Beneficial Ownership on or after the date hereof.

4.6. Release. From and after the Effective Time, the Stockholder finally and forever releases Parent and the Company, and their respective successors, assigns, officers, directors, employees and all affiliates and Subsidiaries, past and present, of Parent and the Company (the “Releases”) from each and every agreement, commitment, indebtedness, obligation and claim of every nature and kind whatsoever, known or unknown, suspected or unsuspected (each, a “Claim” and collectively, the “Claims”) that has arisen or arises directly out of the Stockholder’s interest as a stockholder of the Company or any of its Subsidiaries; except with respect to any such Claims arising against Parent under this Agreement and the transactions contemplated hereby or against Company under this Agreement.

4.7. Waiver of Appraisal Rights. The Stockholder agrees not to exercise any rights of appraisal or any dissenters’ rights that the Stockholder may have (whether under applicable Requirements of Law or otherwise) or could potentially have or acquire in connection with the Merger.

4.8. Further Assurances. From time to time, at Parent’s reasonable request and (if other than de minimis legal expenses) expense, the Stockholder shall execute and deliver such additional documents and take all such further reasonable action as may be necessary to effectuate the intent of this Agreement.

4.9. Disclosure. Neither Parent, the Company nor the Stockholder will issue any press release or make any other public statement, and shall not authorize or permit any of its Subsidiaries or Affiliates or any of its or their Representatives to issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement or any of the transactions contemplated by the Merger Agreement or this Agreement without the prior written consent of the other parties hereto (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by Requirements of Law or by any listing requirement with The NASDAQ Stock Market, including any filings required under the Securities Act or the Exchange Act. For the avoidance of doubt, Stockholder shall have no responsibility or liability under this Section 4.9 or otherwise under this Agreement for any action taken or omission by the Company or any Subsidiary of the Company or any of their respective Representatives.

ARTICLE V

MISCELLANEOUS

5.1. Termination. This Agreement shall remain in effect until the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the effectiveness of any Fundamental Amendment effected without the prior written consent of the Stockholder. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for willful breach of this Agreement. “Fundamental Amendment” means the execution by the Company, Parent and Sub of an amendment to, or waiver by the Company, Parent or Sub of any provision of, the Merger Agreement that would reasonably be expected to reduce the amount, materially delay receipt by Stockholder, or change the form of, Stockholder’s share of the Merger Consideration.

5.2. Legends; Stop Transfer Order. In furtherance of this Agreement, the Stockholder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Covered Shares held of record by the Stockholder to prohibit Transfers in violation of the terms of Section 4.1. The Company agrees that as promptly as practicable after the date of this Agreement it shall give such stop transfer instructions to the transfer agent for the Company Stock to prohibit Transfers in violation of the terms of Section 4. The Company agrees that, (i) if this Agreement is terminated in accordance with Section 5.1, then, promptly following the termination of this Agreement or (ii) immediately following the Closing (and in any event within such time as would not delay receipt by the Stockholder of the Merger Consideration), the Company will cause any stop transfer instructions imposed pursuant to this Section 5.2 to be lifted.

5.3. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares, except as otherwise provided herein. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.4. Notices.

(a) Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given (and shall be deemed to have been duly given upon receipt) if sent by overnight mail, registered mail or certified mail, postage prepaid, or by hand, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to Parent, to:

with a copy to:

Sidley Austin LLP

1 South Dearborn Street

Chicago, IL 60603

Fax: (312) 853-7036

Attention: Scott R. Williams

(ii)	if to the Company, to:

11200 Rockville Pike, Suite 310

Rockville, MD 20852

Fax :

Attention:

with a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Fax : (215) 963-5001

Attention: Justin W. Chairman

(iii)	if to the Stockholder, to the address set forth on the signature page hereto.

(b) A copy of all notices and other communications from Parent or Sub to the Company (and vice versa) under the Merger Agreement shall be sent at the same time to the Stockholder at the above address, with a copy to its counsel at the above address, and the provisions of this Section 5.4 shall apply to such notices and communications; provided that no failure to provide such notice to the Stockholder shall relieve the Stockholder of its obligations under this Agreement.

5.5. Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

5.6. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument binding on the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart.

5.7. Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, among the parties or any of them with respect to the subject matter hereof, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Agreement and the documents and instruments executed and delivered in connection herewith.

5.8. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Requirements of Law of any jurisdiction other than the State of Delaware. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (and any appellate court of the State of Delaware) and the Federal courts of the United States of America located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(b) Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any Action arising out of or relating to this Agreement. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any Action, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 5.8.

5.9. Amendment; Waiver; Expenses.

(a) This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to Parent, the Company and the Stockholder.

(b) Stockholder shall be responsible for all of its expenses, and shall not seek reimbursement from the Company with respect thereto.

5.10. Remedies. Each of the parties hereto acknowledges and agrees that (a) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the other parties hereto and (b) the other parties hereto would be irreparably damaged if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by other parties hereto without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof, which rights shall be cumulative and in addition to any other remedy to which the parties hereto may be entitled hereunder or at law or equity.

5.11. Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the same objective.

5.12. Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.13. Stockholder Capacity. The restrictions and covenants of the Stockholder hereunder shall not be binding, and shall have no effect, in any way with respect to any director or officer of the Company or any of its Subsidiaries in such Person’s capacity as such a director or officer, nor shall any action taken by any such director or officer in his or her capacity as such be deemed a breach by the Stockholder of this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

R.R. DONNELLEY & SONS COMPANY

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Title:

EDGAR ONLINE, INC.

By:
Name:
Title:

ANNEX A

IRREVOCABLE PROXY

Dated as of [            ], 2012

The undersigned Stockholder (the “Stockholder”) of Edgar Online, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Daniel Leib and Jennifer Reiners, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the Covered Shares (as defined in the Voting Agreement referred to below), in accordance with the terms of this Proxy. The Covered Shares beneficially owned by the Stockholder as of the date of this Proxy are listed on the signature page of this Proxy, along with the number(s) of the stock certificate(s) representing such Covered Shares. Upon the Stockholder’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Covered Shares are hereby revoked and terminated, and the Stockholder agrees not to grant any subsequent proxies with respect to the Covered Shares inconsistent with its obligations under the Voting Agreement, with respect to any of the matters referred to in any of clauses (a) through (c) below until after the Expiration Time (as defined below).

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith (the “Voting Agreement”) by and among R.R. Donnelley & Sons Company, a Delaware corporation (“Parent”), the Company and the undersigned Stockholder of the Company, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (as it may hereafter be amended from time to time in accordance with the provisions thereof, the “Merger Agreement”) by and among Parent, Leo Acquisition Sub, Inc., a Delaware corporation (“Sub”), and the Company. The Merger Agreement provides that Sub will merge with and into the Company (the “Merger”) and the Stockholder will be entitled to receive the merger consideration specified therein. The term “Expiration Time”, as used in this Proxy, shall mean the earliest to occur of (i) the Closing, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the termination of the Voting Agreement in accordance with its terms.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the Stockholder, at any time prior to the Expiration Time, to act as the Stockholder’s attorney and proxy to vote all of the Covered Shares (or such lesser number of Covered Shares provided for in Section 2.1(b) of the Voting Agreement to the extent such Section is then applicable), and to exercise all voting, consent and similar rights of the undersigned with respect to all of the Covered Shares, or such lesser number of Covered Shares provided for in Section 2.1(b) of the Voting Agreement to the extent such Section is then applicable, (including, without limitation, the power to execute and deliver written consents) at every annual or special meeting of stockholders of the Company (and at every adjournment or postponement thereof), and in every written consent in lieu of such meeting:

(a) in favor of the adoption of the Merger Agreement and any related proposal in furtherance thereof that would not reasonably be expected to adversely affect the Stockholder or the Company (it being understood and agreed that neither the consummation of the Merger nor the failure to enter into any agreement with respect to, or to consummate any transaction contemplated by, any Acquisition Proposal (as defined in the Merger Agreement) shall be deemed to adversely affect Stockholder or the Company), as reasonably requested by Parent, submitted for the vote or written consent of stockholders;

(b) against any action or agreement submitted for the vote or written consent of stockholders of the Company that the Stockholder has actual knowledge is in opposition to, or competitive or inconsistent with, the Merger; and

(c) against any Acquisition Proposal; and to the extent reasonably requested by Parent with respect to any Adverse Proposal (as defined below), against any other action, agreement or transaction submitted for the vote or written consent of stockholders of the Company that would impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the Merger (each, an “Adverse Proposal”)

Any term or provision of this Proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Stockholder agrees that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Stockholder agrees to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

The restrictions and covenants of the Stockholder hereunder shall not be binding, and shall have no effect, in any way with respect to any director or officer of the Company or any of its Subsidiaries in such Person’s capacity as such a director or officer, nor shall any action taken by any such director or officer in his or her capacity as such be deemed a breach by the Stockholder of this Proxy.

Any obligation of the Stockholder hereunder shall be binding upon the successors and assigns of the Stockholder.

5.14. This Proxy shall terminate, and be of no further force and effect, automatically upon the earliest to occur of (i) the Expiration Time and (iii) with respect to any particular vote or consent, upon the delivery by Parent to Stockholder of a Vote Request with respect thereto.

[signature page follows]

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the Stockholder has caused this Irrevocable Proxy to be duly executed as of the day and year first above written.

[STOCKHOLDER]

By:
Name:
Title:

NUMBER OF OUTSTANDING SHARES OF COMPANY STOCK BENEFICIALLY OWNED (AS DEFINED IN THE VOTING AGREEMENT) BY THE STOCKHOLDER AS OF THE DATE HEREOF:

NUMBER OF OUTSTANDING SHARES OF COMPANY STOCK OWNED OF RECORD BY THE STOCKHOLDER AS OF THE DATE HEREOF

Stockholder Address:	with a copy to:

PRELIMINARY COPY—SUBJECT TO COMPLETION

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

EDGAR ONLINE, INC.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

“FOR” THE FOLLOWING PROPOSALS.

Vote On Proposals		For	Against	Abstain

PROPOSAL 1	PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 21, 2012, AMONG EDGAR ONLINE, INC., R.R. DONNELLEY & SONS COMPANY, AND LEO ACQUISITION SUB, INC.	☐	☐	☐

PROPOSAL 2	PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE AGREEMENT AND PLAN OF MERGER.	☐	☐	☐

PROPOSAL 3	TO CONSIDER AND VOTE UPON A NON-BINDING PROPOSAL REGARDING CERTAIN MERGER-RELATED EXECUTIVE COMPENSATION PAYMENTS TO OUR NAMED EXECUTIVE OFFICERS.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting and at any postponement or adjournment thereof, including without limitation any proposal to adjourn the Special Meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS. IF ANY OTHER MATTER COMES BEFORE THE SPECIAL MEETING, THE PROXIES WILL VOTE THIS PROXY IN THEIR DISCRETION ON SUCH MATTER.

Please sign exactly as your name appears herein. If shares are held by joint owners, both must sign. When signing as an attorney, executor, administrator, trustee, or guardian, give your full title as such. If shares are held by a corporation, the corporation’s president or other authorized officer must sign using the corporation’s full name. If shares are held by a partnership, an authorized person must sign using the partnership’s full name.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

EDGAR ONLINE, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2012

The undersigned hereby appoints [    —    ] and [    —    ] as Proxies, each with the power to appoint such stockholder’s substitute, and hereby authorizes them, or either one of them, to represent and to vote, as designated on the reverse side, all of the shares of common stock, Series B preferred stock and Series C preferred stock of EDGAR Online, Inc., held of record by the undersigned on [    —    ], 2012, at the special meeting of stockholders to be held on [    —    ], 2012 at [    —    ], on [    —    ], [    —    ], 2012, at [    —    ], local time, and any and all adjournments or postponements thereof.

The shares represented by this Proxy will be voted as specified, or if no choice is specified, this proxy will be voted “FOR” each of the proposals, and as said Proxies deem advisable on such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

Electronic Voting Instructions

You may submit a proxy by Internet or telephone.

Proxies submitted by Internet or telephone must be received by [    —    ], on [    —    ], 2012.

Submit a proxy by Internet:	Submit a proxy by telephone:

[ — ]	Call toll-free [ — ]

(Continued and to be signed on the reverse side)